     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1998
                                                   REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                           QUEEN SAND RESOURCES, INC.
                           QUEEN SAND RESOURCES, INC.
                             NORTHLAND OPERATING CO.
                             CORRIDA RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                           1311                     75-2615565
             NEVADA                            1311                     75-2564071
             NEVADA                            1311                     75-2593510
             NEVADA                            1311                     75-2691594
(State or other jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Numbers)    Identification Nos.)

                          ----------------------------

                            3500 OAK LAWN, SUITE 380
                            DALLAS, TEXAS 75219-4398
                                 (214) 521-9959
                              (214) 521-9960 (FAX)
       (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                          ----------------------------

                                ROBERT P. LINDSAY
              CHIEF OPERATING OFFICER AND EXECUTIVE VICE PRESIDENT
                           QUEEN SAND RESOURCES, INC.
                            3500 OAK LAWN, SUITE 380
                            DALLAS, TEXAS 75219-4398
                                 (214) 521-9959
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                                   Copies to:
                                WILLIAM L. BOEING
                            HAYNES AND BOONE, L.L.P.
                                 901 MAIN STREET
                                   SUITE 3100
                               DALLAS, TEXAS 75202
                                 (214) 651-5000
                              (214) 651-5940 (FAX)

                          ----------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

       If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                               PROPOSED             PROPOSED
                                                         AMOUNT TO BE    OFFERING PRICE        AGGREGATE             AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED        REGISTERED      PER NOTE (1)     OFFERING PRICE (1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
12 1/2% Senior Notes due 2008.........................   $125,000,000         100%            $125,000,000            $36,875
=================================================================================================================================
Guarantees of 12 1/2% Senior Notes due 2008...........   $125,000,000          (2)                      (2)                (2)
=================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2)    No further fee is required pursuant to Rule 457(n).

       THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1998

PROSPECTUS            , 1998

                                OFFER TO EXCHANGE
                          12 1/2% SENIOR NOTES DUE 2008
                FOR ALL OUTSTANDING 12 1/2% SENIOR NOTES DUE 2008
                                       OF
                           QUEEN SAND RESOURCES, INC.

                              --------------------

                THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON         , 1998 UNLESS EXTENDED.

        Queen Sand Resources, Inc., a Delaware corporation ("Queen Sand Resources" and, together with its subsidiaries, the "Company") is offering upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer") to exchange $1,000 principal amount of its new 12 1/2% Senior Notes due 2008 (the "New Notes") for each $1,000 principal amount of its outstanding 12 1/2% Senior Notes due 2008 (the "Old Notes") in the aggregate principal amount of $125 million. The form and terms of the New Notes are identical to the form and terms of the Old Notes, except that the Old Notes were offered and sold in reliance upon certain exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), while the offering and sale of the New Notes in exchange for the Old Notes has been registered under the Securities Act, with the result that the New Notes will not bear any legends restricting their transfer. The New Notes will evidence the same indebtedness as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the indenture among the Company, certain direct and indirect wholly owned subsidiaries of the Company and the Trustee (defined herein) thereunder, dated as of July 1, 1998 (the "Indenture"), governing the Old Notes. The Exchange Offer is being made in order to satisfy certain contractual obligations of the Company. See "The Exchange Offer" and "Description of Notes." The New Notes and the Old Notes are sometimes collectively referred to herein as the "Notes."

        The New Notes will bear interest from the date of issuance of the Old Notes at a rate per annum of 12 1/2%. Interest on the New Notes will be payable in cash, semiannually on each January 1 and July 1, commencing January 1, 1999. No interest will be paid on Old Notes which are exchanged for New Notes, and holders of Old Notes which are exchanged for New Notes will be deemed to have waived the right to receive interest accrued thereon to the date of exchange.

        The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (defined herein), if any, to the date of redemption. Furthermore, prior to July 1, 2001, up to 20% of the aggregate principal amount of the Notes originally issued may be redeemed from time to time at the option of the Company, in whole or in part, at 112.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption with the net cash proceeds of one or more Equity Offerings (defined herein); provided that at least 80% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after each such redemption. Upon the occurrence of a Change of Control (defined herein), the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "Description of Notes."

        The New Notes will be senior unsecured obligations of the Company. The New Notes will rank pari passu with any existing and future unsubordinated indebtedness of the Company, but will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of the Company to the extent of the value of the collateral securing such indebtedness. The New Notes will rank senior to all unsecured subordinated indebtedness of the Company. The New Notes will be jointly, severally and unconditionally guaranteed (the "Subsidiary Guarantees") by each of the existing and future Restricted Subsidiaries (defined herein) of the Company (the "Subsidiary Guarantors"). The Subsidiary Guarantees will be senior unsecured obligations of the Subsidiary Guarantors and will rank pari passu with any existing and future unsubordinated indebtedness of the Subsidiary Guarantors, but will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of the Subsidiary Guarantors to the extent of the value of the collateral securing such indebtedness. As of June 30, 1998, on a pro forma basis after giving effect to the Offerings (defined herein) and the application of the net proceeds therefrom, there would have been
approximately $        million of unsubordinated indebtedness for money borrowed
by the Company and the Subsidiary Guarantors, all of which was secured
indebtedness, and approximately $       million of general unsecured trade
indebtedness and other liabilities of the Company and the Subsidiary Guarantors
excluding approximately $        million of available borrowings and letters of
credit under the Company's credit facilities). The Indenture governing the Notes will limit the ability of the Company and the Subsidiary Guarantors to incur additional Indebtedness. See "Use of Proceeds," "Capitalization," "Description of Other Indebtedness" and "Description of Notes."

        The Company and the Subsidiary Guarantors have agreed to file by September 5, 1998, and cause to become effective by November 4, 1998, the Registration Statement of which this Prospectus is a part relating to an exchange offer for the Notes, or, in lieu thereof, to file and cause to become effective a resale shelf registration statement for the Notes. If such exchange offer or shelf registration statement is not filed or is not declared effective, or if such exchange offer is not consummated, within the time periods set forth herein, Liquidated Damages will accrue and be payable on the Notes until such registration or consummation. See "Exchange Offer; Registration Rights."

        The Company will accept for exchange any and all validly tendered Old
Notes on or before 5:00 p.m., New York City time, on                   , 1998,
unless extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date, but after that time are irrevocable. Harris Trust and Savings Bank will act as Exchange Agent in connection with the Exchange Offer. The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered for exchange, but is otherwise subject to certain customary conditions.

        SEE "RISK FACTORS," BEGINNING ON PAGE 18, FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

                              ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------

      The Old Notes were sold by the Company on July 8, 1998, to Nesbitt Burns Securities Inc., CIBC Oppenheimer Corp. and Societe Generale Securities Corporation (the "Placement Agents") in a transaction not registered under the Securities Act in reliance on the exemptions under the Securities Act. The Placement Agents subsequently placed the Old Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain institutional accredited investors. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company under a Registration Rights Agreement entered into among the Company, the Subsidiary Guarantors of the Notes and the Placement Agents (the "Registration Rights Agreement"). See "The Exchange Offer."

      Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission" or the "SEC") set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that the New Notes issued pursuant to this Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof who is not an "affiliate" of the Company or any Guarantor within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of its business and is not participating in and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that these conditions have been met.

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (defined herein) and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

      The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market. The Company expects the New Notes will be eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market upon issuance. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. [The Placement Agents have advised the Company that they intend to make a market in the New Notes;] however, they are not obligated to do so and any market-making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes.

      Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof.

      THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

      NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE

HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

      The Company expects that the New Notes issued pursuant to this Exchange Offer will be issued in the form of one or more permanent global notes (the "Global New Notes"), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of its nominee. Beneficial interests in the Global New Notes representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global New Notes, New Notes in certificated form will be issued in exchange for the Global New Notes on the terms set forth in the Indenture. See "Description of Notes--Book Entry; Delivery and Form."

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site at http: //www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. In addition, the Common Stock, par value $0.0015 per share (the "Common Stock"), of the Company is traded on the Nasdaq SmallCap Market under the symbol "QSRI" and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      Pursuant to the Indenture, the Company has agreed that, to the extent such filings are accepted by the Commission and whether or not it has a class of securities registered under the Exchange Act, it will file the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act, in each case on or before the dates on which such reports and other documents would have been required to have been filed with the Commission if the Company had been subject to Section 13 or 15 of the Exchange Act. The Company will also be required (i) to file with the Trustee (with exhibits), and to provide to each holder of Notes (without exhibits), without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such report and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and
(ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at its cost copies of such reports and documents (including any exhibits thereto) to any holder of Notes promptly upon written request.

      This Prospectus contains summaries believed to be accurate with respect to certain terms of certain documents, but reference is made to the actual documents, including the Indenture governing the Notes and the Registration Rights Agreement (copies of which will be made available by the Company to holders upon request), for complete information with respect thereto, and all such summaries are qualified in their entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, as amended by Form 10-KSB/A filed April 23, 1998, (ii) Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, (iii) Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997, (iv) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, (v) Current Report on Form 8-K dated July 21, 1997, (vi) Current Report on Form 8-K dated August 14, 1997, (vii) Current Report on Form 8-K dated September 11, 1997, (viii) Current Report on Form 8-K dated December 24, 1997, (ix) Current Report on Form 8-K dated March 3, 1998, (x) Current Report on Form 8-K dated March 19, 1998, as amended by Current Report on Form 8-K/A filed April 27, 1998 and Current Report on Form 8-K/A-2 filed June 8, 1998, (xi) Current Report on Form 8-K dated May 1, 1998, and (xii) Current Report on Form 8-K dated July 8, 1998.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer made hereby shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed superseded or modified for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents) or described herein. Written requests for such copies should be directed to the Company, 3500 Oak Lawn, Suite 380, Dallas, Texas 75219-4398, Attention: Corporate Secretary. Telephone requests may be directed to William W. Lesikar, Vice President-Finance, of the Company, at (214) 521-9959.

                           FORWARD-LOOKING STATEMENTS

      This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology such as, "may," "believe," "expect," "intend," "plan," "seek," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. All statements other than statements of historical fact included in this Prospectus, including without limitation, the statements under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and located elsewhere herein regarding the financial position and liquidity of the Company, the volume or discounted present value of its oil and natural gas reserves, its ability to service its indebtedness, its strategic plans including its ability to locate and complete acquisitions of, and to develop, oil and natural gas assets and other matters, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for oil and natural gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploitation and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the Company to meet its stated business goals. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                     SUMMARY

       The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) and pro forma condensed consolidated financial information appearing elsewhere in this Prospectus. This Exchange Offer is being conducted pursuant to contractual obligations of the Company to the Placement Agents arising from the offering of the Old Notes (the "Old Note Offering"), which was consummated on July 8, 1998. The Company also completed a private placement of Common Stock by the Company with gross proceeds to the Company of $32.5 million (the "Private Equity Placement" and, together with the Note Offering, the "Offerings"). Except as otherwise indicated, each reference herein to "pro forma" or "pro forma basis" shall mean that the results for the stated period or other data have been adjusted to reflect (i) the Morgan Property Acquisition (defined herein),(ii) the NASGAS Property Acquisition (defined herein), (iii) the Collins and Ware Property Acquisition (defined herein) (together with the Morgan Property Acquisition and the NASGAS Property Acquisition, the "Property Acquisitions"),
(iv) the Offerings and the application of the estimated net proceeds therefrom, and (iv) the termination of $125.0 million of a LIBOR interest rate swap agreement at a cost to the Company of approximately $3.5 million. Certain oil and natural gas terms used in this Prospectus are defined in the "Glossary" included herein. Certain terms used in connection with the Notes are defined under the caption "Description of Notes--Certain Definitions."

                                   THE COMPANY

       Queen Sand Resources is an independent energy company which emphasizes growth in oil and natural gas reserves and production volumes through the acquisition, exploitation and development of on-shore oil and natural gas properties located in the United States. Since August 1994 through the date of this Prospectus, the Company has grown primarily through 19 acquisitions of oil and natural gas properties for aggregate consideration of approximately $160.0 million. As a result of the Company's activities to date, it has assembled a geographically and geologically diverse property base, characterized by long-lived production and multiple opportunities for further development, exploitation and exploration. For the nine months ended March 31, 1998, on a pro forma basis, the Company had revenues of $28.7 million and EBITDA of $23.3 million. As of July 31, 1998, the officers and directors of the Company collectively had a beneficial interest in approximately 26.6% of the Company's voting capital stock, and Joint Energy Development Investments Limited Partnership ("JEDI"), an affiliate of Enron Corp. ("Enron"), holds approximately 30.3% of the Company's voting capital stock.

       The Company's objective is to increase its reserves, production, earnings, cash flow and net asset value through a growth strategy that seeks to maintain a diversified portfolio of oil and natural gas reserves with stable production and operating characteristics. The Company seeks to achieve this objective through a balanced mix of oil and natural gas property acquisitions coupled with the development and exploitation of its reserve base. The Company evaluates potential acquisition properties based on their particular impact upon the Company's portfolio of reserves. The Company focuses on low reserve replacement costs, long reserve life, an inventory of attractive development and exploitation projects, and the potential for reserve and production growth. For instance, in the April 1998 Morgan Property Acquisition, the Company acquired certain oil and natural gas property interests representing proved reserves of
149.5 Bcfe, of which 76% was classified as proved developed producing. This acquisition provided the Company with stable, long-lived production and cash flow to develop and exploit its inventory of non-producing reserves. In the March 1998 NASGAS Property Acquisition, the Company acquired certain natural gas properties with attractive development potential and approximately 36.8 Bcfe of proved reserves, of which 91% was classified as non-producing. The Company intends to fully develop these reserves by drilling primarily low-risk development wells. In aggregate, the Company has currently identified over 234 potential development and exploitation drilling locations on its properties. The Company currently plans to spend approximately $26.2 million through June 30, 1999 to further develop and exploit its existing properties.

       At December 31, 1997, on a pro forma basis, the Company had interests in 999 wells (inclusive of 67 service wells), proved reserves of 181.7 Bcf of natural gas and 10.7 MMBbls of oil (aggregating approximately 245.6 Bcfe) with a SEC PV-10 of $174.6 million, and a Reserve Life Index of 13.3 years. Approximately 53% of the Company's reserves was classified as proved developed producing and approximately 74% of the Company's total proved reserves was natural gas. The Company's average daily net production was 49.1 MMcfe, on a pro forma basis for the month of December 1997. For the month of March 1998, the Company's average daily net production, on a pro forma basis, increased to 52.2 MMcfe.

      The Company's properties are diversified across 114 producing fields which are located principally in the southwestern United States. The Company's interests in the Gilmer Field in East Texas, the J.C. Martin and the Lopeno/Volpe Fields in South Texas, and the Caprock Field in New Mexico represent approximately 58% of its pro forma proved reserves (on a SEC PV-10 basis). In addition, the Company has substantial operations in Oklahoma, Kentucky and Louisiana. At December 31, 1997, on a pro forma basis, the Company held interests in leases covering approximately 259,000 gross (121,000 net) acres.

                                BUSINESS STRATEGY

      The Company's strategy is to increase its reserves, production, earnings, cash flow and net asset value by (i) acquiring strategic oil and natural gas properties in a disciplined manner, (ii) developing, exploiting and exploring its properties, (iii) achieving low operating costs and (iv) maintaining financial flexibility.

       o Strategic Acquisitions. The Company has a successful track record of increasing its reserves through acquisitions, having added an estimated 257.4 Bcfe of proved reserves from 19 acquisitions for aggregate consideration of $160.0 million or $0.62 per Mcfe since commencing operations in August 1994 through the date of this Prospectus. The Company seeks to expand its diversified, long-lived portfolio of oil and natural gas properties by acquiring producing properties with (i) identified development and exploitation potential, (ii) controlled-risk exploration potential, (iii) historically low operating expenses, or the opportunity to reduce operating expenses, and (iv) geological, geophysical and other technical and operating characteristics with which management of the Company has expertise. The Company applies strict economic and reserve risk criteria in evaluating acquisitions of oil and natural gas properties.

       o Development, Exploitation and Exploration. The Company seeks to maximize the value and cash flow of its oil and natural gas properties through development drilling, workovers, recompletions, enhanced recovery techniques and reductions in operating costs. The Company has identified over 234 potential development and exploitation locations on its existing portfolio of properties. The Company currently plans to spend approximately $21.4 million to drill or participate in the drilling of approximately 160 wells through June 30, 1999. The Company also continually evaluates and pursues exploitation opportunities, including workover and recompletion projects. The Company expects to spend approximately $4.8 million on these exploitation projects through June 30, 1999. Although the Company could increase its exploration drilling activity in the future, its current strategy includes only limited investments in exploratory projects.

       o Low Operating Costs. The Company's goal is to achieve a lower operating expense on a per unit (Mcfe) basis than that of its peers. The Company is pursuing this objective by emphasizing cost controls in its field operating expenses and acquiring properties with low operating costs while increasing existing production through development drilling and effective workover and well maintenance programs. Through these efforts, the Company has reduced lease operating expenses to $0.57 per Mcfe for the nine months ended March 31, 1998 on a pro forma basis.

       o Financial Flexibility. The Company is committed to maintaining financial flexibility, which management believes is important for the successful implementation of its growth strategy. In implementing this strategy, the Company intends to continue using a mixture of debt and equity. Consistent with this financial strategy, the Company raised an aggregate of approximately $65.2 million in equity capital from August 9, 1994 through June 30, 1998. On July 8, 1998 and July 20, 1998 the Company issued an aggregate of 3,428,574 shares of Common Stock for $24 million cash and two holders of warrants exercised their warrants and certain maintenance rights to purchase an aggregate of 3,074,236 shares of stock for an aggregate exercise and purchase price of $8.5 million. As of July 31, 1998, the Company had approximately $14.7 million available under its Amended and Restated Credit Agreement (the "Credit Agreement") and $10.0 million available under its revolving credit facility (the "ECT Revolving Credit Agreement") with Enron Capital & Trade Resources Corp. ("ECT"). See "Description of Other Indebtedness." In general, the Company strives to maintain a balanced asset/liability management program by matching long-lived reserves with extended maturity liabilities. Furthermore, the Company seeks to mitigate the effect of decreases in commodity prices by utilizing hedging instruments. The Company has also entered into, and may in the future utilize, interest rate hedges.

                          RECENT PROPERTY ACQUISITIONS

Morgan Property Acquisition

      On April 20, 1998, the Company acquired certain non-operated, net profits interests ("NPIs") and royalty interests revenues ("RIs"; together with the NPIs, the "Morgan Properties") for gross cash consideration of $150.0 million (net consideration is currently estimated to be approximately $133.3 million after adjustments for net profits interests and royalty interests revenues and capital expenditures since October 1, 1997, the effective date of the purchase) from pension funds managed by J.P. Morgan Investments (the "Morgan Property Acquisition"). The Morgan Property Acquisition was financed with borrowings under the Credit Agreement and two subordinated bridge credit facilities (the "Debt Bridge Facility" and the "Equity Bridge Facility" and collectively, the "Bridge Facilities") arranged by Bank of Montreal. The oil and natural gas properties burdened by the Morgan Properties (collectively, the "Underlying Properties") are primarily located in East Texas, South Texas and the mid-continent region of the United States. According to Ryder Scott Company ("Ryder Scott"), independent petroleum engineers, as of December 31, 1997, the Morgan Properties contained proved reserves of 124.1 Bcf of natural gas and 3.6 MMBbls of oil (aggregating 145.6 Bcfe), of which approximately 76% was classified as proved developed producing. The Morgan Properties had a SEC PV-10 of $127.5 million as of December 31, 1997. The Company estimates that as of the effective date of the Morgan Property Acquisition, the proved reserves attributed to the Morgan Properties were 149.5 Bcfe.

      The Company believes that the Morgan Property Acquisition provides it with certain benefits, including (i) the enhancement of the Company's portfolio of high quality reserves with long production histories and low operating costs,
(ii) additional cash flow to fund development and exploitation projects, (iii) the enhancement of its operational base to grow through further acquisitions,
(iv) significant additional development and exploitation opportunities and (v) additional geographic core concentration of the Company's existing properties and operational capabilities. Although the Company did not acquire direct working interests in the wells located on the Underlying Properties, the Company believes that its significant interests in certain key Underlying Properties will enable the Company to influence the timing and manner of development and exploitation of such key properties.

NASGAS Property Acquisition

      On March 9, 1998 (with an effective date of January 1, 1998), the Company purchased certain operated natural gas properties in western Kentucky for net cash consideration of $450,000 and 337,500 shares of the Company's Common Stock (the "NASGAS Property Acquisition"). The acquired properties are comprised of interests in 21 gross wells (12.6 net) and 61,421 gross acres (36,858 net) (the "NASGAS Properties"). According to H.J. Gruy and Associates, Inc. ("H.J. Gruy"), independent petroleum engineers, the proved reserves attributed to the NASGAS Properties as of December 31, 1997, were 36.8 Bcf, 100% of which was natural gas, and 9% proved developed producing, with a SEC PV-10 of $7.4 million. The Company believes the NASGAS Property Acquisition provides it with certain benefits, including a large inventory of low-cost, low-risk development drilling opportunities.

Collins and Ware Property Acquisition

      On August 1, 1997, the Company purchased certain operated oil and natural gas properties for cash consideration (net of production subsequent to the February 1, 1997 effective date) of approximately $6.0 million and 1,000,000 shares of the Company's Common Stock (the "Collins and Ware Property Acquisition"). The acquired properties were comprised of interests in 77 gross (12.4 net) wells located in New Mexico, Texas and Oklahoma (the "Collins and Ware Properties"). According to H.J. Gruy, the proved reserves attributed to the Collins and Ware Properties as of December 31, 1997, were 6.6 Bcfe, 21% of which was natural gas, and 73% proved developed producing, with a SEC PV-10 of $7.0 million. The Company estimates that as of February 1, 1997, the proved reserves attributed to the Collins and Ware Properties were 7.3 Bcfe.

                             THE OLD NOTE OFFERING


THE OLD NOTES..........................    The Old Notes were sold by the Company on July 8,
                                           1998 to the Placement Agents pursuant to a Purchase
                                           Agreement. The Placement Agents resold the Old Notes
                                           to qualified institutional buyers pursuant to Rule
                                           144A under the Securities Act and to certain
                                           institutional accredited investors.

REGISTRATION RIGHTS AGREEMENT..........    In connection with the Old Note Offering, the
                                           Company entered into a Registration Rights Agreement
                                           with the Placement Agents which grants the holders
                                           of the Old Notes certain registration rights. The
                                           Exchange Offer is intended to satisfy such rights,
                                           which terminate upon consummation of the Exchange
                                           Offer. If applicable law or applicable
                                           interpretations of the staff of the Commission do
                                           not permit the Company to effect the Exchange Offer,
                                           or in certain other circumstances, the Company has
                                           agreed to file a shelf registration statement
                                           covering resales of Registrable Securities (as
                                           defined in the Registration Rights Agreement).

                               THE EXCHANGE OFFER

      The Exchange Offer applies to the entire $125 million aggregate principal amount of the Old Notes. The form and terms of the New Notes are identical to the form and terms of the Old Notes, except that the Old Notes were offered and sold in reliance upon certain exemptions from registration under the Securities Act, while the offering and sale of the New Notes in exchange for the Old Notes has been registered under the Securities Act, with the result that the New Notes will not bear any legends restricting their transfer. See "Description of Notes."

THE EXCHANGE OFFER.....................    The Company is hereby offering to exchange $1,000
                                           principal amount of New Notes for each $1,000
                                           principal amount of Old Notes that are properly
                                           tendered and accepted. As of the date hereof, Old
                                           Notes representing an aggregate principal amount of
                                           $125 million are outstanding. Based on an
                                           interpretation by the Commission's staff set forth
                                           in no-action letters issued to third parties
                                           unrelated to the Company, the Company believes that
                                           the New Notes issued pursuant to this Exchange Offer
                                           may be offered for resale, resold and otherwise
                                           transferred by a holder thereof who is not an
                                           "affiliate" of the Company or any Guarantor within
                                           the meaning of Rule 405 under the Securities Act,
                                           without compliance with the registration and
                                           prospectus delivery provisions of the Securities
                                           Act, provided that the holder is acquiring the New
                                           Notes in the ordinary course of its business and is
                                           not participating in and has no arrangement or
                                           understanding with any person to participate in the
                                           distribution (within the meaning of the Securities
                                           Act) of the New Notes. Persons wishing to exchange
                                           Old Notes in the Exchange Offer must represent to
                                           the Company that these conditions have been met. The
                                           Company has not sought, and does not intend to seek,
                                           its own no-action letter, and there can be no
                                           assurance that the Commission's staff would make a
                                           similar determination with respect to this Exchange
                                           Offer. Each broker-dealer that receives New Notes
                                           for its own account in exchange for Old Notes, where
                                           the Old Notes were acquired by that broker-dealer as
                                           a result of its market-making activities or other
                                           trading activities, must acknowledge that it will
                                           deliver a prospectus in connection with any resale
                                           of such New Notes. See "The Exchange Offer--Purpose
                                           and Effect" and "Plan of Distribution."

EXPIRATION DATE........................    The Exchange Offer will expire at 5:00 p.m., New
                                           York City time, on       , 1998, unless the Exchange Offer
                                           is extended by the Company in its sole discretion,
                                           in which case, the term "Expiration Date" shall mean
                                           the latest date and time to which the Exchange Offer
                                           is extended.

WITHDRAWAL RIGHTS......................    The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Old Notes not accepted
                                           for exchange for any reason will be returned without
                                           expense to the tendering holder thereof as promptly as
                                           practicable after the expiration or termination of the
                                           Exchange Offer.

INTEREST ON THE NEW NOTES AND
  OLD NOTES...........................     Interest on each New Note will accrue from the date of
                                           issuance of the Old Note for which the New Note is
                                           exchanged. No interest will be paid on Old Notes which are exchanged for New Notes, and holders of Old Notes which are exchanged for New Notes will be deemed to have waived the
                                           right to receive interest accrued thereon to the date of
                                           exchange.

CONDITIONS TO THE EXCHANGE OFFER......     The Exchange Offer is subject to certain customary
                                           conditions, certain of which may be waived by the Company.
                                           See "The Exchange Offer--Conditions." The Exchange Offer
                                           is not conditioned upon any minimum aggregate principal
                                           amount of Old Notes being tendered for exchange.

PROCEDURES FOR TENDERING OLD NOTES....     Each holder of Old Notes wishing to accept the Exchange
                                           Offer must complete, sign and date the Letter of
                                           Transmittal, or a copy thereof, in accordance with the
                                           instructions contained herein and therein, and mail or
                                           otherwise deliver the Letter of Transmittal, or a copy
                                           thereof, together with the Old Notes and any other required documentation, to the Exchange Agent at the address set
                                           forth herein. Persons holding Old Notes through DTC and
                                           wishing to accept the Exchange Offer must do so pursuant to
                                           DTC's Automated Tender Offer Program, by which each
                                           tendering Participant (defined herein) will agree to be
                                           bound by the Letter of Transmittal. By executing or
                                           agreeing to be bound by the Letter of Transmittal, each
                                           holder will represent to the Company that, among other
                                           things, (i) the New Notes to be acquired by such holder of
                                           Old Notes in connection with the Exchange Offer are being
                                           acquired by such holder in the ordinary course of its
                                           business, (ii) if such holder is not a broker dealer, such holder is not currently participating in, does not intend
                                           to participate in, and has no arrangement or understanding with any person to participate in a distribution of the New
                                           Notes, (iii) if such holder is a broker-dealer registered
                                           under the Exchange Act or is participating in the Exchange
                                           Offer for the purposes of distributing the New Notes, such holder will comply with the registration and prospectus
                                           delivery requirements of the Securities Act in connection
                                           with a secondary resale transaction of the New Notes
                                           acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters
                                           (see "The Exchange Offer--Resale of Exchange Notes"), (iv)
                                           such holder understands that a secondary resale transaction described in clause (iii) above and any resales of New
                                           Notes obtained by such holder in exchange for Old Notes
                                           acquired by such holder directly from the Company should be covered by an effective registration statement containing
                                           the information required by Item 507 or Item 508, as
                                           applicable, of Regulation S-K of the Commission and (v)
                                           such holder is not an "affiliate," as defined in

                                          Rule 405 under the Securities Act, of the Company. If the
                                          holder is a broker-dealer that will receive New Notes for
                                          its own account in exchange for Old Notes that were
                                          acquired as a result of market-making activities or other
                                          trading activities, such holder will be required to
                                          acknowledge in the Letter of Transmittal that such holder
                                          will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by
                                          delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the
                                          Securities Act. See "The Exchange Offer--Procedures for
                                          Tendering."

                                          Pursuant to the Registration Rights Agreement, the Company
                                          is required to file a registration statement for a
                                          continuous offering pursuant to Rule 415 under the
                                          Securities Act in respect of the Old Notes if applicable
                                          law or SEC staff interpretations otherwise prevent
                                          registration of the New Notes pursuant to the Exchange
                                          Offer. See "The Exchange Offer--Purpose and Effect."

SPECIAL PROCEDURES FOR BENEFICIAL
  OWNERS...............................   Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in
                                          the Exchange Offer should contact such registered holder
                                          promptly and instruct such registered holder to tender on
                                          such beneficial owner's behalf. If such beneficial owner
                                          wishes to tender on such owner's own behalf, such owner
                                          must, prior to completing and executing the Letter of
                                          Transmittal and delivering such owner's Old Notes, either
                                          make appropriate arrangements to register ownership of the
                                          Old Notes in such owner's name or obtain a properly
                                          completed bond power from the registered holder. The
                                          transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration
                                          Date. See "The Exchange Offer--Procedures for Tendering."

GUARANTEED DELIVERY PROCEDURES.........   Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any
                                          other documentation required by the Letter of Transmittal
                                          to the Exchange Agent prior to the Expiration Date may
                                          tender their Old Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer--Guaranteed
                                          Delivery Procedures."

ACCEPTANCE OF OLD NOTES AND DELIVERY
  OF NEW NOTES.........................   Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange
                                          any and all Old Notes which are properly tendered in the
                                          Exchange Offer prior to 5:00 p.m., New York City time, on
                                          the Expiration Date. The New Notes issued pursuant to the
                                          Exchange Offer will be delivered at the earliest
                                          practicable date following the Expiration Date. See "The
                                          Exchange Offer--Terms of the Exchange Offer."

EXCHANGE AGENT.........................   Harris Trust and Savings Bank is serving as Exchange Agent in connection with the Exchange Offer and is also serving
                                          as Trustee under the Indenture.

FEDERAL INCOME TAX CONSIDERATIONS......   The exchange pursuant to the Exchange Offer will not be a
                                          taxable event for federal income tax purposes. See "Certain
                                          U.S. Federal Income Tax Considerations."

EFFECT OF NOT TENDERING................   Old Notes that are eligible for exchange in the Exchange
                                          Offer, but are not tendered or are tendered but not
                                          accepted will, following the completion of the Exchange
                                          Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further
                                          obligation to provide for the registration under the
                                          Securities Act of such Old Notes.

GLOBAL NOTE............................   The New Notes will be issued in fully registered form and
                                          are expected to initially be represented by one or more
                                          Global New Notes, registered in the name of DTC or its
                                          nominee and deposited with DTC. Holders of beneficial
                                          interests in the Global New Notes will not be considered
                                          the owners or holders of any New Notes under the Global New
                                          Notes or the Indenture for any purpose. Holders of
                                          beneficial interests in the Global New Notes may be unable to transfer or pledge their interest in the Global New
                                          Notes if physical delivery is required. Payments by DTC
                                          Participants (defined herein) and DTC Indirect Participants
                                          (defined herein) to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the DTC Participants or
                                          DTC Indirect Participants and not the Company or the
                                          Trustee. See "Exchange Offer--Book Entry Transfer."


                             TERMS OF THE NEW NOTES

SECURITIES OFFERED.....................   $125 million principal amount of 12 1/2% Senior Notes Due
                                          2008, issued by the Company.

RANKING................................   The New Notes will be senior unsecured obligations of the
                                          Company. The New Notes will rank pari passu with any
                                          existing and future unsubordinated indebtedness of the
                                          Company, but will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of the
                                          Company to the extent of the value of the collateral
                                          securing such indebtedness. The New Notes will rank senior to all unsecured subordinated indebtedness of the Company.
                                          As of June 30, 1998, on a pro forma basis after giving
                                          effect to the Offerings and the application of the net
                                          proceeds therefrom, there would have been approximately
                                          $3.1 million of unsubordinated indebtedness for money
                                          borrowed by the Company and the Subsidiary Guarantors, all of which was secured indebtedness, and approximately $4.5
                                          million of general unsecured trade indebtedness and other
                                          liabilities of the Company and the Subsidiary Guarantors
                                          (excluding approximately $31.9 million of available
                                          borrowings and letters of credit under the Company's credit facilities). See "Description of Notes--General" and
                                          "--Subsidiary Guarantees."

MATURITY DATE..........................   July 1, 2008.

INTEREST PAYMENT DATES.................   January 1 and July 1 of each year, commencing January 1, 1999.

SUBSIDIARY GUARANTORS..................   The New Notes will be jointly, severally and unconditionally guaranteed by each of the existing and future Restricted
                                          Subsidiaries of the Company. The Subsidiary Guarantees will be senior unsecured obligations of the Subsidiary
                                          Guarantors and will rank pari passu with any existing and
                                          future unsubordinated indebtedness of the Subsidiary
                                          Guarantors, but will be effectively subordinated to the
                                          rights of holders of secured unsubordinated indebtedness of the Subsidiary Guarantors to the extent of the value of the collateral securing such indebtedness. See "Description of
                                          Notes--Subsidiary Guarantees."

OPTIONAL REDEMPTION....................   The New Notes will be redeemable at the option of the
                                          Company, in whole or in part, at any time on and after July 1,
                                          2003, at the redemption prices set forth herein, plus
                                          accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. Furthermore, prior to July 1,
                                          2001, up to 20% of the aggregate principal amount of the
                                          New Notes originally issued may be redeemed from time to
                                          time at the option of the Company, in whole or in part, at
                                          112.5% of the principal amount thereof, plus accrued and
                                          unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net cash proceeds of one or more
                                          Equity Offerings, provided that at least 80% of the
                                          aggregate principal amount of the New Notes originally
                                          issued remains outstanding immediately after each such
                                          redemption. See "Description of Notes--Optional
                                          Redemption."

CHANGE OF CONTROL......................   Upon the occurrence of a Change of Control the Company will be required to make an offer to purchase the New Notes at a purchase price equal to 101% of the principal amount
                                          thereof, plus accrued and unpaid interest and Liquidated
                                          Damages, if any, to the date of purchase. There can be no
                                          assurance, however, that the Company will have sufficient
                                          funds with which to purchase the New Notes at that time,
                                          and certain provisions of the Company's other debt
                                          agreements may further limit the Company's ability to make such purchases. See "Risk Factors--Limitation on Purchase
                                          of Notes Upon the Occurrence of a Change of Control" and
                                          "Description of Notes--Purchase at the Option of Holders
                                          upon a Change of Control."

CERTAIN COVENANTS......................   The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted
                                          Subsidiaries to (i) incur additional Indebtedness, (ii) pay dividends or make other distributions with respect to
                                          Capital Stock or Redeemable Stock or purchase, redeem or
                                          retire Capital Stock or Redeemable Stock or make other
                                          Restricted Payments, (iii) enter into certain transactions with Affiliates, (iv) create certain Liens, (v) enter into certain consolidations, mergers and transfers of assets,
                                          (vi) issue any Capital Stock of a Restricted Subsidiary or permit any Person other than the Company or a Wholly Owned
                                          Restricted Subsidiary to own such stock, (vii) permit any
                                          Restricted Subsidiaries to suffer to exist certain types of restrictions on the ability of Restricted Subsidiaries to
                                          pay dividends and make other transfers of assets to the
                                          Company and other Restricted Subsidiaries and (viii)
                                          dispose of the proceeds of certain Asset Sales.

BOOK-ENTRY; DELIVERY AND FORM..........   The New Notes will initially be represented by one or more
                                          Global New Notes registered in the name of a nominee of
                                          DTC. Beneficial interests in the Global New Notes will be
                                          shown on, and transfers thereof will be effected only
                                          through, records maintained in book-entry Form by DTC with respect to its participants. See "Description of
                                          Notes--Book-Entry; Delivery and Form."

                                  RISK FACTORS

       For a discussion of certain factors that should be considered by holders in connection with the Exchange Offer and the New Notes, see "Risk Factors."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

       The following table sets forth for the periods indicated certain summary historical and pro forma consolidated financial information of the Company. The summary historical consolidated financial information for the period from August 9, 1994 (inception) to June 30, 1995 and each of the years in the two years ended June 30, 1997 have been derived from the audited consolidated financial statements of the Company. The summary historical financial information as of and for the nine months ended March 31, 1997 and 1998 have been derived from the unaudited financial statements of the Company and, in the opinion of management, include all adjustments, consisting solely of normal recurring accruals, necessary for a fair presentation of the information presented. The Company completed material acquisitions of producing properties in each of the periods presented which affects the comparability of the historical financial and operating data for all periods presented. The summary historical and pro forma information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company and the notes thereto, as well as the "Unaudited Pro Forma Condensed Consolidated Financial Statements" and the notes thereto included elsewhere in this Prospectus. Neither the historical results nor the pro forma results are necessarily indicative of the Company's future operations or financial results.

                                                       YEAR ENDED JUNE 30,                        NINE MONTHS ENDED MARCH 31,
                                         ------------------------------------------------    -------------------------------------
                                                                               PRO FORMA                                PRO FORMA
                                                           HISTORICAL         AS ADJUSTED         HISTORICAL           AS ADJUSTED
                                         ----------------------------------   -----------    -----------------------   -----------
                                          1995(1)       1996         1997       1997(2)        1997          1998         1998(2)
                                         --------    ---------    ---------   -----------    ---------    ----------   -----------
                                                                  (IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Oil and natural gas sales .........  $    435    $   2,079    $   4,381    $   7,164    $   3,118    $    4,849    $    5,170

    Net Profits Interests and
    Royalty Interests(3) ..............      --           --           --         31,953         --            --          23,460
    Interest and other ................        10           72          300          300          201            80            80
                                         --------    ---------    ---------    ---------    ---------    ----------    ----------
      Total revenues ..................       445        2,151        4,681       39,417        3,319         4,929        28,710
                                         --------    ---------    ---------    ---------    ---------    ----------    ----------
  Expenses:
    Production expenses ...............       280        1,176        2,507        3,251        1,632         3,183         3,261
    Depreciation, depletion and
      amortization ....................       132          630          982       14,120          747         1,340        11,330
    General and administrative ........       294        1,113        1,452        2,152          911         1,645         2,171
    Interest and financing costs(4) ...        25          421          878       17,975          656           899        13,481
    Reverse acquisition costs .........       401         --           --           --           --            --            --
                                         --------    ---------    ---------    ---------    ---------    ----------    ----------
      Total expenses ..................     1,132        3,340        5,819       37,498        3,946         7,067        30,243
                                         --------    ---------    ---------    ---------    ---------    ----------    ----------

  Income (loss) before extraordinary
    item and income taxes .............      (687)      (1,189)      (1,138)       1,919         (627)       (2,138)       (1,533)
  Extraordinary item(5) ...............      --           --            171         --           --            --
  Income taxes ........................      --           --           --           (672)        --            --            --
                                         --------    ---------    ---------    ---------    ---------    ----------    ----------
  Net income (loss) ...................  $   (687)   $  (1,189)   $  (1,309)   $   1,247    $    (627)   $   (2,138)   $   (1,533)
                                         ========    =========    =========    =========    =========    ==========    ==========
OTHER FINANCIAL DATA:
  EBITDA(6) ...........................  $   (530)   $    (138)   $     722    $  34,014    $     776    $      101    $   23,278
  Capital expenditures(7) .............     3,924        6,235        7,382      151,895        6,910        30,619       148,869
  Ratio of EBITDA to interest
    expense(4)(6)(8) ..................        NM           NM           NM          2.0x         1.2x           NM           1.9x
  Ratio of earnings to fixed
    charges(9) ........................        NM           NM           NM          1.1x          NM            NM            NM

                                                              AT MARCH 31, 1998
                                                      --------------------------------
                                                                             PRO
                                                        HISTORICAL         FORMA(2)
                                                      -------------      -------------
                                                      (IN THOUSANDS, EXCEPT RATIO DATA)
         BALANCE SHEET DATA:
           Cash and cash equivalents .............     $      1,137      $     16,787
           Working capital (deficit) .............              (58)           15,592
           Net property and equipment ............           30,466           142,716
           Total assets ..........................           48,323           172,323
           Total debt ............................           23,429           137,529
           Stockholders' equity ..................           22,403            32,303
           ACNTA(10) .............................           54,395           188,992

(1) On March 6, 1995, Queen Sand Resources acquired Queen Sand Resources, Inc., a Nevada corporation ("QSRn"). For accounting purposes, the acquisition has been treated as a recapitalization of QSRn with QSRn as the acquiror (reverse acquisition). The Consolidated Financial Statements of the Company prior to March 6, 1995 are those of QSRn. QSRn was formed on August 9, 1994. The statement of operations data for the period denoted 1995 reflects the results of operations and other financial data for the period August 9, 1994 to June 30, 1995.

(2) Reflects the pro forma effect of (i) the Note Offering and the Private Equity Placement, the application of the net proceeds thereof and the concurrent unwinding of at least $115.0 million of the Company's forward LIBOR interest rate swap agreement and (ii) the Property Acquisitions. See "Unaudited Pro Forma Condensed Consolidated Financial Statements," included elsewhere in this Prospectus, for a discussion of the preparation of these data. Pro forma net cash provided by operating activities was obtained by adjusting the historical amount for the pro forma changes in oil and natural gas sales, oil and natural gas production expenses, general and administrative expenses and interest expense (except for the amortization of debt costs). See also "Use of Proceeds" and "Capitalization."

(3) Presented below are the oil and natural gas sales and associated production expenses from which the NPI and RI revenues are derived:

                                                                      YEAR ENDED   NINE MONTHS ENDED
                                                                    JUNE 30, 1998    MARCH 31, 1998
                                                                    -------------    --------------
                                                                           (IN THOUSANDS)
           Oil and natural gas sales ..............................   $     43,243   $     30,747
           Production expenses ....................................         11,290          7,287

           Net profits interests and royalty interests revenues ...   $     31,953   $     23,460



(4) For purposes of computing the ratio of EBITDA to interest expense, interest expense excludes the amortization of debt issuance costs of $1.2 million for the pro forma year ended June 30, 1997, $15,000 for the nine months ended March 31, 1998 and $930,000 for the pro forma nine months ended March 31, 1998.

(5) During the fiscal year ended June 30, 1997, the Company modified the terms of indebtedness related to certain acquired properties and recognized an extraordinary loss of $171,381.

(6) EBITDA represents earnings before interest expense, income taxes and depreciation, depletion and amortization expense, and extraordinary items. EBITDA is not a measure of income or cash flows in accordance with generally accepted accounting principles, but is presented as a supplemental financial indicator as to the Company's ability to service or incur debt. EBITDA is not presented as an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies. The Credit Agreement requires the maintenance of certain EBITDA ratios. EBITDA should not be considered in isolation or as a substitute for net income, operating cash flow or any other measure of financial performance prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

(7) Capital expenditures for the nine months ended March 31, 1998, include the costs of acquiring the Collins and Ware and the NASGAS Properties. Pro forma capital expenditures for the year ended June 30, 1997 include the costs of acquiring the Collins and Ware, NASGAS and Morgan Properties. Pro forma capital expenditures for the nine months ended March 31, 1998 include the costs of acquiring the Morgan Properties.

(8) EBITDA was insufficient to cover interest expense by $550,000, $559,000, $156,000 and $798,000 for the fiscal years ended June 30, 1995, 1996 and 1997 and the nine months ended March 31, 1998, respectively.

(9) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense. Earnings consist of earnings before extraordinary items and income taxes plus fixed charges. Earnings were insufficient to cover fixed charges by $687,000, $1.2 million, $1.2 million, $627,000, $2.1 million and $1.5 million for the fiscal years ended June 30, 1995, 1996 and 1997, the nine months ended March 31, 1997 and 1998, and the pro forma nine months ended March 31, 1998, respectively.

(10) Adjusted Consolidated Net Tangible Assets ("ACNTA") is generally defined as (a) the sum (without duplication) of (i) SEC PV-10, plus (ii) capitalized costs attributable to oil and natural gas properties to which no proved oil and natural gas reserves are attributable, plus (iii) net working capital, plus (iv) the net book value of each other tangible asset, minus (b) minority interests and, to the extent not otherwise taken into account, natural gas balancing liabilities. Pro forma ACNTA of $189.0 million includes $173.4 million of adjusted SEC PV-10 and $15.6 million of working capital.

                       SUMMARY OPERATING AND RESERVE DATA

      The following table sets forth summary operating and reserve data at the dates and for the periods indicated. Estimates of proved reserves and future net revenues from which SEC PV-10 is derived are based on period-end prices of oil and natural gas held constant (except to the extent a contract specifically provides otherwise) in accordance with regulations of the Commission. For additional information regarding the effect of prices on proved reserves and estimated future net revenues, see "Risk Factors--Volatility of Oil and Natural Gas Prices," "--Uncertainty of Estimates of Proved Reserves and Future Net Revenues," and "Business--Oil and Natural Gas Reserves."


                                                       YEAR ENDED JUNE 30,                      NINE MONTHS ENDED MARCH 31,
                                          -----------------------------------------     ------------------------------------------
                                                           HISTORICAL                   PRO FORMA(1)    HISTORICAL    PRO FORMA(1)
                                          -----------------------------------------     ------------    --------------------------
                                           FOR THE PERIOD
                                            FROM AUGUST 9,
                                          1994 TO JUNE 30,
                                                1995             1996         1997           1997           1998           1998
                                          ----------------    --------     --------       --------       --------       --------
OPERATING DATA:
Production volumes:
   Natural gas (MMcf) .................              5            154            546         14,039            736         10,500
   Oil (MBbl) .........................             26            103            151            696            185            562
      Total (MMcfe) ...................            160            769          1,430         18,215          1,843         13,872
Average sales price(2):
   Natural gas (per Mcf) ..............       $   1.65       $   2.43       $   2.31       $   2.49       $   2.28       $   2.49
   Oil (per Bbl) ......................          16.52          18.26          20.73          21.53          17.19          17.25
   Natural gas equivalent (per Mcfe)...           2.72           2.70           3.02           2.75           2.63           2.59
Selected expenses (per Mcfe)(3):
   Lease operating expense ............       $   1.53       $   1.31       $   1.52       $   0.61       $   1.56       $   0.57
   Production taxes ...................           0.22           0.22           0.21           0.18           0.17           0.18
   General and administrative .........           1.84           1.45           1.00           0.10           0.89           0.16
   Depreciation, depletion and
     amortization(4) ..................           0.83           0.82           0.68           0.98           0.73           0.82

                                                                  AS OF JUNE 30,                          AS OF DECEMBER 31,
                                           -------------------------------------------------------    --------------------------
                                                         HISTORICAL                   PRO FORMA(1)    HISTORICAL    PRO FORMA(1)
                                           --------------------------------------     ------------    --------------------------
                                             1995           1996           1997           1997           1998           1998
                                           --------       --------       --------     ------------    ----------      --------
PROVED RESERVE DATA (END OF
  PERIOD)(5):
Proved reserves:
   Natural gas (MMcf)...................        420         12,984         20,973        178,943         20,743        181,656
   Oil(MBbl) ...........................      6,190          6,932          6,709         11,150          7,085         10,664
   Total(MMcfe) ........................     37,560         54,574         61,224        245,842         63,255        245,639
Percent proved developed reserves ......       29.9%          42.1%          41.7%          70.2%          41.8%          64.1%
Percent natural gas reserves ...........        1.1%          23.8%          34.3%          72.8%          32.8%          74.0%
Reserve Life Index (years) .............         NM           71.0           42.8           13.5           25.7           13.3
Estimated future net cash flows before
  income taxes (thousands) .............   $ 36,175       $ 72,756       $ 80,596       $365,807       $ 80,345       $340,888
SEC PV-10 (thousands) ..................     14,444         31,453         41,218        190,969         39,651        174,603

----------
(1) Reflects the pro forma effect of the Property Acquisitions. See "Unaudited Pro Forma Condensed Consolidated Financial Statements," included elsewhere in this Prospectus, for a discussion of the preparation of these data.
(2) Pro forma average sales price information for the year ended June 30, 1997 and the nine months ended March 31, 1998 include oil revenues of $10.3 million and $6.4 million, respectively, and natural gas revenues of $32.9 million and $24.4 million, respectively, attributable to the Morgan Properties, which are presented net of lease operating expenses and production taxes for financial statement presentation.
(3) Pro forma lease operating expenses and production taxes per Mcfe for the year ended June 30, 1997 and the nine months ended March 31, 1998 include lease operating expenses of $8.4 million and $5.2 million, respectively, and production taxes of $2.9 million and $2.1 million, respectively, attributable to the Morgan Properties, which are netted against the NPI and RI revenues for financial statement presentation.
(4) Represents depreciation, depletion and amortization of oil and natural gas properties only.

(5) The summary pro forma information relating to proved reserves, estimated future net revenues and SEC PV-10 with respect to the Morgan Properties is derived from estimates prepared by Ryder Scott. The summary information relating to the Company's proved reserves, estimated future net revenues and SEC PV-10 at June 30, 1997 (other than with respect to Property Acquisitions) and December 31, 1997 (other than with respect to the Morgan Properties) is derived from estimates prepared by H.J. Gruy. The summary information relating to the Company's proved reserves, estimated future net revenues and SEC PV-10 at June 30, 1995 and 1996 and the summary pro forma information relating to the NASGAS Property Acquisition at June 30, 1997 is derived from estimates prepared by Harper and Associates, Inc. ("Harper and Associates"), independent petroleum engineers. The summary pro forma information relating to proved reserves, estimated future net revenues and SEC PV-10 with respect to the Collins and Ware Property Acquisition at June 30, 1997 is derived from estimates prepared by Joe C. Neal & Associates ("Joe C. Neal & Associates"). For limitations on the accuracy and reliability of reserves and future net cash flow estimates, see "Risk Factors--Uncertainty of Estimates of Reserves and Future Net Cash Flows." For reserve pricing information, see "Business--Oil and Natural Gas Reserves."

                                  RISK FACTORS

       In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Exchange Offer and an investment in the New Notes offered hereby. This Prospectus contains forward-looking statements of the Company which involve risks and uncertainties.

ADVERSE CONSEQUENCES OF FAILURE TO EXCHANGE

       The Old Notes were sold pursuant to an exemption from the registration requirements of the Securities Act and their transfer is subject to certain restrictions under the Securities Act. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to such transfer restrictions on the Old Notes. The Company currently does not anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer--Consequences of Failure to Exchange."

RISKS ASSOCIATED WITH EXCHANGE OFFER PROCEDURES

       The New Notes will be issued in exchange for Old Notes only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by the broker-dealer as a result of market-making or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

EFFECTS OF LEVERAGE

       On a pro forma basis (which also reflects a non-cash full cost ceiling writedown of $21.0 million) giving effect to the Offerings, at March 31, 1998, the Company's ratio of total indebtedness to total capitalization would have been 84%. On a pro forma basis for the nine months ended March 31, 1998, giving effect to the Offerings and the Property Acquisitions, the Company's consolidated total interest coverage ratio would have been 1.7:1.0. The Company intends to incur additional indebtedness in the future as it executes its acquisition and exploitation strategy. See "--Substantial Capital Requirements," "Capitalization" and the "Unaudited Pro Forma Condensed Consolidated Financial Statements" and the notes thereto included elsewhere herein.

       The Company's ability to meet its debt service obligations will be dependent upon the Company's future performance, which will be subject to oil and natural gas prices, the Company's level of production, general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's future performance will not be adversely affected by some or all of these factors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

       The Company's level of indebtedness will have several important effects on its future operations, including (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) covenants contained in the Company's debt obligations will require the Company to meet certain financial tests, and other restrictions will limit its ability to borrow additional funds or to dispose of assets and may affect the Company's flexibility in planning for, and reacting to, changes in its businesses, including possible acquisition activities and (iii) the Company's ability to obtain additional financing in the future may be impaired. The Company has experienced financial covenant defaults under the Credit Agreement, which defaults were waived by its lender. While the Credit Agreement reflects revised financial covenant terms which the Company believes it can meet for the foreseeable future, there can be no assurance that the Company will not default on its financial covenants under the Credit Agreement or the ECT Revolving Credit Agreement or that the lenders will waive any such defaults. A default under the Credit Agreement or the ECT Revolving Credit Agreement would permit the lenders to accelerate repayments of their loans and to foreclose on the collateral securing the loans, including the Company's oil and natural gas properties. See "Description of Notes" and "Description of Other Indebtedness."

HOLDING COMPANY STRUCTURE

      Queen Sand Resources is a holding company, the principal assets of which consist of equity interests in its subsidiaries. The New Notes will be a direct unsecured, unsubordinated obligation of Queen Sand Resources, which derives all of its revenues from the operations of its subsidiaries. As a result, Queen Sand Resources will be dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the payment of principal of and interest on the New Notes. The payment of dividends from the subsidiaries to Queen Sand Resources and the payment of any interest on or the repayment of any principal of any loans or advances made by Queen Sand Resources to any of its subsidiaries may be subject to statutory restrictions and are contingent upon the earnings of such subsidiaries.

      The New Notes will be senior unsecured obligations of Queen Sand Resources. The New Notes will rank pari passu with any existing and future unsubordinated indebtedness of Queen Sand Resources, but will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of Queen Sand Resources to the extent of the value of the collateral securing such indebtedness. The New Notes will rank senior to all unsecured subordinated indebtedness of Queen Sand Resources. The New Notes will be jointly, severally and unconditionally guaranteed by each of the existing and future Restricted Subsidiaries of the Company. The Subsidiary Guarantees will be senior unsecured obligations of the Subsidiary Guarantors and will rank pari passu with any existing and future unsubordinated indebtedness of the Subsidiary Guarantors, but will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of the Subsidiary Guarantors to the extent of the value of the collateral securing such indebtedness. As of June 30, 1998, on a pro forma basis after giving effect to the Offerings and the application of the net proceeds therefrom, there would have been approximately $3.1 million of unsubordinated indebtedness for money borrowed by Queen Sand Resources and the Subsidiary Guarantors, all of which was secured indebtedness, and approximately $4.5 million of general unsecured trade indebtedness and other liabilities of Queen Sand Resources and the Subsidiary Guarantors (excluding approximately $31.9 million of available borrowings and letters of credit under the Company's credit facilities). The Indenture governing the Notes limits the ability of Queen Sand Resources and the Subsidiary Guarantors to incur additional Indebtedness. The Company intends to incur additional indebtedness, including secured indebtedness, in the future as it executes its business strategy. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding regarding the Company, or upon acceleration of the Notes due to an Event of Default (defined herein), the assets of Queen Sand Resources will be available to pay obligations of the Notes only after all secured indebtedness of Queen Sand Resources has been paid in full in cash, and the assets of each Subsidiary Guarantor will be available to pay its Subsidiary Guaranty only after all secured indebtedness of such Subsidiary Guarantor has been paid in full in cash. Accordingly, there may not be sufficient assets remaining to pay amounts due on all or any of the Notes. See "Description of Notes--General."

      The New Notes and the Subsidiary Guarantees are unsecured and will be effectively subordinated to any secured indebtedness of Queen Sand Resources or the appropriate Subsidiary Guarantor, as applicable. The ability of Queen Sand Resources to comply with the provisions of the Credit Agreement and the ECT Revolving Credit Agreement or any other secured indebtedness may be affected by events beyond Queen Sand Resource's control. The breach of any such provisions could result in a default under the Credit Agreement and the ECT Revolving Credit Agreement or any other secured indebtedness, in which case, depending on the actions taken by the lenders thereunder, or their successors or assignees, such lenders could elect to declare all amounts borrowed under the Credit Agreement and the ECT Revolving Credit Agreement or any other secured indebtedness, together with accrued interest, to be due and payable. Such lenders could then proceed to foreclose against any collateral securing the payment of such indebtedness, which collateral would constitute a significant portion or all of the Company's assets. See "Description of Other Indebtedness" and "Description of Notes."

VOLATILITY OF OIL AND NATURAL GAS PRICES

      The Company's financial condition, operating results and future growth are substantially dependent upon commodity prices and demand for oil and natural gas. Historically, the markets for oil and natural gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and natural gas are subject to wide fluctuation in response to market uncertainty, changes in supply and demand and a variety of additional factors, all of which are beyond the control of the Company. These factors include domestic and foreign political conditions, the overall supply of, and demand for, oil and natural gas, the price of imports of oil and natural gas, weather conditions, the price and availability of alternative fuels and overall economic conditions. The Company's future financial condition and results of operations will be dependent, in part, upon the prices received for the Company's oil and natural gas production, as well as the costs of acquiring, finding, developing and producing reserves. In order to reduce its exposure to price risks in the sale of its oil and natural gas, the Company has entered into and may in the future enter into hedging contracts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Prices and Hedging Activities" and "--Risks of Hedging Activities." Furthermore, the prices paid for the Company's share of oil and natural gas production depends in part upon the availability, proximity and capacity of gathering systems. The Company's current production is predominantly weighted toward natural gas, making earnings and cash flow more sensitive to natural gas price fluctuations. On a pro forma basis giving effect to the Property Acquisitions for fiscal 1997, the Company has estimated that a $0.10 per Mcf change in natural gas prices would have resulted in a $1.4 million difference in the Company's EBITDA, and a $1.00 per Bbl change in oil prices would have resulted in a $690,000 difference in the Company's EBITDA. The Company's ability to repay outstanding amounts under the Credit Agreement, the ECT Revolving Credit Agreement and the Notes, as well as the Company's ability to maintain or increase its borrowing capacity and to obtain additional capital on attractive terms, are also substantially dependent upon oil and natural gas prices. See "--Substantial Capital Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

REPLACEMENT AND EXPANSION OF RESERVES

      The Company's financial condition and results of operations depend substantially upon its ability to acquire or find and successfully develop additional oil and natural gas reserves. The proved reserves of the Company will generally decline as its reserves are produced, except to the extent that the Company acquires properties containing proved reserves or conducts successful development, exploitation or exploration activities. The decline rate varies depending upon reservoir characteristics and other factors. Without reserve additions in excess of production through acquisition or exploitation and development activities, the Company's reserves and production will decline over time. There can be no assurance that the Company will be able to economically find and develop or acquire additional reserves to replace its current and future production.

ACQUISITION RISKS

      The Company expects to continue to evaluate and pursue acquisition opportunities, primarily in the mid-continent and southwest regions of the United States. The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil and natural gas prices, operating costs, potential environmental and other liabilities and other factors beyond the Company's control. This assessment is necessarily inexact and its accuracy is inherently uncertain. In connection with such an assessment, the Company performs a review it believes to be generally consistent with industry practices. This review, however, will not reveal all existing or potential problems, nor will it permit the Company to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections generally are not performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may not be willing or financially able to give contractual protection against such problems, and the Company may decide to assume environmental and other liabilities in connection with acquired properties. There can be no assurance that the Company's acquisitions will be successful. Any unsuccessful acquisition could have a material adverse effect on the Company's financial condition and results of operations.

      The Morgan Property Acquisition represents the largest acquisition undertaken by the Company to date and represents a major step in the Company's growth strategy. However, the increased size of the Company and its scope of operations will present significant challenges to the Company due to the increased time and resources required in the management effort. Accordingly, there can be no assurance that the future operations of the Company can be effectively managed to realize the goals anticipated of the Property Acquisitions. In addition, the management of the existing asset base and the continued growth and expansion of the Company will depend, among other factors, on the Company's ability to recruit and retain skilled and experienced management and technical personnel. There can be no assurance that the Company will be successful in such efforts.

DRILLING AND OPERATING RISKS

      The Company's oil and natural gas business is also subject to all of the operating risks associated with the drilling for and production and secondary recovery of oil and natural gas, including, but not limited to, uncontrollable flows of oil, natural gas, brine or well fluids (including fluids used in waterflood activities) into the environment (including groundwater contamination), fires, explosions, pollution and other risks, any of which could result in substantial losses to the Company. Drilling activities are subject to many risks, including the risk that no commercially productive oil or natural gas reservoirs will be encountered. The Company anticipates drilling or participating in the drilling of a substantially greater number of wells over the next 12 to 18 months than it has in the past. There can be no assurance that new wells drilled or participated in by the Company will be productive or that the Company will recover all or any portion of its investment. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, many of which are beyond its control, including economic conditions, mechanical problems, pressure or irregularities in formations, title problems, weather conditions, compliance with governmental requirements and shortages in or delays in the delivery of equipment and services. The Company's future drilling activities may not be successful. Lack of drilling success could have a material adverse effect on the Company's financial conditions and results of operations.

      In addition to the substantial risk that wells drilled will not be productive, hazards such as unusual or unexpected geologic formations, pressures, downhole fires, mechanical failures, blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or wells fluids, pollution and other environmental risks are inherent in oil and natural gas development, exploitation, exploration, production and gathering. These hazards could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. The Company carries insurance that it believes is in accordance with customary industry practices, but, as is common in the oil and natural gas industry, the Company does not fully insure against all risks associated with its business either because such insurance is not available or because the cost thereof is considered prohibitive. The occurrence of an event that is not covered, or not fully covered by insurance, could have a material adverse effect on the Company's financial condition and results of operations.

      There are certain risks associated with secondary recovery operations, especially the use of waterflooding techniques, and drilling activities in general. Waterflooding involves significant capital expenditures and uncertainty as to the total amount of secondary reserves that can be recovered. In waterflood operations, there is generally a delay between the initiation of water injection into a formation containing hydrocarbons and any increase in production that may result. The unit production costs per barrel of waterflood projects are generally higher during the initial phases of such projects due to the purchase of injection water and related costs, as well as during the later stages of the life of the project. The degree of success, if any, of any secondary recovery program depends on a large number of factors, including the porosity and permeability of the formation, the technique used and the location of injection wells.

SUBSTANTIAL CAPITAL REQUIREMENTS

      The Company's strategy of acquiring, developing and exploiting oil and natural gas properties is dependent upon its ability to obtain financing for any such expenditures. The Company expects to utilize its Credit Agreement and the ECT Revolving Credit Agreement to borrow a significant portion of the funds required. The Credit Agreement limits the amounts the Company may borrow thereunder to amounts, determined by the lenders in their sole discretion, based upon projected net revenues from the Company's oil and natural gas properties and restricts the amounts the Company may borrow under other credit facilities. As of June 30, 1998, after giving effect to the Offerings and the application of the net proceeds thereof, the Company believes it would be able to borrow up to approximately $25.0 million (of which approximately $3.1 million was outstanding on a pro forma basis) under the Credit Agreement. The lenders can adjust the borrowings permitted to be outstanding under the Credit Agreement and under the ECT Revolving Credit Agreement semi-annually. The lenders require that outstanding borrowings in excess of the borrowing limit be repaid ratably over a period no longer than six months. No assurances can be given that the Company will be able to make any such mandatory principal payments required by the lenders. The Company could, under certain circumstances, borrow under the ECT Revolving Credit Agreement up to the lesser of $10.0 million or 40% of the borrowing base established under the Credit Agreement. See "Description of Other Indebtedness."

      Any future acquisition by the Company requiring financing in excess of the amount then available under the Credit Agreement or the ECT Revolving Credit Agreement will depend upon the lenders' evaluations of the properties proposed to be acquired. For a description of the Credit Agreement and the ECT Revolving Credit Agreement and their principal terms and conditions, see "Description of Other Indebtedness."

UNCERTAINTY OF ESTIMATES OF PROVED RESERVES AND FUTURE NET REVENUES

      There are numerous uncertainties in estimating quantities of proved reserves and in projecting future rates of production and the timing of development expenditures, including many factors beyond the control of the Company. The reserve data set forth in this Prospectus are only estimates. Although the Company believes such estimates to be reasonable, reserve estimates are imprecise and may be expected to change as additional information becomes available. Estimates of oil and natural gas reserves, of necessity, are projections based on engineering data, and there are uncertainties inherent in the interpretation of such data, as well as the projection of future rates of production and the timing of development expenditures. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be exactly measured. Therefore, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and such estimate is a function of the quality of available data and of engineering and geological interpretation and judgment and the future net cash flows expected therefrom, prepared by different engineers or by the same engineers at different times may vary substantially. There also can be no assurance that the reserves set forth herein will ultimately be produced or that the proved undeveloped reserves will be developed within the periods anticipated. Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, and such variances may be material. In addition, the estimates of future net revenues from proved reserves of the Company and the present value thereof are based upon certain assumptions about future production levels, prices and costs that may not be correct. The Company emphasizes with respect to the estimates prepared by independent petroleum engineers that SEC PV-10 should not be construed as representative of the fair market value of the proved oil and natural gas properties belonging to the Company since discounted future net cash flows are based upon projected cash flows which do not provide for changes in oil and natural gas prices or for escalation of expenses and capital costs. The meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they are based. Actual future prices and costs may differ materially from those estimated. Prospective purchasers of New Notes are cautioned not to place undue reliance on the reserve data included in this Prospectus.

NATURE OF THE NET PROFITS INTERESTS AND ROYALTY INTERESTS

      General. As a result of the Morgan Property Acquisition, a substantial portion of the Company's oil and natural gas property interests are in the Form of NPIs and RIs. The NPIs were conveyed by various assignors (collectively, the "Assignors") to the Company from such Assignor's net revenue interest (generally, a leasehold working interest less lease burdens) in the Underlying Properties. These various conveyances (collectively, the "Conveyances") were designed to be conveyances of interests in real property. As the owner of NPIs, the Company does not have the direct right to drill or operate wells or to cause third parties to propose or drill wells on the Underlying Properties. If an Assignor or any other working interest owner proposes to drill a well on the Underlying Properties, then each respective Assignor is obligated to give the Company notice of such proposal. Under the applicable ancillary agreements pertaining to each Conveyance of a NPI (the "Ancillary Agreements"), the Company will then have the option to pay the Applicable Percentage (as defined in the Ancillary Agreement) of the respective Assignor's working interest share of the expenses of any well that is proposed, and thereby become entitled to a NPI equal to the Applicable Percentage multiplied by the Assignor's net revenue interest in that well. However, if an Assignor elects not to participate in the drilling of a well, the Company will be denied the opportunity to participate in that well. Moreover, if an Assignor owns less than a 100% working interest in a proposed well, and the other owners of working interests with respect to such well elect not to participate in the well, the well will not be drilled unless a means of funding the costs allocable to the working interest owners who do not elect to participate in the well is effectuated. The financial strength and the competence of the various Assignors, and to a lesser extent the financial strength and the competence of other parties owning working interests in the Underlying Properties, may have an effect on when and whether wells get drilled on the Underlying Properties, and on whether operations are conducted in a prudent and competent manner. Finally, the NPIs were created subsequent and subject to the various operating agreements that cover and govern operations on the properties. Possible consequences of the NPIs being subject to the applicable operating agreements include: (i) if an Assignor elects not to participate in a major operation, the entire original interest of the Assignor (including the NPI) will be relinquished to the consenting parties under the "non-consent penalty" provisions of the standard Form operating agreements that govern operations on most of the Underlying Properties and (ii) if an Assignor fails to pay its share of costs arising under an operating agreement, the entire original interest of the Assignor (including the NPIs) will be encumbered by the operator's lien. Because the NPI may not burden every well covered by an operating agreement, the NPI could arguably be encumbered by the operator's lien securing obligations incurred by an Assignor on wells in which the Company does not own a NPI. See "Business -- Recent Property Acquisitions."

      In the past, certain of the operators and/or Assignors on the Morgan Properties have experienced financial difficulties, including bankruptcy. Further, in at least one instance an operator has claimed a right to setoff against the Company's revenue stream from certain properties for unpaid bills arising from the nonpayment by a bankrupt Assignor.

      The RIs are comprised largely of term royalty interests, the duration of which is the same as the oil and natural gas lease to which it pertains. A smaller group of RIs are perpetual royalty interests which entitle the owner thereof to a share of production from the Underlying Properties under both the current oil and gas lease and any replacement or successor oil and natural gas lease. In all cases, the RIs are non-operating interests, have little or no influence over oil and natural gas development or operation on the lands they burden and should be free of costs or liabilities arising from operations by the working interest owners.

      Sale and Abandonment of Underlying Properties. An Assignor (and any subsequent transferee of an Assignor) has the right to abandon any well or working interest included in the Underlying Properties if, in its opinion, such well or property ceases to produce or is not capable of producing in commercially paying quantities. The Company may not control the timing of plugging and abandoning wells. The Conveyances provide that Assignor's working interest share of the costs of plugging and abandoning uneconomic wells will be deducted in calculating net cash flow from the property.

      The Assignor may sell the Underlying Properties, subject to and burdened by the RIs, without the consent of the Company. Accordingly, there exists the risk that the Underlying Properties could be transferred to a party with a weaker financial profile.

      Litigation. The landowner royalty on the J.C. Martin Field is currently subject to a lawsuit that may create uncertainty regarding the Company's title to its royalty interest. The Company believes the suit is without merit and a favorable order of summary judgment has been rendered in favor of the pension funds managed by J.P. Morgan Investments. However, that order may be appealed. The purchase agreement for the purchase of the Morgan Properties provides for the escrow of $8.0 million of the purchase price. In the event the summary judgment is later overturned and a judgment is later entered against the pension funds managed by J.P. Morgan Investments (or the Company as successor owner) rescinding the original transaction whereby the pension funds managed by J.P. Morgan Investments acquired their interest, the escrowed monies would be returned to the Company and the Company would convey its property interest to the plaintiff.

      Certain Bankruptcy Issues. Although the matter is not entirely free from doubt, the Company believes that the Morgan Properties should constitute real property interests under applicable state law. Consistent therewith, the Conveyances state that the NPIs constitute real property interests and were recorded in the appropriate real property records of the states in which the Underlying Properties are located. If, during the term of the NPIs, an Assignor becomes involved as a debtor in bankruptcy proceedings, it is not entirely clear that all of the NPIs would be treated as real property interests under the laws of such states. If in such a proceeding a determination were made that the NPIs constitute real property interests, the NPIs should be unaffected in any material respect by such bankruptcy proceeding. If in such a proceeding a determination were made that the NPIs constitute an executory contract (a term used, but not defined, in the United States Bankruptcy Code to refer to a contract under which the obligations of both the debtor and the other party to such contract are so unsatisfied that the failure of either to complete performance would constitute a material breach excusing performance by the other) and not a real property interest under applicable state law, and if such contract were not to be assumed in a bankruptcy proceeding involving an Assignor, the Company would be treated as an unsecured creditor of such Assignor with respect to such NPI in the pending bankruptcy.

FINANCIAL REPORTING IMPACT OF FULL COST METHOD OF ACCOUNTING

      The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs of acquisition, exploration and development of oil and natural gas reserves are capitalized into a "full cost pool" as incurred, and properties in the pool are depleted and charged to operations using the unit-of-production method based on the ratio of current production to total proved oil and natural gas reserves. To the extent that such capitalized costs (net of accumulated depreciation, depletion and amortization) less deferred taxes exceed the SEC PV-10 of estimated future net cash flow from proved reserves of oil and natural gas, and the lower of cost or fair value of unproved properties after income tax effects, such excess costs are charged to operations. Once incurred, a write-down of oil and natural gas properties is not reversible at a later date even if oil or natural gas prices increase. Significant downward revisions of quantity estimates or declines in oil and natural gas prices from those in effect on December 31, 1997 which are not offset by other facts could result in a write-down for impairment of oil and natural gas properties.

      On a pro forma basis at March 31, 1998, the Company's oil and natural gas properties had a carrying value, net of accumulated depreciation, depletion and amortization charges of approximately $163.7 million. The pro forma Standardized Measure of oil and natural gas properties at March 31, 1998 was approximately $142.7 million. This would have caused the Company to take a pro forma provision for non-cash impairment of value at March 31, 1998 of approximately $21.0 million. The amount of the writedown, if any, which will be recorded will be largely dependent upon the prevailing market prices of oil and natural gas at June 30, 1998.

COMPETITION

      The Company encounters substantial competition in acquiring properties, marketing oil and natural gas, securing equipment and personnel, and operating its properties. The competitors in acquisitions, development, exploration and production include major oil companies, numerous independent oil and natural gas companies, individual proprietors and others. Many of these competitors have financial and other resources which substantially exceed those of the Company and have been engaged in the energy business for a much longer time than the Company. Therefore, competitors may be able to pay more for desirable leases and to evaluate, bid for and purchase a greater number of properties or prospects than the financial or personnel resources of the Company will permit. See "Business--Markets and Competition."

GOVERNMENT LAWS AND REGULATIONS

      The Company's operations are affected from time to time in varying degrees by political developments and federal and state laws and regulations. In particular, oil and natural gas production, operations and economics are or have been affected by price controls, taxes and other laws relating to the oil and natural gas industry, by changes in such laws and by changes in administrative regulations. The Company cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on its business or financial condition. See "Business--Regulation."

      The Company's operations are subject to complex and constantly changing environmental laws and regulations adopted by federal, state and local governmental authorities. The Company believes that compliance with such laws has had no material adverse effect upon the Company's operations to date, and that the cost of such compliance has not been material. Nevertheless, the discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities on the part of the Company to the government and third parties and may require the Company to incur costs of remediation. Additionally, from time to time the Company has agreed to indemnify both sellers of producing properties from whom the Company acquires reserves and purchasers of properties from the Company against certain liabilities for environmental claims associated with the properties being purchased or sold by the Company. No assurance can be given that existing environmental laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations, will not materially adversely affect the Company's operations and financial condition or that material indemnity claims will not arise against the Company with respect to properties acquired or sold by the Company. See "Business--Regulation--Environmental Regulation."

RISKS OF HEDGING ACTIVITIES

      In order to reduce its exposure to price risks in the sale of its oil and natural gas, the Company has entered into and may in the future enter into hedging contracts. The Company's hedging contracts apply to only a portion of its production and provide only limited price protection against fluctuations in the oil and natural gas markets. If the Company's reserves are not produced at rates equivalent to the hedged position, the Company would be required to satisfy its obligations under its hedging contracts on potentially unfavorable terms without the ability to hedge that risk through sales of comparable quantities of its own production. Further, the terms under which the Company enters into hedging contracts are based on assumptions and estimates of numerous factors such as cost of production and pipeline and other transportation costs to delivery points. Substantial variations between the assumptions and estimates used by the Company and actual results experienced could materially adversely affect the Company's anticipated profit margins and its ability to manage the risks associated with fluctuations in oil and natural gas prices. See "--Uncertainty of Estimates of Proved Reserves and Future Net Revenues." Additionally, to the extent that the Company enters into hedging contracts, it may be prevented from realizing the benefits of price increases above the level of the hedges. Such hedging contracts are also subject to the risk that the other party may prove unable or unwilling to perform its obligations under such contracts. Any significant nonperformance could have a material adverse effect on the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Comparison of the Nine Month Periods Ended March 31, 1998 and
1997" and "--Changes in Prices and Hedging Activities."

POTENTIAL CONFLICTS OF INTEREST

      JEDI, an affiliate of Enron, owns 9,600,000 shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), warrants to acquire an aggregate of 1,725,947 shares of the Company's Common Stock and 2,634,951 shares of Common Stock (as of July 31, 1998: 8.6% of the outstanding Common Stock; 30.3% of the undiluted, voting power; and 33.1% of the fully diluted voting stock). In addition, upon the occurrence of certain defaults under the Certificate of Designation governing the Series A Preferred Stock, JEDI would have the right to appoint a majority of the Company's Board of Directors. As the holder of a significant portion of the Company's voting stock, JEDI, as well as its affiliates (including Enron), may have the ability to exercise significant influence over the management of the Company. Enron and certain of its subsidiaries and other affiliates collectively participate in nearly all phases of the oil and natural gas industry and are, therefore, competitors of the Company. Effective December 29, 1997, the Company entered into the ECT Revolving Credit Agreement with ECT, a wholly-owned subsidiary of Enron. See "Description of Other Indebtedness--ECT

Revolving Credit Agreement." In addition, Enron and certain of its affiliates have provided, or assisted in providing, and may in the future provide or assist in arranging, financing to or for non-affiliated participants in the oil and natural gas industry who are or may become competitors of the Company.

      The Indenture will not prohibit the Company from conducting business with Enron and its subsidiaries and affiliates, but will generally require that such transactions be conducted on an arms-length basis and provide that certain requirements must be satisfied in order for the Company to transact such business. See "Description of Notes--Certain Covenants."

CONTROL BY CERTAIN STOCKHOLDERS

      As of July 31, 1998, after giving effect to the Private Equity Placement, the current officers and directors of the Company as a group will have a beneficial interest in or hold a proxy for approximately 26.6% of the undiluted voting power, and JEDI will possess approximately 30.3% of the undiluted voting power, of the Company's voting equity. Consequently, these stockholders, should they determine to act together, may be in a position to effectively control the affairs of the Company, including the election of all of the Company's directors and the approval or prevention of certain corporate transactions which require majority stockholder approval.

DEPENDENCE ON KEY PERSONNEL

      The Company is dependent upon Edward J. Munden, Chairman of the Board, President and Chief Executive Officer, Robert P. Lindsay, Chief Operating Officer and Executive Vice President, Ronald I. Benn, Chief Financial Officer and Treasurer, Bruce I. Benn, Executive Vice President and Secretary, and other key personnel, including V. Ed Butler, Vice President, Operations and Ronald Idom, Vice President, Acquisitions, for its various activities, and the loss of any one of these individuals for any reason may adversely affect the Company. The Company holds key man insurance on the lives of each of Edward J. Munden, Robert P. Lindsay, Bruce I. Benn and Ronald I. Benn. The Company also has employment agreements with each of these officers (other than Mr. Idom) through 2002.

LIMITATION ON PURCHASE OF NOTES UPON THE OCCURRENCE OF A CHANGE OF CONTROL

      Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If a Change of Control were to occur, there can be no assurance that the Company and the Subsidiary Guarantors would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price for all Notes tendered by the holders thereof. As of the date of original issuance of the Notes, the Credit Agreement and the ECT Revolving Credit Agreement will, and any future credit agreements or other agreements relating to indebtedness to which the Company or a Subsidiary Guarantor becomes a party may, contain restrictions on the purchase of Notes. If a Change of Control occurs at a time when the Company and the Subsidiary Guarantors are unable to purchase the Notes (due to insufficient financial resources, contractual prohibition or otherwise), such failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement and the ECT Revolving Credit Agreement and may constitute a default under the terms of any other indebtedness of the Company or the Subsidiary Guarantors then outstanding. See "Description of Notes--Purchase at the Option of Holders Upon a Change of Control." The definition of "Change of Control" in the Indenture includes a sale, lease, conveyance or transfer of "all or substantially all" of the assets of the Company and certain of its Restricted Subsidiaries, taken as a whole, to a person or group of persons. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Notes to require the Company to purchase such Notes as a result of a sale, lease, conveyance or transfer of all or substantially all of the Company's assets to a person or group of persons may be uncertain.

REPURCHASE OBLIGATIONS IN CONNECTION WITH PRIVATE EQUITY PLACEMENT

      In connection with the Private Equity Placement, the Company granted to those purchasers acquiring shares pursuant to the Purchase Agreement (defined herein) (the "Buyers") the right to require the Company to repurchase such Buyer's shares of Common Stock and rights to acquire additional shares of Common Stock after the occurrence of certain major transactions or triggering events, including, without limitation, certain consolidations or mergers, the sale or transfer of all or substantially all of the Company's assets, a tender offer for more than 40% of the outstanding shares of Common Stock, and certain defaults by the Company under its covenants to the Buyers. The Company would be required to obtain the consent of the lenders under the Credit Agreement and the ECT Revolving Credit Agreement and the consent of the holders of the Notes before repurchasing such shares and rights. If the Company could not obtain such consents, the Company would be in default under its agreement with the Buyers, and such default could trigger cross defaults under the Credit Agreement or the ECT Revolving Credit Agreement. In addition, if the Company fails to repurchase the shares of Common Stock and repricing rights as required, the Company could be liable to the Buyers for damages. See "Recent Developments--Private Equity Placement."

FRAUDULENT CONVEYANCE

      If a court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, or the Company as a debtor-in-possession, were to determine under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring indebtedness, including the Notes, and that, at the time of such incurrence, the Company (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence, (iii) was engaged in a business or transaction for which the assets remaining with the Company constitute unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then such court, subject to applicable statutes of limitation, could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the Company or take other action detrimental to the holders of the Notes.

      The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value or the fair saleable value of all of that company's property or if the present fair saleable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Notes, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. The Company believes that, after giving effect to the Note Offering, the Company will be (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Note Offering, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due.

      In addition, the Subsidiary Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit brought by or on behalf of creditors of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than the fair consideration or reasonably equivalent value. A court could void the Subsidiary Guarantors' obligations under the Subsidiary Guarantees, subordinate the Subsidiary Guarantees to other indebtedness of the Subsidiary Guarantors or take other action detrimental to the holders of the Notes. See "Description of Other Indebtedness" and "Description of Notes."

LACK OF PUBLIC MARKET FOR THE NOTES

      The Old Notes are, and the Company expects the New Notes will be upon issuance, designated for trading in the Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) market. There is no established trading market for the New Notes and the Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance regarding the future development of any market for the Notes, the liquidity of any market that may develop for the Notes or the ability of holders of the Notes to sell their Notes or the price at which such holders may be able to sell their Notes. If such a market were to develop, no assurance can be given as to the trading prices of the Notes, which may be higher or lower than the initial offering price of the Old Notes depending on many factors, including, among other things, prevailing interest rates, the Company's operating results and prospects and the market for similar securities. The liquidity of, and trading market for, the Notes may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect liquidity and trading markets independent of the financial performance of, and prospects for, the Company.


                               RECENT DEVELOPMENTS

PRIVATE EQUITY PLACEMENT

General. The Company raised $25 million of equity on July 8, 1998 and an additional $7.5 million on July 20, 1998 (collectively, the "Private Equity Placement"). Pursuant to the Securities Purchase Agreement, dated as of June 25, 1998, among the Company and the buyers signatory thereto (the "Buyers"), as amended and restated pursuant to the Amended and Restated Securities Purchase Agreement dated as of July 8, 1998 (as amended and restated, the "Purchase Agreement"), the Company issued (i) 2,357,144 shares of the Company's Common Stock on July 8, 1998 and issued an additional 1,071,430 shares of the Company's Common Stock on July 20, 1998 to the Buyers (the "Common Shares"), (ii) certain repricing rights (the "Repricing Rights") to acquire additional shares of Common Stock (the "Repricing Common Shares") and (iii) warrants (the "Buyer Warrants") to purchase an aggregate of up to 605,000 shares of Common Stock (the "Warrant Common Shares"). The aggregate gross consideration for the issuances was $24 million, $16.5 million of which was received by the Company on July 8, 1998 and $7.5 million of which was received by the Company on July 20, 1998. The Company also agreed to register for resale the Common Shares, Repricing Common Shares and Warrant Common Shares pursuant to the terms of a registration rights agreement (the "Registration Rights Agreement"). Initially capitalized terms used but not defined in this section "Private Equity Placement" have the meanings ascribed to such terms in the Purchase Agreement filed as an exhibit to this Registration Statement on Form S-4.

      On July 8, 1998, JEDI exercised certain warrants to acquire an aggregate of 980,935 shares of Common Stock for an aggregate exercise price of approximately $3.3 million and exercised certain antidilution rights to purchase 693,301 shares of the Company's Common Stock for an aggregate purchase price of $1.67 million. A second holder of warrants exercised warrants on July 8, 1998 to acquire an aggregate of 1,400,000 shares of Common Stock. The Company received approximately $3.5 million for the exercise of these warrants.

Repricing Rights. Pursuant to the Purchase Agreement, each of the Buyers (or their permitted assignees or successors) may exercise its Repricing Rights and acquire shares of Common Stock in accordance with the following formula (the "Repricing Rate"):

                         (Repricing Price - Market Price)
                         --------------------------------
                                  Market Price

      The "Repricing Price" means, (i) during the period beginning on and including the date which is 121 days after the Closing Date and ending on and including the date which is 150 days after the Closing Date, 124% of the Purchase Price, (ii) during the period beginning on and including the date which is 151 days after the Closing Date and ending on and including the date which is 180 days after the Closing Date, 125% of the Purchase Price, (iii) during the period beginning on and including the date which is 181 days after the Closing Date and ending on and including the date which is 210 days after the Closing Date, 126% of the Purchase Price, (iv) during the period beginning on and including the date which is 211 days after the Closing Date and ending on and including the date which is 240 days after the Closing Date, 127% of the Purchase Price and (v) after the date which is 240 days after the Closing Date, 128% of the Purchase Price.

      The "Market Price" means, as of any date of determination, the lowest closing bid price during the fifteen consecutive trading days immediately preceding such date of determination.

      The Repricing Rate is multiplied by the number of Common Shares the Buyer has chosen to reprice in order to determine the number of shares to be issued to the Buyer.

       If the Company fails to issue a stock certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon such holder's exercise of the Repricing Rights within three trading days after the Company's or the transfer agent's receipt of the exercise notice, the Company shall pay damages to such holder on each day after the third trading day that such exercise is not effected. The amount of damages shall equal 0.5% of the product of (i) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and (ii) the closing bid price of the Common Stock on the last possible date which the Company could have issued such Common Stock without violating its delivery requirements. In addition, if the Buyer to whom the Company has failed to timely deliver the shares is forced to purchase other outstanding shares of Common Stock of the Company in order to cover a sale order by such Buyer (a "Buy-In"), then the Company will be required to pay to such Buyer the positive difference between the price at which the Buyer bought its covering shares and the sale price in respect of the shares sold by it.

       The right of a holder of Repricing Rights to exercise such Repricing Rights is limited as set forth below.

              (i) Without the prior written consent of the Company, a holder of Repricing Rights shall not be entitled to exercise an aggregate number of Repricing Rights in excess of the number of Repricing Rights which when divided by the number of Repricing Rights purchased by such holder would exceed (A) 0.00 for the period beginning on July 8, 1998 and ending on and including the 120th day thereafter, (B) 0.25 for the period beginning on the 121st day after July 8, 1998 and ending on and including the 150th day after July 8, 1998, (C) 0.50 for the period beginning on and including the 151st day after July 8, 1998 and ending on and including the 180th day after July 8, 1998, (D) 0.75 for the period beginning on the 181st day after July 8, 1998 and ending on and including the 210th day after July 8, 1998, and (E) 1.00 for the period beginning on and including the 211th day after July 8, 1998. This exercise restriction shall cease to apply if a Major Transaction (as defined below) or Triggering Event (as defined below) shall have occurred or been publicly announced or if a registration statement meeting the requirements of the Registration Rights Agreement shall not have been declared effective by the 120th day after July 8, 1998.

              (ii) As more fully described in the Purchase Agreement, a holder of Repricing Rights shall not be entitled to exercise Repricing Rights in excess of that number of Repricing Rights which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding number of shares of the Common Stock following such exercise. Such restriction is waivable by a holder upon at least 61 days notice. In addition, as more fully described in the Purchase Agreement, a holder of Repricing Rights shall not be entitled to exercise Repricing Rights in excess of that number of Repricing Rights which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 9.99% of the outstanding number of shares of the Common Stock following such exercise. Such restriction is waivable by a holder upon at least 61 days notice.

       In addition to the exercise restrictions, a Buyer's right to exercise its Repricing Right terminates automatically on the earlier of (i) if the Initial Common Share with respect to which such Repricing Right was acquired is sold prior to the date which is 121 days after the date on which such Repricing Right was acquired, (ii) if the Initial Common Share with respect to which such Repricing Right was acquired is sold on or after the date which is 121 days after the Closing Date on which such Repricing Right was acquired at a price equal to or greater than the Repricing Price in effect on the date of such sale,
(iii) on the date immediately following the date which is one year after the date of the sale of the Initial Common Share with respect to which such Repricing Right was acquired and (iv) if the Buyer elects to terminate the Repricing Right in lieu of the Company repurchasing such Buyer's related Initial Common Share.

Company Repurchase Rights. Pursuant to the Purchase Agreement, the Company may elect to repurchase Repricing Rights exercised in lieu of issuing Repricing Common Shares upon such exercise if the average closing bid price of the Common Stock for the five day trading period immediately preceding the exercise date of the Repricing Rights is not greater than $5.30. The repurchase price per Repricing Right shall be equal to the product of (i) the Repricing Rate of the Repricing Right on the exercise date and (ii) the last reported sale price of the Common Stock on the exercise date.

      The Company may also elect to repurchase any or all of the Common Shares issued to the Buyers and the Repricing Rights associated with such Common Shares at any time prior to the Repricing Rights being exercised. The repurchase price per Repricing Right shall be an amount per Common Share and associated Repricing Right equal to (i) 119% of the Purchase Price, if the repurchase date is prior to the date which is 120 days after the Closing Date and (ii) 128% of the Purchase Price, if the repurchase date is on or after the date which is 120 days after the Closing Date.

Holder Put Rights. Pursuant to the Purchase Agreement, each holder of Common Shares or Repricing Rights, has the right to require the Company to repurchase all or a portion of such holder's Common Shares or Repricing Rights upon the occurrence of a Major Transaction or a Triggering Event. The repurchase price is equal to (i) for each Common Share with an associated Repricing Right, the greater of (A) 130% of the Purchase Price and (B) the sum of (i) the Purchase Price and (ii) the product of (x) the Repricing Rate of the Repricing Right on the date of such holder's delivery of a notice of repurchase and (y) the last reported sale price of the Common Stock on the delivery date of a notice of repurchase, (ii) for each Repricing Right without the associated Common Share, the product of (A) the Repricing Rate of the Repricing Right on the date such holder's delivery of a notice of repurchase and (B) the last reported sale price of the Common Stock on the date of such holder's delivery of notice of repurchase and (iii) for each Common Share without an associated Repricing Right, 130% of the Purchase Price.

      A "Major Transaction" is deemed to have occurred at such time as any of the following events:

              (i) the consolidation, merger or other business combination of the Company with or into another person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such surviving entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

              (ii) the sale or transfer of all or substantially all of the Company's assets; or

              (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 40% of the outstanding shares of Common Stock.

       A "Triggering Event" is deemed to have occurred at such time as any of the following events:

              (i) a registration statement in respect of the resale of the Common Shares, Repricing Common Shares and Warrant Common Shares (the "Resale Registration Statement") has not been deemed effective by the Commission on or prior to the 210th day after the Closing Date;

              (ii) the effectiveness of the Resale Registration Statement lapses for any reason or is unavailable for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten trading days in aggregate (excluding any "blackout" periods permitted by the terms of the Registration Rights Agreement);

              (iii) the Common Stock is suspended from listing or is delisted from The Nasdaq SmallCap Market or on any subsequent market for a period of five consecutive days, unless such delisting is due to the Company having the Common Stock relisted on a subsequent market within such five day period;

              (iv) the Company notifies any holder of Repricing Rights, including by way of public announcement, at any time, of its intention not to comply or inability to comply with proper requests for exercise of any Repricing Rights into shares of Common Stock;

              (v) the Company fails to deliver shares of Common Stock pursuant to the exercise of Repricing Rights within ten days of an exercise date or to pay the amount due in respect of a Buy-In within ten days after notice of such Buy-In is delivered to the Company;

              (vi) the Company is not required to issue any Repricing Common Shares pursuant to the exercise of Repricing Rights due to certain restrictions imposed under the rules and regulations of The Nasdaq Stock Market or the Company is otherwise unable to issue shares of Common Stock upon delivery of an exercise notice for any reason;

              (vii) if stockholder approval of the issuance of the securities is required, the Company's stockholders fail to approve the issuance of the shares of Common Stock upon the exercise of Repricing Rights within 135 days of a Proxy Statement Trigger Date (as defined in the Purchase Agreement);

              (viii) the Company breaches any representation, warranty, covenant or other material term or condition of the Purchase Agreement, the Warrants, the Registration Rights Agreement or the irrevocable transfer agent instructions or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, and such breach, if curable, continues for a period of at least ten days after written notice thereof to the Company; or

              (ix) a voluntary or involuntary case or proceeding is commenced by or against the Company or a subsidiary under any applicable federal or state bankruptcy, insolvency, reorganization or other similar proceeding (excluding any involuntary proceeding that is dismissed within thirty days of the filing thereof).

       At any time after receipt of a notice from the Company that a Major Transaction is to occur (or, in the event a notice is not delivered at least ten days prior to a Major Transaction), any holder of Common Shares, Repricing Common Shares or Repricing Rights then outstanding may require the Company to repurchase all or a portion of the holder's Common Shares, Repricing Common Shares or Repricing Rights. At any time after the earlier of a holder's receipt of a notice from the Company that a Triggering Event has occurred and such holder becoming aware of a Triggering Event, but in no event later than fifteen business days after a holder's receipt of such notice, any holder of Common Shares, Repricing Common Shares or Repricing Rights then outstanding may require the Company to repurchase all or a portion of the holder's Common Shares, Repricing Common Shares or Repricing Rights. The repurchase price upon the occurrence of a Major Transaction or a Triggering Event is equal to (i) for each Common Share with an associated Repricing Right, the greater of (A) 130% of the Purchase Price and (B) the sum of (I) the Purchase Price and (II) the product of
(x) the Repricing Rate of the Repricing Right on the date of such holder's delivery of notice of repurchase and (y) the last reported sale price of the Common Stock on the date of such holder's delivery of a notice of repurchase,
(ii) for each Repricing Right without the associated Common Share, the product of (x) the Repricing Rate of the Repricing Right on the date of such holder's delivery of a notice to repurchase and (y) the last reported sale price of the Common Stock on the date of such holder's delivery of notice of repurchase and
(iii) for each Common Share without an associated Repricing Right, 130% of the Purchase Price.

       The Company shall deliver the applicable repurchase price, in the case of a repurchase pursuant to the occurrence of a Triggering Event, to such holder within five business days after the Company's receipt of a notice of repurchase from the holder and, in the case of a repurchase pursuant to the occurrence of a Major Transaction, the Company shall deliver the applicable repurchase price immediately prior to the consummation of the Major Transaction; provided that if Common Shares are being repurchased, the holder's stock certificates shall have been delivered to the Company; provided further that if the Company is unable to repurchase all of the Common Shares or the Repricing Rights to be repurchased, the Company shall repurchase an amount from each holder on a pro rata basis.

Other Terms of the Purchase Agreement. The Purchase Agreement contains customary representations and warranties of the Company for transactions of this type.

       Pursuant to the Purchase Agreement, the Company has agreed, among other things, to abide by certain limitations on the Company's ability to raise equity (the "Capital Raising Limitation"). The Capital Raising Limitation prohibits the Company and its subsidiaries from negotiating with any party for any equity financing or issue any equity securities of the Company or any subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any subsidiary during the period beginning on July 8, 1998 and ending on and including the 365th day after the Closing Date unless it first delivers a written notice of the future offering to each

Buyer and provides each Buyer an option to purchase up to its pro rata portion of the shares to be offered in the future offering.

      In addition, on or before November 4, 1998, the Company must provide stockholders of the Company with a proxy statement relating to the next meeting of stockholders of the Company, which meeting shall be not later than 60 days after November 4, 1998, which proxy statement solicits the affirmative vote of the stockholders for approval of the Company's issuance of all of the Securities described in the Purchase Agreement (including the approval of issuances as may be required by the Rules of the Nasdaq Stock Market, Inc.). Certain holders of capital stock having voting power aggregating over 50% of the total current outstanding voting capital stock have executed a letter agreement agreeing to vote in favor of the issuance. If the Company fails to hold the meeting by the deadline described above, then the Company shall pay to each Buyer an amount in cash equal to the product of (i) the aggregate Purchase Price paid by such Buyer multiplied by (ii) .025; multiplied by (iii) the quotient of (x) the number of days after the deadline that a meeting is not held, divided by (y) 30.

Warrants. Pursuant to the Purchase Agreement, on July 8, 1998 the Company issued the Buyer Warrants to the Buyers. The Buyer Warrants are exercisable for three years commencing July 8, 1998. The Buyer Warrants are exercisable for an aggregate of up to 925,000 shares of Common Stock at an exercise price equal to 110% of the Purchase Price. The Buyer Warrants provide for customary adjustments to the exercise price and number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations and mergers. The Buyer Warrants also include customary provisions with respect to, among other things, transfer of the Buyer Warrants, mutilated or lost warrant certificates, and notices to holder(s) of the Buyer Warrants.

Registration Rights Agreement. At the time of sale, none of the Common Shares, the Repricing Common Shares or the Warrant Common Shares will be registered under the Securities Act and therefore, will be, when issued, "restricted securities." Effective July 8, 1998, the Company entered into a Registration Rights Agreement with the Buyers pursuant to which the Buyers are entitled to certain rights with respect to the registration under the Securities Act of the Common Shares, the Repricing Common Shares and the Warrant Common Shares (the "Registrable Securities").

      Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-3 on or before September 5, 1998, covering the resale of all of the Registrable Securities. The Company is required to use its best efforts to cause such registration statement to become effective as soon as practicable following the filing thereof; but in no event later than the earlier of (i) November 4, 1998 and (ii) the fifth business day after the Company learns that the Commission will not review the registration statement or that the Commission has no further comments on the registration statement. If the registration statement does not become effective by this date, then the Company is required to make cash payments to the holders of the Registrable Securities equal to 2.0% of the aggregate Purchase Price paid by each holder on the first day of each month during the default. The Registration Rights Agreement also provides for unlimited piggyback registration rights prior to the expiration of the registration period for the Registrable Securities. The Company generally bears the expense of any registration statement, while selling holders generally bear selling expenses such as underwriting fees and discounts. The Registration Rights Agreement also includes customary indemnification provisions. In addition, under the Purchase Agreement, the Company cannot file a registration statement (other than a registration statement filed pursuant to the Registration Rights Agreement, a registration statement filed pursuant to a demand registration right or a registration statement on Form S-8) covering the sale or resale of shares of Common Stock with the Securities and Exchange Commission beginning on July 8, 1998 and ending on the 60th trading day after the date that the registration statement filed on behalf of the holders has been declared effective by the Securities and Exchange Commission.

Placement Agents. The Company paid $1.8 million cash and issued warrants to purchase 480,000 shares of the Company's Common Stock in consideration for Jesup & Lamont Securities Corp., Phillip Louis Trading Co., Inc. and Laidlaw & Co. acting as the placement agents in connection with the Private Equity Placements to the Buyers.

                     THE EXCHANGE OFFER; REGISTRATION RIGHTS

PURPOSE AND EFFECT

      The Company, the Subsidiary Guarantors and the Initial Purchasers have entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Company and the Subsidiary Guarantors have agreed, for the benefit of the holders of the Notes, (i) to file with the Commission, on or before September 5, 1998, a Registration Statement (the "Exchange Offer Registration Statement") under the Securities Act relating to the Exchange Offer pursuant to which New Notes would be offered in exchange for the then outstanding Old Notes tendered at the option of the holders thereof and
(ii) to use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective as soon as practicable thereafter, but in no event later than November 4, 1998. The Company has further agreed to commence the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 20 business days, and exchange the New Notes for all Old Notes validly tendered and not withdrawn before the expiration of the Exchange Offer.

      Under existing Commission interpretations set forth in no-action letters issued to third parties, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of New Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company and the Subsidiary Guarantors are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes. The Exchange Offer Registration Statement will be kept effective for a period of up to 90 days after the Exchange Offer has been consummated in order to permit resales of New Notes acquired by broker-dealers in after-market transactions. Each holder of Notes (other than certain specified holders) who wishes to exchange such Notes for New Notes in the Exchange Offer will be required to represent that any New Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Exchange Offer it is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the New Notes and that it is not an Affiliate of the Company.

      However, if (i) on or before the date of consummation of the Exchange Offer, the existing Commission interpretations are changed such that the New Notes would not in general be freely transferable in such manner on such date or
(ii) the Exchange Offer has not been consummated within the 175 days following the Closing, the Company will, in lieu of effecting the registration of the New Notes, use its reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the Old Notes for resale by holders (the "Resale Registration") to become effective and to remain effective for a period of up to two years after the effective date of such registration statement. The Company will, in the event of the Resale Registration, provide to the holders of the Old Notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such holders when the Resale Registration for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of Old Notes that sells such Notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

      Although the Company intends to file the registration statement previously described, there can be no assurance that the registration statement will be filed, or if filed, that it will become effective. In the event that (i) the Company has not filed the registration statement relating to the Exchange Offer within 60 days following the Closing, (ii) such registration statement has not become effective within 120 days following the Closing, (iii) the Exchange Offer has not been consummated within 30 business days after the effectiveness deadline for the Exchange Offer Registration Statement, (iv) the Company has not filed the resale registration statement within 30 days of the date on which the obligation to file such resale registration statement arose, (v) the resale registration statement has not been declared effective within 105 days of the date on which the obligation to file such resale registration statement arose or
(vi) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded within 30 days by an additional registration statement filed and declared effective (any such event referred to in clauses (i) through (vi), the "Registration Default"), interest ("Liquidated Damages") will accrue on the Old Notes and the New Notes (in addition to the stated interest on the Old Notes and the New Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate of 0.5% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.50% per annum.

      All accrued Liquidated Damages shall be paid to Holders in the same manner in which payments of other interest are made pursuant to the Indenture. See "Description of Notes--General."

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

      The Old Notes and the New Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase, and for purposes of the Description of Notes (except under this "Exchange Offer; Registration Rights") all references herein to the "Notes" shall be deemed to refer collectively to the Old Notes and any New Notes, unless the context otherwise requires.

CONSEQUENCES OF FAILURE TO EXCHANGE

      The Old Notes are, and the Company expects the New Notes to be upon issuance, designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement, and such Old Notes will continue to be subject to certain restrictions on transfer. In general, Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so.

TERMS OF THE EXCHANGE OFFER

      Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. As soon as practicable after the Expiration Date, the Company will issue a principal amount of New Notes in exchange for each like principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

      The form and terms of the New Notes are identical to the form and terms of the Old Notes, except that the Old Notes were offered and sold in reliance upon certain exemptions from registration under the Securities Act, while the offering and sale of the New Notes in exchange for the Old Notes have been registered under the Securities Act, with the result that the New Notes will not bear any legends restricting their transfer. Also, holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture.

      As of the date of this Prospectus, $125 million aggregate principal amount of the Old Notes was outstanding and registered in the name of Cede & Co., as
nominee for DTC. The Company has fixed the close of business on          , 1998,
as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, including Rule 14e-1 thereunder.

      The Company shall be deemed to have accepted validly tendered Old Notes when, as, and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

      Holders who tender Old Notes in the Exchange Offer will be required to pay any brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. See "The Exchange Offer--Solicitation of Tenders; Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

      The term "Expiration Date" shall mean 5:00 p.m., New York City time,
on             , 1998, unless the Company, in its sole discretion, extends the
Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "The Exchange Offer--Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment. Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE NEW NOTES

      The New Notes will bear interest from the date of issuance of the Old Notes that are tendered for exchange for the New Notes. Accordingly, holders of Old Notes accepted for exchange will not receive interest that is accrued but unpaid on the Old Notes at the time of tender, but such interest will be payable on the first interest payment date after the consummation of the Exchange Offer. Holders of Old Notes accepted for exchange in the Exchange Offer will be deemed to have waived the right to receive interest accrued but unpaid thereon as of the date of exchange. Interest on the New Notes will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1999.

PROCEDURES FOR TENDERING

      Only a registered holder of Old Notes may tender Old Notes in the Exchange Offer. Except as set forth under "The Exchange Offer--Book Entry Transfer," to tender in the Exchange Offer a holder must complete, sign and date the Letter of Transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or copy to the Exchange Agent for receipt prior to 5:00 p.m. on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal,
(ii) a timely confirmation of a book-entry transfer (a

"Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth under "The Exchange Offer--Exchange Agent" prior to 5:00 p.m. on the Expiration Date.

      The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M. ON THE EXPIRATION DATE AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

      Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on its own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (defined herein) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (an "Eligible Institution").

      If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes with the signature thereon guaranteed by an Eligible Institution.

      If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal, unless waived by the Company.

      All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

      In addition, subject to the Company's contractual obligations, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "The Exchange Offer--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

      By tendering, each holder will represent to the Company that, among other things, (i) New Notes to be acquired by such holder of Old Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive New Notes for such holder's own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

      In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

      The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility system may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "The Exchange Offer--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

      DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

      If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the Form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper Form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper Form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

      Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

      For a withdrawal of a tender of Old Notes to be effective, a written or (for DTC participants only) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, Form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer--Procedures for Tendering" at any time on or prior to the Expiration
Date.

CONDITIONS

      Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if (i) the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the Commission, (ii) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company, or (iii) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer. If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal Rights") or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five-to-ten-business-day period.

EXCHANGE AGENT

      All executed Letters of Transmittal should be directed to the Exchange Agent. Harris Trust and Savings Bank has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                        BY REGISTERED OR CERTIFIED MAIL:

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                       BY OVERNIGHT MAIL OR HAND DELIVERY:

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                                  BY FACSIMILE:

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                              CONFIRM BY TELEPHONE:

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SOLICITATIONS OF TENDERS; FEES AND EXPENSES

      The expenses of soliciting acceptances to the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company. The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Other cash expenses to be incurred in connection with the Exchange Offer and to be paid by the Company include registration, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

      For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

      The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such taxes will be billed directly to such tendering holder.

TRANSFER TAXES

      Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                                 USE OF PROCEEDS

      There will be no cash proceeds to the Company from the Exchange Offer.

      The net proceeds from the Old Note Offering and the Private Equity Placement, after deducting underwriting discounts, placement fees and offering expenses, were approximately $151.4 million. The sources and uses of net proceeds to the Company from the Old Note Offering and the Private Equity Placement are summarized as follows (dollars in millions):

SOURCES:
Old Note Offering, net of underwriting discounts and expenses ........       $120,000,000
                                                                             ------------
Private Equity Placement, net of expenses ............................         30,900,000
                                                                             ------------
Total ................................................................       $151,400,000
                                                                             ============
USES:

Repayment of indebtedness ............................................       $151,400,000
                                                                             ------------
Total ................................................................       $151,400,000
                                                                             ============

      The net proceeds received by the Company from the Offerings completed on July 8, 1998 of approximately $144.5 million and on July 20, 1998 of approximately $6.9 million were used to repay indebtedness outstanding under the Company's Credit Agreement and to repay indebtedness outstanding under the Variable Rate Senior Subordinated Debt Bridge Note Purchase Agreements and the Variable Rate Subordinated Equity Bridge Note Purchase Agreements, each dated as of April 17, 1998 (collectively, the "Bridge Facilities"). Substantially all of this indebtedness was incurred to fund the Company's acquisition of net revenue interests and royalty interests in producing oil and natural gas properties from certain trusts managed by J.P. Morgan Investments. Immediately following such repayments, the amount of indebtedness outstanding under the Credit Agreement was $10.3 million.

      The indebtedness under the Credit Agreement was incurred to fund the Property Acquisitions and general corporate working capital needs. The proceeds from the Bridge Facilities were used to partially fund the Morgan Property Acquisition. Indebtedness outstanding under the Credit Agreement bears interest at a rate determined under certain Federal Funds, Prime Rate or LIBOR rate options and currently bears interest at 8.125% per annum. Indebtedness outstanding under the Debt Bridge Facility bore interest at a rate of LIBOR plus 4% per annum (currently 9.625% per annum). Indebtedness outstanding under the Equity Bridge Facility bore interest at a rate of LIBOR plus 6% per annum (currently 11.625% per annum). As of July 31, 1998, there is approximately $14.7 million available for reborrowing under the Credit Agreement to be used for general corporate purposes, which may include acquiring oil and natural gas properties or companies owning the same. The Company intends to reborrow amounts under the Credit Agreement to fund the exploitation and development, potential acquisition and exploration of oil and natural gas properties and other general corporate purposes. See "Description of Other Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" for a description of these facilities.

                                 CAPITALIZATION

      The following table sets forth the capitalization of Queen Sand Resources at March 31, 1998 to give effect to the consummation of (i) the Old Note Offering and exchange of the Old Notes for New Notes, (ii) the Private Equity Placement and (iii) the application of the net proceeds received by the Company from the Old Note Offering and the Private Equity Placement as described in "Use of Proceeds."

                                                                                          MARCH 31, 1998
                                                                        ------------------------------------------------
                                                                                          PRO FORMA FOR
                                                                                           THE MORGAN        PRO FORMA
                                                                                            PROPERTY        ADJUSTED FOR
                                                                         HISTORICAL       ACQUISITION        OFFERINGS
                                                                        ------------      ------------      ------------
                                                                                         (IN THOUSANDS)
Total long-term indebtedness (including current portion) (1):
  Credit Agreement ................................................     $     20,000      $     92,000      $     10,100
  Bridge Facilities ...............................................             --              60,000              --
  ECT Revolving Credit Agreement ..................................            1,000              --                --
  12 1/2% Senior Notes due 2008 offered hereby ....................             --                --             125,000
  Other ...........................................................            2,429             2,429             2,429
                                                                        ------------      ------------      ------------
     Total long-term indebtedness .................................           23,429           154,429           137,529
Stockholders' equity:
   Preferred Stock:
     Series A Participating Convertible Preferred Stock,
       $0.01 par value; 9,600,000 shares authorized;
       9,600,000 shares issued and outstanding ....................               96                96                96
     Series B Participating Convertible Preferred Stock,
       $0.01 par value; 9,600,000 shares authorized;
       no shares issued or outstanding ............................             --                --                --
     Series C Convertible Preferred Stock, $0.01 par value;
       10,400 shares authorized; 10,400 shares issued and
       outstanding ................................................             --                --                --
  Common Stock, $0.0015 par value; 100,000,000 shares
    authorized; 30,826,527 shares issued and outstanding ..........               50                50                57
  Additional paid-in capital ......................................           32,580            32,580            63,473
  Retained earnings (accumulated deficit) .........................           (5,323)          (26,323)          (26,323)
  Treasury stock, 9,600,000 shares, at cost .......................           (5,000)           (5,000)           (5,000)
                                                                        ------------      ------------      ------------
       Total stockholders' equity .................................           22,403             1,403            32,303
                                                                        ------------      ------------      ------------
Total capitalization ..............................................     $     45,832      $    155,832      $    169,832
                                                                        ============      ============      ============

----------

(1) See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Other Indebtedness" and Note 3 to the Company's Consolidated Financial Statements included elsewhere in this Prospectus for additional information concerning the Company's indebtedness.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

      The following table sets forth for the periods indicated certain summary historical and pro forma consolidated financial information of the Company. The summary historical consolidated financial information for the period from August 9, 1994 (inception) to June 30, 1995 and each of the years in the two years ended June 30, 1997 have been derived from the audited consolidated financial statements of the Company. The summary historical financial information as of and for the nine months ended March 31, 1997 and 1998 have been derived from the unaudited financial statements of the Company and, in the opinion of management, include all adjustments, consisting solely of normal recurring accruals, necessary for a fair presentation of the information presented. The Company completed material acquisitions of producing properties in each of the periods presented which affects the comparability of the historical financial and operating data for all periods presented. The summary historical and pro forma information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company and the notes thereto, as well as the "Unaudited Pro Forma Condensed Consolidated Financial Statements" and the notes thereto included elsewhere in this Prospectus. Neither the historical results nor the pro forma results are necessarily indicative of the Company's future operations or financial results.

                                                        YEAR ENDED JUNE 30,                 NINE MONTHS ENDED MARCH 31,
                                           -------------------------------------------   ----------------------------------
                                                                            PRO FORMA                            PRO FORMA
                                                     HISTORICAL            AS ADJUSTED        HISTORICAL        AS ADJUSTED
                                           -----------------------------   -----------   -------------------    -----------
                                           1995(1)     1996        1997      1997(2)       1997       1998        1998(2)
                                           -------    -------    -------   -----------   -------    --------    -----------
                                                                  (IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Oil and natural gas sales ..........   $   435    $ 2,079    $ 4,381    $   7,164    $ 3,118    $  4,849    $   5,170
    Net Profits Interests and
    Royalty Interests(3) ...............      --         --         --         31,953       --          --         23,460
    Interest and other .................        10         72        300          300        201          80           80

Total revenues .........................       445      2,151      4,681       39,417      3,319       4,929       28,710

  Expenses:
    Production expenses ................       280      1,176      2,507        3,251      1,632       3,183        3,261
    Depreciation, depletion and
      amortization .....................       132        630        982       14,120        747       1,340       11,330
    General and administrative .........       294      1,113      1,452        2,152        911       1,645        2,171
    Interest and financing costs(4) ....        25        421        878       17,975        656         899       13,481
    Reverse acquisition costs ..........       401       --         --           --         --          --           --

Total expenses .........................     1,132      3,340      5,819       37,498      3,946       7,067       30,243

  Income (loss) before extraordinary
    item and income taxes ..............      (687)    (1,189)    (1,138)       1,919       (627)     (2,138)      (1,533)
  Extraordinary item(5) ................      --         --          171         --         --          --
  Income taxes .........................      --         --         --           (672)      --          --           --

  Net income (loss) ....................   $  (687)   $(1,189)   $(1,309)   $   1,247    $  (627)   $ (2,138)   $  (1,533)

OTHER FINANCIAL DATA:
  EBITDA(6) ............................   $  (530)   $  (138)   $   722    $  34,014    $   776    $    101    $  23,278
  Capital expenditures(7) ..............     3,924      6,235      7,382      151,895      6,910      30,619      148,869
  Ratio of EBITDA to interest
    expense(4)(6)(8) ...................        NM         NM         NM         2.0x       1.2x          NM         1.9x
  Ratio of earnings to fixed
    charges(9) .........................        NM         NM         NM         1.1x         NM          NM           NM

                                                       AT MARCH 31, 1998
                                               ---------------------------------
                                                HISTORICAL          PRO FORMA(2)
                                               ------------        -------------
                                                        (IN THOUSANDS)
Balance Sheet Data:
  Cash and cash equivalents ..............       $      1,137        $     16,787
  Working capital (deficit) ..............                (58)             15,592
  Net property and equipment .............             30,466             142,716
  Total assets ...........................             48,323             172,323
  Total debt .............................             23,429             137,529
  Stockholders' equity ...................             22,403              32,303
  ACNTA(10) ..............................             54,395             188,992


(1) On March 6, 1995, Queen Sand Resources acquired QSRn. For accounting purposes, the acquisition has been treated as a recapitalization of QSRn with QSRn as the acquiror (reverse acquisition). The Consolidated Financial Statements of the Company prior to March 6, 1995 are those of QSRn. QSRn was formed on August 9, 1994. The statement of operations data for the period denoted 1995 reflects the results of operations and other financial data for the period August 9, 1994 to June 30, 1995.
(2) Reflects the pro forma effect of (i) the Note Offering and the Private Equity Placement and the application of the net proceeds thereof and the concurrent unwinding of at least $115.0 million of the Company's forward LIBOR interest rate swap agreement and (ii) the Property Acquisitions. See "Unaudited Pro Forma Condensed Consolidated Financial Statements," included elsewhere in this Prospectus, for a discussion of the preparation of these data. Pro forma net cash provided by operating activities was obtained by adjusting the historical amount for the pro forma changes in oil and natural gas sales, oil and natural gas production expenses, general and administrative expenses and interest expense (except for the amortization of debt costs). See also "Use of Proceeds" and "Capitalization."
(3) Presented below are the oil and natural gas sales and associated production expenses from which the NPI and RI revenues are derived:

                                                                 YEAR ENDED      NINE MONTHS ENDED
                                                                JUNE 30, 1997     MARCH 31, 1998
                                                                -------------    -----------------
                                                                         (IN THOUSANDS)
Oil and natural gas sales ...............................       $     43,243       $     30,747
Production expenses .....................................             11,290              7,287

Net profits interests and royalty interests revenues ....       $     31,953       $     23,460


(4) For purposes of computing the ratio of EBITDA to interest expense, interest expense excludes the amortization of debt issuance costs of $1.2 million for the pro forma year ended June 30, 1997, $15,000 for the nine months ended March 31, 1998 and $930,000 for the pro forma nine months ended March 31, 1998.
(5) During the fiscal year ended June 30, 1997, the Company modified the terms of indebtedness related to certain acquired properties and recognized an extraordinary loss of $171,381.
(6) EBITDA represents earnings before interest expense, income taxes and depreciation, depletion and amortization expense, and extraordinary items. EBITDA is not a measure of income or cash flows in accordance with generally accepted accounting principles, but is presented as a supplemental financial indicator as to the Company's ability to service or incur debt. EBITDA is not presented as an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies. The Credit Agreement requires the maintenance of certain EBITDA ratios. EBITDA should not be considered in isolation or as a substitute for net income, operating cash flow or any other measure of financial performance prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.
(7) Capital expenditures for the nine months ended March 31, 1998, include the costs of acquiring the Collins and Ware and the NASGAS Properties. Pro forma capital expenditures for the year ended June 30, 1997 include the costs of acquiring the Collins and Ware, NASGAS and Morgan Properties. Pro forma capital expenditures for the nine months ended March 31, 1998 includes the costs of acquiring the Morgan Properties.
(8) EBITDA was insufficient to cover interest expense by $550,000, $559,000, $156,000 and $798,000 for the fiscal years ended June 30, 1995, 1996 and 1997 and the nine months ended March 31, 1998, respectively.
(9) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense. Earnings consist of earnings before extraordinary items and income taxes plus fixed charges. Earnings were insufficient to cover fixed charges by $687,000, $1.2 million, $1.2 million, $627,000, $2.1 million and $1.5 million for the fiscal years ended June 30, 1995, 1996 and 1997, the nine months ended March 31, 1997 and 1998, and the pro forma nine months ended March 31, 1998, respectively.
(10) Adjusted Consolidated Net Tangible Assets ("ACNTA") is generally defined as (a) the sum (without duplication) of (i) SEC PV-10, plus (ii) capitalized costs attributable to oil and natural gas properties to which no proved oil and natural gas reserves are attributable, plus (iii) net working capital, plus (iv) the net book value of each other tangible asset, minus (b) minority interests and, to the extent not otherwise taken into account, natural gas balancing liabilities. Pro forma ACNTA of $189.0 million includes $173.4 million of adjusted SEC PV-10 and $15.6 million of working capital.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the historical financial position and results of operations of the Company, adjusted to give effect to (i) the Morgan Property Acquisition (including the incurrence of indebtedness under the Credit Agreement and the Bridge Facilities and the application of the net proceeds therefrom), (ii) the NASGAS Property Acquisition, (iii) the Collins and Ware Property Acquisition,
(iv) the Private Equity Placement and the application of the net proceeds therefrom and (v) the Note Offering and the application of the net proceeds therefrom. The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of the Company and, in part, the statements of (a) net profits interests and royalty interests revenues of the Morgan Properties and (b) operating revenues and direct operating expenses of the Collins and Ware Properties included elsewhere in this Prospectus.

      The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998 assumes the acquisition of the Morgan Properties had been completed and the Offerings had been consummated on that date. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended March 31, 1998 and the year ended June 30, 1997 have been prepared assuming the acquisitions of the Morgan, NASGAS and Collins and Ware Properties had been completed and the Offerings had been consummated on July 1, 1996.

      The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period. These Unaudited Pro Forma Condensed Consolidated Financial Statements and notes thereto should be read in conjunction with the Company's historical financial statements and the notes thereto, and the statements of (i) net profits interests and royalty interests revenues of the Morgan Properties and
(ii) operating revenues and direct operating expenses of the Collins and Ware Properties and the notes thereto, included elsewhere in this Prospectus.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                           PRO FORMA
                                                           ADJUSTMENTS         PRO FORMA
                                                            FOR THE             FOR THE       PRO FORMA          PRO FORMA
                                                             MORGAN             MORGAN       ADJUSTMENTS        AS ADJUSTED
                                            COMPANY         PROPERTY           PROPERTY       FOR THE            FOR THE
                                           HISTORICAL      ACQUISITION        ACQUISITION    OFFERINGS           OFFERINGS
                                           ----------      -----------       ------------    -----------        -----------
Current assets ..........................  $    2,553      $  127,500 (1)     $   11,803     $   30,900  (3)    $   18,203
                                                             (118,250)                          120,500  (4)
                                                                                               (141,900) (5)
                                                                                                 (3,100) (6)
Deposit on oil and natural gas
  properties ............................      15,000         (15,000)              --             --
                                                              133,250
Net property and equipment ..............      30,466         (21,000)           142,716                           142,716

Other assets and deferred                                                                         4,500  (4)
  charges ...............................         304           3,500 (1)          3,804          3,100  (6)        11,404
                                           ----------      ----------         ----------     ----------         ----------
Total assets ............................  $   48,323      $  110,000         $  158,323     $   14,000         $  172,323
                                           ==========      ==========         ==========     ==========         ==========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities .....................  $    2,491      $     --           $    2,491     $     --           $    2,491
Long-term obligations:
  Credit Agreement ......................      20,000          72,000  (1)        92,000        (81,900) (5)        10,100
  Bridge Facilities .....................        --            60,000  (1)        60,000        (60,000) (5)          --
  ECT Revolving Credit Agreement ........       1,000          (1,000) (1)          --             --                 --
  12 1/2% Senior Notes due 2008 .........        --              --                 --          125,000  (4)       125,000
  Other, including current portion
    of $120 .............................       2,429            --                2,429           --                2,429
                                           ----------      ----------         ----------     ----------         ----------
Total liabilities .......................      25,920         131,000            156,920        (16,900)           140,020

Stockholders' equity:
  Preferred stock, $.01 par value .......          96              96                 96
  Common stock, $.0015 par value ........          50              50                                 7  (3)            57
  Additional paid-in capital ............      32,580          32,580             30,893         63,973  (3)
  Accumulated deficit ...................      (5,323)        (21,000) (2)       (26,323)       (26,323)
  Treasury stock ........................      (5,000)         (5,000)            (5,000)
                                           ----------      ----------         ----------     ----------         ----------
Total stockholders' equity ..............      22,403         (21,000)             1,403         30,900             32,303
Total liabilities and
  stockholders' equity ..................  $   48,323      $  110,000         $  158,323     $   14,000         $  172,323
                                           ==========      ==========         ==========     ==========         ==========



                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          COLLINS
                                                          AND WARE
                                                          COLLINS
                                           COMPANY        AND WARE         NASGAS          MORGAN
                                          HISTORICAL     HISTORICAL      HISTORICAL      HISTORICAL
                                          ----------     ----------      ----------     -----------
                                          (12 MONTHS)    (12 MONTHS)     (12 MONTHS)    (12 MONTHS)
Revenues:
Oil and natural gas
  sales ................................   $  4,381        $  2,635       $    148       $   --
Net profits interests
  and royalty interests ................       --              --             --           31,953
Interest and other .....................        300            --             --             --
                                           --------        --------       --------       --------
Total revenues .........................      4,681           2,635            148         31,953
Expenses:
Production  expenses ...................      2,507             686             58           --
Depreciation, depletion
  and amortization .....................        982            --             --             --
General and administrative .............      1,452            --             --             --

Interest and financing
  costs ................................        878            --             --             --
                                           --------        --------       --------       --------
Total expenses .........................      5,819             686             58           --
Net income (loss) before
  extraordinary item and
  income taxes .........................     (1,138)          1,949             90         31,953
Income taxes ...........................       --              --             --             --
                                           --------        --------       --------       --------
Net income (loss) before
  extraordinary item ...................   $ (1,138)       $  1,949       $     90       $ 31,953
                                           ========        ========       ========       ========

Basic..................................    $  (0.04)
                                           ========
Diluted................................         N/A

Shares used in computing
  net income (loss) per
  common share:
Basic..................................      26,964
                                           ========
Diluted                                         N/A


                                           PRO FORMA
                                           PRO FORMA      PRO FORMA     PRO FORMA
                                           FOR THE         FOR THE      FOR THE
                                           PROPERTY        PROPERTY     PROPERTY
                                         ACQUISITIONS    ACQUISITIONS   OFFERINGS         OFFERINGS
                                         ------------    ------------   --------          ---------
Revenues:
Oil and natural gas
  sales ................................   $   --          $  7,164      $   --            $  7,164
Net profits interests
  and royalty interests ................       --            31,953          --              31,953
Interest and other .....................       --               300          --                 300
                                           --------        --------      --------          --------
Total revenues .........................       --            39,417          --              39,417
Expenses:
Production  expenses ...................       --             3,251          --               3,251
Depreciation, depletion
  and amortization .....................     13,138(7)       14,120          --              14,120
General and administrative .............        700(8)        2,152          --               2,152

                                                495(9)                    (14,098)(13)
                                             13,835(10)                    15,625(14)
Interest and financing
  costs ................................        480(11)      15,688           760(15)        17,975
                                           --------        --------      --------          --------
Total expenses .........................     28,648          35,211         2,287            37,498
Net income (loss) before
  extraordinary item and
  income taxes .........................    (28,648)          4,206        (2,287)            1,919
Income taxes ...........................      1,472(12)       1,472          (800)(16)          672
                                           --------        --------      --------          --------
Net income (loss) before
  extraordinary item ...................   $(30,120)       $  2,734      $ (1,487)         $  1,247
                                           ========        ========      ========          ========
Net income (loss) before
  extraordinary item per
  common share:
Basic..................................    $  (0.04)                                       $   0.04
                                           ========                                        ========
Diluted................................         N/A                                        $   0.04
                                                                                           ========
Shares used in computing
  net income (loss) per
  common share:
Basic..................................      26,964                                          33,467
                                           ========                                        ========
Diluted                                         N/A                                          34,228
                                                                                           ========


                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                COLLINS
                                              COMPANY           AND WARE          NASGAS           MORGAN
                                             HISTORICAL        HISTORICAL       HISTORICAL       HISTORICAL
                                             ----------        ----------       ----------      -----------
                                             (9 MONTHS)        (9 MONTHS)       (9 MONTHS)       (9 MONTHS)
Revenues:
  Oil and natural gas sales ............     $     4,849      $       207      $       114      $      --
  Net profits interests and
    royalty interests ..................            --               --               --             23,460
  Interest and other ...................              80             --               --               --
                                             -----------      -----------      -----------      -----------
     Total revenues ....................           4,929              207              114           23,460

Expenses:
  Production expenses ..................           3,183               54               24             --
  Depreciation, depletion and
    amortization .......................           1,340             --               --               --
  General and administrative ...........           1,646             --               --               --

  Interest and financing
    costs ..............................             898             --               --               --
                                             -----------      -----------      -----------      -----------
  Total expenses .......................           7,067               54               24             --
Net income (loss) before
  income taxes .........................          (2,138)             153               90           23,460
Income taxes ...........................            --               --               --               --
                                             -----------      -----------      -----------      -----------
Net income (loss) ......................     $    (2,138)     $       153      $        90      $    23,460
                                             ===========      ===========      ===========      ===========
Net income (loss)
  per common share: Basic...............     $     (0.09)
                                             ===========
Shares used in computing
  net income (loss) per
  common share: Basic...................          23,611
                                             ===========


                                      PRO FORMA
                                      PRO FORMA      PRO FORMA     PRO FORMA
                                      FOR THE         FOR THE      FOR THE
                                      PROPERTY        PROPERTY     PROPERTY
                                    ACQUISITIONS    ACQUISITIONS   OFFERINGS       OFFERINGS
                                    ------------    ------------   --------        ---------
Oil and natural gas sales .........   $   --          $  5,170     $   --          $  5,170
Net profits interests and
  royalty interests ...............       --            23,460         --            23,460
Interest and other ................       --                80         --                80
                                      --------        --------     --------        --------
Total revenues ....................       --            28,710         --            28,710
Expenses:
Production expenses ...............       --             3,261         --             3,261
Depreciation, depletion and
  amortization ....................      9,990(7)       11,330         --            11,330
General and administrative ........        525(8)        2,171         --             2,171
                                            41(9)      (10,483)(13)
Interest and financing                  10,376(10)      11,719(14)
  costs ...........................        360(11)      11,675          570(15)      13,481
                                      --------        --------     --------        --------
Total expenses ....................     21,292          28,437        1,806          30,243

Net income (loss) before
    income taxes ..................    (21,292)            273       (1,806)         (1,533)
Income taxes ......................         96(12)          96          (96)(16)       --
                                      --------        --------     --------        --------
Net income (loss) .................   $(21,388)       $    177     $ (1,710)       $ (1,533)
                                      ========        ========     ========        ========
Net income (loss)
  per common share: Basic..........                                                $  (0.05)
                                                                                   ========
Shares used in computing
  net income (loss) per
  common share: Basic..............                                                  30,113
                                                                                   ========


                See accompanying notes to the unaudited pro forma
                  condensed consolidated financial statements.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

NOTE A -- GENERAL

       On August 1, 1997, (with an effective date of February 1, 1997) the Company acquired the Collins and Ware Properties. The adjusted purchase price consisted of cash of approximately $6.0 million and 1,000,000 shares of the Company's Common Stock. The cash portion of this acquisition was funded through borrowings made under the Credit Agreement with Bank of Montreal.

       On March 9, 1998 (with an effective date of January 1, 1998), the Company purchased the NASGAS Properties for net cash consideration of $450,000 and 337,500 shares of the Company's Common Stock.

       On April 20, 1998, the Company acquired the Morgan Properties for gross cash consideration of approximately $150.0 million (approximately $133.3 million after adjustments for net profits interests and royalty interest revenues and capital expenditures since October 1, 1997, the effective date of the purchase). The acquisition was financed with borrowings under the Credit Agreement of approximately $92.0 million and two $30.0 million Bridge Facilities arranged by Bank of Montreal.

       The Company is currently completing the sale of shares of its Common Stock to certain institutional purchasers for aggregate net proceeds of approximately $24.0 million.

NOTE B -- UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

       The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared as if the acquisition of the Morgan Properties and the related borrowings, the Private Equity Placement and the issuance of the Notes were consummated on March 31, 1998 and reflects the following adjustments:

(1) To record the acquisition of the Morgan Properties for net consideration of approximately $133.3 million after adjustments for net profits interests and royalty interests revenues and capital expenditures since October 1, 1997, the effective date of the purchase, and the related borrowings of $152.0 million, including costs of issuance of approximately $3.5 million, under the Credit Agreement and the Bridge Facilities. A portion of the borrowings was also used for repayments of borrowings under the ECT Revolving Credit Agreement.

(2) To adjust the carrying value of proved oil and natural gas properties pursuant to the full cost method of accounting. Under the full cost method of accounting, the carrying value of oil and natural gas properties (net of related deferred taxes) is generally not permitted to exceed the sum of the present value (10% discount rate) of estimated future net cash flows from proved reserves, based on current prices and costs, plus the lower of cost or estimated fair value of unproved properties (the "full cost ceiling"). Based upon the pro forma combined supplemental oil and gas reserve and standardized measure information (See Note E--Unaudited Pro Forma Combined Supplemental Oil and Natural Gas Reserve and Standardized Measure Information) and the net purchase price of the Morgan Properties of $133.3 million, the amount of the full cost pool would be in excess of the full cost ceiling by approximately $21.0 million, which would require a writedown that would be included in the results of operations in the period in which the acquisition is completed. The amount of the writedown, if any, which will be recorded will be largely dependent upon the prevailing market prices of oil and natural gas at June 30, 1998.

(3) To record the issuance of approximately 3,428,000 shares of Common Stock at $7.00 per share, net of costs of issuance and the issuance of 3,074,236 shares of Common Stock pursuant to exercise of warrants and rights for net proceeds of approximately $6.9 million.

(4) To record the Note Offering, including estimated costs of issuance of approximately $4.5 million.

(5) To record repayment of borrowings under the Credit Agreement and the retirement of the Bridge Facilities.

(6) To record the unwinding of at least $115.0 million of the Company's $125.0 million forward LIBOR interest rate swap agreement.

NOTE C -- UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

       The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared as if the acquisition of the Collins and Ware, NASGAS and Morgan Properties, the Private Equity Placement and the Note Offering were consummated on July 1, 1996.

       The results of operations of the NASGAS and Collins and Ware Properties have been included in the historical results of operations of the Company for periods subsequent to their respective dates of acquisition.

       The unaudited pro forma condensed consolidated statements of operations reflect the following adjustments:

(7) To record incremental depletion expense of approximately $1.2 million, $15,000 and $12.0 million, for a total of $13.2 million, for the year ended June 30, 1997 and $51,000, $9.9 million and $12,000, for a total of $10.0 million, for the nine months ended March 31, 1998 for the Collins and Ware, NASGAS and Morgan Properties, respectively.

(8) To record estimated incremental general and administrative expenses relating to administration of the Morgan Properties. The pro forma adjustment for the nine months ended March 31, 1998 represents 75% of the estimated annual incremental expenses of $700,000.

(9) To record interest expense of $495,000 for the twelve months ended June 30, 1997 and $41,000 for the one month ended July 31, 1997 on the borrowing by the Company of $6.0 million under the Credit Agreement to finance the acquisition of the Collins and Ware Properties, based on a 8.25% interest rate.

(10) To record interest expense relating to the borrowings by the Company of $152.0 million under the Credit Agreement and the Bridge Facilities.

       Interest on borrowings under the Credit Agreement and the Bridge Facilities is based on estimated interest rates of 8.125%, 9.6% and 11.6%, respectively. Interest expense on these borrowings will fluctuate based on changes in LIBOR. The effect of a 1/8th of a percentage point change in the LIBOR rate would change interest expense by approximately $190,000 per year.

(11) To record amortization, calculated on a straight line basis, of the issuance costs of the borrowings under the Credit Agreement and the Bridge Facilities.

(12) To record a provision for income taxes for the changes in financial taxable income as a result of the acquisitions and the effects of entries
       (7), (8), (9), (10) and (11). This does not consider the effects of existing net operating loss carryforwards or tax credits available to the Company.

(13) To adjust interest expense to reflect the repayment of borrowings under the Company's existing Credit Agreement and the retirement of the Bridge Facilities used to finance the acquisition of the Morgan Properties.

(14) To record interest expense for Notes issued in the Note Offering, based on a 12.5% interest rate.

(15) To record amortization, calculated on a straight line basis, of the issuance costs of the Note Offering and the costs of unwinding the LIBOR swap agreement.

(16) To record a provision for income taxes for the changes in financial taxable income as a result of entries (13), (14), and (15). This does not consider the effects of existing net operating loss carryforwards or tax credits available to the Company.

NOTE D -- UNAUDITED PRO FORMA NET INCOME (LOSS) PER COMMON SHARE

      The unaudited pro forma basic net income (loss) per common share is computed by dividing pro forma net income by the weighted average number of common shares of the Company outstanding during the period adjusted for the number of common shares issued in the Private Equity Placement and the Collins and Ware and NASGAS Property Acquisitions, as if such shares were outstanding during the entire period. Unaudited pro forma diluted net income (loss) per common share is computed by dividing pro forma net income by the number of shares used in the basic calculation, as adjusted for the dilutive effect of stock options and warrants of the Company outstanding during the period.

NOTE E -- UNAUDITED PRO FORMA COMBINED SUPPLEMENTAL OIL AND NATURAL GAS RESERVE
          AND STANDARDIZED MEASURE INFORMATION

RESERVE QUANTITY INFORMATION

      The following table presents the Company's pro forma estimate of proved oil and natural gas reserves at March 31, 1998. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available. The data have been derived from estimates prepared by independent petroleum reservoir engineers.

                                                   OIL             NATURAL
                                                  (BBLS)           GAS(MCF)
                                                  ------           --------
                                                      (IN THOUSANDS)
      Proved reserves                             10,481            177,979
      Proved developed reserves                    5,342            120,749

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND NATURAL GAS RESERVES

      The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

      The pro forma Standardized Measure does not purport to be, nor should it be interpreted to present, the pro forma fair value of the oil and natural gas reserves of the Company. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

      Under the Standardized Measure, future cash flows are estimated by applying period-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, projected future development costs and projected future income taxes to determine net cash inflows. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

      The pro forma Standardized Measure of discounted future net cash flows relating to proved oil and natural gas reserves of the Morgan Properties at March 31, 1998 follows:

                                                              (THOUSANDS)
       Future cash inflows ...........................       $    576,301
       Future costs and expenses:
         Production expenses .........................           (202,087)
         Development expenses ........................            (39,531)
         Income taxes ................................            (59,101)
                                                             ------------
       Future net cash flows .........................            275,582
       10% annual discount ...........................           (132,866)
                                                             ------------
       Standardized Measure ..........................       $    142,716
                                                             ============

      Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas and oil may differ materially from the amounts estimated.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

      The Company is an independent energy company which emphasizes growth in oil and natural gas reserves and production volumes through the acquisition, exploitation and development of on-shore oil and natural gas properties located in the United States.

      The Company's strategy is to increase its reserves, production, earnings, cash flow and net asset value by (i) acquiring strategic oil and natural gas properties in a disciplined manner, (ii) developing, exploiting and exploring its properties, (iii) achieving low operating costs and (iv) maintaining financial flexibility.

      On March 6, 1995, the Company acquired all of the outstanding common stock of QSRn in exchange for 19,200,000 shares of Common Stock of the Company. For accounting purposes, the acquisition has been treated as a recapitalization of QSRn with QSRn as the acquiror (reverse acquisition). The historical financial statements of the Company prior to March 6, 1995 are those of QSRn, which have been retroactively restated for the equivalent number of shares received in the reverse acquisition. QSRn was formed on August 9, 1994. Prior to the March 6, 1995 acquisition of QSRn, the Company had no material operations.

      The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs of acquisition, exploration and development of oil and natural gas reserves are capitalized into a "full cost pool" as incurred, and properties in the pool are depleted and charged to operations using the unit-of-production method based on the ratio of current production to total proved oil and natural gas reserves. To the extent that such capitalized costs (net of accumulated depreciation, depletion and amortization) less deferred taxes exceed the SEC PV-10 of estimated future net cash flow from proved reserves of oil and natural gas, and the lower of cost or fair value of unproved properties after income tax effects, such excess costs are charged to operations. Once incurred, a write-down of oil and natural gas properties is not reversible at a later date even if oil or natural gas prices increase. Significant downward revisions of quantity estimates or declines in oil and natural gas prices from those in effect on December 31, 1997 which are not offset by other facts could result in a write-down for impairment of oil and natural gas properties. See "Risk Factors -- Financial Reporting Impact of Full Cost Method of Accounting."

      The Company has experienced significant growth in reserves, production, revenue and cash flow since commencing operations. "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto, as well as the "Unaudited Pro Forma Condensed Consolidated Financial Statements" and the notes thereto, included elsewhere in this Prospectus. Neither the historical results nor the pro forma results are necessarily indicative of the Company's future operations or financial results.

RESULTS OF OPERATIONS

      Comparison of the Nine Month Periods Ended March 31, 1998 and 1997

      Revenues. The Company's total revenues rose by $1.8 million (56%) to $4.9 million for the nine months ended March 31, 1998, from $3.1 million for the comparable period in 1997. This increase is a result of an increase in production offset by a decrease in selling prices.

      The Company produced 184,562 barrels of oil during the nine months ended March 31, 1998, an increase of 83,951 Bbls (83%) over the 100,611 Bbls produced during the comparable period in 1997. This increase was comprised of a decrease of 13,150 Bbls (17%) from the properties that the Company owned during both periods and an increase of 97,101 Bbls from the properties acquired during the period from April 1, 1997 to March 31, 1998. The decrease in production of oil from the properties owned during the comparative nine months is primarily a reflection of natural depletion of the oil producing reservoirs, and the temporary loss of production from certain properties due to workovers during the nine months ended March 31, 1998.

      The Company produced 736,058 Mcf of natural gas during the nine months ended March 31, 1998, an increase of 369,876 Mcf (101%) over the 366,182 Mcf produced during the comparable period in 1997. This increase was comprised of an increase of 53,569 Mcf (18%) from the properties the Company owned during both periods and an increase of 316,307 Mcf from the properties acquired during the period from April 1, 1997 to March 31, 1998. The increase in production from the properties owned during the comparative nine months is a result of the successful drilling of four wells and the workover of certain producing and non-producing wells, offset by the natural depletion of the natural gas producing reservoirs.

      The average selling price of oil was $17.19 per Bbl for the nine months ended March 31, 1998, compared to $21.91 per Bbl in the comparable period in 1997. This decrease of $4.72 per Bbl (22%) is a result of general decreases in oil prices. The average selling price of natural gas was $2.28 per Mcf for the nine months ended March 31, 1998, compared to $2.49 per Mcf in the comparable period in 1997. This decrease of $0.21 per Mcf (9%) is a result of general decreases in natural gas prices during the nine months ended March 31, 1998.

      Production Expenses. The Company's LOEs rose to $2.9 million for the nine months ended March 31, 1998, an increase of $1.4 million (100%) from the comparable period in 1997. The increase is a combination of the 90% increase in production and an increase in the LOE per Mcfe. The average LOE per Mcfe was $1.56 during the nine months ended March 31, 1998, an increase of $0.04 (2%) over the average LOE per Mcfe of $1.52 for the comparable period in 1997. Recurring LOEs, those costs incurred in the normal operations of the Company, were $2.4 million during the nine months ended March 31, 1998, or $1.31 per Mcfe, as compared to $1.6 million, or $1.65 per Mcfe, during the comparable period in 1997. This represents a $0.34 per Mcfe (21%) improvement. The Company believes that this improvement is a result of improved efficiencies at an operating level and the acquisition of properties with lower average operating costs per Mcfe than those the Company has owned during the preceding years. Non-recurring LOEs, which are workover costs incurred to increase production from existing producing reservoirs and thus are arguably more capital in nature, but must be treated as expenses under the Commission accounting rules, were $763,000 ($0.41 per Mcfe) during the nine months ended March 31, 1998, as compared to only $30,000 ($0.03 per Mcfe) during the comparable period in 1997. This $733,000 increase in non-recurring LOE's is consistent with the Company's strategy of redeveloping its properties to increase production, the objective of which is to increase production and reduce the LOE per Mcfe. The Company believes that this program will have the desired effect on production and LOEs over the long term.

      Depreciation, Depletion and Amortization Expense. Depreciation, depletion, and amortization ("DD&A") costs were $1.3 million for the nine months ended March 31, 1998, an increase of $593,000 (79%) over the $747,000 recognized during the comparable period in 1997. This increase relates primarily to the 90% increase in Mcfe produced. The DD&A cost per Mcfe was $0.73 during the nine months ended March 31, 1998, a decrease of $0.04 per Mcfe (5%) over the $0.77 per Mcfe for the comparable period in 1997. Depletion expense for the nine months ended March 31, 1998 was $0.68 per Mcfe as compared to $0.70 per Mcfe for the comparable period in 1997. This decrease of $0.02 per Mcfe (3%) in depletion expense per Mcfe is primarily the result of a reduction in the expected future capital costs required to bring the Company's reserves into production. The depreciation and amortization expense for the nine months ended March 31, 1998 was $0.05 per Mcfe, compared to $0.02 per Mcfe for the comparable period in 1997. This increase is related to the depreciation on the additional office equipment required to support the increase in operations and the amortization of the deferred financing costs associated with the ECT Revolving Credit Agreement.

      General and Administrative Costs. The general and administrative costs of the Company were $1.7 million during the nine months ended March 31, 1998, as compared to $911,000 for the comparable period in 1997. This increase of $735,000 (81%) consists of an unusually high, one-time expense of $300,000 for financial public relations services. The Company issued 150,000 shares of its Common Stock in consideration of these services. After adjusting for this item, general and administrative expenses rose by $435,000 (48%). On a cost per Mcfe produced basis, general and administrative expenses were $0.89 per Mcfe, a decrease of $0.05 per Mcfe (5%) from the $0.94 per Mcfe for the comparable period in 1996. After adjusting for the unusual Item described above, general and administrative expenses were only $0.73 per Mcfe.

      Interest Expense. The Company incurred interest charges of $899,000 during the nine months ended March 31, 1998 compared to $656,000 for the comparable period in 1997. This increase of $243,000 (37%) is a reflection of the increase in the average interest bearing debt of the Company, from $7.0 million for the nine months ended March 31, 1997 to $13.5 million during the nine months ended March 31, 1998. This increase in the average interest bearing debt of $6.5 million was used primarily to finance the acquisition of more than $9.0 million of oil and natural gas producing properties and to fund a $15.0 million deposit for the Morgan Property Acquisition that closed on April 20, 1998.

Comparison of the Years Ended June 30, 1997 and 1996

      During the year ended June 30, 1997 operating revenue from oil and natural gas was $4.4 million. This consisted of 150,546 Bbls of oil, at an average price per Bbl of $20.73 and 546,282 Mcf of natural gas, at an average price per Mcf of $2.31. During the year ended June 30, 1996 the Company generated operating revenue of $2.1 million from oil and natural gas sales. This consisted of 102,536 Bbls of oil, at an average price per barrel of $18.26, and 153,833 Mcf of natural gas, at an average price per Mcf of $2.43.

      The two periods are not readily comparable because of the significant growth that the Company has experienced since inception. During the year ended June 30, 1996 the Company owned certain properties that it acquired on April 10, 1996 in East Texas (the "East Texas Properties") for only 81 days compared to a full 12 months during the year ended June 30, 1997. During the year ended June 30, 1997 the Company produced 20,009 Bbls of oil and 347,656 Mcf of natural gas from the East Texas Properties, compared to only 4,966 Bbls of oil and 85,457 Mcf of natural gas during the 81 days of the year ended June 30, 1996 that it owned the East Texas Properties. During the year ended June 30, 1997 the Company produced 46,569 Bbls of oil and 139,231 Mcf of natural gas from properties that it acquired during the year ended June 30, 1997. There is no comparable production from these properties for the year ended June 30, 1996. During the year ended June 30, 1997 the Company produced 83,968 Bbls of oil and 59,395 Mcf of natural gas from properties that it also owned throughout the year ended June 30, 1996. The production from these comparable properties during the year ended June 30, 1996 was 97,570 Bbls of oil and 68,376 Mcf of natural gas. This decrease in production of 13,602 Bbls (14%) of oil and 8,981 Mcf (13%) of natural gas is consistent with the annual rate of depletion of the reservoirs associated with these properties.

      Operating costs and expenses for the year ended June 30, 1997 were $5.5 million. Of this total, LOEs were $2.2 million ($1.52 per Mcfe) and DD&A costs were $982,000 ($0.68 per Mcfe). General and administrative costs for the year ended June 30, 1997 were $1.5 million ($0.95 per Mcfe), interest charges were $878,000 ($0.57 per Mcfe) and the Company recorded gains on changes in foreign exchange rates of $300,000. Additionally, the Company incurred an extraordinary loss of $171,000 when it renegotiated the terms of two notes payable pursuant to the Credit Agreement. Operating costs and expenses for the year ended June 30, 1996 were $3.3 million. Of this total, LOEs were $1.2 million ($1.53 per Mcfe) and DD&A costs were $630,000 ($0.82 per Mcfe). General and administrative expenses for the year were $1.1 million ($1.45 per Mcfe). Interest and financing charges during the year were $421,000 ($0.55 per Mcfe). The Company generated $10,000 in interest income and $62,000 in unrealized gains in foreign exchange.

      The increase in LOEs is a result of the increase in production over the comparative periods. When LOEs are compared on a cost per Mcfe basis, the cost of producing a Mcfe decreased by $0.01 per Mcfe (0.6%). The decrease per Mcfe is the result of lower LOEs per Mcfe for properties acquired during the year offset by higher LOEs per Mcfe arising from the significant workover expenses on properties acquired during the period from August 9, 1994 (inception) to June 30, 1995 and the reduced production related to the depletion of some of those properties. The increase in depletion, depreciation and amortization costs is a result of the increased volume of crude oil and natural gas produced by the Company. On a cost per Mcfe of reserves, the DD&A costs declined by $0.14 per Mcfe (17%). This decrease in DD&A is primarily a result of a revision to the Company's proposed future development program for its crude oil producing properties in New Mexico. The increase of $339,000 of general and administrative expenses is a result of the increased management support requirements of the Company, particularly in light of the amount of time and effort expended in closing the JEDI transaction. As a function of Mcfe produced, the general and administrative expenses for the year ended June 30, 1997 decreased by $0.50 per Mcfe (34%). This decline in general and administrative expenses as a function of the Mcfe produced is consistent with expectations. The Company believes that its general and administrative infrastructure is capable of servicing a significantly larger revenue base than that which was in place at June 30, 1997.

Comparison of the Year Ended June 30, 1996 to the period from August 9, 1994 (Inception) to June 30, 1995

      During the year ended June 30, 1996 operating revenue from oil and natural gas was $2.1 million. This consisted of 102,536 Bbls of oil, at an average price per Bbl of $18.26, and 153,833 Mcf of natural gas, at an average price per Mcf of $2.43. During the period from August 9, 1994 (inception) to June 30, 1995 the Company generated operating revenue of $435,000 from oil and natural gas. This consisted of 25,839 Bbls of oil, at an average price per Bbl of $16.52, and 4,678 Mcf of natural gas, at an average price per Mcf of $1.65.

      The two periods are not readily comparable because of the significant growth that the Company has experienced since inception. During the period from August 9, 1994 (inception) to June 30, 1995 the Company held significant production interests effectively only for the last quarter (April, May and June
1995). Thus, virtually all of the 25,839 Bbls of oil and 4,678 Mcf of natural gas produced by the Company during the year ended June 30, 1995 were generated over a three month period. During the year ended June 30, 1996 these same properties produced 97,570 Bbls of oil and 68,376 Mcf of natural gas. In addition, the Company acquired the properties comprising the purchase of the East Texas Properties on April 10, 1996. During the period April 10 to June 30, 1996 these properties produced 4,966 Bbls of oil and 85,457 Mcf of natural gas. Since these East Texas Properties were not owned by the Company during the period August 9, 1994 (inception) to June 30, 1995 there is no comparable production for that period.

      Operating costs and expenses for the year ended June 30, 1996 were $3.3 million. Of this total, lease operating costs were $1.1 million ($1.53 per Mcfe) and depletion, depreciation and amortization costs were $630,000. General and administrative expenses for the year were $1.1 million. Interest and financing charges during the year were $421,000. The Company generated a further $10,000 in interest income and $62,000 in unrealized gains in foreign exchange. Operating costs and expenses for the period from August 9, 1994 (inception) to June 30, 1995 were $1.1 million. Of this total, lease operating costs were $280,000 ($1.75 per Mcfe) and DD&A costs were $132,000. General and administrative expenses for the year were $294,000, with a further $401,000 associated with the March 6, 1995 reverse acquisition of the Company. Interest charges during the year were $25,000.

      Since inception the Company has directed its efforts at acquiring and developing oil and natural gas producing properties. This type of activity requires a general and administrative infrastructure that is more extensive and more expensive than that required by an organization that is not as growth-oriented as the Company. At the same time, the Company believes that its general and administrative infrastructure is capable of servicing a significantly larger revenue base than that which was in place at June 30, 1997.

LIQUIDITY AND CAPITAL RESOURCES

General

      Consistent with the Company's strategy of acquiring and developing reserves, the Company has an objective of maintaining as much financing flexibility as is practicable. Since the Company commenced its oil and natural gas operations, the Company has utilized a variety of sources of capital to fund its acquisitions and development and exploitation programs, and to fund its operations.

      The Company's general financial strategy is to use cash flow from operations, debt financings and the issuance of equity securities to service interest on the Company's indebtedness, to pay ongoing operating expenses, and to contribute limited amounts toward further development of the Company's existing proved reserves as well as additional acquisitions. There can be no assurance that cash from operations will be sufficient in the future to cover all such purposes.

      The Company has planned development and exploitation activities for all of its major operating areas. In addition, the Company is continuing to evaluate oil and natural gas properties for future acquisition. Historically, the Company has used the proceeds from the sale of its securities in the private equity market and borrowings under its credit facilities to raise cash to fund acquisitions or repay indebtedness incurred for acquisitions, and the Company has also used its securities as a medium of exchange for other companies' assets in connection with acquisitions. However, there can be no assurance that such funds will be available to the Company to meet its budgeted capital spending. Furthermore, the Company's ability to borrow other than under the Credit Agreement is subject to restrictions imposed by such Credit Agreement. If the Company cannot secure additional funds for its planned development and exploitation activities, then the Company will be required to delay or reduce substantially both of such activities.

Sources of Capital

      The Company's principal sources of capital for funding its business activities have been cash flow from operations, debt financings and the issuance of equity securities.

      The Company's sources of funds from debt financings include funds available under the Credit Agreement, the ECT Revolving Credit Agreement, certain bonds issued to certain European investors and a capital lease. The Credit Agreement provides for borrowings up to $125.0 million, subject to borrowing base limitations (currently $96.0 million), to among other things, fund development and exploitation expenditures, acquisitions and general working capital. As of July 31, 1998, the Company believes it would be able to borrow up to approximately $25.0 million (of which approximately $10.3 million is outstanding) under the Credit Agreement. Effective December 29, 1997, the Company established the ECT Revolving Credit Agreement with ECT, as a lender and as agent for the lenders thereto, to fund up to $10.0 million for capital costs incurred with future development projects and to fund further acquisitions. The ECT Revolving Credit Agreement is subordinate to the Credit Agreement. See "Description of Other Indebtedness."

      In April 1998, the Company entered into certain debt and equity bridge facilities (the "Bridge Facilities") with Bank of Montreal, Enron and an affiliate of Enron (collectively, the "Bridge Purchasers") to provide financing to complete the Morgan Acquisition. Pursuant to the Bridge Facilities, the Company issued notes and warrants (the "Bridge Warrants") to purchase shares of Common Stock. The Company used the proceeds of the Offerings and borrowings under the Credit Agreement to repay all indebtedness outstanding under the Bridge Facilities, whereupon the Bridge Facilities were retired and the Bridge Warrants terminated. See "Use of Proceeds."

      As of July 31, 1998 the Company had issued to investors in Europe Deutschemark denominated (DEM) 12% Bonds (the "12% Bonds") totaling DEM 1.6 million ($.9 million). Under Regulation S of the Securities Act, the Company is prohibited from selling these Bonds to U.S. persons (as defined in Regulation
S). In January 1998 the Company discontinued its efforts to sell any additional 12% Bonds. The Company is obligated to make periodic interest payments (January 15 and July 15 of each year) and to repay the principal when it comes due on July 15, 2000 in DEM. All interest payments have been paid in full at the time they came due. The funds generated by the Company from operations, which Form the primary source of funds to pay the interest, are denominated in $US. The Company is exposed to the risk that, upon repayment, the exchange rate between DEM and $US may be less favorable than that which existed at the time that the bonds were issued. This would result in the Company having to repay a larger amount of $US than it received initially. Changes in the $US equivalent of the DEM bonds arising from changes to the DEM:$US exchange rate are recognized monthly. At July 31, 1998 the Company had recorded unrealized exchange rate gains of approximately $141,000 (at June 30, 1997 $300,000). However, there are no assurances that the Company will continue to realize gains related to favorable changes in the DEM:$US exchange rates in the future. Unfavorable changes to the DEM:$US exchange rate will result in the Company recording unrealized exchange rate losses related to the changes as they occur. The Company believes it has the opportunity to enter into arrangements to manage its DEM:$US exchange rate risk. At this time, the Company has not entered into any such arrangements.

      The Company has issued both preferred stock and Common Stock for cash to raise equity to finance the working capital of the Company, to repay existing indebtedness and to fund acquisitions. In December 1997 the Company raised $10.0 million of gross proceeds through a private institutional placement of preferred stock. Since July 1, 1997 the Company has also received approximately $_____ million of cash proceeds from the exercise of previously issued warrants and the exercise of certain anti-dilution rights of JEDI. In addition, the Company has also issued Common Stock as partial consideration when acquiring oil and natural gas producing properties.

      The Company does not have sufficient liquidity or capital to undertake significant potential acquisition prospects. Therefore, the Company will continue to be dependent on raising substantial amounts of additional capital through any one or a combination of institutional or bank debt financing, equity offerings, debt offerings and internally generated cash flow, or by forming sharing arrangements with industry participants. Although the Company has been able to obtain such financings and to enter into such sharing arrangements in certain of its projects to date, there can be no assurance that it will continue to be able to do so. Alternatively, the Company may consider issuing additional securities in exchange for producing properties. There can be no assurance that any such financings or sharing arrangement can be obtained. Therefore, notwithstanding the Company's need for substantial amounts of additional capital, there can be no assurance that it can be obtained.

      Further acquisitions and development activities in addition to those for which the Company is contractually obligated are discretionary and depend exclusively on cash availability from outside sources such as bank debt and the sale of securities or properties.

Uses of Capital

      Since commencing its oil and natural gas operations in August 1994 the Company has completed 19 acquisitions of oil and natural gas producing properties. Through May 31, 1998, the Company had expended a total of $173.5 million in acquiring, developing and exploiting oil and natural gas producing properties. Initially, the operations of the Company represented a net use of funds. As demonstrated in the pro forma operating results for the nine months ended March 31, 1998 and the year ended June 30, 1997, the Company generates a positive cash flow from operations. The Company expects to spend $26.2 million on capital expenditures through June 1999 for exploitation and development projects.

INFLATION

      During the past several years, the Company has experienced some inflation in oil and natural gas prices with moderate increases in property acquisition and development costs. During 1997, the Company received somewhat higher commodity prices for the natural resources produced from its properties. The results of operations and cash flow of the Company have been, and will continue to be, affected to a certain extent by the volatility in oil and natural gas prices. Should the Company experience a significant increase in oil and natural gas prices that is sustained over a prolonged period, it would expect that there would also be a corresponding increase in oil and natural gas finding costs, lease acquisition costs, and operating expenses.

CHANGES IN PRICES AND HEDGING ACTIVITIES

      Annual average oil and natural gas prices have fluctuated significantly over the past three years. The Company's weighted average price per Bbl and the weighted average price per Mcf during the fiscal year ended June 30, 1997 was $20.73. For the year ended June 30, 1997, the Company averaged $1.56 per Bbl less and $0.14 per Mcf less for its oil and natural gas sales, respectively, than the average NYMEX prices for the same period. The Company's weighted average price per Bbl during the fiscal year ended June 30, 1996 and at June 30, 1996, was $18.26 and $2.43, respectively. For the year ended June 30, 1996, the Company averaged $1.00 per Bbl less for its oil and $0.04 per Mcf for its natural gas sales than the average NYMEX prices for the same period.

      The Company has a commodity price risk management (hedging) strategy that is designed to provide protection from low commodity prices while providing some opportunity to enjoy the benefits of higher commodity prices. On April 25, 1998 the Company entered into a series of natural gas futures contracts with Bank of Montreal and with an affiliate of Enron. This strategy is designed to provide a degree of protection of negative shifts in natural gas prices (Henry Hub Nymex Index) on approximately 75% of its expected natural gas production from reserves currently classified as proved developed producing during the fiscal year ending June 30, 1999. At the same time, the Company is able to participate completely in upward movements in the Henry Hub Nymex Index to the extent of approximately 50% of its expected natural gas production for the fiscal year ending June 30, 1999, and up to $2.75 per MMBtu on approximately 25% of its expected natural gas production for the fiscal year ended June 30, 1999. The Company did not enter into any hedging contracts related to crude oil prices. At such time as the price of WTI Nymex increases the Company will consider entering into futures agreements that will accomplish the same objectives as that of the natural gas hedging strategy.

      In addition to the natural gas contracts entered into on April 25, 1998, the Company is under contract with an affiliate of Enron for 10,000 Bbls of oil per month with a floor of $18.00 per Bbl and a ceiling of $20.40 per Bbl with the Company participating on 50% of the price of WTI Nymex over $20.40. The Company also has a contract for 50,000 MMBtu of natural gas per month with an affiliate of Enron, with a floor price of $1.90 per MMBtu and a ceiling price of $2.66 per MMBtu, with the Company participating on 50% of the price of Henry Hub Nymex Index over $2.66 per MMBtu.

      The Company has implemented a comprehensive hedging strategy for its natural gas production from the Morgan Properties over the next five years. The Company has placed 25% of the expected natural gas production from its PDPs into a swap at $2.40 per MMBtu. Ten percent of the Company's expected PDP was hedged in a contract with a floor of $1.90 per MMBtu. The Company also hedged 40% of its expected PDP with a series of non-participating collars with ceilings that escalate from $2.70 per MMBtu to $2.90 per MMBtu over time. The Company has not yet hedged its oil production from the Morgan Properties due to current unattractive prices but anticipates it will enter into such hedging arrangements in the future if and when the prices are more attractive.

      The table below sets out volume of natural gas hedged with a floor price of $1.90 per MMBtu with Enron. The volumes presented in this table are divided equally over the months during the period:

                                                                       VOLUME
PERIOD BEGINNING                               PERIOD ENDING           (MMBTU)
----------------------------------------       -----------------      ---------
May 1, 1998 ............................       December 31, 1998        885,000
January 1, 1999 ........................       December 31, 1999      1,080,000
January 1, 2000 ........................       December 31, 2000        880,000
January 1, 2001 ........................       December 31, 2001        740,000
January 1, 2002 ........................       December 31, 2002        640,000
January 1, 2003 ........................       December 31, 2003        560,000

      The table below sets out volume of natural gas hedged with a swap at $2.40 per MMBtu with Enron. The volumes presented in this table are divided equally over the months during the period:

                                                                       VOLUME
PERIOD BEGINNING                               PERIOD ENDING           (MMBTU)
----------------------------------------       -----------------      ---------
May 1, 1998 ............................       December 31, 1998      2,210,000
January 1, 1999 ........................       December 31, 1999      2,710,000
January 1, 2000 ........................       December 31, 2000      2,200,000
January 1, 2001 ........................       December 31, 2001      1,850,000
January 1, 2002 ........................       December 31, 2002      1,600,000
January 1, 2003 ........................       December 31, 2003      1,400,000

      Effective May 1, 1998 through December 31, 2003 the Company has a contract involving the hedging of a portion of its future natural gas production involving floor and ceiling prices as set out in the table below. The volumes presented in this table are divided equally over the months during the period.

                                                                       VOLUME        FLOOR       CEILING
PERIOD BEGINNING                               PERIOD ENDING           (MMBTU)       PRICE        PRICE
----------------------------------------       -----------------      ---------     -------     ---------
May 1, 1998 ............................       December 31, 1998       3,540,000    $  2.00     $   2.70
January 1, 1999 ........................       December 31, 1999       4,330,000       2.00         2.70
January 1, 2000 ........................       December 31, 2000       3,520,000       2.00         2.70
January 1, 2001 ........................       April 30, 2001            990,000       2.00         2.70
May 1, 2001 ............................       December 31, 2001       1,980,000       2.00         2.80
January 1, 2002 ........................       April 30, 2002            850,000       2.00         2.80
May 1, 2002 ............................       December 31, 2002       1,700,000       2.00         2.90
January 1, 2003 ........................       December 31, 2003       2,250,000       2.00         2.90

INTEREST RATE HEDGING

      The Company entered into a forward LIBOR interest rate swap effective for the period June 30, 1998 through June 29, 2009 at a rate of 6.30% on $125.0 million. This financial instrument can be unwound at any time at the option of the Company. On July 9, 1998, the Company unwound this swap concurrent with the closing of these Offerings at an estimated cost to the Company of approximately $3.5 million with borrowings drawn under the Credit Agreement.

YEAR 2000 COMPUTER ISSUE

      The Company's management has conducted a review of its information systems and related data-processing activities to assess its exposure to the Year 2000 issue.

      The Company currently uses Year 2000 compliant accounting software and engineering evaluation software for acquisition analysis, as well as internal engineering applications. The Company's spreadsheet and word processing software is also Year 2000 compliant.

      The Company has potential Year 2000 exposure with regard to its third party relationships and services including its bank and bank accounts and other vendor and/or service providers who utilize computers. Though the Company has no control over Year 2000 compliance implementation by these parties, the Company has inquired and been advised that all of the Company's material service providers are currently or will be Year 2000 compliant.

                                    BUSINESS

GENERAL

      Queen Sand Resources is an independent energy company which emphasizes growth in oil and natural gas reserves and production volumes through the acquisition, exploitation and development of on-shore oil and natural gas properties located in the United States. Since August 1994, the Company has grown primarily through 19 acquisitions of oil and natural gas properties for aggregate consideration of approximately $160.0 million. As a result of the Company's activities to date, it has assembled a geographically and geologically diverse property base, characterized by long-lived production and multiple opportunities for further development, exploitation and exploration. For the nine months ended March 31, 1998, on a pro forma basis, the Company had revenues of $28.7 million and EBITDA of $23.3 million. As of July 31, 1998, the officers and directors of the Company collectively owned or had a proxy for approximately 26.6% of the Company's undiluted voting capital stock, and JEDI, an affiliate of Enron, held approximately 30.3% of the Company's undiluted voting capital stock.

      The Company's objective is to increase its reserves, production, earnings, cash flow and net asset value through a growth strategy that seeks to maintain a diversified portfolio of oil and natural gas reserves with stable production and operating characteristics. The Company seeks to achieve this objective through a balanced mix of oil and natural gas property acquisitions coupled with the development and exploitation of its reserve base. The Company evaluates potential acquisition properties based on their particular impact upon the Company's portfolio of reserves. The Company focuses on low reserve replacement costs, long reserve life, an inventory of attractive development and exploitation projects, and the potential for reserve and production growth. For instance, in the April 1998 Morgan Property Acquisition, the Company acquired certain oil and natural gas property interests representing proved reserves of
149.5 Bcfe, of which 76% was classified as proved developed producing. This acquisition provided the Company with stable, long-lived production and cash flow to develop and exploit its inventory of non-producing reserves. In the March 1998 NASGAS Property Acquisition, the Company acquired certain natural gas properties with attractive development potential and approximately 36.8 Bcfe of proved reserves, of which 91% was classified as non-producing. The Company intends to fully develop these reserves by drilling primarily low-risk development wells. In aggregate, the Company has currently identified over [234] potential development and exploitation drilling locations on its properties. The Company currently plans to spend approximately $26.2 million through June 30, 1999 to further develop and exploit its existing properties.

      At December 31, 1997, on a pro forma basis, the Company had interests in 999 wells (inclusive of 67 service wells), proved reserves of 181.7 Bcf of natural gas and 10.7 MMBbls of oil (aggregating approximately 245.6 Bcfe) with a SEC PV-10 of $174.6 million, and a Reserve Life Index of 13.3 years. Approximately 53% of the Company's reserves was classified as proved developed producing and approximately 74% of the Company's total proved reserves was natural gas. The Company's average daily net production was 49.1 MMcfe on a pro forma basis for the month of December 1997. For the month of March 1998, the Company's average daily net production, on a pro forma basis, increased to 52.2 MMcfe.

      The Company's properties are diversified across 114 producing fields which are located principally in the southwestern United States. The Company's interests in the Gilmer Field in East Texas, the J.C. Martin and the Lopeno/Volpe Fields in South Texas, and the Caprock Field in New Mexico represent approximately 58% of its pro forma proved reserves (on a SEC PV-10 basis). In addition, the Company has substantial operations in Oklahoma, Kentucky and Louisiana. At December 31, 1997, on a pro forma basis, the Company held interests in leases covering approximately 259,000 gross (121,000 net) acres.

      The Company was incorporated under the laws of the state of Delaware on May 11, 1989 under the name "Park Avenue Capital Corp." Prior to March 1995, the Company had no substantive operations. The Company operates its business through three subsidiaries, QSRn, Northland Operating Co., a Nevada corporation ("Northland"), and Corrida Resources, Inc., a Nevada corporation ("Corrida").

      On March 6, 1995, the Company acquired all of the outstanding common stock of QSRn in exchange for 19,200,000 shares of Common Stock of the Company. For accounting purposes, the acquisition has been treated as a recapitalization of QSRn with QSRn as the acquiror (reverse acquisition). The historical financial statements of the Company prior to March 6, 1995 are those of QSRn. QSRn and Corrida own the material assets of the Company.

BUSINESS STRATEGY

      The Company's strategy is to increase its reserves, production, earnings, cash flow and net asset value by (i) acquiring strategic oil and natural gas properties in a disciplined manner, (ii) developing, exploiting and exploring its properties, (iii) achieving low operating costs and (iv) maintaining financial flexibility.

       o Strategic Acquisitions. The Company has a successful track record of increasing its reserves through acquisitions, having added an estimated 257.4 Bcfe of proved reserves from 19 acquisitions for aggregate consideration of $160.0 million or $0.62 per Mcfe since commencing operations in August 1994 through the date of this Prospectus. The Company seeks to expand its diversified, long-lived portfolio of oil and natural gas properties by acquiring producing properties with (i) identified development and exploitation potential, (ii) controlled-risk exploration potential, (iii) historically low operating expenses, or the opportunity to reduce operating expenses, and (iv) geological, geophysical and other technical and operating characteristics with which management of the Company has expertise. The Company applies strict economic and reserve risk criteria in evaluating acquisitions of oil and natural gas properties.

       o Development, Exploitation and Exploration. The Company seeks to maximize the value and cash flow of its oil and natural gas properties through development drilling, workovers, recompletions, enhanced recovery techniques and reductions in operating costs. The Company has identified over 234 potential development and exploitation locations on its existing portfolio of properties. The Company currently plans to spend approximately $21.4 million to drill or participate in the drilling of approximately 160 wells through June 30, 1999. The Company also continually evaluates and pursues exploitation opportunities, including workover and recompletion projects. The Company expects to spend approximately $4.8 million on these exploitation projects through June 30, 1999. Although the Company could increase its exploration drilling activity in the future, its current strategy includes only limited investments in exploratory projects.

       o Low Operating Costs. The Company's goal is to achieve a lower operating expense on a per unit (Mcfe) basis than that of its peers. The Company is pursuing this objective by emphasizing cost controls in its field operating expenses and acquiring properties with low operating costs while increasing existing production through development drilling and effective workover and well maintenance programs. Through these efforts, the Company has reduced lease operating expenses to $0.57 per Mcfe for the nine months ending March 31, 1998 on a pro forma basis.

       o Financial Flexibility. The Company is committed to maintaining financial flexibility, which management believes is important for the successful implementation of its growth strategy. In implementing this strategy, the Company intends to continue using a mixture of debt and equity. Consistent with this financial strategy, the Company raised an aggregate of approximately $65.2 million in equity capital from August 9, 1994 through June 30, 1998. On July 8, 1998 and July 20, 1998 the Company issued an aggregate of 3,428,574 shares of Common Stock for $24 million cash and two holders of warrants exercised their warrants and certain maintenance rights to purchase an aggregate of 3,074,236 shares of stock for an aggregate exercise and purchase price of $8.5 million. As of July 31, 1998, the Company had approximately $14.7 million available under its Credit Agreement and $10.0 million available under the ECT Revolving Credit Agreement with ECT. See "Description of Other Indebtedness." In general, the Company strives to maintain a balanced asset/liability management program by matching long-lived reserves with extended maturity liabilities. Furthermore, the Company seeks to mitigate the effect of decreases in commodity prices by utilizing hedging instruments. The Company has also entered into, and may in the future utilize, interest rate hedges.

RECENT PROPERTY ACQUISITIONS

Morgan Property Acquisition

      General. On April 20, 1998, the Company acquired various non-operated NPIs and RIs for gross cash consideration of $150.0 million (net consideration is currently estimated to be approximately $133.3 million after adjustment for net profits interests and royalty interests revenues and capital expenditures since October 1, 1997, the effective date of the purchase) in the Morgan Property Acquisition from pension funds managed by J.P. Morgan Investments. The Morgan Property Acquisition was financed with borrowings under the Credit Agreement and the Bridge Facilities. The Underlying Properties are primarily located in East Texas, South Texas and the mid-continent region of the United States. According to Ryder Scott, as of December 31, 1997, the Morgan Properties contained proved reserves of 124.1 Bcf of natural gas and 3.6 MMBbls of oil (aggregating 145.6
Bcfe), of which approximately 76% was classified as proved developed producing. The Morgan Properties had a SEC PV-10 of $127.5 million as of December 31, 1997. The Company estimates that as of the effective date of the Morgan Property Acquisition, the proved reserves attributed to the Morgan Properties were 149.5 Bcfe.

      The Company believes that the Morgan Property Acquisition provides it with certain benefits, including (i) the enhancement of the Company's portfolio of high quality reserves with long production histories and low operating costs,
(ii) additional cash flow to fund development and exploitation projects, (iii) the enhancement of its operational base to grow through further acquisitions,
(iv) significant additional development and exploitation opportunities and (v) additional geographic core concentration of the Company's existing properties and operational capabilities. Although the Company did not directly acquire working interests in the wells located on the Underlying Properties, the Company believes that its significant interests in certain key Underlying Properties will enable the Company to influence the timing and manner of development and exploitation of such key properties. Such influence results from the relatively large size of the Applicable Percentage in a number of Morgan Properties, and the desire of the Assignor and/or the operators of particular Underlying Properties to have the Company pay the Applicable Percentage of the costs of drilling, completing and equipping new wells or other significant capital assets; if the Company does not agree to pay such amounts according to the terms of the Ancillary Agreements, then the Assignor, the operator and/or the other working interest owners must pay the Applicable Percentage of such costs. Accordingly, the ability of the Company to select those operations it will choose to fund gives it significant influence over the development of certain key Underlying Properties. See "Risk Factors--Nature of the Net Profits Interests and Royalty Interests."

      Form of Property Ownership. The Morgan Properties burden the Underlying Properties. The Morgan Properties were conveyed to the Company by means of various Conveyances. Each Conveyance burdens a working interest in a field or group of fields. Since tax exempt investors such as the pension funds managed by J.P. Morgan Investments could not own working interests without incurring income taxes, the NPIs were structured to yield many of the same economic benefits and burdens as a working interest owner without the liabilities associated with leasehold ownership. An NPI is an ownership in the gross production of oil, natural gas or other minerals attributable to the burdened working interest. Each NPI is created in a particular Conveyance; each Conveyance contains a description of the procedure for calculating the monthly payments to the Company. These Conveyances were intended to convey the Morgan Properties as real property interests under applicable law. See "Risk Factors--Nature of the Net Profits Interests and Royalty Interests."

      The various Assignors of NPIs own the Underlying Properties subject to and burdened by the NPIs conveyed to the Company. Each Assignor receives all payments relating to the Underlying Properties and is required to pay to the Company the portion thereof attributable to the NPI. Under each Conveyance, the amounts payable with respect to the Morgan Properties are computed and paid monthly. Each Assignor is entitled to retain any amounts attributable to the Underlying Properties which are not required to be paid to the Company with respect to the Morgan Properties.

      Similarly, the RIs generally entitle the Company to receive a certain percentage of all of the proceeds of production sold from the particular Underlying Property, free and clear of all costs of development and operations, but subject, in certain situations, to its proportionate share of certain processing and transportation costs. The RI is calculated and paid to the Company by either the applicable Assignor, the operator or, in some cases, the purchaser of production from the applicable Underlying Property.

      In general, the NPIs provide that the monthly cash amount paid for lease operating expenses, severance and ad valorem taxes, workover costs, overhead per well, and other identified expenses be subtracted from the production revenue received by the burdened working interest (the "net profit" or "Net Cash Flow"). While the Company has audit rights with respect to the proper calculation of Net Cash Flow, the calculation of Net Cash Flow and payment of the NPI is dependent upon the financial integrity and competence of the Assignors. Each Assignor is then required to pay a specified percentage of the Net Cash Flow to the Company along with a summary of the monthly accounting. Should the Net Cash Flow for a particular month be negative, the working interest owner recoups any deficit from future Net Cash Flow before resuming payments to the Company. The Company elects whether or not to participate in new wells, recompletions and other capital items proposed by the working interest owners. A related document, the Ancillary Agreement, provides a procedure allowing such elections. If the Company elects to participate, it pays a percentage of the capital cost to drill, complete, and equip new wells for production. These capital costs are invoiced directly to the Company. The NPIs require that Assignor provide all geologic and economic data necessary to assess new well elections. With this data, the Company's engineering personnel can develop the technical and operational understanding of the properties that is necessary to make suggestions and to influence on-going development activities.

      The NPIs are interests in minerals only. The Company does not own any of the equipment on the leases or the Underlying Properties. Investments in new wells drilled on the Underlying Properties will likely have to be fully capitalized and depleted, i.e., there may be no current deductions for intangible drilling or completion costs.

      The owner of the Morgan Properties should not be personally liable for costs and expenses, losses or damages arising from the extraction of minerals from the Underlying Properties. In addition, each Conveyance contains a provision that the owner of the NPI will not be liable for expenses or liabilities incurred in connection with the operations and provides an indemnity by the Assignor to the NPI owner against any such cost or liabilities. Although the NPI owner is not liable for payment of costs, losses or damages described above, certain of such costs, losses or damages may qualify as a deduction in calculating Net Cash Flow. However, unlike non-operated working interests, the NPI owner is not personally liable for these costs, losses or damages. As an extra measure of protection, the NPI requires that the working interest owner maintain specified types of insurance and the NPI owner be an additional named insured on those policies. See also "--Title to Oil and Natural Gas Properties" and "--Litigation."

NASGAS Property Acquisition

      On March 9, 1998 (with an effective date of January 1, 1998), the Company purchased certain operated natural gas properties in western Kentucky for net cash consideration of $450,000 and 337,500 shares of the Company's Common Stock. The acquired properties are comprised of interests in 21 gross wells (12.6 net) and 61,421 gross acres (36,858 net). According to H.J. Gruy, the proved reserves attributed to the NASGAS Properties as of December 31, 1997, were 36.8 Bcf, 100% of which was natural gas, and 9% proved developed producing, with a SEC PV-10 of $7.4 million. The Company believes the NASGAS Property Acquisition provides it with certain benefits, including a large inventory of low-cost, low-risk development drilling opportunities.

Collins and Ware Property Acquisition

      On August 1, 1997, the Company purchased certain operated oil and natural gas properties for cash consideration (net of production subsequent to the February 1, 1997 effective date) of approximately $6.0 million and 1,000,000 shares of the Company's Common Stock. The acquired properties were comprised of interests in 77 gross (12.4 net) wells located in New Mexico, Texas and Oklahoma. According to H.J. Gruy, the proved reserves attributed to the Collins and Ware Properties as of December 31, 1997, were 6.6 Bcfe, 21% of which was natural gas, and 73% proved developed producing, with a SEC PV-10 of $7.0 million. The Company estimates that as of February 1, 1997 the proved reserves attributed to the Collins and Ware Properties were 7.3 Bcfe.

PRINCIPAL OIL AND NATURAL GAS PROPERTIES

      The following table summarizes certain information with respect to each of the Company's principal areas of operation at December 31, 1997, on a pro forma basis.


                                                                                PROVED RESERVES (1)
                                                       -----------------------------------------------------------------
                                              TOTAL                            TOTAL      PERCENT
                                            GROSS OIL            NATURAL       PROVED     OF TOTAL     SEC     PERCENT
                                             AND GAS     OIL      GAS         RESERVES     PROVED     PV-10    OF TOTAL
                                              WELLS    (MBBLS)   (MMCF)        (BCFE)     RESERVES   (000S)    SEC PV-10
                                            ---------  ------    -------      --------    --------  --------   ---------
EAST TEXAS
   Gilmer Field ........................        41        554     63,397         66.7       27.2%   $ 54,019      30.9%
   Segno Field .........................        41        701      1,177          5.4        2.2       7,688       4.4
   Other ...............................       108        413     17,968         20.4        8.3      16,612       9.6
                                               ---     ------    -------        -----      -----    --------     -----
      Total East Texas .................       190      1,668     82,542         92.5       37.7      78,319      44.9

SOUTH TEXAS
   J.C. Martin Field ...................        70          0     19,747         19.7        8.1      22,029      12.6
   Lopeno and Volpe Fields .............        13          0     19,816         19.8        8.1      14,292       8.2
   Other ...............................       136        171      2,214          3.3        1.2       2,903       1.7
                                               ---     ------    -------        -----      -----    --------     -----
      Total South Texas ................       219        171     41,777         42.8       17.4      39,224      22.5

NEW MEXICO
   Caprock (Queen) Field ...............        74      5,108          0         30.6       12.5      10,198       5.8
   Other ...............................         7          1          4          0.1        0.0           3       0.0
                                               ---     ------    -------        -----      -----    --------     -----
      Total New Mexico .................        81      5,109          4         30.7       12.5      10,201       5.8

KENTUCKY (APPALACHIAN BASIN)
   Meade Field .........................        21          0     36,768         36.8       15.0       7,423       4.3
                                               ---     ------    -------        -----      -----    --------     -----
OTHER ..................................       421      3,716      2,566         42.8       17.4      39,436      22.5
                                               ---     ------    -------        -----      -----    --------     -----
TOTAL ..................................       932     10,664    181,656        245.6      100.0%   $174,603     100.0%
                                               ===     ======    =======        =====      =====    ========     =====

----------

(1) The proved reserves and SEC PV-10 with respect to the Morgan Properties were estimated by Ryder Scott. The estimated reserves with respect to the NASGAS Properties and the Company's historical proved reserves were estimated by H.J. Gruy.


The following is an overview of the major fields of the Company, by area.

East Texas

      Gilmer Field. The Gilmer Field was part of the Morgan Property Acquisition and consists of 41 natural gas wells that cover approximately 13,000 gross acres in Upshur County, in East Texas. The wells produce from the Cotton Valley Lime formation at a depth of approximately 11,500 feet to 12,000 feet.

      The Gilmer Field is located on the northwestern flank of the Sabine Uplift. The initial well in the field was drilled in 1966 and the field was delineated over the following ten years, eventually expanding to 21 gas units. The reservoirs are characterized by low permeability, depletion drive mechanisms and require stimulation.

      The Morgan Properties in the Gilmer Field were initially conveyed in 1991 in conjunction with Goldston Oil Corporation and its related entities ("Goldston") and two industry participants. The Company's interest is a 47.5% NPI in Goldston's working interest in 13 gas units in the heart of the Gilmer Field. Goldston has an 80% working interest and is operator of the units. Well spacing is currently four wells per 640 acre block for most of the units in the field.

      At December 31, 1997, the Gilmer Field contained 66.7 Bcfe of proved reserves, which represented approximately 27% of the Company's total proved reserves and 31% of the Company's SEC PV-10. The Company's average daily net production from the Gilmer Field in March 1998 was approximately 14.2 MMcf of natural gas and 172 Bbls, aggregating 15.3 MMcfe.

      Goldston drilled and completed an infill well in January 1998 which tested 4,000 Mcf/d of natural gas and 40 Bbls/d of oil. Another well was spudded in March 1998 and was completed in July 1998, testing 2,750 Mcf/d and 81 Bbls/d. One additional proved undeveloped location remains to be drilled this year which management believes will fully develop the field on 160 acre spacing.

      Fieldwide central compression is scheduled to be installed and operating in September 1998. Management believes that development of the three wells discussed above along with central compression will lower gathering system pressure and will allow the field to sustain a higher production rate through 1998.

      Segno Field. The Segno Field consists of 41 producing oil and natural gas wells that cover approximately 5,000 gross acres in Polk County, Texas and produce from Yegua and Wilcox sands ranging in depth from 5,200 feet to 8,500 feet. This field was part of the Morgan Property Acquisition and was initially discovered by Gulf Oil Corporation in 1936. The field was neglected until Lobo Resources (whose interest was later acquired by Prime Energy) acquired an interest in 1992 at which time active redevelopment efforts commenced. The Company's interest is an 80% NPI in Prime Energy's working interest.
Prime Energy has a 100% working interest and operates the field.

      At December 31, 1997, the Segno Field had proved reserves of 700.5 MBbls and an estimated 1.2 Bcf of natural gas (aggregating 5.4 Bcfe), which represents 2.2% of the Company's total proved reserves and 4.4% of the Company's SEC PV-10. The Company's average daily net production from the Segno Field in March 1998 was approximately 278 Bbls of oil and 272 Mcf of natural gas for a total of 1.9 MMcfe.

      Management believes that additional reserve potential exists in new locations that will be drilled to the Wilcox D, E, F and G sands. Each of these sands has proven productive in recently drilled wells and could hold large reserves if this success continues across the field. Recently evaluated 2-D seismic has also generated several significant opportunities. The Company is currently participating in leasing activity to develop these opportunities.

South Texas

      J.C. Martin Field. The J.C. Martin Field consists of 59 producing natural gas wells that cover approximately 8,300 gross acres in Zapata County, Texas on the Mexican border. The field primarily produces from the Lobo 1, 3 and 6 series of sands in the Wilcox formation at depths of approximately 8,000 feet to 10,000 feet and was part of the Morgan Property Acquisition. The Company's interests consist of (i) a 13.33% perpetual, non-participating mineral royalty covering the Mecom family ranch and (ii) an 80% NPI in Devon Energy Corporation's ("Devon's") 20% working interest in the ranch. Coastal Oil Corporation ("Coastal") operates all of the wells. The reservoirs are low permeability, producing through pressure depletion and requiring fracture stimulations. The Company's RI in this property is the subject of litigation involving the predecessor owner. See "--Litigation."

      At December 31, 1997, the J.C. Martin Field contained 19.7 Bcfe of proved reserves, which represented approximately 8% of the Company's total proved reserves and approximately 12.6% of the Company's SEC PV-10. The Company's average daily net production from the J.C. Martin Field in March 1998 was 9.5 MMcfe.

      During 1997, Coastal drilled nine wells in this field. From January 1, 1998 through June 30, 1998 Coastal drilled an additional seven wells, three of which have been completed and are on production and four of which are being completed.

      The first well drilled during 1998 in this field tested natural gas from a deeper Cretaceous zone. The well is currently on production and is commingled with the Lobo formation and is producing in excess of 3.7 MMcf/d. This zone previously had not produced on the lease but has produced significant volumes to the north. Management believes that there may be additional potential on the west end of the Mecom Ranch for this zone as only a few wells have actually penetrated the Cretaceous zone. A second completion in the Cretaceous zone tested 5.1 MMcf/d. Management also believes that potential exists for reserves in the Middle Wilcox zones at approximately 5,000 feet to 6,000 feet.

      Lopeno and Volpe Fields. The Lopeno and Volpe Fields are located in Zapata County, Texas and were also part of the Morgan Property Acquisition. These fields consist of 13 wells with 16 separate completions. All of the wells produce from multiple reservoirs in the Upper Wilcox formation. The Morgan Properties in these fields were initially conveyed in 1995 in association with Mustang Oil & Gas Corporation, a subsidiary of Gulf Resources Corporation ("Gulf Resources"). In April 1998, Choctaw II Oil & Gas Ltd. ("Choctaw") acquired Gulf Resources' working interests in these fields and is now the operator of 10 of the 13 wells with Pioneer Resources Corporation operating the remainder.

      The Company's interest in these fields consists of a 66.66% NPI in Choctaw's working interests. Choctaw's working interests vary from 15.7% to 75%.

      The Lopeno Field covers over 6,000 acres and is an extension of a field originally discovered in 1952. Over 20 sands have produced in the field at depths ranging from 6,500 feet to 12,000 feet. Typical of the numerous Upper Wilcox fields along the Texas Gulf Coast, Lopeno Field is highly faulted and overpressured. The Volpe Field is also a Wilcox field located 8 miles north of Lopeno, Texas. A well was drilled directionally along the trapping fault and is producing from the Middle Wilcox formation. Multiple Upper Wilcox zones are classified behind-the-pipe. Three proved undeveloped locations have been identified in this field.

      At December 31, 1997, the Lopeno and Volpe Fields contained an estimated
19.8 Bcf of proved reserves, which represented approximately 8.1% of the Company's total proved reserves and approximately 8.2% of the Company's SEC PV-10. The Company's average daily net production from the fields in March 1998 was 3,300 Mcf/d of natural gas.

      Management believes that the production in these fields can be enhanced through workovers and accelerated drilling for the shallow, behind-the-pipe reserves.

New Mexico

      Caprock (Queen) Field. The Caprock (Queen) Field was the Company's first acquisition and consists of 74 oil wells, 39 water injection wells, 30 shut-in wells and 77 temporarily abandoned wells on approximately 14,200 gross acres located in Lea and Chaves Counties, New Mexico. The Caprock Field produces from the "Artesia Red Sand" or Queen sandstone of Permian age in the Seven Rivers and Grayburg formations at a depth of approximately 3,000 feet. Discovery wells were drilled from 1940 through 1949. Development wells were drilled between 1954 and 1956 within the productive limits of the field which is approximately twenty miles long and three miles wide. Primary production was established on 40-acre spacing. Initial waterflood operations began in 1959 through 1960.

      The Company has a 100% working interest and an 82.6% revenue interest in two operating units (the Drickey Queen Sand Unit and the Westcap Unit), a 98.3% working interest and a 79.3% revenue interest in a third operating unit (the Rock Queen Unit), and a 100% working interest and a 90% revenue interest in the Trigg and Federal V leases. These five properties comprise the central 14,200 acres of the approximately 26,000 productive acres that contain nine contiguous development units.

      At December 31, 1997, the Caprock Field contained an estimated 5,108 MBbls (30.6 Bcfe) of net proved reserves, which represented approximately 12.5% of the Company's total proved reserves and 5.8% of the Company's SEC PV-10. The Company's average daily net production from the Caprock Field in December 1997 was 97 Bbls of oil. For the month of March 1998 the Company's average daily net production increased to 147 Bbls of oil.

      The Company has recently focused its efforts to improve the reservoir management of the field. Recent capital expenditures have included replacing flowlines and injection lines, replacing rod strings and downhole production equipment, repairing pumping units, major overhauls of injection lines, installing test headers and equipment, installing injection meters and returning out of service wells to injection and production status. As a result of these efforts, production has increased substantially from last year.

      A pilot program, as the initial step toward redeveloping the waterflood pattern, has been designed and the Company anticipates the program will be implemented in the first half of fiscal year 1999. The Company is the operator.

Kentucky

      Meade Field. The Company has a 60% working interest in approximately 61,421 gross acres in Meade, Hardin and Breckinridge Counties, Kentucky. There are currently 20 gross producing and 1 gross shut-in natural gas wells located on the Company's leases in Meade County. Four of the wells were drilled in 1995, 14 in 1996 and the remainder in 1997. These wells produce from the New Albany Shale formation between the depths of approximately 720 feet and 850 feet. The shale zone has two porosity members and averages 80 feet in thickness. In addition to the natural gas wells, the Company also owns an interest in one salt-water disposal well and a related natural gas gathering system.

      At December 31, 1997, these properties contained 36.8 Bcfe of net proved reserves, which represents approximately 15% of the Company's total proved reserves and approximately 4.3% of the Company's SEC PV-10. The Company acquired these properties because management believes they have significant low risk development potential from relatively shallow formations. Natural gas reserves are long-lived reserves (generally, over 40 years) characterized by an increase in production rates with dewatering and then a gradual decline. The Company's average daily net production from the Meade Field in March 1998 was 168 Mcf.

DEVELOPMENT, EXPLOITATION AND EXPLORATION ACTIVITIES

      The Company's development drilling program is generated largely through the Company's internal technical evaluation efforts and as a result of the Company's obtaining undeveloped acreage in connection with producing property acquisitions. In addition, there are numerous opportunities for infill drilling on Company leases currently producing oil and natural gas. The Company intends to continue to pursue development drilling opportunities which offer potentially significant returns to the Company. The exploitation activities of the Company consist of the evaluation of additional reserves through workovers, behind the pipe recompletions and secondary recovery operations.

      The objective of the Company's overall development and exploitation strategy is to achieve a balance between low risk workover and recompletion activities and moderate risk infill and extensional development wells. This exploitation/development strategy is intended to increase reserves while minimizing the risk of uneconomic projects. The Company currently intends only limited investments in exploratory drilling projects.

      From August 1994 to June 1998 the Company participated in drilling 28 gross (11.3 net) wells, of which approximately 72% gross (80% net) were productive. However, there can be no assurance that this past rate of drilling success will continue in the future. The Company is currently pursuing development drilling projects in 17 different fields and anticipates continued growth in its drilling activities.

      At March 31, 1998, the Company had identified approximately 234 development and exploitation locations on its acreage. The Company expects to spend approximately $21.4 million on development drilling projects through June 30, 1999.

      The following is a brief discussion of the primary areas of development and exploitation activity for the Company:

East Texas

      Segno Field. The Company intends to continue participating with the operator (Prime Energy) in the development of the Segno field. Recent activity includes the deepening of several wells to test lower producing horizons, the Wilcox "D", "E", "F" and "G" and the drilling of a number of new wells targeting reserves not yet produced from the Yegua and Wilcox. The operator continues to return wells that are off production back to service and to improve the field's facilities infrastructure. Projects planned through June 30, 1999 include drilling two proved undeveloped locations and six workovers/deepenings at a total cost to the Company of approximately $500,000. In addition, several significant new prospects have been identified utilizing 2-D seismic data. The Company is participating in leasing of the acreage covering these prospects, identified as "Segno West."

South Texas

      J.C. Martin Field. A 3-D seismic survey, shot in 1996, has been the catalyst for the most recent drilling in the J.C. Martin Field. Coastal Oil Corporation, the operator, has been very active in this area and continues to propose new wells to be drilled. The Company anticipates at least ten additional locations will be drilled this year to develop untested or undrained fault blocks in the Lobo 1, 3 and 6 series of Wilcox sands at a total cost to the Company of approximately $1.7 million. In addition, the Company participated in a state lease sale with the operator on acreage offsetting its current acreage and was the successful bidder on the tract. The Company also expects to propose a Middle Wilcox test be drilled later this year to test this unproven shallower zone.

      Lopeno/Volpe Fields. The Company believes significant potential exists in the Lopeno/Volpe Fields to increase production. Several workovers have been identified in the Lopeno Field to reopen zones which were completed and stimulated, but due to lack of funds from the previous operator are not producing. Over twenty sands have produced in the Lopeno Field and most wells have multiple behind-the-pipe zones. Accelerated drilling for some of the shallower zones may be justified, improving their present value. Three proved undeveloped locations have been identified in the Volpe Field that would develop Upper Wilcox sands. The new operator, Choctaw, has indicated to the Company that it intends to pursue the necessary workovers and additional drilling. The Company anticipates its share of capital expenditures in the Lopeno/Volpe fields will be approximately $1.4 million through June 1999.

Kentucky

      Meade Field. The Company believes that the Meade Field presents opportunities for low cost developmental drilling at depths of less than 1,000 feet. The Company expects that the field will be developed in five phases. Phase 1, consisting of 20 wells, was completed in 1996. A delineation well, the Gohl No. 2, was drilled in late 1997 and extended the proven limits of the field four miles to the southwest. Phases 2 through 5 are scheduled to occur between August 1998 and October 1999 with 10 wells drilled per month every other month for a total of 101 wells at an average cost to the Company of $54,000 per well. The total capital expenditures for the project are estimated at $5.4 million

New Mexico

      Caprock (Queen) Field. Exploitation efforts at the Caprock (Queen) Field include a coordinated program of workovers, waterflood redevelopment and infill drilling. The Company, with the assistance of independent engineering consultants, has evaluated several alternate development options. The Company intends to redevelop the Rock Queen Unit with the drilling of infill development wells establishing a modified seven spot pattern. It is anticipated that a total of 55 producing wells and 14 water injection wells will be drilled, 59 wells will be worked over, 24 wells will be returned to production and 19 wells will be returned to injection. The Company plans to redevelop the Drickey Queen/Westcap Units using a line drive waterflood pattern. A total of five dual lateral horizontal producers will be drilled and 14 single lateral horizontal injection wells are slated to be drilled. A pilot program has been designed which consists of four horizontal water injection wells and one dual lateral horizontal producer with an associated water injection plant and production facility. The pilot will fully develop one 640 acre section of the Drickey Queen Unit. The Company anticipates the pilot program will be implemented in the first half of fiscal 1999 and will cost $2.1 million.

MARKETING

      The Company's oil and natural gas production is sold to various purchasers typically in the areas where the oil or natural gas is produced. The Company does not refine or process any of the oil and natural gas it produces. The Company is currently able to sell, under contract or in the spot market, all of the oil and the natural gas it is capable of producing at current market prices. Substantially all of the Company's oil and natural gas is sold under short term contracts or contracts providing for periodic adjustments or in the spot market; therefore, its revenue streams are highly sensitive to changes in current market prices. The Company's market for natural gas is pipeline companies as opposed to end users. See "Risk Factors--Volatility of Oil and Natural Gas Prices" for a discussion of the risks of commodity price fluctuations.

       In an effort to reduce the effects of the volatility of the price of crude oil and natural gas on the Company's operations and cash flow, management has adopted a policy of hedging oil and natural gas prices whenever market prices are in excess of the prices anticipated in the Company's operating budget and financial plan through the use of commodity futures, options and swap agreements. The Company does not engage in speculative hedging. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Prices and Hedging Activities."

       For the year ended June 30, 1997, Big Run Production, Navajo Refining, EOTT Energy, Texaco and Conoco accounted for 32%, 14%, 17%, 10% and 9%, respectively, of the Company's oil and natural gas sales. During the year ended June 30, 1996, Texaco, Big Run Production, Phillips, Navajo Refining and Conoco accounted for 15%, 15%, 17%, 21% and 24%, respectively, of the Company's oil and natural gas sales. The Company does not believe that the loss of any of these buyers would have a material effect on the Company's business or results of operations as it believes it could readily locate other buyers. However, short term disruptions could occur while the Company sought alternative buyers or while lines were being connected to other pipelines.

      The market for oil and natural gas produced by the Company depends on factors beyond its control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, weather, demand for oil and natural gas, the marketing of competitive fuels and the effects of state and federal regulation. The oil and natural gas industry also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers.

OIL AND NATURAL GAS RESERVES

       The following tables summarize certain information regarding the Company's estimated proved oil and natural gas reserves as of June 30, 1995, 1996, and 1997 and December 31, 1997. The estimates relating to the Company's proved oil and natural gas reserves and future net revenues of oil and natural gas reserves at December 31, 1997 with respect to the Morgan Properties included in this Prospectus are based upon reports prepared by Ryder Scott. Such estimates at June 30, 1997 and at December 31, 1997 as to the historical company reserves and the estimated reserves attributed to the NASGAS Properties included in this Prospectus and, as to the historical reserves only, in Note 9 of Notes to Consolidated Financial Statements which accompany this Prospectus are based upon reports prepared by H.J. Gruy. The estimated reserves and future net revenues as set forth herein and in Note 9 of Notes to Consolidated Financial Statements which accompany this Prospectus, as of June 30, 1996 and June 30, 1995, are based upon reports prepared by Harper and Associates. All such reserves are located in the United States. In accordance with Commission guidelines, the estimates of future net cash flows from proved reserves and their SEC PV-10 are made using oil and natural gas sales prices in effect as of the dates of such estimates and are held constant throughout the life of the properties. The Company's estimates of proved reserves, future net cash flows and SEC PV-10 were estimated using the following weighted average prices, before deduction of production taxes:

                                                                            PRO FORMA
                                                  JUNE 30,                 DECEMBER 31,
                                  --------------------------------------   ------------
                                   1995            1996            1997      1997(1)
                                  ------          ------          ------   ------------
    Natural gas (per Mcf)         $ 1.41          $ 2.39          $ 2.25     $ 2.30
    Oil (per Bbl)                  16.41           19.65           17.43      15.97


----------

(1) Gives effect to the Morgan Property Acquisition and the NASGAS Property Acquisition as if they had occurred on December 31, 1997.


       Reserve estimates are imprecise and may be expected to change as additional information becomes available. Furthermore, estimates of oil and natural gas reserves, of necessity, are projections based on engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgement. Reserve reports of other engineers might differ from the reports contained herein. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Future prices received for the sale of oil and natural gas may be different from those used in preparing these reports. The amounts and timing of future operating and development costs may also differ from those used. Accordingly, there can be no assurance that the reserves set forth herein will ultimately be produced nor can there be assurance that the proved undeveloped reserves will be developed within the periods anticipated. The Company emphasizes with respect to the estimates prepared by independent petroleum engineers that the discounted future net cash inflows should not be construed as representative of the fair market value of the proved oil and natural gas properties belonging to the Company, since discounted future net cash inflows are based upon projected cash inflows which do not provide for changes in oil and natural gas prices nor for escalation of expenses and capital costs. The meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they were based.

      All reserves are evaluated at contract temperature and pressure which can affect the measurement of natural gas reserves. Operating costs, development costs and certain production-related and ad valorem taxes were deducted in arriving at the estimated future net cash flows. No provision was made for income operating methods and existing conditions at the prices and operating costs prevailing at the dates indicated above. The estimates of the SEC PV-10 from future net cash flows differ from the Standardized Measure set forth in the notes to the Consolidated Financial Statements of the Company, which is calculated after provision for future income taxes. There can be no assurance that these estimates are accurate predictions of future net cash flows from oil and natural gas reserves or their present value.

      For certain additional information concerning the Company's oil and natural gas reserves and estimates of future net revenues attributable thereto, see Note 9 of the Notes to Consolidated Financial Statements.

Company Reserves

      The following tables set forth the proved reserves of oil and natural gas of the Company and the SEC PV-10 thereof on (i) an actual basis for each year in the three-year period ended June 30, 1997 and (ii) a pro forma basis at December 31, 1997 giving effect to the Morgan and NASGAS Property Acquisitions.

                     PROVED OIL AND NATURAL GAS RESERVES(1)

                                                                                                                PRO FORMA
                                                                                JUNE 30,                      DECEMBER 31,
                                                                 --------------------------------------       ------------
                                                                  1995            1996            1997           1997(2)
                                                                 ------          ------          ------       ------------
NATURAL GAS RESERVES (MMcf):
   Proved Developed Producing Reserves ................              86           4,712           8,627         108,475
   Proved Developed Non-Producing Reserves ............             227           4,662           3,785          15,950
   Proved Undeveloped Reserves ........................             107           3,610           8,561          57,231
                                                                 ------          ------          ------         -------
      Total Proved Reserves of natural gas ............             420          12,984          20,973         181,656
                                                                 ======          ======          ======         =======
OIL RESERVES (MBbl):
   Proved Developed Producing Reserves ................             525             751           1,181           3,756
   Proved Developed Non-Producing Reserves ............           1,292           1,514           1,007           1,769
   Proved Undeveloped Reserves ........................           4,373           4,667           4,521           5,139
                                                                 ------          ------          ------         -------
      Total Proved Reserves of oil ....................           6,190           6,932           6,709          10,664
                                                                 ------          ------          ------         -------
TOTAL PROVED RESERVES (MMcfe) .........................          37,560          54,574          61,224         245,639
                                                                 ======          ======          ======         =======

                        SEC PV-10 OF PROVED RESERVES(1)

                                                                                                             PRO FORMA
                                                                               JUNE 30,                     DECEMBER 31,
                                                            -------------------------------------------     ------------
                                                               1995             1996            1997           1997(2)
                                                            -----------     -----------     -----------     ------------
SEC PV-10 (THOUSANDS)(3):
        Proved Developed Producing Reserves ...........     $     2,808     $     9,002     $    13,810     $   120,727
        Proved Developed Non-Producing Reserves .......           3,499           8,144           7,850          18,808
        Proved Undeveloped Reserves ...................           8,137          14,307          19,558          35,068
                                                            -----------     -----------     -----------     -----------

               TOTAL SEC PV-10 ........................     $    14,444     $    31,453     $    41,218     $   174,603
                                                            ===========     ===========     ===========     ===========

----------

(1) The historical data at June 30, 1995 and 1996, is based upon reserve reports prepared by Harper and Associates. The data shown at June 30, 1997 and December 31, 1997 (excluding data with respect to the Morgan Properties at December 31, 1997) is based upon reports prepared by H.J. Gruy. The data included with respect to the Morgan Properties at December 31, 1997 is based upon reserve reports prepared by Ryder Scott.
(2) Gives effect to the Morgan Property Acquisition and the NASGAS Property Acquisition as if they had occurred on December 31, 1997.
(3) SEC PV-10 differs from the Standardized Measure set forth in the notes to the Consolidated Financial Statements of the Company, which is calculated after provision for future income taxes.


        Except for the effect of changes in oil and natural gas prices, no major discovery or other favorable or adverse event is believed to have caused a significant change in these estimates of the Company's proved reserves since December 31, 1997.

        Except for Form EIA 23, "Annual Survey of Domestic Oil and Gas Reserves", filed with the United States Department of Energy, no other estimates of total proven net oil and natural gas reserves have been filed by the Company with, or included in any report to, any United States authority or agency pertaining to the Company's individual reserves since the beginning of the Company's last fiscal year. Reserves reported on Form EIA 23 are comparable to the reserves reported by the Company herein.

OPERATIONS DATA

Productive Wells

        The following table sets forth the number of total gross and net productive wells in which the Company owned an interest as of December 31, 1997 on a pro forma basis giving effect to the Morgan and NASGAS Property Acquisitions.


                                   GROSS                         NET
                          ------------------------    ---------------------------
                           OIL      GAS     TOTAL      OIL       GAS       TOTAL
                          -----    -----   -------    -----     -----     -------
Texas...................   322      213      535      128.9      77.4      206.3
New Mexico..............    75        6       81       73.5       1.1       74.6
Louisiana...............    58        2       60       28.1       0.8       28.9
Mississippi.............    20        0       20       15.0       0.0       15.0
Oklahoma................    28      150      178        4.2      17.5       21.7
Kentucky................     0       21       21        0.0      12.6       12.6
Other(1)................     3       34       37        0.3       7.7        8.0
                           ---      ---      ---      -----     -----      -----
        Total...........   506      426      932      250.0     117.1      367.1
                           ===      ===      ===      =====     =====      =====

----------
(1)    Represents wells located in Colorado, Kansas, Alabama and Wyoming.


        As of June 30, 1997, on a historical basis the Company had an interest in 230 gross (169.4 net) productive oil and natural gas wells.

Production Economics

        The following table sets forth certain operating information of the Company for the periods presented.

                                                             YEAR ENDED JUNE 30,                      NINE MONTHS ENDED MARCH 31,
                                         ----------------------------------------------------------   ---------------------------
                                                          HISTORICAL                                           MARCH 31,
                                         ------------------------------------------                   ---------------------------
                                          FOR THE PERIOD
                                          FROM AUGUST 9,
                                         1994 TO JUNE 30,                              PRO FORMA(1)   HISTORICAL    PRO FORMA(1)
                                         ----------------                              ------------   ----------    -----------
                                               1995            1996          1997          1997          1998          1998
                                         ----------------    ---------    ---------    ------------   ----------    -----------
OPERATING DATA:
Production volumes:
     Natural gas (MMcf) ................            5              154          546        14,039           736        10,500
     Oil (MBbl) ........................           26              103          151           696           185           562
          Total (MMcfe) ................          160              769        1,430        18,215         1,843        13,872
Average sales price(2):
     Natural gas (per Mcf) .............    $    1.65        $    2.43    $    2.31     $    2.49     $    2.28     $    2.49
     Oil (per Bbl) .....................        16.52            18.26        20.73         21.53         17.19         17.25
     Natural gas equivalent (per
       Mcfe) ...........................         2.72             2.70         3.02          2.75          2.63          2.59
Selected expenses (per Mcfe):
     Production taxes ..................    $    0.22        $    0.22    $    0.21     $    0.18     $    0.17     $    0.18
     Lease operating expense(3) ........         1.53             1.31         1.52          0.61          1.56          0.57
     General and administrative ........         1.84             1.45         1.00          0.10          0.89          0.16
     Depreciation, depletion and
       amortization(4) .................         0.83             0.82         0.68          0.98          0.73          0.82

----------
(1) Reflects the pro forma effect of the Property Acquisitions. See "Unaudited Pro Forma Condensed Consolidated Financial Statements," included elsewhere in this Prospectus, for a discussion of the preparation of these data.
(2) Pro forma average sales price information for the year ended June 30, 1997 and the nine months ended March 31, 1998 include oil revenues of $10.3 million and $6.4 million, respectively, and natural gas revenues of $32.9 million and $24.4 million, respectively, attributable to the Morgan Properties, which are netted against lease operating expenses and production taxes for financial statement presentation.
(3) Pro forma lease operating expenses and production taxes per Mcfe for the year ended June 30, 1997 and the nine months ended March 31, 1998 include lease operating expenses of $8.4 million and $5.2 million, respectively, and production taxes of $2.9 million and $2.1 million, respectively, attributable to the Morgan Properties, which are netted against the NPI and RI revenues for financial statement presentation.
(4) Represents depreciation, depletion and amortization of oil and natural gas properties only.

Drilling Activity

        The following table sets forth the Company's gross and net working interests in exploratory and development wells (but excluding injection or service wells) drilled during the indicated periods.

                                                                                                    NINE MONTHS ENDED
                                                  FOR THE YEAR ENDED JUNE 30,                            MARCH 31,
                             ------------------------------------------------------------------     ------------------
                                    1995                    1996                    1997                   1998
                             ------------------      ------------------      ------------------     ------------------
                             GROSS          NET      GROSS          NET      GROSS          NET     GROSS          NET
                             -----          ---      -----          ---      -----          ---     -----          ---
EXPLORATORY:
      Oil ...............      0            0.0        4            2.0        1            0.5       0            0.0
      Gas ...............      0            0.0        0            0.0        0            0.0       0            0.0
                                           ----                    ----                    ----                   ----
      Dry ...............      0            0.0        2            1.0        0            0.0       2            0.8
                                           ====                    ====                    ====                   ====
           Total ........      0            0.0        6            3.0        1            0.5       2            0.8
DEVELOPMENT:
      Oil ...............      1            0.2        0            0.0        0            0.0       1            0.1
      Gas ...............      0            0.0        0            0.0        0            0.0       3            3.0
      Dry ...............      0            0.0        0            0.0        0            0.0       1            0.5
                                           ----                    ----                    ----                   ----
           Total ........      1            0.2        0            0.0        0            0.0       5            3.6
                                           ====                    ====                    ====                   ====
TOTAL:
      Oil ...............      1            0.2        4            2.0        1            0.5       1            0.1
      Gas ...............      0            0.0        0            0.0        0            0.0       3            3.0
      Dry ...............      0            0.0        2            1.0        0            0.0       3             .3
                                           ----                    ----                    ----                   ----
           Total ........      1            0.2        6            3.0        1            0.5       7            4.4
                                           ====                    ====                    ====                   ====

DEVELOPED AND UNDEVELOPED ACREAGE

        The following table sets forth the approximate gross and net acres in which the Company owned an interest as of December 31, 1997, on a pro forma basis to reflect the NASGAS and Morgan Property Acquisitions.

                                                       DEVELOPED                    UNDEVELOPED
                                                 ---------------------         ---------------------
                                                 GROSS           NET           GROSS           NET
                                                 ------         ------         ------         ------
Texas ..................................         73,074         38,027         39,833         17,273
New Mexico .............................         14,440         14,170              0              0
Louisiana ..............................          5,865          2,334              0              0
Mississippi ............................          1,633          1,323              0              0
Oklahoma ...............................         42,240          5,954              0              0
Kentucky ...............................            424            260         60,997         36,598
Other(1) ...............................         20,510          5,190              0              0
        Total ..........................        158,186         67,258        100,830         53,871


(1)    Represents acreage located in Colorado, Kansas, Alabama and Wyoming.


        As of June 30, 1997, the Company held interests in 43,522 gross (36,227 net) developed acres. At June 30, 1997, the Company had no significant amount of undeveloped acreage.

MARKETS AND COMPETITION

        The oil and natural gas industry is highly competitive. Competitors include major oil companies, other independent oil and natural gas concerns and individual producers and operators, many of which have financial resources, staffs and facilities substantially greater than those of the Company. In addition, the Company encounters substantial competition in acquiring oil and natural gas properties, marketing oil and natural gas and securing trained personnel. When possible, the Company tries to avoid open competitive bidding for acquisition opportunities. The principal means of competition with respect to the sale of oil and natural gas production are product availability and price. While it is not possible for the Company to state accurately its position in the oil and natural gas industry, the Company believes that it represents a minor competitive factor.

        The market for oil and natural gas produced by the Company depends on factors beyond its control, including domestic and foreign political conditions, the overall level of supply of and demand for oil and natural gas, the price of imports of oil and natural gas, gas pipelines and other transportation facilities and overall economic conditions. The oil and natural gas industry as a whole also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers. See "Risk Factors--Volatility of Oil and Natural Gas Prices."

TITLE TO OIL AND NATURAL GAS PROPERTIES

        The Company has acquired interests in producing and non-producing acreage in the Form of working interests, RIs, overriding royalty interests and NPIs. Substantially all of the Company's property interests, and the Assignors' interests in the Underlying Properties, are held pursuant to leases from third parties. The leases grant the lessee the right to explore for and extract oil and natural gas from specified areas. Consideration for a lease usually consists of a lump sum payment (i.e., bonus) and a fixed annual charge (i.e., delay rental) prior to production (unless the lease is paid up) and, once production has been established, a royalty based generally upon the proceeds from the sale of oil and natural gas. Once wells are drilled, a lease generally continues so long as production of oil and natural gas continues. In some cases, leases may be acquired in exchange for a commitment to drill or finance the drilling of a specified number of wells to predetermined depths. Some of the Company's non-producing acreage is held under leases from mineral owners or a government entity which expire at varying dates. The Company is obligated to pay annual delay rentals to the lessors of certain properties in order to prevent the leases from terminating. Title to leasehold properties is subject to royalty, overriding royalty, carried, net profits and other similar interests and contractual arrangements customary in the oil and natural gas industry, and to liens incident to operating agreements, liens relating to amounts owed to the operator, liens for current taxes not yet due and other encumbrances.

       As is customary in the industry, the Company generally acquires oil and natural gas acreage without any warranty of title except as to claims made by, through or under the transferor. Although the Company has title examined prior to acquisition of developed acreage in those cases in which the economic significance of the acreage justifies the cost, there can be no assurance that losses will not result from title defects or from defects in the assignment of leasehold rights. In many instances, title opinions may not be obtained if in the Company's judgment it would be uneconomical or impractical to do so.

       The Underlying Properties are typically subject, in one degree or another, to one or more of the following: (i) royalties and other burdens and obligations, expressed and implied, under oil and gas leases; (ii) overriding royalties and other burdens created by Assignor or its predecessors in title;
(iii) a variety of contractual obligations (including, in some cases, development obligations) arising under operating agreements, farmout agreements, production sales contracts and other agreements that may affect the properties or their titles; (iv) liens that arise in the normal course of operations, such as those for unpaid taxes, statutory liens securing unpaid suppliers and contractors and contractual liens under operating agreements; (v) pooling, unitization and communitization agreements, declarations and orders; and (vi) easements, restrictions, rights-of-way and other matters that commonly affect property. To the extent that such burdens and obligations affect Assignor's rights to production and the value of production from the Underlying Properties, they have been taken into account in calculating the Company's interests and in estimating the size and value of the reserves attributable to the Morgan Properties.

REGULATION

General Federal and State Regulation

       The Company's oil and natural gas exploration, production and related operations are subject to extensive rules and regulations promulgated by federal and state agencies. Failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases the Company's cost of doing business and affects its profitability. Because such rules and regulations are frequently amended or reinterpreted, the Company is unable to predict the future cost or impact of complying with such laws.

       The State of Texas and many other states require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and natural gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells. Many states restrict production to the market demand for oil and natural gas. Some states have enacted statutes prescribing ceiling prices for natural gas sold within their states.

       FERC regulates interstate natural gas transportation rates and service conditions, which affect the revenues received by the Company for sales of its production. Since the mid-1980s, FERC has issued a series of orders, culminating in Order Nos. 636, 636-A and 636-B ("Order 636"), that have significantly altered the marketing and transportation of natural gas. Order 636 mandates a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of FERC's purposes in issuing the orders is to increase competition within all phases of the natural gas industry. Order 636 and subsequent FERC orders on rehearing have been appealed and are pending judicial review. Because these orders may be modified as a result of the appeals, it is difficult to predict the ultimate impact of the orders on the Company. Generally, Order 636 has eliminated or substantially reduced the interstate pipelines' traditional role as wholesalers of natural gas, and has substantially increased competition and volatility in natural gas markets.

       The price the Company receives from the sale of oil and natural gas liquids is affected by the cost of transporting products to market. Effective January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. The Railroad Commission of the State of Texas is considering adopting rules to prevent discriminatory transportation practices by intrastate gas gatherers and transporters by requiring the disclosure of rate information under varying conditions of service. The Company is not able to predict with certainty the effects, if any, of these regulations on its operations. However, the regulations may increase transportation costs or reduce wellhead prices for oil and natural gas liquids.

        Finally, from time to time regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below natural production capacity in order to conserve supplies of oil and natural gas. See "Risk Factors--Government Laws and Regulations."

Environmental Regulation

        The Company's exploration, development and production of oil and natural gas, including its operation of saltwater injection and disposal wells, are subject to various federal, state and local environmental laws and regulations. Such laws and regulations can increase the costs of planning, designing, installing and operating oil and natural gas wells. The Company's domestic activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 ("OPA"), the Clean Water Act ("CWA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), and the Safe Drinking Water Act ("SDWA"), as well as state regulations promulgated under comparable state statutes. The Company also is subject to regulations governing the handling, transportation, storage and disposal of naturally occurring radioactive materials that are found in its oil and natural gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

        Under the OPA, a release of oil into water or other areas designated by the statute could result in the Company being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set forth in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in the Company being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

        CERCLA and comparable state statutes, also known as "Superfund" laws, can impose joint and several retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a "hazardous substance" into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, natural gas and natural gas liquids from the definition of hazardous substance, the Company's operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, there can be no assurance that the exemption will be preserved in future amendments of the act, if any.

        RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal of both hazardous and nonhazardous solid wastes. The Company generates hazardous and nonhazardous solid waste in connection with its routine operations. From time to time, proposals have been made that would reclassify certain oil and natural gas wastes, including wastes generated during pipeline, drilling, and production operations, as "hazardous wastes" under RCRA which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on the Company's operating costs. While state laws vary on this issue, state initiatives to further regulate oil and natural gas wastes could have a similar impact.

        Because oil and natural gas exploration and production, and possibly other activities, have been conducted at some of the Company's properties by previous owners and operators, materials from these operations remain on some of the properties and in some instances require remediation. In addition, the Company has agreed to indemnify sellers of producing properties from whom the Company has acquired reserves against certain liabilities for environmental claims associated with such properties. While the Company does not believe that costs to be incurred by the Company for compliance and remediating previously or currently owned or operated properties will be material, there can be no guarantee that such costs will not result in material expenditures.

       Additionally, in the course of the Company's routine oil and natural gas operations, surface spills and leaks, including casing leaks, of oil or other materials occur, and the Company incurs costs for waste handling and environmental compliance. Moreover, the Company is able to control directly the operations of only those wells for which it acts as the operator. Notwithstanding the Company's lack of control over wells owned by the Company but operated by others, the failure of the operator to comply with the applicable environmental regulations may, in certain circumstances, be attributable to the Company.

       Is it not anticipated that the Company will be required in the near future to expend amounts that are material in relation to its total capital expenditures program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of compliance. There can be no assurance that more stringent laws and regulations protecting the environment will not be adopted or that the Company will not otherwise incur material expenses in connection with environmental laws and regulations in the future. See "Risk Factors--Government Laws and Regulations."

EMPLOYEES


       As of August 10, 1998, the Company had 22 full-time employees consisting of 10 officers and 12 support staff. Four of the employees are in Ottawa, Canada, 13 of the employees are located in the Dallas office, 3 are on site in New Mexico, one is on site in Kentucky and 1 is on site in East Texas. In addition, the Company regularly engages technical consultants and independent contractors to provide specific advice or to perform certain administrative or technical functions.

       From August 9, 1994 (inception) to May 6, 1997 the executive services of Edward J. Munden, Ronald I. Benn and Bruce I. Benn were provided to the Company under a management contract with Capital House A Finance and Investment Corporation ("CHC"), a Canadian venture capital company. Bruce I. Benn, Edward
J. Munden and Ronald I. Benn are directors and shareholders of CHC. Since May 6, 1997, Edward J. Munden, Bruce I. Benn and Ronald I. Benn have been employees of the Company. Edward Munden and Bruce Benn are officers and directors of the Company. Ronald Benn is an officer of the Company.

FACILITIES

       The Company occupies approximately 3,475 square feet of office space at 3500 Oak Lawn Avenue, Suite 380, Dallas, Texas, under a lease that expires in November 1999. The Company is in the process of locating additional space to lease in Dallas. The Company also leases approximately 1,250 square feet of space in Ottawa, Ontario for offices for certain of its executive officers located there. The Company leases property for a rig yard in New Mexico.

LEGAL PROCEEDINGS

       Litigation. The landowner royalty on the J.C. Martin Field is currently subject to a lawsuit that may create uncertainty regarding the Company's title to its interest in the J.C. Martin Field. See "Risk Factors--Nature of the Net Profits Interests and Royalty Interests--Litigation."

       No other legal proceedings are pending other than ordinary routine litigation incidental to the Company business, the outcome of which management believes will not have a material adverse effect on the Company.

                                   MANAGEMENT

        The officers and Directors of the Company are listed below, together with a description of their experience and certain other information. Each of the Directors serves for a one year term. Executive officers are appointed by the Board of Directors.

           NAME                           AGE      CURRENT POSITION WITH COMPANY
------------------------------           -----  --------------------------------------
Edward J. Munden .............             47   Chairman of the Board, Chief Executive
                                                  Officer, President and Director
Bruce I. Benn ................             44   Executive Vice President and Director
Robert P. Lindsay ............             55   Chief Operating Officer, Executive
                                                  Vice President and Director
Ronald I. Benn ...............             43   Chief Financial Officer
V. Ed Butler .................             42   Vice President, Asset Management
Ronald Idom ..................             43   Vice President, Acquisitions
William W. Lesikar ...........             45   Vice President, Finance
Kenoth H. Flournoy ...........             50   Vice President, Operations
William A. Williamson ........             42   Vice President, Land
Steven M. Emshoff ............             46   Vice President, Business Development
Ted Collins, Jr ..............             59   Director
Eli Rebich ...................             46   Director


        Edward J. Munden has been the President and a Director of the Company since March 6, 1995. He was appointed Chief Executive Officer in May 1996 and was appointed Chairman of the Board in October 1997. Since 1989, he has been a director and co-founder of CHC, which is a Canadian venture capital firm located in Ottawa, Canada. From 1994 to 1996, he was a director of Capital House International Ltd. ("CHIL"). CHIL became the original stockholder of QSRn and was previously a majority stockholder of the Company. Mr. Munden has held positions in the mining industry with Eldorado Nuclear Limited (1980 to 1989), the manufacturing industry with Proctor and Gamble Company of Canada (1978 to 1980) and the oil and natural gas industry with Union Oil of Canada Limited (1974 to 1976). Mr. Munden is a professional geological engineer and holds a Bachelor of Science degree in Engineering (1974) and a Masters of Business Administration (1978) from Queens University in Kingston, Canada.

        Bruce I. Benn has been an Executive Vice President and a Director of the Company since March 1995. In 1989, he, together with Ronald I. Benn and Edward
J. Munden, founded CHC and has been a director since then. From 1994 to 1996, he was a director of CHIL. From 1985 to 1993, he was Vice President and Director of Corporation House Ltd., where he acted as an investment banker and a financial advisor to resource development, manufacturing and construction firms around the world. He is an attorney and holds a Masters of Law degree (LL.M, 1979) from the University of London, England, a Baccalaureate of Laws (LL.B, 1978) from the University of Ottawa, Canada, and a Bachelor of Arts in Economics (1975) from Carleton University in Ottawa, Canada. Ronald I. Benn, the Chief Financial Officer of the Company, is the brother of Bruce I. Benn.

        Robert P. Lindsay joined the Company in 1994 and became Executive Vice President in September 1995 and Chief Operating Officer in May 1996. From 1973 until 1995 Mr. Lindsay was Chief Executive Officer of Lin-mour Drilling Company. Mr. Lindsay joined Helmrich & Payne, an oil and natural gas drilling and exploration company headquartered in Tulsa, Oklahoma, in 1965 and held increasingly senior positions with that company until 1973. Mr. Lindsay holds a Bachelor of Arts degree in Accounting (1965) from the University of Texas.

        Ronald I. Benn was appointed Chief Financial Officer of QSRn in 1994 and assumed the same position with the Company when it acquired QSRn in March 1995. Since 1989, he has been a senior executive, director and co-founder of CHC. From 1994 to 1996, Mr. Benn was a director of CHIL. From 1980 to 1985, Mr. Benn, a Chartered Accountant, held positions in the auditing division, in management consulting as a turnaround specialist, and the insolvency division of the accounting firm of Clarkson Gordon Chartered Accountants (now known as Ernst & Young Chartered Accountants). From 1985 to 1986 he also had experience in the commercial banking industry and as senior financial officer to certain start-up companies. Mr. Benn holds a Bachelor of Science degree (1977) from Carleton University in Ottawa, Canada and a Bachelor of Commerce (Honours) (1980) from the University of Windsor, Canada. Ronald I. Benn is the brother of Bruce I. Benn.

       V. Ed Butler joined the Company in June 1996 as Vice President, Operations. He has 20 years of experience in oil field engineering and operations. From 1993 to 1995, he was Executive Vice President for Echo Production, Inc. From 1982 to 1993 he held the position of Operations Manager for Triad Energy Corporation. He has also been a staff engineer for Blocker Exploration Company from 1980 to 1982 and an area production engineer for Texas Oil and Gas Corporation from 1978 to 1980. Mr. Butler holds an M.B.A. (1988) from the University of Texas, and a Bachelor of Science in Petroleum Engineering
(1978) from Texas A&M University.

       Ronald Idom joined the Company in January 1998 as Vice President, Acquisitions. He has over 22 years of experience in reservoir engineering and management. From 1991 to 1997, he was Manager Gas Supply for Delhi Gas Pipeline Corporation and Manager Engineering/Project Development from 1988 to 1991. From 1985 to 1988 he held the position of Chief Reservoir Engineer for TXO Production Corp. (both Delhi Gas Pipeline and TXO Production Corp. were subsidiaries of USX/Texas Oil & Gas Corporation). He also served as acquisition engineer for NRM Petroleum from 1983 to 1985; a self-employed petroleum consultant from 1980 to 1983 and held various engineering positions with Texas Oil and Gas Corporation from 1976 to 1980. Mr. Idom graduated from Texas A&M University in 1976 with a Bachelor of Science in Petroleum Engineering.

       William W. Lesikar joined the Company in June 1998 as Vice President, Finance. Mr. Lesikar, a Certified Public Accountant, has 22 years of experience in finance and accounting with nearly 17 years in the oil and gas industry. From 1981 to 1998, Mr. Lesikar held increasing positions of authority with Lyco Energy Corporation of Dallas, Texas including Controller from 1981 to 1983, and Chief Financial Officer and Executive Vice President from 1988 to 1998. From 1978 to 1981, Mr. Lesikar was an audit manager and senior auditor with Arthur Young & Company (now known as Ernst & Young LLP). From 1976 to 1978, Mr. Lesikar was an auditor with Haskins & Sells (now known as Deloitte Touche LLP). Mr. Lesikar holds a Masters of Business Administration (1988) from Southern Methodist University and a Bachelor of Business Administration (1975) from University of Texas.

       William A. Williamson joined the Company in March 1998 as Vice President, Land. He has over 17 years of experience in petroleum land management. From 1989 to 1998, he served as President of BAW Energy, Inc. BAW Energy, Inc. was formed primarily to provide oil and gas asset management from a land and legal perspective to independent oil and gas companies. Clients of BAW Energy, Inc. included INCO Oil Corporation, Janex Oil Co., Inc., Walter Exploration, Inc. and the Company. From 1979 to 1989, he was self-employed as an independent Petroleum Landman. Mr. Williamson holds a Bachelor of Business Administration in Finance
(1978) from Texas A&M University.

       Steven M. Emshoff joined the Company in July 1998 as Vice President, Business Development. He has over 25 years of experience in banking and investment banking, with 17 years in the oil and gas industry. From 1994 to 1998, Mr. Emshoff was a Director of Enron Finance Corporation providing and structuring financial products and services to independent oil and natural gas producers in the Southwest United States. From 1993 to 1994 he was a Senior Vice President and Corporate Lending Officer for Charter Bancshares, Inc. supervising, negotiating and structuring energy loans. From 1982 to 1993 he was Vice President of Texas Commerce Bancshares and its subsidiary, also providing energy loans. From 1973 to 1982, Mr. Emshoff was a National Bank Examiner with the U.S. Treasury. Mr. Emshoff holds a Bachelor of Commerce (1973) and a Bachelor of Science (1973) from Rice University.

       Kenoth H. Flournoy joined the Company in January 1998 and became Vice President, Operations in July 1998. Mr. Flournoy has over 26 years of experience in the oil and gas industry. From 1997 to 1998, Mr. Flournoy provided engineering consulting services to the oil and gas industry. From 1983 to 1997 he was Vice President of Production for Maguire Oil Company and Maguire Energy Company where he was responsible for the property management, drilling, production and engineering for overall operations and joint venture operations. He was also Vice President of Operations for Canus Petroleum, Inc. from 1979 to 1980, District Engineer for Champlin Petroleum

Co. from 1977 to 1979 and held various engineering positions with Texaco, Inc. from 1970 to 1977. Mr. Flournoy holds a Bachelor of Science in Chemistry and Commerce (1970) from Texas A&M University.

        Ted Collins, Jr. has been a Director of the Company since October 1997. Since January 1988 he has been President of Collins and Ware, Inc., a private oil and natural gas exploration and production company headquartered in Midland, Texas. He is also Chairman of Mid Louisiana Gas Corp., an interstate pipeline serving industrial and residential customers in Louisiana and Mississippi with Pan American Petroleum Corp. (now Amoco Production Co.). From 1986 to 1988, Mr. Collins was President of Enron Oil & Gas Company and from 1985 to 1986 he was President of HNG/InterNorth Exploration Company. From 1982 to 1985, Mr. Collins served as President of HNG Oil Company, and from 1969 to 1982 he was Executive Vice President and Director of American Quasar Petroleum Co. From 1963 to 1969, Mr. Collins served as an independent oil operator, and from 1960 to 1963, he was a petroleum engineer. Mr. Collins holds a Bachelor of Science in Geological Engineering (1960) from the University of Oklahoma. Mr. Collins is also a director of Hanover Compression Company.

        Eli Rebich has been a Director of the Company since October 1997. He is an independent oil and natural gas producer with over 22 years of industry experience, including evaluation, acquisition, title work and operation of oil and natural gas properties. Since 1978, he has acquired producing properties in Texas, Louisiana, Mississippi, Oklahoma and Colorado. He is President and Director of Big Run Production Company which operates properties in several states.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the number of shares of the Company's Common Stock beneficially owned as of July 31, 1998 by
(i) all holders (the "Stockholders") of shares of the Common Stock known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) the executive officers of the Company, (iii) each Director of the Company and (iv) all Directors and officers of the Company as a group.



                                                               AMOUNT AND NATURE OF    APPROXIMATE PERCENTAGE
NAME OF BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP       OF COMMON STOCK
------------------------------------------------------------   --------------------       ---------------
Officers and Directors:
Edward J. Munden ...........................................      6,637,000(1)(2)              21.5%

Bruce I. Benn ..............................................      6,637,000(1)(2)              21.5%

Robert P. Lindsay ..........................................      6,651,286(1)(2)                21%

Ronald I. Benn .............................................      6,637,000(1)(2)              21.5%

Ted Collins, Jr.(4) ........................................      1,000,000                     3.2%

Eli Rebich .................................................        470,000                     1.5%

All executive officers and directors as a group
  (6 persons) ..............................................      8,232,286(1)(2)              26.6%

Five Percent Stockholders:
Joint Energy Development Investments  Limited
  Partnership c/o Enron Corp. ..............................     13,690,898(5)                 33.1%

EIBOC Investments Ltd. .....................................      6,600,000(1)                 21.4%

----------

(1) Edward J. Munden, Ronald I. Benn and Bruce I. Benn have a beneficial interest in the shares of Common Stock owned by EIBOC Investments Ltd. ("EIBOC"). In addition, EIBOC has granted an irrevocable proxy to Messrs. Munden, Benn, Benn and

        Lindsay to vote 6,600,000 shares owned of record by EIBOC. Accordingly, the 6,600,000 shares owned of record by EIBOC have been included as beneficially owned by each of the foregoing individuals, and by all officers and Directors as a group.
(2)     Includes options exercisable within 60 days.
(3) Mr. Lindsay acquired 14,286 shares of Common Stock in the name of his children and disclaims any beneficial interest in these shares.
(4) Represents shares that are owned of record by Collins and Ware, Inc. Mr. Collins is a controlling shareholder, executive officer and director of Collins and Ware, Inc., but disclaims beneficial ownership of such shares.
(5) Includes 9,600,000 shares of Common Stock issuable upon conversion of the 9,600,000 shares of Series A Preferred Stock, 2,634,951 shares of Common Stock and 1,725,947 shares of Common Stock issuable upon exercise of certain warrants. JEDI is a limited partnership, the general partner of which is Enron Capital Management Limited Partnership, which is an indirect wholly-owned subsidiary of Enron. Upon the occurrence of certain Events of Default (as defined in the Company's Restated Certificate of Incorporation), JEDI, the holder of the Series A Preferred Stock, has the right to require the Company to repurchase the Series A Preferred Stock.


        Pursuant to the Stockholders Agreement dated May 6, 1997 among Bruce I. Benn, Ronald I. Benn, Edward J. Munden and Robert P. Lindsay (collectively, the "Management Stockholders"), EIBOC and JEDI, each of the Management Stockholders covenanted not to transfer, nor to authorize transfer of, any of the 6,600,000 shares of Common Stock in which they have or may acquire a beneficial interest except by will or the laws of descent and distribution or otherwise by operation of law or judicial decree or as permitted by the Stockholders Agreement.

        The Stockholders Agreement permits EIBOC and the Management Stockholders to make the following transfers of shares of Common Stock: (i) EIBOC and the Management Stockholders in the aggregate may transfer shares of Common Stock provided that the number of shares of Common Stock to be transferred together with all shares of Common Stock transferred by EIBOC and the Management Stockholders during the preceding 12 months does not exceed the lesser of (x) 4% of the outstanding shares of Common Stock, (y) four times the average weekly reported volume of trading, excluding any trades made by EIBOC or a Management Stockholder on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of transfer or (z) four times the average weekly volume of trading, excluding any trades made by EIBOC or a Management Stockholder, in Common Stock reported through the consolidated transaction reporting system, contemplated by Rule 11Aa3-1 under the Exchange Act during the four week period specified in clause (y), and (ii) EIBOC and the Management Stockholders may transfer shares of Common Stock in a registered underwritten public offering of Common Stock; provided, that neither EIBOC nor any Management Stockholder may transfer shares of Common Stock if after the transfer EIBOC and the Management Stockholders would beneficially own less than 4,950,000 shares of Common Stock in the aggregate, subject to certain adjustments for stock splits, combinations, and stock dividends. In addition, the Stockholders Agreement permits EIBOC and the Management Stockholders to transfer Common Stock to certain family members and related entities and to make certain transfers of Common Stock upon the death or disability of a Management Stockholder.

        Pursuant to the Stockholders Agreement, JEDI agreed that until the second anniversary of the date of the Stockholders Agreement, and except pursuant to its registration rights under the Registration Rights Agreement between the Company and JEDI, JEDI will not transfer any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (a "Common Stock Equivalent") to any person that is not an affiliate of JEDI except in blocks of at least 600,000 shares of Common Stock or blocks of Common Stock Equivalents that are convertible into or exchangeable or exercisable for at least 600,000 shares of Common Stock.

        Pursuant to the Stockholders Agreement, JEDI agreed that until the second anniversary of the date of the Stockholders Agreement and except pursuant to its registration rights under the Registration Rights Agreement between the Company and JEDI, JEDI will not transfer any shares of Common Stock or Common Stock Equivalents at the proposed sale price. Pursuant to the right of first refusal, the Company will have the first right, which must be exercised within 30 days after receipt of notice of the proposed transfer, to purchase the shares of Common Stock or Common Stock Equivalents to be transferred. If the Company does not elect to acquire the shares of Common Stock or Common Stock Equivalents to be transferred, the Management Stockholders (if the Management Stockholders own in the aggregate more than 10% of the voting power of the Company's capital stock) will have the right to purchase such securities if the Management Stockholders notify JEDI of such election within 30 days after the Company's receipt of notice of the proposed transfer.

                              DESCRIPTION OF NOTES

        The Old Notes were, and the New Notes will be, issued under an Indenture, dated as of July 1, 1998, among the Company, as issuer, each Subsidiary Guarantor, and Harris Trust and Savings Bank, as Trustee (the "Trustee"). The New Notes will be issued under the same Indenture, and the New Notes and the Notes will constitute a single series of debt securities under the Indenture. In the event that the Exchange Offer is consummated, any Old Notes that remain outstanding after consummation of the Exchange Offer and the New Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Notes have taken certain actions or exercised certain rights under the Indenture. The Indenture is filed as an exhibit to the Registration Statement.

        The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain terms and provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the Trust Indenture Act, the Notes and the Indenture. A copy of the Indenture (which includes the forms of Notes) is available upon request to the Company at the address set forth under "Available Information."

        The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." Capitalized terms used in this summary and not otherwise defined below have the meanings assigned to them in the Indenture. For purposes of this "Description of Notes," references to the "Company" shall mean Queen Sand Resources, excluding its subsidiaries.

        As of the date of the Indenture, each of the Company's operating Subsidiaries is a Restricted Subsidiary. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

GENERAL

        The Old Notes and the New Notes will mature on July 1, 2008, and will be limited to an aggregate principal amount of $125,000,000. The Old Notes bore interest at 12 1/2% per annum from July 8, 1998, the date of issuance of the Old Notes. Interest on the New Notes will accrue at the rate of 12 1/2% per annum from the date of issuance of the New Note for which an Old Note is exchanged. Interest on the New Notes will be payable semiannually on January 1 and July 1 of each year, beginning on January 1, 1999, to the person in whose name the New Note (or any predecessor Note) is registered at the close of business on the immediately preceding December 15 or June 15, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Subject to the covenants described below under "--Certain Covenants" and applicable law, the Company may issue additional Notes under the Indenture. The New Notes offered hereby and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

        Principal of, premium and Liquidated Damages, if any, and interest on the New Notes will be payable, and the New Notes will be exchangeable and transferable, at an office or agency of the Company, one of which will be maintained for such purpose in The City of New York (which will be an office or agency of the Trustee) or such other office or agency permitted under the Indenture. At the option of the Company, payment of interest may be made by check mailed to the person entitled thereto as shown on the Security Register.

        The Old Notes were, and the New Notes will be, senior unsecured obligations of the Company. The payment of the principal of, premium, if any, and interest on the New Notes will be pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company, but will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of the Company to the extent of the value of the collateral securing such indebtedness. The Old Notes ranked, and the New Notes will rank, senior to all unsecured subordinated indebtedness of the Company. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur, the amounts of such Indebtedness could be substantial. See "--Certain Covenants--Limitation on Indebtedness."

        The obligations of the Company under the Old Notes were, and under the New Notes will be, jointly, severally and unconditionally guaranteed by the Subsidiary Guarantors. See "--Subsidiary Guarantees."

SUBSIDIARY GUARANTEES

        Under the circumstances described below, the Company's payment obligations under the Old Notes was, and under the New Notes will be, jointly, severally and unconditionally guaranteed by the Subsidiary Guarantors. Each Subsidiary Guaranty is a senior unsecured obligation of the applicable Subsidiary Guarantor and will rank pari passu with any existing and future unsubordinated indebtedness of such Subsidiary Guarantor, but will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of such Subsidiary Guarantor to the extent of the value of the collateral securing such indebtedness. As of the date of this Prospectus, the only Subsidiary Guarantors were the Initial Subsidiary Guarantors.

        The Indenture requires the Company to cause any Restricted Subsidiary (and any Subsidiary that was previously an Unrestricted Subsidiary and becomes a Restricted Subsidiary) after the Issue Date to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will become a Subsidiary Guarantor. Certain mergers, consolidations and dispositions of Property may result in additional Subsidiary Guarantors or the release of Subsidiary Guarantors. See "--Certain Covenants--Merger, Consolidation and
Sale of Substantially All Assets." Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture shall be released from and relieved of its obligations under its Subsidiary Guaranty upon execution and delivery of a supplemental indenture satisfactory to the Trustee.

        Each current and future Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes, as provided above. Holders of the Notes will be direct creditors of each Subsidiary Guarantor by virtue of its Subsidiary Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Subsidiary Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its Subsidiary Guarantee exceeds the economic benefits it receives in the Old Note Offering or the Exchange Offer. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the Holder the benefit of such provision. See "Risk Factors--Fraudulent Conveyance."

        If the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee were avoided, Holders of New Notes would have to look to the assets of any remaining Subsidiary Guarantors and the Company for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the New Notes.

        Each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor. In addition, each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to any Person (other than the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor), regardless of whether such Person is an Affiliate of such Subsidiary Guarantor, if (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default has occurred and is continuing; (ii) such transaction was subject to, and consummated in compliance with, as appropriate, either the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales" or those described under "--Certain Covenants--Merger, Consolidation and Sale of Substantially All Assets;" and (iii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such transaction complies with the above provisions and that all conditions precedent relating to such transaction have been complied with.

OPTIONAL REDEMPTION

        At any time on or after July 1, 2003, the Old Notes are, and the New Notes will be, redeemable at the option of the Company, in whole or in part (equal to $1,000 in principal amount or an integral multiple thereof), on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest date), if redeemed during the 12-month period commencing on July 1 of the years indicated below.

YEAR                                              REDEMPTION PRICE
----------------------------------------          -----------------
2003....................................             106.2500%

2004....................................             104.6875%

2005....................................             103.1250%

2006....................................             101.5625%

2007....................................             100.0000%

        Notwithstanding the foregoing, prior to July 1, 2001, the Company may, at any time or from time to time, redeem up to 20% of the aggregate principal amount of any Notes originally outstanding at a redemption price of 112.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net cash proceeds of one or more Equity Offerings of the Company, provided that at least 80% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption and provided, further, that such redemption shall occur not later than 75 days after the date of the closing of any such Equity Offering. The redemption shall be made in accordance with procedures set forth in the Indenture.

        If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

SINKING FUND

        There is no mandatory sinking fund payments for the Old Notes, and there will be no mandatory sinking fund payments for the New Notes.

PURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

        Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

        Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all Notes (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Company notifies the Holders of the occurrence of the Change of Control (the "Change of Control Payment Date");
(iii) that any Note (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (iv) that any Notes (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above.

        If a Change of Control were to occur, there can be no assurance that the Company and the Subsidiary Guarantors would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price for all Notes tendered by the Holders thereof. In addition, the Credit Agreement and the ECT Revolving Credit Agreement contain, and any future credit agreements or other agreements relating to indebtedness to which the Company or a Subsidiary Guarantor becomes a party may contain, restrictions on the purchase of Notes. If a Change of Control occurs at a time when the Company and the Subsidiary Guarantors are unable to purchase the Notes (due to insufficient financial resources, contractual prohibition or otherwise), such failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement and the ECT Revolving Credit Agreement and may constitute a default under the terms of any other Indebtedness of the Company or the Subsidiary Guarantors then outstanding.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        A "Change of Control" shall be deemed to occur if (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 50% or more of the total voting power of all classes of the Voting Stock of the Company or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, (ii) the sale, lease, conveyance or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Restricted Subsidiary) shall have occurred, (iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company, (iv) the Company consolidates with or merges into another Person or any Person merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office, excluding directors elected by JEDI or its affiliates.

        The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or transfer of "all or substantially all" of the Company's assets. The Indenture is governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company and its Restricted Subsidiaries were to engage in a transaction in which they disposed of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole, a question of interpretation could arise as to whether such disposition was of "substantially all" of their assets and whether the Company was required to make a Change of Control Offer.

        Except as described above with respect to a Change of Control, the Indenture does not contain any other provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

BOOK-ENTRY SYSTEM

        Except as set forth below, the Old Notes were issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        Old Notes sold in reliance on Rule 144A were represented by, and the New Notes initially will be represented by, one or more Notes in registered global form without interest coupons (each a "Rule 144A Global Note"). The Rule 144A Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Regulation S Notes initially will be represented by one or more temporary Notes in registered global Form without interest coupons (collectively, the "Regulation S Temporary Global Note"). The Regulation S Temporary Global Note will be deposited on behalf of the subscribers thereof with a custodian for DTC. The Regulation S Temporary Global Note will be registered in the name of a nominee of DTC for credit to the subscribers' respective accounts at Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL"). Beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL.

        Within a reasonable period of time after the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act) (the "40-day restricted period"), the Regulation S Temporary Global Note will be exchanged for one or more permanent Notes in registered global Form without interest coupons (the "Regulation S Permanent Global Notes" and, together with the Regulation S Temporary Global Note, the "Regulation S Global Note") (the Regulation S Global Note and the Rule 144A Global Note, collectively, being the "Global Notes") upon delivery to the Trustee of certification as provided in the Indenture. During the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL (as indirect participants in DTC), and, pursuant to DTC's procedures, beneficial interests in the Regulation S Temporary Global Note may not be transferred to a person that takes delivery thereof in the Form of an interest in the Rule 144A Global Note. After the 40-day restricted period, (i) beneficial interests in the Regulation S Permanent Global Notes may be transferred to a person that takes delivery in the Form of an interest in the Rule 144A Global Note and (ii) beneficial interests in the Rule 144A Global Note may be transferred to person that takes delivery in the Form of an interest in the Regulation S Permanent Global Notes, provided, that the certification requirements described below are complied with.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated Form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes are entitled to receive physical delivery of Certificated Notes (as defined below).

        Rule 144A Notes (including beneficial interests in the Rule 144A Global
Note) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." Regulation S Notes will also bear the legend described under "Notice to Investors." In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

        Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

        The following description of the operations and procedures of DTC, Euroclear and CEDEL are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Rule 144A Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are Participants in such system. Investors in the Regulation S Global Note must initially hold their interests therein through Euroclear or CEDEL, if they are participants in such systems, or indirectly through organizations that are participants in such systems ("Member Organizations"). After the expiration of the 40-day restricted period (but not earlier), investors may also hold interests in the Regulation S Global Note through organizations other than Euroclear and CEDEL that are Participants or Indirect Participants. Euroclear and CEDEL will hold interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of CEDEL. The depositaries, in turn, will hold such interests in the Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. consequently, the ability to transfer beneficial interest in a Global Note to such person will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Exchange of Book-Entry Notes for Certificated Notes," and "--Exchanges between Regulation S Notes and Rule 144A Notes."

        EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

        Payments in respect of the principal of and premium, if any, and interest and Liquidated Damages, if any, on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Except for trades involving only Euroclear and CEDEL participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

        Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

        Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day, (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

        DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

        The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

        Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Note and in the Rule 144A Global Note among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

TRANSFER OF NOTES HELD THROUGH DTC

        The Trustee and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). DTC has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes as if they were Holders. To effect a tender, DTC participants should transmit their acceptance to DTC through ATOP by causing DTC to transfer Notes to the Trustee for such Notes in accordance with ATOP's procedures for transfer. DTC will then send an Agent's Message (as defined below) to the Trustee. Delivery of tendered Notes by a DTC participant must be made to the Trustee pursuant to the procedure for book-entry transfer set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

        Except as provided below, unless the Notes being tendered are deposited with the Trustee for such Notes, prior to 5:00 p.m., New York City time, on the Expiration Date (accompanied by a properly completed and duly executed Letter of Transmittal or a properly transmitted Agent's Message relating to such Notes), IMPAC may, at its option, treat such tender as defective.

BOOK-ENTRY DELIVERY PROCEDURES

        The Trustee has established or will establish within two Business Days (as defined below) after the date of this Prospectus an account at DTC under the ATOP program with respect to the Notes, as the case may be, for purposes of the Exchange Offer in respect of such Notes, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes, as the case may be, by causing DTC to transfer such Notes to the DTC for such Notes in accordance with DTC's procedures for such transfer. A "Business Day" includes any day which is not a Saturday, Sunday or federal holiday. However, although delivery of Notes may be effected through book-entry transfer to the Trustee through DTC, an Agent's Message in connection with a book-entry transfer or, if Letter of Transmittal is utilized, the applicable Letter of Transmittal (or facsimile thereof) with any required signature guarantees, the certificates representing the Notes and any other documents required signature guarantees, the certificates representing the Notes and any other documents required by the applicable Letter of Transmittal is utilized, the applicable Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, the certificates representing the Notes and any other documents required by the applicable Letter of Transmittal, must, in any case, be transmitted to and received by the Trustee at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date, or, to be validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date, the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC does not constitute delivery to the Trustee. The confirmation of a book-entry transfer to the Trustee through DTC via DTC's ATOP procedures as described above in referred to herein as "Book-Entry Confirmation."

        The term "Agent's Message" means a message transmitted by DTC to, and received by, the Trustee and forming a part of the Book-Entry Conformation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes that such participant has received the applicable Letter of Transmittal and agrees to be bound by the terms of such Letter of Transmittal and that IMPAC may enforce such agreement against such participants.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

        A Global Note is exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the New Notes in certificated Form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the New Notes. In addition, subject to certain limitations, beneficial interests in a Global Note are exchangeable for definitive New Notes upon the request of the beneficial holder to the Trustee through the applicable procedures of DTC. In all cases, certificated New Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in compliance with applicable law.

CERTAIN COVENANTS

        The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

        The Indenture provides that the Company will not, and it will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (other than Permitted Indebtedness) unless, after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (i) no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and
(ii) the Consolidated Interest Coverage Ratio would exceed (i) 2.25 to 1.0 if such Incurrence is between the Issue Date and July 1, 1999 and (ii) 2.50 to 1.0 if such Incurrence is thereafter.

        "Permitted Indebtedness" means any and all of the following: (i) Indebtedness arising under the Indenture, including without limitation the Notes and the Subsidiary Guarantees; (ii) Indebtedness under the Senior Credit Facilities, to the extent that the aggregate principal amount of all Indebtedness under the Senior Credit Facilities, together with all Indebtedness Incurred pursuant to clause (ix) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (ii), at any one time outstanding does not exceed the greater of (a) $35.0 million and (b) $8.0 million, plus 15% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; provided, however, that the maximum amount available to be outstanding under the Senior Credit Facilities as Permitted Indebtedness pursuant to this clause (ii) shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under the Senior Credit Facilities (with a permanent reduction of the related commitment to lend or the amount available to be refinanced in the case of a revolving credit facility) and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to the provisions of the Indenture described under "--Limitation on Asset Sales"; provided, however, that the application of any such Net Available Cash from Asset Sales shall not permanently reduce the amount of Permitted Indebtedness under this clause (ii) below $10.0 million in principal amount plus related accrued interest and costs; (iii) Indebtedness to the Company or any of its Wholly Owned Restricted Subsidiaries by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Wholly Owned Restricted Subsidiaries (but only so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary); (iv) Indebtedness in respect of bid, performance or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit functioning as or supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed); (v) Indebtedness under Permitted Hedging Agreements; (vi) obligations relating to oil or gas balancing positions arising in the ordinary course of business that are customary in the Oil and Gas Business; (vii) Indebtedness outstanding on the Issue Date (which is not repaid with the proceeds of the Note Offering) not otherwise permitted in clauses (i) through (vi) above; (viii) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph (excluding any Indebtedness Incurred pursuant to the provisions of the Indenture described in the immediately preceding paragraph), provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (viii), together with all Indebtedness Incurred pursuant to clause

(ix) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (viii), at any one time outstanding does not exceed $15.0 million; (ix) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (a) Indebtedness referred to in clauses (i) through
(viii) of this paragraph (including Indebtedness previously Incurred pursuant to this clause (ix)) and (b) Indebtedness Incurred pursuant to the provisions of the Indenture described in the immediately preceding paragraph, provided that such Indebtedness is Permitted Refinancing Indebtedness; and (x) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees in connection with the acquisition or disposition of assets.

Limitation on Liens

        The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Notes (and, in the case of a Restricted Subsidiary which is a Subsidiary Guarantor, the Subsidiary Guaranty of such Subsidiary) are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien.

        "Permitted Liens" means any and all of the following: (i) Liens existing as of the Issue Date; (ii) Liens securing the Notes, the Subsidiary Guarantees and other obligations arising under the Indenture; (iii) any Lien existing on any Property (including future improvements thereon, accessions thereto and proceeds thereof) of a Person at the time such Person is merged or consolidated with or into the Company or a Subsidiary Guarantor or becomes a Restricted Subsidiary that is a Subsidiary Guarantor (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors; (iv) any Lien existing on any Property (including future improvements thereon, accessions thereto and proceeds thereof) at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors; (v) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Subsidiary Guarantors or the ownership of their Property (including, without limitation, (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Subsidiary Guarantors or on deposit with or in the possession of such banks, (d) Liens imposed by law, including without limitation, Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (f) Liens on deposits made in the ordinary course of business), in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property (other than Trade Accounts Payable) and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole; (vi) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP;
(vii) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an amount in excess of $5.0 million;
(viii) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (ix) Oil and Gas Liens Incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries; (x) purchase money security interests (including, without limitation, Capital Lease Obligations) granted in connection with the acquisition of fixed assets in the ordinary course of business of the Company and its Restricted Subsidiaries, provided, that (a) such Liens attach only to the Property (including future improvements thereon, accessions thereto and proceeds thereof) so acquired with the purchase money Indebtedness secured thereby and (b) the Indebtedness secured by such Liens is not in excess of the purchase price of such Property; (xi) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or defeasing Indebtedness of the Company or any of its Subsidiaries so long as such deposit of funds is permitted by the provisions of the Indenture described under "--Limitation on Restricted Payments;" (xii) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary; (xiii) Liens, including liens resulting from the pledge of Capital Stock of Restricted Subsidiaries, to secure obligations arising from time to time under the Senior Credit Facilities; (xiv) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (i),
(ii), (iii), (iv), (x) and (xiii) above; provided, however, that (a) such new Lien shall be limited to all or part of the same Property (including future improvements thereon, accessions thereto and proceeds thereof) that secured the original Lien and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (xv) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; and (xvi) Liens in favor of the Company or a Subsidiary Guarantor. Notwithstanding anything in this paragraph to the contrary, the term "Permitted Liens" does not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payment and Reserve Sale other than (a) Production Payments and Reserve Sales in connection with the acquisition of Properties after the Issue Date, provided that any such Liens created in connection therewith are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after the acquisition of, the Property that is subject thereto,
(b) Production Payments and Reserve Sales, other than those described in clause
(a) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with the provisions of the Indenture described under "--Limitation on Asset Sales," or (c) Oil and Gas Liens that are not Dollar-Denominated Production Payments or Volumetric Production Payments, that are incurred in the ordinary course of business of the Company and its Restricted Subsidiaries, and that may be deemed under the definition of Production Payments and Reserve Sales to constitute Production Payments and Reserve Sales.

Limitation on Restricted Payments

        (a) The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment, (i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the provisions of the Indenture described under "--Limitation on Indebtedness" or (iii) the aggregate amount expended or declared for all Restricted Payments from the Issue Date would exceed the sum (without duplication) of the following:

                (i) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

               (ii) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after the Issue Date from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

               (iii) the aggregate net cash proceeds or the Fair Market Value of Property other than cash received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

               (iv) the aggregate net cash proceeds received by the Company upon the exercise of any options, warrants or rights to purchase shares of Capital Stock of the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

               (v) the aggregate net cash proceeds received on or after the Issue Date by the Company from the issuance or sale (other than to any Subsidiary of the Company) of convertible debt or convertible Redeemable Stock that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

                (vi) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (1) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or (2) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of (x) the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as a Restricted Payments and (y) the Fair Market Value of such Unrestricted Subsidiary.

        (b) The limitations set forth in paragraph (a) above will not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below under which the payment of a dividend is permitted, so long as the declaration of such dividend was made in compliance with the provisions under "--Limitation on Restricted Payments"):

               (i) the payment of any dividend on Capital Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with paragraph (a) above;

               (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

               (iii) the making of any principal payment on or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

               (iv) the making of any principal payment on or the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and such new Indebtedness (a) has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Notes and (b) has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity of the final scheduled principal payment of the Notes;

               (v) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the proceeds of which are used solely (a) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (b) to refinance loans, together with accrued interest thereon, made pursuant to Item (a) of this clause (v); and

               (vi) the repurchase, redemption or other acquisition or retirement for value of the Company's 12% Bonds outstanding on the date hereof.

        The actions described in clauses (i), (ii), (iii) and (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under paragraph (a) (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i)), and the actions described in clause (iv) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (a).

Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries

        The Indenture provides that the Company will not (i) permit any Restricted Subsidiary to sell or otherwise issue any Capital Stock other than to the Company or one of its Wholly Owned Restricted Subsidiaries or (ii) permit any Person other than the Company or a Wholly Owned Restricted Subsidiary to own any Capital Stock of any other Restricted Subsidiary, except, in each case, for
(a) directors' qualifying shares, (b) the Capital Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof or (c) a sale of all of the Capital Stock of a Restricted Subsidiary owned by the Company or its Subsidiaries effected in accordance with the provisions of the Indenture described under "--Limitation on Asset Sales."

Limitation on Asset Sales

        The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares and assets subject to such Asset Sale and (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the Form of cash or Cash Equivalents or Exchanged Properties ("Permitted Consideration").

        The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness of the Company or such Restricted Subsidiary), to (i) prepay, repay or purchase Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of such Restricted Subsidiary (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company (other than pursuant to a Senior Credit Facility) and Indebtedness of the Company or a Subsidiary Guarantor which is subordinated to the Notes or the applicable Subsidiary Guaranty), (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or
(iii) purchase Notes (excluding Notes owned by the Company or an Affiliate of the Company, other than pursuant to an offer made to all holders of the Notes).

        Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to purchase Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") at a purchase price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date (as defined) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture, but, if the terms of any Indebtedness (other than Indebtedness which is subordinated to the Notes or a Subsidiary Guaranty) require that an offer to purchase such Indebtedness be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such other Offer in accordance with the aggregate outstanding principal amounts of the Notes and such other Indebtedness, and the aggregate principal amount of Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with the Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds will be reset to zero.

        Within five days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the Notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Holders of the Notes (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders of the Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things, (i) that the Company is offering to purchase Notes pursuant to the provisions of the Indenture, (ii) that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Securities (or portions thereof) not properly tendered will continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (v) the aggregate principal amount of Notes to be purchased, (vi) a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment, and (vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Prepayment Offer.

        The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above.

        There can be no assurance that the Company and the Subsidiary Guarantors will be able to fund any Prepayment Offer. The Credit Agreement and the ECT Revolving Credit Agreement contain, and any future credit agreements or other agreements relating to indebtedness to which the Company or a Subsidiary Guarantor becomes a party may contain, restrictions on the repurchase of Notes. If a Prepayment Offer is required to be made at a time when such restrictions are in effect, such failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement and the ECT Revolving Credit Agreement and may constitute a default under the terms of any other Indebtedness of the Company or the Subsidiary Guarantors then outstanding.

Limitation on Transactions with Affiliates

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including, but not limited to, but excluding transactions under certain agreements in existence on the Issue Date, the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary), unless
(i) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (ii) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of (a) $1.0 million but less than $5.0 million, the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee or (b) $5.0 million, (1) the Company receives from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary and
(2) the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

        The limitations of the preceding paragraph do not apply to (i) the payment of reasonable and customary compensation (including pursuant to stock option and stock purchase plans) to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries, (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's bylaws and applicable statutory provisions, (iii) the Company's and its Restricted Subsidiaries' employee compensation and other benefit arrangements or (iv) Investments in Unrestricted Subsidiaries which are deemed to be Restricted Payments under the provisions under "--Limitation on Restricted Payments."

Restrictions on Distributions from Restricted Subsidiaries

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to
(i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock held by the Company or a Subsidiary Guarantor, (ii) pay any Indebtedness or other obligation owed to the Company or any Subsidiary Guarantor, (iii) make any Investments in the Company or any Subsidiary Guarantor, or (iv) transfer any of its property or assets to the Company or any Subsidiary Guarantor. Such limitation will not apply (a) with respect to clauses (iii) and (iv) only, to encumbrances and restrictions (1) in existence under or by reason of any agreements in effect on the Issue Date, (2) required under Senior Credit Facilities that are not more restrictive than those in effect under the Senior Credit Facilities on the Issue Date, (3) in existence with respect to a Restricted Subsidiary at the time it became a Restricted Subsidiary if (a) such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which the Restricted Subsidiary became a Restricted Subsidiary and (b) immediately following such transaction, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the provisions of the Indenture described under "--Limitation on Indebtedness" or (4) which result from the renewal, refinancing, extension or amendment of an agreement referred to in the immediately preceding clauses (1),
(2) and (3), provided, such replacement or encumbrance or restriction is no more restrictive to the Company or Restricted Subsidiary and is not materially less favorable to the Holders of Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced, and
(b) with respect to clause (iv) only, to (1) any restriction on the sale, transfer or other disposition of assets or Property as a result of a Lien permitted under the provisions of the Indenture described under "--Limitation on Liens," (2) any encumbrance or restriction arising in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired (including future improvements thereon, accessions thereto and proceeds thereof) and was not created in anticipation of or in connection with such acquisition, (3) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, (4) any encumbrance or restriction due to applicable law, (5) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale and (6) restrictions contained in purchase money obligations for Property acquired in the ordinary course of business with respect to transfers of such Property.

Restricted and Unrestricted Subsidiaries

        Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (i) such Subsidiary does not at such time own any Capital Stock, Redeemable Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary, (ii) such Subsidiary does not at such time have any Indebtedness or other obligations which, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (iii)(a) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary, (b) the Subsidiary to be so designated has total assets of $1,000 or less or (c) if such Subsidiary has total assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary, and such Restricted Payment would be permitted to be made at the time of such designation under the provisions of the Indenture described under "--Limitation on Restricted Payments." Except as provided in clauses (iii)(b) and (c) of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise, but excluding the creation by the Company of a new Wholly Owned Restricted Subsidiary) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the provisions of the Indenture described under "--Limitation on Indebtedness" and (ii) no Default or Event of Default would occur or be continuing.

Merger, Consolidation and Sale of Substantially All Assets

        The Indenture provides that (i) the Company will not merge or consolidate with or into any other Person (whether or not the Company is the surviving entity), and (ii) the Company will not and will not permit its Restricted Subsidiaries to, directly or indirectly, sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole to any Person in any one transaction or a series of transactions (including, without limitation, dispositions pursuant to mergers, consolidations, Investments and Production Payments and Reserve Sales), in each case unless: (a) the Surviving Entity (as defined) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia; (b) in the case of a transaction described in clause (ii) above, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;
(c) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (d) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of the Indenture described under "--Limitation on Indebtedness;" (e) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions; (f) if the Company is not the Surviving Entity, then (1) the Surviving Entity shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee pursuant to which the Surviving Entity assumes the obligations of the Company under the Indenture and the Notes, (2) each Subsidiary Guarantor (unless it is the Surviving Entity) shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee confirming that such Subsidiary Guarantor's Subsidiary Guaranty remains in full force and effect and guarantees the Surviving Entity's obligations under the Indenture and the Notes, and (3) in the case of a transaction described in clause (ii) above in which the transferee assumes all of the obligations of the Company under the Indenture and the Notes, the Company shall be released and shall no longer be considered an obligor under the Indenture and the Notes; and (g) the Company, and if the Company is not the Surviving Entity the Surviving Entity, shall have delivered to the Trustee an Officer's Certificate (attaching the calculations to demonstrate compliance with (d) and (e) above) and an Opinion of Counsel, each stating that such merger, consolidation or disposition and any such supplemental indentures comply with the terms of the Indenture. The Term "Surviving Entity" shall mean the Person referred to in clauses (i) and (ii) above (1) formed by or surviving any such merger or consolidation involving the Company or (2) to which any sale, transfer, assignment, lease, conveyance or other disposition is made.

        With respect to each transaction or series of transactions described above, giving effect to such transaction or series of transactions on a pro forma basis shall include, without limitation, (i) treating any Indebtedness not previously the obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or series of transactions as having been incurred at the time of the transaction or series of transactions and (ii) giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction or series of transactions.

Reports

        The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will file with the SEC and furnish to the Holders of Notes all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-QSB and 10-KSB, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors.

CERTAIN DEFINITIONS

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Additional Assets" means (i) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) made in compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Restricted Payments" and as a result of which such other Person becomes a Restricted Subsidiary in compliance with the provisions of the Indenture described under "--Certain Covenants--Restricted and Unrestricted Subsidiaries," (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) the costs of acquiring, exploiting, developing and exploring in respect of oil and gas properties or (v) Permitted Business Investments.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of: (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and
(2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements,
(c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (ii) the sum of (a) minority interests, (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) and (d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

        "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the Property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guaranty, of such Subsidiary Guarantor at such date.

        "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, "dispositions," and including, without limitation, dispositions pursuant to any consolidation or merger) by such Person or any of its Restricted Subsidiaries in any single transaction or series of transactions of (i) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries) or (ii) any other Property of such Person or any of its Restricted Subsidiaries; provided, however, that the term "Asset Sale" shall not include: (a) the disposition of Permitted Short-Term Investments, inventory, accounts receivable or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business; (b) the disposition of Property received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary; (c) any disposition that constitutes a Restricted Payment made in compliance with the provisions of the Indenture described under "--Certain Covenants --Limitation on Restricted Payments;" (d) when used with respect to the Company, any disposition of all or substantially all of the Property of the Company permitted pursuant to the provisions of the Indenture described under "--Certain Covenants --Merger, Consolidation and
Sale of Substantially All Assets;" (e) the disposition of any Property by the Company or a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary; (f) the disposition of any asset with a Fair Market Value of less than $5.0 million; or (g) any Production Payment and Reserve Sale created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after the acquisition of, the Property that is subject thereto.

        "Assigned Restricted Subsidiary Indebtedness" means Indebtedness of a Restricted Subsidiary to the Company that the Company has assigned to the lenders under any Senior Credit Facility, as collateral securing Indebtedness of the Company under such Senior Credit Facility.

        "Attributable Indebtedness"' means the total net amount of rent required to be paid during the remaining primary term of any particular lease under which any person is at the time liable, discounted at the rate per annum equal to the weighted average interest rate borne by the Notes.

        "Average Life" means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

        "Capital Lease Obligation" means any obligation which is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation. For purposes of the provisions of the Indenture described under "--Certain Covenants -- Limitation on Liens," a Capital Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

        "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; provided, however, that "Capital Stock" shall not include Redeemable Stock.

        "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition.

        "Consolidated Interest Coverage Ratio" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available to (ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided further that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (a) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (b) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (i) the sum of (a) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (1) any amortization of debt discount, (2) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts),
(3) the interest portion of any
deferred payment obligation, (4) all accrued interest and (5) all commissions, discounts, commitment fees, origination fees and other similar fees and charges owed with respect to the Senior Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period; (b) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable other than in kind; (c) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (d) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and (e) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

        "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) the amount of non-cash writedowns attributable to any period ending on or before January 1, 1999 if in compliance with GAAP or Commission guidelines, and plus or minus, as appropriate, foreign currency translation adjustments, all determined on a consolidated basis; (ii) items classified as extraordinary gains or losses net of tax (less all fees and expenses relating thereto); (iii) any gain or loss, net of taxes, on the sale or other disposition of assets (less all fees and expenses relating thereto and including the Capital Stock of any other Person) (but in no event shall this clause (iv) apply to the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured or other personal property other than oil and gas in place); (v) the net income of any Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Subsidiary to such Person during such period; (vi) the net income (or loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period; (vii) the net income of any Person acquired by such specified Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (viii) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (ix) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; and (x) the cumulative effect of a change in accounting principles.

        "Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material

Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause
(i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements.

        "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

        "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of April 17, 1998, by and among the Company, QSRn, Bank of Montreal, Enron Capital & Trade Resources Corp., Joint Energy Development Investments II Limited Partnership and each of the lenders now or hereafter signatories thereto and Bank of Montreal, as agent for such lenders, as the same may be amended, modified, extended, renewed, refunded, replaced or refinanced from time to time.

        "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "EBITDA" means with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (i) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (a) income tax expense (but excluding income tax expense relating to sales or other disposition of assets (including the Capital Stock of any other Person) the gains and losses from which are excluded in the determination of such Consolidated Net Income), (b) Consolidated Interest Expense, (c) depreciation and depletion expense, (d) amortization expense, (e) exploration expense, and (f) any other noncash charges including, without limitation, unrealized foreign exchange losses; less (ii) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication (a) income tax recovery (but excluding income tax recovery relating to sales or other dispositions of assets (excluding the Capital Stock of any other Person) the gains and losses from which are included in the determination of such Consolidated Net Income) and (b) unrealized foreign exchange gains.

        "ECT Credit Agreement" means that certain Subordinated Revolving Credit Loan Agreement, dated as of December 29, 1997, by and among QSRn and Enron Capital & Trade Resources Corp., as agent for itself and the other lenders now or hereafter party thereto, as the same may be amended, modified, extended, renewed, refunded, replaced or refinanced from time to time.

        "Equity Offering" means any public or private sale of Capital Stock (including options, warrants or rights with respect thereto) of the Company.

        "Event of Default" has the meaning set forth under the caption "--Events of Default and Notice."

        "Exchanged Properties" means properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties.

        "Fair Market Value" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any non-cash consideration or property transferred or received by any Person, the fair market value of such consideration or property as determined in good faith by the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee; provided that if such resolution indicates that such fair market value is equal to or in excess of $5.0 million and such transaction involves any Affiliate of the Company (other than a Restricted Subsidiary), such resolution shall be accompanied by the written opinion of an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, to the effect that such consideration or property is fair, from a financial point of view, to such Person.

        "GAAP" means United States generally accepted accounting principles as in effect on the date of the Indenture, unless stated otherwise.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that a Guarantee by any Person shall not include (a) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (ii) of the definition of Permitted Investments.

        "Holder" means the Person in whose name a Note is registered on the Securities Register.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Wholly Owned Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Subsidiary. For purposes of this definition, any non-interest bearing or other discount Indebtedness shall be deemed to have been incurred only on the date of original issue thereof.

        "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any Obligation of such Person for borrowed money, (ii) any Obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such Obligations Incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any Obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable and other accrued current liabilities incurred in the ordinary course of business), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Interest Rate Protection Agreements or Oil and Gas Hedging Contracts at the time of determination, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; provided that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability at such date in respect of any contingent Obligations described above.

        "Independent Investment Banker" means Nesbitt Burns Securities Inc. and its successor or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

        "Initial Subsidiary Guarantors" means Queen Sand Resources, Inc., a Nevada corporation, Northland Operating Co., a Nevada corporation, and Corrida Resources, Inc., a Nevada corporation.

        "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, to or under which such Person is a party or otherwise obligated.

        "Investment" means, with respect to any Person (i) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person or (ii) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); provided, however, that Investments shall not include extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

        "Issue Date" means the date on which the Notes first were issued under the Indenture.

        "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of the provisions of the Indenture described under "--Certain Covenants--Limitation on Liens," a Capital Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

        "Liquid Securities" means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided, that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (y) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales," such securities shall be deemed not to have been Liquid Securities at any time.

        "Material Change" means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers and (ii) any dispositions of Properties during such quarter that were disposed of in compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales."

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Available Cash" from an Asset Sale means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding (i) any other consideration received in the Form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets and (ii) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale, consideration constituting Exchanged Properties or consideration other than Permitted Consideration), in each case net of (a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (b) all payments (which payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder) made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale (to the extent such reserves are not subsequently reversed within 365 days after such Asset Sale); provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available
Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, however, that any Exchanged Properties and any consideration other than Permitted Consideration received in connection with an Asset Sale which is subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale shall be deemed to be Net Available Cash at such time and shall thereafter be applied in accordance with the provisions of the Indenture described under "--Certain Covenants --Limitation on Asset Sales."

        "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

        "Obligation" means any principal, interest, premium, penalty, fee and any other liability payable under the documentation governing any Indebtedness.

        "Oil and Gas Business" means the business of exploiting, exploring for, developing, acquiring and producing hydrocarbons and other related energy businesses.

        "Oil and Gas Hedging Contract" means, with respect to any Person, any agreement or arrangement, or any combination thereof, financially tied to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials, or similar factors, that is customary in the Oil and Gas Business and is entered into for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

        "Oil and Gas Liens" means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties Form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business, provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

        "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the Form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

        "Permitted Hedging Agreements" means (i) Oil and Gas Hedging Contracts to the extent entered into to limit or manage risks incurred in the ordinary course of business and (ii) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

        "Permitted Investments" means any and all of the following: (i) Permitted Short-Term Investments; (ii) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (iii) Investments by any Restricted Subsidiary in the Company; (iv) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (v) Investments by the Company or any Restricted Subsidiary in a Person where that Person becomes a Restricted Subsidiary or transfers or assigns all of its assets to the Company (including the acquisition from a third party of the Capital Stock of a Restricted Subsidiary or any other Person) if such Person or a Subsidiary of such Person will, as a result of the making of such Investment and all other contemporaneous related transactions, become a Restricted Subsidiary or be merged or consolidated with or transfer or convey all or substantially all of its assets to the Company or a Restricted Subsidiary; (vi) Investments in the Form of securities received from Asset Sales, provided that such Asset Sales are made in compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales;" (vii) Investments in negotiable instruments held for collection, lease, utility and other similar deposits, and stock, obligations or other securities received in settlement of debts (including, without limitation, under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (viii) Investments in the Form of Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; and (ix) Investments pursuant to any agreement or obligation of the

Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (i) through (viii) above).

        "Permitted Refinancing Indebtedness" means Indebtedness ("new Indebtedness") Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"), provided, however, that (i) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (a) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and
(b) an amount necessary to pay any fees and expenses, including premiums related to such exchange or refinancing, (ii) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness, (iii) such new Indebtedness has an Average Life to Stated Maturity at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life to Stated Maturity of the old Indebtedness at such time and (iv) such new Indebtedness shall only be permitted if (a) in the case of any refinancing or refunding of Indebtedness that is pari passu with the Notes the refinancing or refunding Indebtedness is made pari passu with the Notes or subordinated to the Notes, (b) in the case of any refinancing or refunding of Indebtedness that is subordinated to the Notes the refinancing or refunding of Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced or refunded was subordinated to the Notes and (c) in the case of the refinancing or refunding of Indebtedness that is subordinated to the Notes, the refinancing or refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company or such Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the Indebtedness being refinanced or refunded and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or such Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company or such Restricted Subsidiary), which is conditioned upon the change of control of the Company or such Restricted Subsidiary)

        "Permitted Short-Term Investments" means (i) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof, (ii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof or the District of Columbia that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term indebtedness is rated "A" (or higher) according to Moody's, (iii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a Canadian bank to which the Bank Act (Canada) applies having capital, surplus and undivided profits aggregating in excess of U.S. $500.0 million, (iv) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (a) all such deposits have been made in such accounts in the ordinary course of business and (b) such deposits do not at any one time exceed $20.0 million in the aggregate, (v) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in either clause (ii) or (iii), (vi) Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (vii) Investments in any money market mutual fund having assets in excess of $250.0 million substantially all of which consist of other obligations of the types described in clauses (i), (ii), (v) and (vi) hereof.

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; provided, however, that "Preferred Stock" shall not include Redeemable Stock.

        "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

        "Principal Property" means any oil and gas properties and oil and gas gathering assets or related group of such assets of the Company having a fair market value in excess of $10.0 million.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

        "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that Redeemable Stock shall not include the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company.

        "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock or Redeemable Stock of the Company or to the Company's stockholders (other than dividends, distributions or payments made solely in Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock or Redeemable Stock), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries on the Capital Stock or Redeemable Stock of any Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock or any options, warrants or other rights to acquire such Capital Stock or Redeemable Stock of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Subordinated Indebtedness of the Company except (a) to the extent such Indebtedness may be purchased out of Net Available Cash in compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales," (b) to the extent such Indebtedness may be purchased out of the net cash proceeds of one or more Equity Offerings as described under "--Optional Redemption," (c) out of Net Available Cash and to the extent required by the indenture or other agreement or instrument pursuant to which any other Indebtedness was issued, an offer to purchase such Indebtedness upon a disposition of assets, (d) to the extent of Excess Proceeds remaining after compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales," and to the extent required by the indenture or other agreement or instrument pursuant to which any Indebtedness was issued, an offer to purchase such Indebtedness upon a disposition of assets, and (e) upon a "Change of Control" (even if such event is not a Change of Control under the Indenture) to the extent required by the indenture or other agreement or instrument pursuant to which any Indebtedness was issued provided the Company is then in compliance with the provisions of the Indenture described under "--Purchase at the Option of Holders Upon a Change of Control," (iv) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person other than the Company or a Restricted Subsidiary, or (v) the sale or issuance of Capital Stock of a Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and its other Restricted Subsidiaries.

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated an Unrestricted Subsidiary in the manner provided in the covenant described under "--Certain Covenants--Restricted and Unrestricted Subsidiaries."

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Restricted Subsidiary of such Person or between one or more Wholly Owned Restricted Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

        "Senior Credit Facilities" means collectively, one or more senior credit facilities or commercial paper facilities with banks or other institutional lenders (including, without limitation, the credit facility pursuant to the Credit Agreement and the ECT Revolving Credit Agreement), together with any guarantees, security and related documents, as all such credit facilities and documents may be amended, supplemented, extended, increased, refinanced or replaced from time to time.

        "Significant Subsidiary" means, at any date of determination, any Subsidiary of a Person that, together with its Subsidiaries, (i) for the most recent fiscal year of such Person, accounted for more than 5% of the consolidated revenues of such Person and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of such Person and its Subsidiaries.

        "Stated Maturity," when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the relevant Subsidiary Guarantor pursuant to a written agreement to that effect.

        "Subsidiary" of a Person means (i) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (a) the first Person, (b) the first Person and one or more of its Subsidiaries or (c) one or more of the first Person's Subsidiaries or (ii) another Person which is not a corporation (x) at least 50% of the ownership interest of which and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (a), (b) or (c) above.

        "Subsidiary Guarantors" means (i) as of the Issue Date, the Initial Subsidiary Guarantors, and (ii) thereafter, unless released from their Subsidiary Guarantees as permitted by the Indenture, the Initial Subsidiary Guarantors and any other Restricted Subsidiary that becomes a guarantor of the Notes in compliance with the provisions of the Indenture and executes a supplemental indenture agreeing to be bound by the terms of the Indenture.

        "Subsidiary Guaranty" means a guaranty of the Notes given by any Restricted Subsidiary pursuant to the terms of the Indenture.

        "Trade Accounts Payable" means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

        "12% Bonds" means the Series A Deutschemark denominated (DEM) 12% notes issued by Queen Sands Resources and being due and payable on July 15, 2000, and any renewals, extensions or replacements (but not increases in principal amount) thereof.

        "Unrestricted Subsidiary" means (i) each Subsidiary of the Company that the Company has designated pursuant to the provision of the Indenture described under "--Certain Covenants--Restricted and Unrestricted Subsidiaries" as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company.

        "Wholly Owned Subsidiary" means any Subsidiary of the Company to the extent all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company.

DEFEASANCE AND COVENANT DEFEASANCE

        The Indenture provides that the Company and the Subsidiary Guarantors will be discharged from all their obligations with respect to the Notes (except for certain obligations to exchange or register the transfer of Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of the Notes of money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity thereof or on earlier redemption in accordance with the terms of the Indenture and the Notes. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (ii) since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that Holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur; and that the resulting trust will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, unless such trust is qualified thereunder or exempt from regulation thereunder.

        The Indenture provides that if the Company takes certain actions described below, it may omit to comply with certain covenants, including those described under "--Purchase at the Option of Holders Upon a Change of Control," "--Certain Covenants" and in clauses (d) and (e) under the first paragraph of "--Certain Covenants --Merger, Consolidation and Sale of Substantially All Assets," and the occurrence of certain Events of Default, which are described below in clauses (iii) and (iv) (with respect to such covenants) and clauses (v) and (vi) under "--Events of Default and Notice" will be deemed not to be or result in an Event of Default. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of the Notes, money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity thereof or on earlier redemption in accordance with the terms of the Indenture and the Notes. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur; and that the resulting trust will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, unless such trust is qualified thereunder or exempt from regulation thereunder. If the Company were to exercise this option and the Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

EVENTS OF DEFAULT AND NOTICE

        The following will be Events of Default under the Indenture with respect to the Notes: (i) failure to pay any interest on the Notes when due, continued for 30 days; (ii) failure to pay principal of (or premium or Liquidated Damages, if any, on) the Notes when due; (iii) failure to perform or comply with the provisions described under "--Certain Covenants --Merger, Consolidation and Sale of Substantially All Assets"; (iv) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture, continued for 30 days after written notice as provided in the Indenture; (v) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary for money borrowed when due (whether resulting from maturity, acceleration, mandatory redemption or otherwise), or any other default causing acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $5.0 million; (vi) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary; or (viii) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

        The Indenture provides that if an Event of Default (other than an Event of Default described in clause (vii) above) with respect to the Notes at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (vii) above with respect to the Notes at the time outstanding shall occur, the principal amount of all the Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

        No Holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of Notes for the enforcement of payment of the principal of or any premium or interest on such Notes on or after the applicable due date specified in such Notes.

MODIFICATION OF THE INDENTURE; WAIVER

        The Indenture provides that modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee without the consent of any Holders of Notes in certain limited circumstances, including (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and certain other events specified in the provisions of the Indenture described under "--Certain Covenants --Merger, Consolidation and
Sale of Substantially All Assets," (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (v) to make any change that does not adversely affect the rights of any Holder of Notes in any material respect,
(vi) to add or remove Subsidiary Guarantors pursuant to the procedure set forth in the Indenture and (vii) certain other modifications and amendments as set forth in the Indenture.

        The Indenture contains provisions permitting the Company, the Subsidiary Guarantors and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, to execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Notes, except that no such supplemental indenture, amendment or waiver may, without the consent of all the Holders of outstanding Notes, among other things, (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or change the time for payment of interest on any Notes, (iii) change the currency in which any amount due in respect of the Notes is payable, (iv) reduce the principal of or any premium on or change the Stated Maturity of any Notes or alter the redemption or repurchase provisions with respect thereto, (v) reduce the relative ranking of any Notes, (vi) release any security that may have been granted to the Trustee in respect of the Notes (except as contemplated in the documents under which such security was granted to the Trustee) or (vii) make certain other significant amendments or modifications as specified in the Indenture.

        The Holders of at least a majority in principal amount of the outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of at least a majority in principal amount of the outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holders of each outstanding Note.

NOTICES

        Notices to Holders of the Notes will be given by mail to the addresses of such Holders as they may appear in the Security Register.

GOVERNING LAW

        The Indenture and the Notes are governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

TRUSTEE

        Harris Trust and Savings Bank is the Trustee under the Indenture. The Trustee maintains normal banking relationships with the Company and its Subsidiaries and may perform certain services for and transact other business with the Company and its Subsidiaries from time to time in the ordinary course of business. The Trustee is owned by Bank of Montreal, which is the agent bank and one of the lenders under the Credit Agreement. The Trustee is an affiliate of Nesbitt Burns Securities, Inc., which is one of the Initial Purchasers. In the event of a default under the Indenture, the Trustee may, under certain circumstances, be required to resign, in which case the Company would be obligated to have a successor Trustee appointed under the applicable terms of the Indenture.

                        DESCRIPTION OF OTHER INDEBTEDNESS

Set forth below is a description of the Credit Agreement and the ECT Revolving Credit Agreement.

CREDIT AGREEMENT

        On April 17, 1998, the Company amended and restated its Credit Agreement with Bank of Montreal, as agent for the lenders party thereto. The Credit Agreement provides for borrowings up to $125.0 million (subject to borrowing base limitations) from such lenders to, among other things, fund development and exploitation expenditures, acquisitions and general working capital. On July 9, 1998, the Company received approval to borrow $25.0 million under the Credit Agreement, of which $10.3 million was outstanding as of July 31, 1998. The proceeds under the Credit Agreement were used to fund the Property Acquisitions in part. As of July 31, 1998, the Company is able to borrow up to $25.0 million under the Credit Agreement. The loan under the Credit Agreement matures on April 17, 2003. In the event of a default on the indebtedness under the Credit Agreement, not subsequently waived by the bank, it is unlikely that the Company would be able to continue its business.

        Indebtedness incurred under the Credit Agreement generally bears interest under various interest rate pricing options based upon a Federal Funds rate (plus .5%), Prime Rate or LIBOR rate options. LIBOR rate loans bear an applicable margin over the LIBOR rate of (i) 2.25%, if greater than 90% of the available Borrowing Base has been drawn, (ii) 2%, if greater than 75% and not more than 90% of the available Borrowing Base has been drawn, (iii) 1.5%, if greater than 40% but not more than 75% of the available Borrowing Base has been drawn, and (iv) 1%, if not more than 40% of the available Borrowing Base has been drawn. There is no margin applicable for base rate pricing options.

        The loan under the Credit Agreement is secured by a first lien on the oil and natural gas properties of QSRn and the stock of two subsidiaries of QSRn. In addition, Queen Sand Resources and its operating subsidiaries (other than QSRn which is the borrower) entered into guaranty agreements guaranteeing the repayment of the indebtedness under the Credit Agreement.

        Pursuant to the Credit Agreement, the Company is subject to certain affirmative and negative financial and operating covenants that are usual and customary for transactions of this nature. The affirmative covenants include, but are not limited to, covenants to (i) provide annual audited and unaudited interim financial information, (ii) provide notices of the occurrence of certain material events affecting the Company, (iii) promptly provide notice of all legal or arbital proceedings affecting the Company or its subsidiaries which could reasonably be expected to have a material adverse effect, (iv) maintain and preserve its existence and oil and gas properties and other material properties, (v) implement and comply with certain environmental procedures, (vi) perform its obligations under the Credit Agreement, (vii) provide reserve reports, (viii) deliver certain title information, (ix) grant a security interest in oil and gas properties that are not currently subject to a lien under the Credit Agreement such that the mortgaged property includes at least 85% (with an obligation to use reasonable efforts to maintain 95%) of the SEC PV-10 of the Company's total proved reserves, and (x) deliver certain information relating to compliance with ERISA laws and regulations. The negative covenants include, but are not limited to, covenants (i) not to incur any indebtedness except as expressly permitted under the Credit Agreement, (ii) not to incur any lien on any of its properties except as expressly permitted under the Credit Agreement, (iii) not to make any loans or advances to or investments in any person except as expressly permitted under the Credit Agreement, (iv) (with respect to Queen Sand Resources) not to declare or pay any dividends or redeem or otherwise acquire for value any capital stock of Queen Sand Resources except for stock dividends and certain permitted repurchases of Series C Preferred Stock (defined herein), (v) not to enter into sale and leaseback transactions, (vi) not to materially change the character of its business as an independent oil and natural gas exploration and production company, (vii) not to enter into lease agreements except as expressly permitted under the Credit Agreement, (viii) not to merge with or sell all or substantially all of its property or assets to any other person; (ix) not to permit the borrowed proceeds under the Credit Agreement to be used for any purpose except as expressly permitted under the Credit Agreement, (x) not to violate ERISA laws and regulations, (xi) not to discount or sell any notes or accounts receivable,
(xii) not to maintain a working capital ratio of less than 1.0 to 1.0, (xiii) not to maintain a tangible net worth of less than $18.5 million plus the amount equal to 75% of the net proceeds of any equity offering, (xiv) to pay its trade accounts payable when due, (xv) not maintain a fixed charge coverage ratio of less than 1.5 to 1.0, (xvi) not to sell, assign or otherwise transfer any interest in any oil or natural gas properties except as expressly permitted under the Credit Agreement, (xvii) not to violate environmental laws and regulations, (xviii) not to enter into transactions with affiliates other than those entered into in the ordinary course of business on fair and reasonable terms, (xix) not to create any additional subsidiaries unless such subsidiaries guarantee the obligations of QSRn under the Credit Agreement or issue stock of any subsidiaries to third parties, (xx) not to enter into negative pledge agreements, (xxi) not to enter into any contracts which warrant production of oil and natural gas and not allow gas imbalances, take-or-pay or other prepayments which would require the delivery of oil or natural gas at some future time without receiving full payment therefor to exceed 5% of the current aggregate monthly gas production from the mortgaged oil and natural gas properties, (xxii) not to amend or modify any material agreements, (xxiii) not to repay other indebtedness except as expressly permitted under the Credit Agreement and (xxiv) not make or pay capital expenditures more than specified amounts.

        The Credit Agreement also contains usual and customary events of default and provides remedies to the lenders in the event of default. The events of default include (i) default in payment when due of any principal of or interest on indebtedness under the Credit Agreement, (ii) default in payment when due of any principal of or interest on any other indebtedness aggregating $500,000 or more or an event shall occur which requires the Company to mandatorily redeem any of its existing preferred stock, (iii) breach of a representation and warranty under the Credit Agreement, (iv) default in performance of obligations under the Credit Agreement, (v) the Company shall admit in writing its inability to pay debts as they become due, (vi) voluntary or involuntary bankruptcy, (vii) a judgment in excess of $100,000 shall be entered and not vacated within 30 days, (viii) the security agreements under the Credit Agreement shall cease to be in full force and effect and (ix) the Company discontinues its usual business or any person or group of persons (other than JEDI, Enron or its affiliates) shall have acquired beneficial ownership of 30% or more of the outstanding shares of voting stock of Queen Sand Resources or individuals who constitute the Board of Directors of Queen Sand Resources cease to constitute a majority of the then-current Board of Directors of Queen Sand Resources. Although the Company believes that its cash flows and available sources of financing will be sufficient to satisfy the interest payments on its debt at currently prevailing interest rates and oil and natural gas prices, the Company's level of debt may adversely affect the Company's ability: (i) to obtain additional financing for working capital, capital expenditures or other purposes, should it need to so do; or (ii) to acquire additional oil and natural gas properties or to make acquisitions utilizing new borrowings. There can be no assurances that the Company will be able to obtain additional financing, if required, or that such financing, if obtained, will be on terms favorable to the Company.

        On September 30, 1997 and December 31, 1997 the Company was not in compliance with its interest coverage ratio. Bank of Montreal waived the September 30, 1997 covenant violation solely with respect to these specific defaults. On February 10, 1998, Bank of Montreal waived the Company's December 31, 1997 noncompliance with the interest coverage ratio. On the same date, the Credit Agreement was amended to reduce the interest coverage ratio to 1.75:1 for the quarter ending March 31, 1998 and 3.0:1 thereafter. In addition, the Company and its subsidiaries agreed that during calendar 1998, they would not incur, without the prior written consent of Bank of Montreal, in the aggregate, capital expenditures in excess of those disclosed to Bank of Montreal in the Company's operating forecast ($2.6 million). The Company believes, but cannot assure, that it will be able to comply with all restrictive covenants in the future or obtain waivers from the bank with respect to noncompliance.

        From time to time in the future, the Company may submit information to the lenders in accordance with the procedures provided in the Credit Agreement to support the Company's request to increase the maximum borrowing base as the Company believes appropriate. All such applications will be subject to bank approval. If available, these funds would be allocated toward future development and acquisition programs.

ECT REVOLVING CREDIT FACILITY

        Effective December 29, 1997, the Company established the ECT Revolving Credit Agreement with ECT, as a lender and as agent for the lenders thereto, to fund on a revolving basis capital costs incurred with future development projects and to fund further acquisitions. The ECT Revolving Credit Agreement is subordinate to the Credit Agreement. The ECT Revolving Credit Agreement provides for borrowings up to $10.0 million, on a revolving basis and subject to borrowing base limitations, which has been initially set at an amount equal to 40% of the borrowing base established from time to time under the Credit Agreement. This facility is designed to provide bridge financing for development projects and acquisitions to be completed on relatively short notice or until the affected assets are eligible to be included in the borrowing base for the Credit Agreement or financed with longer-term indebtedness or equity capital; provided, that the availability for acquisitions under the facility is limited to the lesser of $5.0 million or 50% of the borrowing base as in effect from time to time. There is no indebtedness outstanding under this facility as of the date of this Prospectus. Borrowings in excess of certain amounts under the ECT Revolving Credit Agreement will reduce the available borrowing base under the Credit Agreement. The loan is secured by a second priority lien and security interest (behind the first lien position of the Credit Agreement) in approximately 95% of the oil and natural gas properties of the Company.

        The ECT Revolving Credit Agreement is subject to payment of interest at a fluctuating rate per annum equal to (i) the rate of 1% above the then highest rate of interest being paid on any portion of the indebtedness owed under the Credit Agreement or (ii) the rate of 15%, depending upon whether there is any indebtedness owed under the Credit Agreement outstanding or whether there has been a certain amount of indebtedness owed under the ECT Revolving Credit Agreement for certain time periods.

        The maturity date for the ECT Revolving Credit Agreement is the earlier of December 30, 2002 or the date that is 60 days after the Company receives written notice that the lenders and their affiliates beneficially own in the aggregate less than 10% of the capital stock of the Company entitled to vote in the election of directors. From March 31, 1998 through the maturity date, the Company will pay interest on the outstanding loans at quarterly intervals, on the last business day of every March, June, September and December. In addition, the ECT Revolving Credit Agreement provides for certain voluntary prepayments and certain mandatory prepayments of amounts borrowed under the facility.

        The Company paid an affiliate of ECT a fee of $200,000 in connection with the arrangement of the ECT Revolving Credit Agreement. In addition, commencing March 31, 1998, and on each payment date thereafter, the Company is obligated to pay ECT, for the account of each lender under the ECT Revolving Credit Agreement, a fee of 3/8% per annum on the daily average of the unadvanced portion of the facility for the period since January 12, 1998 or the previous payment date to such payment date, except that payment of this fee was waived for the period from April 12, 1998 until the date on which the Bridge Facilities are fully repaid.

        The Company is subject to various covenants under the ECT Revolving Credit Agreement, which covenants are substantially similar to the covenants described above with respect to the Credit Agreement. In addition to the covenants, the ECT Revolving Credit Agreement contains representations, warranties, covenants and default provisions customary for a facility of this type.

                          DESCRIPTION OF CAPITAL STOCK

        The authorized capital of the Company consists of (i) 100,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. At July 31, 1998, the Company had (i) 30,826,527 shares of Common Stock outstanding, (ii) one holder of record and beneficial owner of Series A Participating Convertible Preferred Stock (the "Series A Preferred Stock") with 9,600,000 shares outstanding, (iii) no shares of Series B Participating Convertible Preferred Stock (the "Series B Preferred Stock") issued or outstanding and (iv) approximately six holders of record and beneficial owners of Series C Convertible Preferred Stock (the "Series C Preferred Stock") with 10,400 shares outstanding.

COMMON STOCK

        The holders of shares of Common Stock possess full voting power for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share of Common Stock held of record by such holder. The shares of Common Stock do not have cumulative voting rights.

        As described below, the holders of Series A Preferred Stock are generally entitled to vote (on an as-converted basis) as a single class with the holders of the Common Stock, together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock, on all matters coming before the Company's stockholders. Holders of a majority of the shares of Common Stock and Series A Preferred Stock represented at a meeting may approve most actions submitted to the stockholders except for certain corporate actions (e.g. mergers, sale of assets and charter amendments) which require the approval of holders of a majority of the total outstanding shares of Common Stock and the Series A Preferred Stock or other matters that require a class vote of the Preferred Stock.

        Subject to the right of holders of any outstanding shares of Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Company's Board of Directors out of any funds of the Company legally available for the payment thereof. Holders of Common Stock have no subscription, redemption, sinking fund, conversion or preemptive rights. The outstanding shares of Common Stock are fully paid and nonassessable. After payment is made in full to the holders of any outstanding shares of Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Company, the remaining assets and funds of the Company will be distributed to the holders of Common Stock according to their respective shares.

PREFERRED STOCK

General

        The Board of Directors may, without further action by the Company's stockholders (subject to the terms of the Series A Preferred Stock and the Series C Preferred Stock described below), from time to time, direct the issuance of fully authorized shares of Preferred Stock, in classes or series and may, at the time of issuance, determine the powers, rights, preferences and limitations of each class or series. Satisfaction of any dividend preferences on outstanding shares of Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of Common Stock. Under certain circumstances, the issuance of such Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management.

Description of Series A Preferred Stock

        General. The Certificate of Designation of the Series A Preferred Stock authorizes the issuance of up to 9,600,000 shares of Series A Preferred Stock.

        Voting. The holders of shares of Series A Preferred Stock are generally entitled to vote (on an as-converted basis) together with the holders of the Common Stock, together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock, on all matters coming before the Company's stockholders. In any vote with respect to which the Series A Preferred Stock shall vote with the holders of Common Stock as a single class, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number which could be cast in such vote by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock is convertible on the date of such vote. With respect to any matter for which class voting is required by law or the Company's Restated Certificate of Incorporation, except as otherwise described herein, the holders of the Series A Preferred Stock will vote as a class and each holder shall be entitled to one vote for each share held. For so long as at least 960,000 shares of Series A Preferred Stock are outstanding, the following matters will require the approval of a majority of the holders of shares of Series A Preferred Stock, voting together as a separate class:

                (i) the amendment of any provision of the Company's Restated Certificate of Incorporation or bylaws;

                (ii) the creation, authorization or issuance, or the increase in the authorized amount of, any class or series of shares ranking on a parity with or prior to the Series A Preferred Stock either as to dividends or upon liquidation, dissolution or winding up;

                (iii) the merger or consolidation of the Company with or into any other corporation or other entity or the sale of all or substantially all of the Company's assets; or

                (iv) the reorganization, recapitalization, or restructuring or similar transaction that requires the approval of the stockholders of the Company.

        Election of Directors. The holders of shares of Series A Preferred Stock have the right, acting separately as a class, to elect a number of members to the Company's Board of Directors in proportion to the percentage of the outstanding voting power represented by the Series A Preferred Stock (currently, such holders have the right to elect two directors). As of the date hereof, JEDI has not elected to exercise its right to elect directors to the Company's Board of Directors.

        Conversion. A holder of shares of Series A Preferred Stock has the right, at the holder's option, to convert all or a portion of its shares into shares of Common Stock at any time at an initial rate, subject to antidilution adjustments, of one share of Series A Preferred Stock for one share of Common Stock.

        Concurrently with the transfer of any shares of Series A Preferred Stock to any person (other than a direct or indirect affiliate of JEDI or other entity managed by Enron or any of its affiliates), the shares of Series A Preferred Stock so transferred will automatically convert into a like number of shares of Series B Preferred Stock.

        Dividends. The holders of the shares of Series A Preferred Stock are entitled to receive dividends, when, and as if declared by the Board of Directors, out of funds legally available therefor, any dividend (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock) payable on the Common Stock, as and when paid, in an amount equal to the amount each such holder would have received if such holder's shares of Series A Preferred Stock had been converted into Common Stock immediately prior to the record date, or if there is no record date, the date of payment thereof. The holders of Series A Preferred Stock will also have the right to certain dividends upon and during the continuance of an Event of Default (as described below).

        Liquidation. Upon the liquidation, dissolution or winding up of the Company, the holders of the shares of Series A Preferred Stock, before any distribution to the holders of Common Stock, will be entitled to receive an amount per share equal to (a) the lesser of (i) $1.50 and (ii) the sum of $0.521 and the quotient obtained by dividing (i) the aggregate amount of all payments made by JEDI pursuant to the Earn Up Agreement dated as of May 6, 1997 between the Company and JEDI and (ii) 9,600,000 plus (b) all accrued and unpaid dividends thereon ("Series A Liquidation Preference"). The holders of the shares of Series A Preferred Stock will not be entitled to participate further in the distribution of the assets of the Company.

        Events of Default; Remedies. The Certificate of Designation of the Series A Preferred Stock provides that an Event of Default will be deemed to have occurred if the Company fails to comply with any of its covenants in the Securities Purchase Agreement, dated as of March 27, 1997, between the Company and JEDI; provided, that the Company will have a 30-day cure period with respect to the non-compliance with certain covenants.

        Upon the occurrence but only during the continuance of an Event of Default, the holders of Series A Preferred Stock will be entitled to receive, in addition to other dividends payable to holders of Series A Preferred Stock, when, as, and if declared by the Board of Directors, out of funds legally available therefor, cumulative preferential cash dividends accruing from the date of the Event of Default in an amount per share per annum equal to 6% of the Series A Liquidation Preference in effect at the time of accrual of such dividends, payable quarterly in arrears on or before the 15th day after the last day of each calendar quarter during which such dividends are payable. Unless full cumulative dividends accrued on shares of Series A Preferred Stock have been or contemporaneously are declared and paid, no dividend may be declared or paid or set aside for payment on the Common Stock or any other junior securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock or any other junior securities), nor shall any Common Stock nor any other junior securities be redeemed, purchased or otherwise acquired for any consideration nor may any monies be paid to or made available for a sinking fund for the redemption of any shares of any such securities.

        Upon the occurrence and during the continuance of an Event of Default resulting from the failure to comply with certain covenants, the holders of shares of Series A Preferred Stock will have the right, acting separately as a class, to elect a number of persons to the Board of Directors of the Company, that along with any members of the Board of Directors who are serving at the time of such action, will constitute a majority of the Board of Directors.

        Upon the occurrence of an Event of Default resulting from the failure to comply with certain covenants, each holder of shares of Series A Preferred Stock will have the right, by written notice to the Company, to require the Company to repurchase, out of funds legally available therefor, such holder's shares of Series A Preferred Stock for an amount in cash equal to the Series A Liquidation Preference in effect at the time of the Event of Default.

Description of Series B Preferred Stock

        The Certificate of Designation of the Series B Preferred Stock authorizes the issuance of up to 9,600,000 shares of Series B Preferred Stock. The terms of the Series B Preferred Stock are substantially similar to those of the Series A Preferred Stock except that the holders of Series B Preferred Stock will not (i) have class voting rights except as required under Delaware corporate law, (ii) be entitled to any remedies upon an event of default or
(iii) be entitled to elect any directors of the Company, voting separately as a class.

Description of Series C Preferred Stock

        General. The Certificate of Designation of the Series C Preferred Stock (the "Series C Certificate of Designation") authorizes the issuance of up to 10,400 shares of Series C Preferred Stock.

        Voting. The holders of shares of Series C Preferred Stock are not entitled to vote with the holders of the Common Stock except as required by law or as set forth below. For so long as any shares of Series C Preferred Stock are outstanding, the following matters will require the approval of the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock, voting together as a separate class:

                (i) alter or change the rights, preferences or privileges of the Series C Preferred Stock or any other capital stock of the Company so as to affect adversely the Series C Preferred Stock;

                (ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series C Preferred Stock as to redemption, the payment of dividends or distribution of assets upon a Liquidation Event (as defined in the Series C Certificate of Designation) or any other liquidation, dissolution or winding up of the Company;

                (iii) increase the authorized number of shares of Preferred Stock of the Company;

                (iv) re-issue any shares of Series C Preferred Stock which have been converted in accordance with the terms hereof;

                (v) issue any Senior Securities (other than the Company's Series B Preferred Stock pursuant to the terms of the Company's Series A Preferred Stock) or Pari Passu Securities (each, as defined in the Series C Certificate of Designation); or

                (vi) declare, pay or make any provision for any dividend or distribution with respect to the Common Stock or any other capital stock of the Company ranking junior to the Series C Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company.

        In the event that the holders of at least two-thirds ( 2/3) of the then outstanding shares of Series C Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock pursuant to the terms hereof, or to waive any rights of the holders hereunder, then the Company will deliver notice of such approved change to the holders of the Series C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days following such delivery to convert their Series C Preferred Stock pursuant to the terms of the Series C Preferred Stock as they existed prior to such alteration or change, or to continue to hold such shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the holders of Series C Preferred Stock then outstanding.

        Conversion. Subject to certain limitations set forth in the Series C Certificate of Designation, a holder of shares of Series C Preferred Stock has the right, at the holder's option, to convert all or a portion of its shares into shares of Common Stock at any time. The number of shares of Common Stock into which a share of Series C Preferred Stock may be converted will be determined as of the conversion date according to a formula set forth in the Series C Certificate of Designation. Generally, if the conversion date is on or before June 22, 1998, the conversion rate is equal to the aggregate stated value of the shares to be converted (the stated value is $1,000 per share) divided by a fixed conversion price of $7.35 (or approximately 136 shares of Common Stock for each share of Series C Preferred Stock). If the conversion date is after June 22, 1998, the conversion rate is equal to the aggregate stated value of the shares to be converted divided by a floating conversion price that is the lesser of (i) $7.35 and (ii) (a) the average of the three lowest closing bid prices for the Common Stock during the 10 trading days prior to the conversion date if the average daily trading volume for the Common Stock on the Nasdaq SmallCap Market during the calender month of the conversion date is equal to or greater than $540,000, or (b) the three lowest closing bid prices for the Common Stock during the 20 days trading days prior to the conversion date if the average daily trading volume for the Common Stock on the Nasdaq SmallCap Market during the calender month of the conversion date is equal to or greater than $360,000 but less than $540,000, or (c) the lowest closing bid price for the Common Stock during the 15 trading days prior to the conversion date if the average daily trading volume for the Common Stock on the Nasdaq SmallCap Market during the calender month of the conversion date is less than $360,000. By way of example only, if the effective conversion price was $6.00 per share, each share of Series C Preferred Stock would be convertible into approximately 167 shares of Common Stock (or 1,733,333 shares if all outstanding shares of Series C Convertible Preferred Stock were converted). If the effective conversion price was $4.00 per share, each share of Series C Preferred Stock would be convertible into approximately 250 shares of Common Stock (or 2,600,000 shares if all outstanding shares of Series C Preferred Stock were converted). If the Company fails to deliver shares of Common Stock to a holder following a conversion in accordance with the Series C Certificate of Designation, then the Company will be liable to the holder for certain cash default payments set forth in the Series C Certificate of Designation.

        On December 24, 2001, all shares of Series C Preferred Stock that are then outstanding shall be automatically converted into the number of shares of Common Stock determined in accordance with the formula set forth in the Series C Certificate of Designation.

        The Series C Certificate of Designation provides for customary adjustments to the number of shares issuable upon conversion in the event of certain dividends and distributions to holders of Common Stock, certain reclassifications of the Common Stock, stock splits, combinations and mergers and similar transactions and certain changes of control.

        Dividends. The holders of the shares of Series C Preferred Stock are entitled to receive dividends, when, and as if declared by the Board of Directors, out of funds legally available therefor, subject to the prior payment of any accumulated and unpaid dividends to holders of Senior Securities, but before payment of dividends to holders of Junior Securities (as defined in the Series C Certificate of Designation), cumulative dividends on each share of Series C Preferred Stock in an amount equal to the stated value of such share multiplied by 5%.

        Liquidation. Upon the liquidation, dissolution or winding up of the Company, the holders of the shares of Series C Preferred Stock, before any distribution to the holders of Junior Securities, and after payment to holders of Senior Securities, will be entitled to receive an amount equal to the stated value of the Series C Preferred Stock (subject to ratable adjustment in the event of reclassification of the Series C Preferred Stock or other similar event) plus any accrued and unpaid dividends thereon.

        Optional Redemption. The Company has the right to redeem all of the outstanding Series C Preferred Stock at a price equal to the Liquidation Preference of the Series C Preferred Stock then held by the holder divided by 80% ("Optional Redemption Price"), to the extent permitted by law and so long as
(i) the Company has sufficient cash available at the time; (ii) the Company delivers written notice at least thirty trading days' prior to the redemption, specifying both the date of the redemption and the amount payable to the holder; and (iii) the Common Stock is actively traded on the NASDAQ Stock Market, the New York Stock Exchange or the American Stock Exchange.

        Mandatory Redemption. The Series C Certificate of Designation provides for mandatory redemption by the Company when a Mandatory Redemption Event (as defined in the Series C Certificate of Designation) occurs.

        Upon the occurrence of a Mandatory Redemption Event, each holder of Series C Preferred Stock will have the right to require the Company to redeem its Series C Preferred Stock at a redemption price equal to the greater of (i) the Liquidation Preference of the Series C Preferred Stock being redeemed multiplied by 125% and (ii) an amount determined by dividing the Liquidation Preference of the Series C Preferred Stock being redeemed by the conversion price in effect on the mandatory redemption date and multiplying the resulting quotient by the average closing bid price for the Common Stock on the 5 trading days preceding the mandatory redemption date ("Mandatory Redemption Price").

        If the Mandatory Redemption Price is not paid within five business days of the redemption date and the holder has tendered its Series C Preferred Stock to the Company, the holder is entitled to interest thereon, from the redemption date until the Mandatory Redemption Price has been paid in full.

        If the Mandatory Redemption Price is not paid within ten business days of the redemption date, each holder of shares of Series C Preferred Stock will have the right, by written notice to the Company, to require the Company to issue, in lieu of the Mandatory Redemption Price, the number of shares of Common Stock of the Company equal to the Mandatory Redemption Price divided by the conversion price in effect on such conversion date as specified by the holder, with the conversion price to be reduced by 1% for each day beyond the 10th business day in which the Company fails to pay the Mandatory Redemption Price, but with the maximum reduction of the conversion price to be 50%.

WARRANTS

        As of July 31, 1998, JEDI held warrants to purchase an aggregate of 1,725,947 shares of Common Stock at prices ranging from $5.00 to $7.00. The warrants held by JEDI expire at various times from March 9, 1999 to July 8, 1999. As of July 31, 1998, certain institutional investors held warrants to purchase an aggregate of 1,440,138 shares of Common Stock at prices ranging from $2.50 to a floating rate based on market price at the time of exercise. The warrants held by the institutional investors expire at various times from December 31, 1998 through December 24, 2001. In addition, certain investors and placement agents hold warrants to purchase an aggregate of 1,085,000 shares of Common Stock. See "Recent Developments--Private Equity Placement."

EXCHANGE RIGHTS

        The ECT Revolving Credit Agreement provides that, commencing January 1999, during certain periods, any indebtedness of QSRn, may be exchanged by the lenders for shares of the Company's Common Stock. The exchange ratio is based on a formula that is a function of the market price of the Common Stock at the time of exchange.


                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Haynes and Boone, LLP, special counsel to the Company, the following discussion describes the material federal income tax consequences expected to result to holders whose Old Notes are exchanged for New Notes in the Exchange Offer but does not purport to be a complete analysis of all potential federal income or other tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. The discussion does not address all of the federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, tax-exempt entities, insurance companies, dealers in securities, traders in securities who elect to mark to market and persons holding the Notes as part of a "straddle," "hedge" or "conversion transaction." Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Notes held as "capital assets" within the meaning of Section 1221 of the Code.

        The exchange of Old Notes for New Notes will be treated as a "non-event" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. As a result, no material federal income tax consequences will result to holders exchanging Old Notes for New Notes.

        The exchange of an Old Note for a New Note pursuant to the Exchange Offer will not be taxable to an exchanging Holder for federal income tax purposes. As a result, (i) an exchanging Holder will not recognize any gain or loss on the exchange, (ii) the holding period for the New Note will include the holding period for the New Note and (iii) the tax basis of the New Note will be the same as the tax basis for the Old Note.

        The Exchange Offer will have no federal income tax consequences to a nonexchanging Holder of Notes.

        As used herein, the term "U.S. Holder" means a beneficial owner of a Note who or which is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. The term U.S. Holder also includes certain former U.S. citizens whose income and gain on the Notes will be subject to U.S. taxation. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder. Unless otherwise indicated from the context, "Holder" means either a U.S. Holder or a Non-U.S. Holder.

        The Company has not sought and will not seek any rulings from the Service with respect to any position of the Company discussed below. There can be no assurance that the Service will not take a different position from the Company concerning aspects of the tax consequences of the acquisition, ownership or disposition of the Notes or that any such position would not be sustained.

        PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

U.S. HOLDERS

        Interest payable on the Notes will be includible in the income of a U.S. Holder in accordance with such Holder's regular method of accounting. If a Note is redeemed, sold or otherwise disposed of, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such Note (to the extent such amount does not represent accrued but unpaid interest) and such Holder's tax basis in the Note. Such gain or loss generally will be capital gain or loss, provided that the Holder has held the Note as a capital asset. In general, the maximum tax rate for non-corporate taxpayers on long-term capital gains is 20% for most capital assets (including the Notes) held for more than 12 months.

NON-U.S. HOLDERS

        On October 14, 1997, final Treasury Regulations (the "1997 Final Regulations") were issued that affect the U.S. taxation of Non-U.S. Holders of the Notes. The 1997 Final Regulations generally are effective for payments made after December 31, 1999, regardless of the issue date of the Notes with respect to which such payments are made, subject to certain transition rules.

        THE DISCUSSION UNDER THIS HEADING AND UNDER "--BACKUP WITHHOLDING" BELOW IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF EITHER THE STATUTORY AND REGULATORY PROVISIONS THAT APPLY TO PAYMENTS MADE ON THE NOTES BEFORE JANUARY 1, 2000 OR THE PROVISIONS OF THE 1997 FINAL REGULATIONS. PROSPECTIVE NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICABILITY OF THE VARIOUS WITHHOLDING PROVISIONS OF THE CODE AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER.

        Interest on the Notes. Payments of interest on the Notes by the Company or any paying agent to a beneficial owner of a Note that is a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (i) such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(ii) such holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (iii) such holder is not a bank receiving interest described in
Section 881(c)(3)(a) of the Code and (iv) certain certification requirements (summarized below) are met (the "Portfolio Interest Exception"). If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from U.S. withholding tax, will generally be subject to regular U.S. income tax on such interest in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a Note will be included in the earnings and profits of such Non-U.S. Holder if such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

        For payments of interest on the Notes made prior to January 1, 2000, generally in order to qualify for the Portfolio Interest Exception, either (i) the beneficial owner of a Note must certify on IRS Form W-8 (or an acceptable substitute form), under penalties of perjury, to the Company or a paying agent, as the case may be, that such owner is a Non-U.S. Holder and must provide such owner's name and address or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Non-U.S. Holder after delivery of the certificate in the calendar year of its delivery and the two immediately succeeding calendar years. In lieu of the certificate described in this paragraph, a Non-U.S. Holder engaged in a trade or business in the United States (with which interest payments on the Note are effectively connected) must provide to the Company a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax.

        A payment of interest on the Notes made to a foreign beneficial owner after December 31, 1999, generally will qualify for the Portfolio Interest Exception or, as the case may be, the exception from withholding for income effectively connected with the conduct of a trade or business in the United States if, at the time such payment is made, the withholding agent holds a valid Form W-8 (or an acceptable substitute form) from the beneficial owner and can reliably associate such payment with such Form W-8. In addition, under certain circumstances a withholding agent is allowed under the 1997 Final Regulations to rely on Form W-8 (or an acceptable substitute form) furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain copies of the beneficial owner's Form W-8 (or an acceptable substitute form), provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a "qualified intermediary," and may not be required to withhold on payments made to certain other intermediaries if certain conditions are met.

        Disposition of Notes. Under current law, a Non-U.S. Holder of a Note generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of such Note (other than gain attributable to accrued interest, which is subject to the rules discussed above), unless (i) the gain is effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), (ii) the Non-U.S. Holder is an individual who holds the Note as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a U.S. "tax home" (as defined for U.S. federal income tax purposes) or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual or (iii) the Non-U.S. Holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a Non-U.S. Holder that is described under clause (i) above, its gain will be subject to the U.S. federal income tax on net income that applies to U.S. persons and, in addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax as described above. An individual Non-U.S. Holder that is described under clause (ii) above will be subject to a flat 30% tax on gain derived from the sale, which may be offset by U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident). Thus, individual Non-U.S. Holders who have spent 183 days or more in the United States in the taxable year in which they contemplate a sale of a Note are urged to consult their tax advisors as to the tax consequences of such sale.

        Estate Tax Consequences. A Note held by an individual who is not a U.S. citizen or resident (as specially defined for United States federal estate tax purposes) at the time of his death will not be subject to U.S. federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and payments with respect to such Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

        A Holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to "reportable payments" on the Notes. This withholding generally applies only if the Holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the Service that he or she has failed to report properly payments of interest and dividends and the Service has notified the Company that the Holder is subject to backup withholding or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from payment to a holder under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished to the Service. Certain Holders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Holders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

INFORMATION REPORTING

        The Company is required to furnish certain information to the IRS and will furnish annually to record holders of the Notes information with respect to interest paid on the Notes during the calendar year.

SUBSEQUENT PURCHASERS

        The foregoing does not discuss special rules that may affect the treatment of purchasers that acquire the Notes other than at the time of original issuance at the issue price, including those provisions of the Code relating to the treatment of "market discount" and "acquisition premium." For example, the market discount provisions of the Code may require a subsequent purchaser of Notes at a market discount to treat all or a portion of any gain recognized upon sale or other disposition of such Notes as ordinary income and to defer a portion of any interest expense that would otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Notes until the holder disposes of such Notes in a taxable transaction.


                                    EXPERTS

        The consolidated balance sheet of the Company as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 1997 and the statements of operating revenues and direct operating expenses of Collins and Ware Properties for the years ended June 30, 1996 and 1997 appearing in the Company's Annual Report (Form 10-KSB) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

        The statements of net profits interests and royalty interests revenues of certain oil and gas producing properties acquired from pension funds managed by J.P. Morgan Investments for the years ended June 30, 1997, 1996 and 1995 appearing in the Company's Current Report on Form 8-K dated March 19, 1998, as amended by Current Report on Form 8-K/A-2 dated June 8, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        The consolidated balance sheet of the Company as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

        The validity of the New Notes offered hereby, U.S. federal tax effects relating to the Exchange Offer and certain other legal matters will be passed upon for the Company by Haynes and Boone, LLP, Dallas, Texas.


                              PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the Form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                    ENGINEERS

        The estimates relating to the Company's proved oil and natural gas reserves and future net revenues of oil and natural gas reserves as of June 30, 1997 (other than with respect to the Property Acquisitions) and at December 31, 1997 (other than with respect to the Morgan Properties) included in this Prospectus are based upon estimates of such reserves prepared by H.J. Gruy in reliance upon its reports and upon the authority of this firm as experts in petroleum engineering.

        The estimates relating to the Company's proved oil and natural gas reserves and future net revenues of oil and natural gas reserves as of June 30, 1995 and 1996 and estimates relating to the NASGAS Properties at June 30, 1997 included in this Prospectus are based upon estimates of such reserves prepared by Harper and Associates in reliance upon its reports and upon the authority of this firm as experts in petroleum engineering.

        The estimates relating to the Company's proved oil and natural gas reserves and future net revenues of oil and natural gas reserves at June 30, 1997 with respect to the Collins and Ware Properties included in this Prospectus are based upon estimates of such reserves prepared by Joe C. Neal & Associates, independent consulting petroleum engineers, in reliance upon its report and upon the authority of this firm as experts in petroleum engineering.

        The estimates relating to the Company's proved oil and natural gas reserves and future net revenues of oil and natural gas reserves at December 31, 1997 with respect to the Morgan Properties included in this Prospectus are based upon estimates of such reserves prepared by Ryder Scott, independent consulting petroleum engineers, in reliance upon its report and upon the authority of this firm as experts in petroleum engineering.


                              INDEPENDENT AUDITORS

        The consolidated balance sheet of the Company as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 1997, and the statements of operating revenues and direct operating expenses of the Collins and Ware Properties for the years ended June 30, 1996 and 1997, included in this Prospectus and also included in the Company's Annual Report (Form 10-KSB) for the year ended June 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and also included in the Form 10-KSB incorporated herein by reference. Such financial statements are included herein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

        The statements of net profits interests and royalty interests revenues of certain oil and gas producing properties acquired from pension funds managed by J.P. Morgan Investments for the years ended June 30, 1997, 1996 and 1995 included in this prospectus and also included in the Company's Current Report on Form 8-K dated March 19, 1998, as amended by Current Report on Form 8-K/A-2 dated June 8, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and also included in Form 8-K/A-2 and incorporated herein by reference. Such financial statements are included herein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated balance sheet of the Company as of June 30, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 1996, have been included and incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

                                    GLOSSARY

        The terms defined in this glossary are used throughout this Offering Memorandum.

        "average NYMEX price." The average of the NYMEX closing prices for the near month.

        Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

        Bbl/d. Bbl per day.

        Bcf. One billion cubic feet of natural gas.

        Bcfe. One billion cubic feet of natural gas equivalents, converting one Bbl of oil to six Mcf of gas.

        "behind-the-pipe." Hydrocarbons in a potentially producing horizon penetrated by a well bore the production of which has been postponed pending the production of hydrocarbons from another formation penetrated by the well bore. The hydrocarbons are classified as proved but non-producing reserves.

        BOE. Barrels of oil equivalent (converting six Mcf of natural gas to one Bbl of oil).

        "development well." A well drilled within the proved boundaries of an oil or natural gas reservoir with the intention of completing the stratigraphic horizon known to be productive.

        "dry well." A development or exploratory well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

        "exploratory well." A well drilled to find and produce oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir, or to extend a known reservoir.

        "gross acres" or "gross wells." The total number of acres or wells, as the case may be, in which a working interest is owned.

        LOE. Lease operating expenses are those expense directly associated with crude oil and/or natural gas producing or service wells.

        MBbl. One thousand barrels of crude oil or other liquid hydrocarbons.

        MBOE. One thousand barrels of oil equivalent (converting six Mcf of natural gas to one Bbl of oil).

        Mcf. One thousand cubic feet of natural gas.

        Mcf/d. Mcf per day.

        Mcfe. One thousand cubic feet of natural gas equivalents, converting one Bbl of oil to six Mcf of gas.

        MMBbl. One million barrels of crude oil or other liquid hydrocarbons.

        MMBOE. One million barrels of all equivalent.

        MMcfe. One million cubic feet of natural gas equivalents, converting one Bbl of oil to six Mcf of gas.

        MMcf. One million cubic feet of natural gas.

        "net acres" or "net wells." The sum of the fractional working interests owned in gross acres or gross wells.

        "net profits interest." A share of the gross oil and natural gas production from a property, measured by net profits from the operation of the property, that is carved out of the working interest. This is a non-operated interest.

        "non-producing reserves." Non-producing reserves consist of (i) reserves from wells that have been completed and tested but are not yet producing due to lack of market or minor completion problems that are expected to be corrected, and (ii) reserves currently behind-the-pipe in existing wells which are expected to be productive due to both the well log characteristics and analogous production in the immediate vicinity of the well.

        NYMEX. New York Mercantile Exchange.

        "producing well," "production well," or "productive well." A well that is producing oil or natural gas or that is capable of production.

        "proved developed reserves," "proved developed producing" or "PDP." Proved developed reserves are oil and natural gas reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and natural gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

        "proved reserves." The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

        "proved undeveloped reserves" or PUD. Reserves are oil and natural gas reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery techniques is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

        "Reserve Life Index." The estimated productive life of a proved reservoir based upon the economic limit of such reservoir producing hydrocarbons in paying quantities assuming certain price and cost parameters. For purposes of this Offering Memorandum, reserve life is calculated by dividing the Proved Reserves (on a Mcfe basis) at the end of the period by production volumes for the previous 12 months.

        "royalty interest." An interest in an oil and natural gas property entitling the owner to a share of oil and natural gas production free of costs of production.

        "SEC PV-10." The present value of proved reserves is an estimate of the discounted future net cash flows from each of the properties at December 31, 1997, or as otherwise indicated. Net cash flow is defined as net revenues less, after deducting production and ad valorem taxes, future capital costs and operating expenses, but before deducting federal income taxes. As required by rules of the Commission, the future net cash flows have been discounted at an annual rate of 10% to determine their "present value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties. In accordance with Commission rules, estimates have been made using constant oil and natural gas prices and operating costs, at December 31, 1997, or as otherwise indicated.

        "secondary recovery." A method of oil and natural gas extraction in which energy sources extrinsic to the reservoir are utilized.

        "service well." A well used for water injection in secondary recovery projects or for the disposal of produced water.

        "Standardized Measure." Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production and development costs based on period-end costs to determine pretax cash inflows. Future income taxes are computed by applying the statutory tax rate to the excess of pretax cash inflows over the Company's tax basis in the associated properties. Tax credits, net operating loss carryforwards, and permanent differences are also considered in the future tax calculation. Future net cash inflows after income taxes are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

        "undeveloped acreage." Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

        "working interest." The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration to, development and operations and all risks in connection therewith.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
  Independent Auditors' Report -- Ernst & Young LLP.........   F-2
  Independent Auditors' Report -- KPMG Peat Marwick LLP.....   F-3
  Consolidated Balance Sheets as of June 30, 1997 and
     1996...................................................   F-4
  Consolidated Statements of Operations for the years ended
     June 30, 1997 and 1996.................................   F-5
  Consolidated Statements of Cash Flows for the years ended
     June 30, 1997 and 1996.................................   F-6
  Consolidated Statements of Stockholders' Equity for the
     years ended June 30, 1997 and 1996.....................   F-7
  Notes to Consolidated Financial Statements................   F-8

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  Condensed Consolidated Balance Sheets as of June 30, 1997
     and March 31, 1998.....................................  F-24
  Condensed Consolidated Statements of Operations for the
     three months and nine months ended March 31, 1997 and
     1998...................................................  F-25
  Condensed Consolidated Statements of Cash Flows for the
     nine months ended March 31, 1997 and 1998..............  F-26
  Notes to Unaudited Condensed Consolidated Financial
     Statements.............................................  F-27

STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSE OF THE
  COLLINS AND WARE PROPERTIES
  Independent Auditors' Report -- Ernst & Young LLP.........  F-29
  Statements of Revenue and Direct Operating Expenses of the
     Collins and Ware Properties for the years ended June
     30, 1997 and 1996......................................  F-30
  Notes to Statements of Revenue and Direct Operating
     Expenses of the Collins and Ware Properties............  F-31

STATEMENTS OF NET PROFITS INTERESTS AND ROYALTY INTERESTS
  REVENUES OF THE MORGAN PROPERTIES
  Independent Auditors' Report -- Ernst & Young LLP.........  F-33
  Statements of Net Profits Interests and Royalty Interests
     Revenues of the Morgan Properties for the years ended
     June 30, 1997, 1996 and 1995...........................  F-34
  Unaudited Statement of Net Profits Interests and Royalty
     Interests Revenues of the Morgan Properties for the
     nine months ended March 31, 1998.......................  F-34
  Notes to Statements of Net Profits Interests and Royalty
     Interests Revenues.....................................  F-35

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Queen Sand Resources, Inc.

     We have audited the accompanying consolidated balance sheet of Queen Sand Resources, Inc. and subsidiaries as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Queen Sand Resources, Inc. and subsidiaries as of June 30, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Dallas, Texas
September 18, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Queen Sand Resources, Inc.

     We have audited the accompanying consolidated balance sheet of Queen Sand Resources, Inc. and subsidiaries as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Queen Sand Resources, Inc. and subsidiaries as of June 30, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

Dallas, Texas
August 30, 1996, except as to the sixth paragraph of Note
  3, which is as of September 30, 1996, the fourth paragraph of Note 2, which is as of November 6, 1996, the first paragraph of Note 5, which is as of November
  12, 1996, and the second paragraph of Note 3, which is as of November 14, 1996

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                      JUNE 30,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
Current assets:
  Cash......................................................  $   309,695   $   599,621
  Accounts receivable:
     Oil and gas sales......................................      579,639       428,259
     Joint interest.........................................      165,284            --
     Stockholder............................................           --       500,000
  Other.....................................................       11,169         4,933
                                                              -----------   -----------
          Total current assets..............................    1,065,787     1,532,813
                                                              -----------   -----------
Property and equipment, at cost (Notes 1, 2, 3, 4 and 9):
  Oil and gas properties, based on full cost accounting
     method.................................................   17,540,805    10,158,954
  Other equipment...........................................      390,404       265,297
                                                              -----------   -----------
                                                               17,931,209    10,424,251
  Less accumulated depreciation, depletion, and
     amortization...........................................    1,744,000       762,000
                                                              -----------   -----------
  Net property and equipment................................   16,187,209     9,662,251
  Other assets..............................................           --        87,749
                                                              -----------   -----------
                                                              $17,252,996   $11,282,813
                                                              ===========   ===========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable:
     Trade..................................................  $ 1,125,160   $   431,321
     Revenue and other......................................      103,350            --
  Accrued liabilities.......................................      360,158       208,396
  Notes payable.............................................           --       750,000
  Current portion of debt and capitalized lease obligation
     (Notes 3 and 4)........................................    2,080,897        60,010
                                                              -----------   -----------
          Total current liabilities.........................    3,669,565     1,449,727
Long-term obligations, net of current portion (Notes 3 and
  4)........................................................    7,151,881     6,670,441
                                                              -----------   -----------
          Total liabilities.................................   10,821,446     8,120,168
                                                              -----------   -----------
Commitments (Notes 4 and 5)
Stockholders' equity (Notes 2 and 5):
  Preferred stock, $.01 par value:
     Authorized shares -- 50,000,000 at June 30, 1997
     Issued and outstanding shares -- 9,600,000 at June 30,
      1997..................................................       96,000            --
     Aggregate liquidation preference -- $5,000,000
  Common stock, $.0015 par value:
     Authorized shares -- 100,000,000 and 40,000,000 at June
      30, 1997 and 1996, respectively
     Issued and outstanding shares -- 20,825,552 and
      27,020,000 at June 30, 1997 and 1996, respectively....       45,635        40,530
  Additional paid-in capital................................   14,474,844     4,997,841
  Accumulated deficit.......................................   (3,184,929)   (1,875,726)
  Treasury stock, 9,600,000 shares of common stock, at
     cost...................................................   (5,000,000)           --
                                                              -----------   -----------
          Total stockholders' equity........................    6,431,550     3,162,645
                                                              ===========   ===========
          Total liabilities and stockholders' equity........  $17,252,996   $11,282,813
                                                              ===========   ===========

                            See accompanying notes.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEARS ENDED JUNE 30,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
Revenues:
  Oil and natural gas sales.................................  $ 4,381,035   $ 2,079,413
  Interest and other (Note 1)...............................      300,271        71,629
                                                              -----------   -----------
                                                                4,681,306     2,151,042
Expenses:
  Oil and gas production expenses...........................    2,506,759     1,175,639
  Depreciation, depletion, and amortization (Note 1)........      982,000       630,000
  General and administrative (Notes 1 and 7)................    1,452,402     1,113,146
  Interest and financing costs..............................      877,967       420,790
                                                              -----------   -----------
Loss before extraordinary item..............................   (1,137,822)   (1,188,533)
Extraordinary item (Note 3).................................      171,381            --
                                                              -----------   -----------
          Net loss..........................................  $(1,309,203)  $(1,188,533)
                                                              ===========   ===========
Loss before extraordinary item per common share.............  $      (.04)  $      (.05)
                                                              ===========   ===========
Net loss per common share...................................  $      (.05)  $      (.05)
                                                              ===========   ===========
Weighted average common shares outstanding..................   26,964,334    26,003,479
                                                              ===========   ===========

                            See accompanying notes.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED JUNE 30,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
OPERATING ACTIVITIES
Net loss....................................................  $(1,309,203)  $(1,188,533)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Extraordinary item........................................      171,381            --
  Depreciation, depletion, and amortization.................      982,000       630,000
  Foreign currency translation gains........................     (300,271)      (62,528)
  Issuance of common stock for services.....................       20,880        63,000
  Accretion of debt discount................................       72,032            --
  Changes in operating assets and liabilities:
     Accounts receivable....................................     (316,664)     (257,666)
     Other assets...........................................       (6,236)        7,951
     Accounts payable and accrued liabilities...............      948,951       187,897
                                                              -----------   -----------
Net cash used in operating activities.......................      262,870      (619,879)
INVESTING ACTIVITIES
Additions to oil and gas properties.........................   (4,179,956)   (5,414,711)
Additions to other property and equipment...................     (125,107)           --
Additions to other assets...................................           --       (87,749)
                                                              -----------   -----------
Net cash provided by (used in) investing activities.........   (4,305,063)   (5,502,460)
FINANCING ACTIVITIES
Proceeds from revolving credit facility.....................      275,982            --
Payments made on revolving credit facility..................           --      (262,610)
Proceeds from revolving line of credit......................           --     4,582,011
Proceeds from private debt offerings........................      526,072     1,935,388
Payments made on notes payable..............................   (1,407,923)     (600,000)
Collection of stock subscription............................      500,000            --
Proceeds from sale of convertible preferred stock and
  warrants to purchase common stock.........................    5,000,000            --
Proceeds from the sales of common stock.....................    4,059,000     1,024,000
Repurchase of common stock..................................   (5,142,918)           --
Payments made on capital lease obligation...................      (57,946)      (56,276)
                                                              -----------   -----------
Net cash provided by financing activities...................    3,752,267     6,622,513
Net increase (decrease) in cash.............................     (289,926)      500,174
Cash at beginning of year...................................      599,621        99,447
                                                              -----------   -----------
Cash at end of year.........................................  $   309,695   $   599,621
                                                              ===========   ===========
Supplemental cash flow information:
  Interest paid in cash.....................................  $   765,181   $   168,870
                                                              ===========   ===========

                            See accompanying notes.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       YEARS ENDED JUNE 30, 1997 AND 1996

                               PREFERRED STOCK         COMMON STOCK       ADDITIONAL                                    TOTAL
                             -------------------   --------------------     PAID-IN                   ACCUMULATED   STOCKHOLDERS'
                              SHARES     AMOUNT      SHARES     AMOUNT      CAPITAL      TREASURY       DEFICIT        EQUITY
                             ---------   -------   ----------   -------   -----------   -----------   -----------   -------------
Balance at June 30, 1995...         --   $    --   25,800,000   $38,700   $ 3,852,071   $             $  (687,193)   $ 3,203,578
  Issuance of common stock
    for services...........         --        --      350,000       525        62,475            --            --         63,000
  Issuance of common stock
    for oil and gas
    properties (Note 2)....         --        --      470,000       705        83,895            --            --         84,600
  Issuance of common stock
    for cash...............         --        --      400,000       600       999,400            --            --      1,000,000
  Net loss.................         --        --           --        --            --            --    (1,188,533)    (1,188,533)
                             ---------   -------   ----------   -------   -----------   -----------   -----------    -----------
Balance at June 30, 1996...         --        --   27,020,000    40,530     4,997,841            --    (1,875,726)     3,162,645
  Issuance of common stock
    for services...........         --        --      116,052       171        20,709            --            --         20,880
  Issuance of common stock
    for oil and gas
    properties (Note 2)....         --        --    1,529,500     2,294       638,852            --            --        641,146
  Issuance of common stock
    for cash (Note 5)......         --        --    1,760,000     2,640     4,056,360            --            --      4,059,000
  Issuance of convertible
    preferred stock and
    warrants to purchase
    common stock for cash
    (Note 5)...............  9,600,000    96,000           --        --     4,904,000            --            --      5,000,000
  Repurchase of common
    stock (Note 5).........         --        --   (9,600,000)       --      (142,918)   (5,000,000)           --     (5,142,918)
  Net loss.................         --        --           --        --            --            --    (1,309,203)    (1,309,203)
                             ---------   -------   ----------   -------   -----------   -----------   -----------    -----------
Balance at June 30,1997....  9,600,000   $96,000   20,825,552   $45,635   $14,474,844   $(5,000,000)  $(3,184,929)   $ 6,431,550
                             =========   =======   ==========   =======   ===========   ===========   ===========    ===========

                            See accompanying notes.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

     Queen Sand Resources, Inc. (QSRI or the Company) was formed on August 9, 1994 under the laws of the State of Delaware. At June 30, 1997, EIBOC Investments Ltd. (EIBOC) held approximately 6,600,000 shares of the Company's common stock, par value $.0015 (Common Stock), representing approximately 30% of the Company's outstanding shares of common stock on a fully diluted basis. Certain officers of the Company have beneficial interests in EIBOC. See Note 5.

     The Company is engaged in one industry segment, the acquisition, exploration, development, production, and sale of crude oil and natural gas. The Company's business activities are carried out primarily in Texas, New Mexico, Mississippi and Louisiana.

LIQUIDITY

     A majority of the Company's proved oil and gas reserves are undeveloped which, based on June 30, 1997 reserve reports, are expected to require approximately $23.5 million (unaudited) of development costs over the next 10 years. Accordingly, the Company will need to obtain substantial amounts of funds in the future to finance development of these undeveloped reserves. The Company plans to fund these obligations using cash anticipated to be provided from future operations and future equity offerings and debt financings. However, there is no assurance funds will be available when needed. Failure to fund these capital expenditures would substantially diminish the value of the Company's oil and gas reserves.

     The Company had negative cash flows from operations for the year ended June 30, 1996. In the event of future cash flow deficiencies, management believes that sufficient liquidity will be provided through a combination of common stock sales, private debt offerings, and acquisitions of oil and gas properties with positive cash flows.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

PROPERTY AND EQUIPMENT

     The Company follows the full cost method of accounting for its oil and gas activities under which all costs, including direct general and administrative expenses associated with property acquisition, exploration, and development activities, are capitalized. Capitalized general and administrative expenses directly associated with acquisitions, exploration, and development of oil and gas properties were $316,070 and $231,750 for the years ended June 30, 1997 and 1996, respectively. Capitalized costs are depleted by the unit-of-production method using independent engineer estimates of unrecovered proved oil and gas reserves. The costs of unproved properties are excluded from depletion until the properties are evaluated. Depreciation, depletion, and amortization of oil and gas properties was $3.78 and $4.60 per equivalent barrel of oil and gas produced for the years ended June 30, 1997 and 1996, respectively. Sales of oil and gas properties are accounted for as adjustments to the capitalized cost center unless such sales significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to the cost center, in which case a gain or loss is recognized.

     The Company limits the capitalized costs of oil and gas properties, net of accumulated depreciation, depletion, and amortization, to the estimated future net revenues from proved oil and gas reserves less

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES estimated future development and production expenditures discounted at 10%, plus the lower of cost or estimated fair value of unproved properties as adjusted for related tax effects. If capitalized costs exceed this limit, the excess is charged to depreciation, depletion, and amortization expense. The Company has not recorded any write-downs of capitalized costs as a result of this limitation.

     Depreciation, depletion, and amortization expense and limits to capitalized costs are based on estimates of oil and gas reserves which are inherently imprecise. Accordingly, it is reasonably possible that such estimates could differ materially in the near term from amounts currently estimated.

     Depreciation and amortization of other property and equipment is provided principally by the straight-line method over the estimated service lives of the related assets. Equipment under capital lease is recorded at the lower of fair value or the present value of future minimum lease payments and are amortized over the lease term.

     Costs incurred to operate, repair, and maintain wells and equipment are expensed as incurred.

     The Company's exploration and development activities are conducted jointly with others and, accordingly, the consolidated financial statements reflect only the Company's proportionate interest in such activities.

     The Company does not expect future costs for site restoration, dismantlement and abandonment, postclosure and other exit costs which may occur in the sale, disposal, or abandonment of a property to be material.

REVENUE RECOGNITION

     The Company uses the sales method of accounting for oil and gas revenues. Under the sales method, revenues are recognized based on actual volumes of oil and gas sold to purchasers.

ENVIRONMENTAL MATTERS

     The Company is subject to extensive federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is adjusted by a valuation allowance, if necessary, to recognize the extent to which based on available evidence, the future tax benefits more likely than not will be realized.

STATEMENT OF CASH FLOWS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

     In 1995, in connection with the sale of 3,200,000 shares of common stock, the Company recorded a receivable in the amount of $544,000, $20,000 of which was received by June 30, 1995, and the remainder in fiscal 1996.

     In 1996, in connection with certain promotional services rendered by an unrelated party, the Company issued 350,000 shares of Common Stock valued at $63,000.

     In 1996, in connection with the acquisition of certain interests in oil and gas properties, the Company issued notes payable to the seller for $750,000 and issued 470,000 shares of Common Stock valued at $84,600. See Notes 2 and 3.

     In 1996, in connection with the sale of 400,000 shares of Common Stock for $1,000,000, the Company recorded accounts receivable from stockholders in the amount of $500,000. The receivables were collected in September 1996.

     During 1997, in connection with the acquisitions of interests in oil and gas properties, the Company issued an aggregate of 1,529,500 shares of Common Stock valued at $641,146 and issued notes payable to the sellers which were recorded at $2,473,000 net of issuance discount of $354,000. (See Notes 2 and 3).

LOSS PER COMMON SHARE

     Earnings (loss) per common and common equivalent share data is computed by dividing net income (loss) by the weighted average number of common and common equivalent shares outstanding during each period. Shares issuable upon exercise of warrants and upon conversion of the Company's convertible preferred stock are included in the computation of earnings per common and common equivalent share for periods subsequent to their issuance to the extent they are dilutive. Because the Company incurred net losses during each of the years ended June 30, 1997 and 1996, the loss per common share data is based on the weighted average common shares outstanding.

CONCENTRATIONS OF CREDIT RISK

     For the year ended June 30, 1997, five oil and gas companies including an affiliate of one of the Company's stockholders, accounted for 32%, 14%, 17%, 10%, and 9%, respectively, of the Company's oil and gas sales. During the year ended June 30, 1996, five oil and gas companies accounted for 15%, 15%, 17%, 21%, and 24%, respectively, of the Company's oil and gas sales. Because oil and gas sales are made to large, well-established companies, the Company does not believe that this concentration of sales and credit risks represents a material risk of loss with respect to its financial position as of June 30, 1997 and 1996. The Company's receivables are generally unsecured.

FOREIGN CURRENCY

     Foreign currency transactions are translated to U.S. dollars at the rate of exchange on the date of the transaction. Amounts payable and receivable in foreign currency are translated at the exchange rate at the

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES balance sheet date. Translation gains of $300,271 and $62,528 were recognized during the years ended June 30, 1997 and 1996, respectively, and are included in interest and other income in the accompanying consolidated statements of operations.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

2. ACQUISITIONS

     The consolidated financial statements include the results of operations of the acquired interests in oil and gas properties from their respective acquisition dates.

     In April 1996, the Company purchased interests in oil and gas properties located in East Texas (the East Texas Properties) for $4,250,000 in cash, $750,000 in notes payable to the seller and 470,000 shares of Common Stock valued at $84,600.

     The following unaudited pro forma summary of the Company's consolidated results of operations for the year ended June 30, 1996, was prepared as if the acquisition of the East Texas Properties had occurred on July 1, 1995. The unaudited pro forma data is based on numerous assumptions and is not necessarily indicative of future operations or of results which would actually have occurred if the acquisitions had been made on July 1, 1995.

                                                                  1996
                                                               -----------
Revenues....................................................   $ 3,288,420
                                                               ===========
Net loss....................................................   $(1,194,848)
                                                               ===========
Loss per common share.......................................   $      (.05)
                                                               ===========

     On November 6, 1996, the Company acquired 8.0 gross productive wells (3.0 net productive wells), all located in various counties in Texas (the Frymire Purchase). In consideration for these properties the Company paid approximately $650,000 in cash, issued notes for $427,000 and issued 100,000 shares of Common Stock valued at $18,000.

     On December 16, 1996, the Company acquired 15.0 gross productive wells (15.0 net productive wells), all located in New Mexico (the Trigg Federal Purchase). In consideration, the Company paid $100,000 in cash and issued 92,000 shares of Common Stock valued at $16,560.

     On February 5, 1997, the Company acquired 60 gross productive wells (48.4 net productive wells) and two developmental properties located in Mississippi, Louisiana and Texas (the "Core Properties"). The adjusted purchase price consisted of cash of approximately $1,700,000, four notes payable totaling $2,400,000, and 659,000 shares of Common Stock valued at $329,500. On March 13, 1997, the Company acquired one gross productive well (0.3375 net productive wells) located in Louisiana (the "Intercoastal Property"). The purchase price consisted of cash of $562,500 and 578,500 shares of Common Stock valued at $289,250. The cash portion of these acquisitions was funded through sales of 1,060,000 shares of Common Stock pursuant to Regulation S, resulting in net proceeds to the Company of $2,385,000 (the Equity Private Placements).

     The following unaudited pro forma summary of the Company's consolidated results of operations for the years ended June 30, 1997 and 1996, was prepared as if the acquisitions of the Core Properties, the

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

Intercoastal Property, and the Equity Private Placements had occurred on July 1, 1995. The historical results of the Frymire Purchase and the Trigg Federal Purchase were not significant. The unaudited pro forma data is based on numerous assumptions and is not necessarily indicative of future operations or of results which would actually have occurred if the acquisitions and the Equity Private Placements had been made on July 1, 1995.

                                                                 1997         1996
                                                              ----------   ----------
Revenues....................................................  $6,318,362   $4,318,405
                                                              ==========   ==========
Net loss....................................................  $ (505,846)  $ (822,537)
                                                              ==========   ==========
Loss per common share.......................................  $     (.02)  $     (.03)
                                                              ==========   ==========

     On August 1, 1997, the Company acquired 77 productive wells (12.4 net productive wells) located in New Mexico, Oklahoma, and Texas (the "Collins and Ware" Properties). In consideration for these properties, the Company paid $6,000,000 in cash and issued 1,000,000 shares of Common Stock valued at $3,125,000. The cash portion of these acquisitions was funded with borrowings under the Company's new credit facility with the Bank of Montreal. See Note 3

3. CURRENT AND LONG-TERM DEBT

     A summary of current and long-term debt follows:

                                                                     JUNE 30,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
Prime plus 1.5% Revolving Credit Note.......................  $4,857,993   $4,582,011
12% unsecured DEM notes, due in July 2000...................   2,093,275    1,872,860
9% Acquisition Notes........................................   2,063,876           --
9% notes to seller, due in July and October 1996 and January
  1997......................................................          --      750,000
Capital lease obligations (Note 4)..........................     217,634      275,580
                                                              ----------   ----------
                                                               9,232,778    7,480,451
Less current portion of debt and capitalized lease
  obligation................................................   2,080,897      810,010
                                                              ==========   ==========
          Total long-term obligations.......................  $7,151,881   $6,670,441
                                                              ==========   ==========

     On December 1, 1995, the Company entered into a revolving credit note agreement (Revolving Credit Note) with Comerica Bank ("Comerica") to provide a revolving line of credit up to $10,000,000. On November 14, 1996, the Revolving Credit Note was amended to increase the line of credit to $15,000,000, increase the borrowing base to $5,325,000 and extend the due date to December 1, 1997. At June 30, 1997, borrowings were secured by substantially all of the Company's interests in oil and gas properties.

     Effective August 1, 1997, the Company terminated the existing credit agreement with Comerica and entered into a new credit agreement ("Credit Agreement") with Bank of Montreal. The new agreement provides for an initial borrowing base of $17,000,000 to be redetermined from time to time by Bank of Montreal based on engineering reports of oil and gas reserves. The Company must pay a commitment fee annually of .35% of the unused portion of the borrowing base. In addition, the Credit Agreement commits Bank of Montreal to provide standby letters of credit for the Company totaling $5,000,000.

     The Credit Agreement provides a revolving credit period terminating on August 1, 1999, with principal amounts outstanding on that date converting to a term loan maturing on August 1, 2003. If Bank of Montreal does not renew the loan or if Bank of Montreal indebtedness is not repaid when due, Bank of Montreal would have the right to obtain possession of and sell the pledged properties. Interest on borrowings under the credit agreement is based on, at the Company's option at the date of borrowing, either (a) the higher of the federal funds rate plus 1/2 of 1% or the bank's prime rate or (b) the eurodollar rate, increased by up to 2.25%

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES dependent upon the percentage of the available borrowing base used by the Company. Interest is payable quarterly, beginning September 30, 1997. Bank of Montreal is secured by a first lien on substantially all of the Company's oil and natural gas properties. The loan agreement contains usual and customary defined events of default and provides remedies to Bank of Montreal.

     Subsequent to June 30, 1997, the Company has borrowed approximately $12,000,000 under the Credit Agreement. Approximately $4,900,000 was used to pay off the Revolving Credit Note, $6,000,000 was used to fund the cash portion of the Collins and Ware Properties acquisition (Note 2), and the remainder was used for working capital.

     In July 1995, the Company initiated a private debt offering whereby it may issue up to a maximum of 5,000,000 Deutschmark (DEM) denominated 12% notes due on July 15, 2000, of which DEM 2,850,000 was outstanding at June 30, 1996. The Company issued additional notes aggregating DEM 200,000, DEM 50,000 and DEM 450,000 in July, August and September 1996, respectively.

     In addition to issuances described in the preceding paragraph, the Company has issued additional notes aggregating DEM 100,000 during the remainder of 1997. Subsequent to June 30, 1997, the Company issued an additional DEM 250,000. The notes may be redeemed at the option of the Company, in whole or in part, at any time prior to maturity date on or after December 15, 1997, at 101% of the principal amount, plus accrued interest to the redemption date. The notes are unsecured, general obligations of the Company, subordinated in right of payment to any senior and secured indebtedness of the Company including all other existing indebtedness. The note agreement contains covenants which place limitations on dividends and liens.

     In April 1996, in connection with the acquisition of East Texas Properties (Note 2), the Company issued three notes payable to the sellers of $250,000 each.

     In February 1997, in connection with the acquisition of the Core Properties (Note 2), the Company issued four notes totaling $2,400,000 (the Acquisition Notes) secured by a first lien on the Core Properties. Two of these notes, totaling $400,000, bore no interest and were retired prior to June 30, 1997. The remaining two notes, totaling $2,000,000, were originally payable no later than February 4, 2000, and bore no interest for the first two years and 9% for the final year, payable in Common Stock of the Company. The terms of the remaining two notes were renegotiated, with the seller surrendering the first lien on the Core Properties in exchange for a note requiring a payment of $2,000,000 on January 31, 1998. The note is secured by $2,000,000 of letters of credit obtained by the Company under the credit agreement with Bank of Montreal. As a result of the modification of the debt terms, in 1997 the Company recognized an extraordinary loss on modification of $171,381, the difference between the carrying value of the original notes (including accreted discount totaling $72,032) and the present value of the new note.

     The aggregate maturities of long-term debt subsequent to June 30, 1998, reflecting the refinancing of the Revolving Credit Note and the modification of the Acquisition Notes, are as follows: 1999 -- $51,287, 2000 -- $1,113,288,
2001 -- $3,307,771, 2002 -- $1,214,496, 2003 and thereafter -- $1,315,713.

4. LEASE OBLIGATIONS

     In 1995, in connection with the purchase of interests in certain oil and gas properties, the Company entered into a capital lease with the seller for oil field service equipment. The excess ($145,000) of the present value of future lease rentals ($345,000) over the fair value of the equipment has been treated as part of the acquisition cost of oil and gas properties. The cost and related accumulated depreciation of the capital

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES equipment at June 30, 1997 is $200,000 and $102,000, respectively. At June 30, 1997, minimum lease payments required under the capital lease are as follows:

1998........................................................   $ 90,000
1999........................................................     90,000
2000........................................................     67,500
                                                               --------
Total minimum lease payments................................    247,500
Less amount representing interest...........................    (29,866)
                                                               --------
Present value of minimum lease payments.....................    217,634
Less current installments of obligation under capital
  lease.....................................................     68,308
                                                               ========
Obligation under capital lease, excluding current
  installments..............................................   $149,326
                                                               ========

5. STOCKHOLDERS' EQUITY

GENERAL

     On November 12, 1996, the Company entered into an agreement to sell 100,000 shares of common stock to an unrelated party for $2.50 per share.

     During 1997, the Company's Certificate of Incorporation was amended to (i) authorize the issuance of 50,000,000 shares of preferred stock of the Company, par value $.01 per share, (the Preferred Stock), of which 9,600,000 shares have been designated as Series A Preferred Stock and 9,600,000 shares have been designated as Series B Preferred Stock, and (ii) increase the number of authorized shares of Common stock from 40,000,000 shares to 100,000,000 shares.

     Any authorized but unissued or unreserved Common Stock and undesignated Preferred Stock is available for issuance at any time, on such terms and for such purposes as the Board of Directors may deem advisable in the future without further action by stockholders of the Company, except as may be required by law or the Series A Certificate of Designation. The Board of Directors of the Company has the authority to fix the rights, powers, designations, and preferences of the undesignated Preferred Stock and to provide for one or more series of undesignated Preferred Stock. The authority will include, but not be limited to, determination of the number of shares to be included in the series, dividend rates and rights, voting rights, if any, conversion privileges and terms, redemption conditions, redemption values, sinking funds and rights upon involuntary or voluntary liquidation.

CAPITAL STOCK PURCHASE AGREEMENTS

     In March 1997, the Company entered into a Securities Purchase Agreement (the JEDI Purchase Agreement), with Joint Energy Development Investments Limited Partnership, (JEDI), an affiliate of Enron Finance Corp. (EFC), and a Securities Purchase Agreement (the Forseti Purchase Agreement), with Forseti Investments Ltd.

     Pursuant to the JEDI Purchase Agreement, in May 1997 at the closing under such agreement, JEDI acquired 9,600,000 shares of Series A Participating Convertible Preferred Stock, par value $0.01 per share, of the Company (the Series A Preferred Stock), certain warrants to purchase Common Stock (the JEDI Warrants) and warrants to purchase 409,839 shares of Common Stock (the Robertson Warrants). The Robertson Warrants were granted to JEDI as a form of maintenance right on the part of JEDI to acquire Common Stock in the future and maintain JEDI's proportionate ownership in the Company in relation to shares of Common Stock issued. The aggregate consideration (excluding the exercise price in respect of the JEDI Warrants and the Robertson Warrants) cannot exceed $14,400,000 and consists of (i) $5,000,000 ($0.521 per share) cash plus (ii)
contingent cash payment obligations (up to an aggregate of $9,400,000) to

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES the Company under the JEDI Earn Up Agreement, as described below. All of such funds would be used by the Company to fund the obligations under the Forseti transaction agreements.

     In connection with the issuance of the Series A Preferred Stock, the JEDI Warrants, and the Robertson Warrants, the Company granted JEDI certain maintenance rights and certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the shares of Common Stock issuable upon exercise of the JEDI Warrants and the Robertson Warrants. Pursuant to the terms of the Series A Preferred Stock, JEDI may designate a number of directors to the Company's Board of Directors, such that the percentage of the number of directors that JEDI may designate approximates the percentage voting power JEDI has with respect to the Company's Common Stock. In addition, upon certain events of default (as defined in the Series A Certificate of Designation), JEDI will have the right to elect a majority of the directors of the Company and an option to sell the Series A Preferred Stock to the Company.

     Pursuant to the Forseti Purchase Agreement, in May 1997 at the closing under such agreement, the Company repurchased 9,600,000 shares of Common Stock owned by Forseti in exchange for (i) $5,000,000 ($0.521 per share) cash, (ii) the issuance by the Company of Class A Common Stock Purchase Warrants to purchase 1,000,000 shares of Common Stock at an initial exercise price of $2.50 per share (the Class A Warrants), and Class B Common Stock Purchase Warrants to purchase 2,000,000 shares of Common Stock at an initial exercise price of $2.50 per share (the Class B Warrants, and together with the Class A Warrants, the Forseti Warrants), and (iii) contingent obligations (up to an aggregate of $9,400,000) to Forseti under the Forseti Earn Up Agreement, as described below. However, pursuant to the terms of the Forseti Earn Up Agreement, Forseti is not able to both sell or exercise the Forseti Warrants and receive full payment under the Forseti Earn Up Agreement. Instead, Forseti has the option of either selling or exercising the Forseti Warrants or receiving any payments due under the Forseti Earn Up Agreement. The aggregate consideration paid or payable by the Company to Forseti in respect of the repurchase of the Common Stock owned by Forseti cannot exceed $14,400,000. This consideration will be funded only through proceeds received by the Company under the JEDI Purchase Agreement and the JEDI Earn Up Agreement.

     Pursuant to the JEDI Purchase Agreement, the Company and JEDI entered into an Earn Up Agreement (the "JEDI Earn Up Agreement"). On or prior to October 15, 1998, subject to the limitations in the JEDI Earn Up Agreement and against delivery by Forseti to the Company of the Forseti Warrants and a statutory declaration as to certain matters, JEDI shall pay the Company the Earn Up Amount. The Earn Up Amount cannot exceed the amount defined as the "Earn Up Amount" under the Forseti Earn Up Agreement. Pursuant to the Forseti Purchase Agreement, the Company and Forseti entered the Forseti Earn Up Agreement. Pursuant to the Forseti Earn Up Agreement, on the later of September 30, 1998 or the date that is 14 days after the date that the Company notifies Forseti to request his election (the Election Date), Forseti will elect whether to (i) accept payment of the Earn Up Amount (in which event Forseti may not exercise or transfer the Forseti Warrants that have not been previously exercised or transferred) or (ii) retain the Forseti Warrants that have not been previously exercised or transferred (in which event the Company is not obligated to pay Forseti the Earn Up Amount and the Company's obligations under the Forseti Earn Up Agreement terminate). If Forseti elects to accept payment of the Earn Up Amount, then subject to limitations in the Forseti Earn Up Agreement and against delivery by Forseti of the Forseti Warrants and a statutory declaration as to certain matters, the Company shall pay Forseti the Earn Up Amount on or before the later of October 15, 1998 or the date that is 15 days after the date Forseti makes its election (the Payment Date). The maximum amount payable under the Earn Up Agreement is $9,400,000. The Earn Up Amount is computed using formulas set forth in the Forseti Earn Up Agreement which are based on the price of the Common Stock. The Company is obligated to pay Forseti under the Forseti Earn Up Agreement only to the extent that the Company has received a like amount in cash from JEDI under the JEDI Earn Up Agreement.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

     The JEDI Purchase Agreement contains certain positive and negative covenants. The Company was in compliance with all of the applicable covenants at June 30, 1997. Pursuant to the JEDI Purchase Agreement, the Company agreed to raise at least $5.4 million in net proceeds from the issuance of Common Stock by December 31, 1997. Through June 30, 1997, the Company has sold 200,000 shares of Common Stock pursuant to Regulation S, at $2.50 per share, raising $549,000 towards this requirement. Subsequent to June 30, 1997, the Company sold an additional 550,000 shares of Common Stock pursuant to Regulation S, resulting in net proceeds of approximately $1,590,750.

     Pursuant to the JEDI Purchase Agreement, the Company granted JEDI the right to purchase its proportionate share of capital stock of the Company at the same price and on the same terms as the capital stock to be sold by the Company. From the date of the JEDI Purchase Agreement until December 31, 1998, if JEDI is entitled to exercise its maintenance rights, the Company shall issue to JEDI a warrant for the purchase of the capital stock that JEDI is entitled, but does not elect, to purchase (a Maintenance Warrant). The exercise price of the Maintenance Warrant will be the value of the capital stock as of the date of the issuance of the Maintenance Warrant, and any Maintenance Warrant will be exercisable for a period of one year. JEDI will not have maintenance rights with respect to capital stock issued by the Company (i) pursuant to certain employee and director stock plans; (ii) in connection with a stock split or dividend on the Common Stock to all holders of Common Stock or (iii) pursuant to an offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (SEC). Subject to certain exceptions, JEDI will not have maintenance rights with respect to the issuance of any rights, warrants or options to purchase shares of the Company's capital stock or other securities convertible into or exercisable or exchangeable for shares of the Company's capital stock but will have maintenance rights if and when capital stock is issued upon the conversion, exercise or exchange of such securities. JEDI's maintenance rights will terminate upon the earlier to occur of: (i) the date on which JEDI and its affiliates beneficially own less than 10 percent of the voting power of the outstanding voting capital stock of the Company; (ii) the date on which the Company completes an underwritten public offering of Common Stock that generates net proceeds to the Company of at least $25,000,000; and (iii) the date on which all shares of Series A Preferred Stock have been converted to Common Stock or otherwise are no longer outstanding.

     Pursuant to the JEDI Purchase Agreement, JEDI, EIBOC and certain officers of the Company (Management Stockholders) entered into a Stockholders Agreement whereby JEDI, EIBOC and the Management Stockholders agreed to certain restrictions on the transfer of shares of Common Stock held by EIBOC and the transfer of shares of Common Stock or securities convertible, exercisable or exchangeable for shares of Common Stock held by JEDI. The Stockholders Agreement will terminate on the earlier of (i) the fifth anniversary of the date of the Stockholders Agreement or (ii) the date on which JEDI and its affiliates beneficially own in the aggregate less than 10% of the voting power of the Company's capital stock.

SERIES A PREFERRED STOCK

     The holders of shares of Series A Preferred Stock are generally entitled to vote (on an as-converted basis) as a single class with the holders of the Common Stock, together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock, on all matters coming before the Company's stockholders. In any vote with respect to which the Series A Preferred Stock shall vote with the holders of Common Stock as a single class, each share of Series A Preferred Stock entitles the holder thereof to cast the number of votes equal to the number which could be cast in such vote by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock is convertible on the date of such vote.

     With respect to any matter for which class voting is required by law or the Company's Certificate of Incorporation, except as otherwise described herein, the holders of the Series A Preferred Stock vote as a class and each holder is entitled to one vote for each share held.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

     For so long as 960,000 shares of Series A Preferred Stock are outstanding, the following matters require the approval of the holders of shares of Series A Preferred Stock, voting together as a separate class:

          (i) the amendment of any provision of the Company's Certificate of Incorporation or the bylaws;

          (ii) the creation, authorization or issuance, or the increase in the authorized amount of, any class or series of shares ranking on a parity with or prior to the Series A Preferred Stock either as to dividends or upon liquidation, dissolution or winding up;

          (iii) the merger or consolidation of the Company with or into any other corporation or other entity or the sale of all or substantially all of the Company's assets; or

          (iv) the reorganization, recapitalization, or restructuring or similar transaction that requires the approval of the stockholders of the Company.

     The holders of shares of Series A Preferred Stock have the right, acting separately as a class, to elect a number of members to the Company's Board of Directors. The number shall be a number such that the quotient obtained by dividing such number by the maximum authorized number of directors is as close as possible to being equal to the percentage of the outstanding voting power of the Company entitled to vote generally in the election of directors represented by the outstanding shares of Series A Preferred Stock at the relevant time.

     A holder of shares of Series A Preferred Stock has the right, at the holder's option, to convert all or a portion of its shares into shares of Common Stock at any time at an initial rate of one share of Series A Preferred Stock for one share of Common Stock.

     The Series A Certificate of Designation provides for customary adjustments to the number of shares issuable upon conversion in the event of certain dividends and distributions to holders of Common Stock, certain reclassifications of the Common Stock, stock splits, and combinations and mergers and similar transactions.

     Immediately following such conversion, the rights of the holders of Series A Preferred Stock shall cease and the persons entitled to receive Common Stock upon the conversion of Series A Preferred Stock shall be treated as the owners of such Common Stock. The Company is required to maintain a reserve of authorized but unissued shares of Common Stock to permit the conversion of the Series A Preferred Stock in full.

     Concurrently with the transfer of any shares of Series A Preferred Stock to any person (other than a direct or indirect affiliate of JEDI or other entity managed by Enron Corp. or any of its affiliates), the shares of Series A Preferred Stock so transferred will automatically convert into a like number of shares of Series B Preferred Stock.

     The holders of the shares of Series A Preferred Stock are entitled to receive dividends, when, and as if declared by the Board of Directors, out of funds legally available therefor, any dividend (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock) payable on the Common Stock, as and when paid, in an amount equal to the amount each such holder would have received if such holder's shares of Series A Preferred Stock had been converted into Common Stock immediately prior to the record date, or if there is no record date, the date of payment thereof. The holders of Series A Preferred Stock will also have the right to certain dividends upon and during the continuance of an Event of Default.

     Upon the liquidation, dissolution or winding up of the Company, the holders of the shares of Series A Preferred Stock, before any distribution to the holders of Common Stock, are entitled to receive (i) an amount per share equal to the lesser of (A) $1.50 and (B) the sum of (x) $0.521 and (v) the quotient obtained by dividing (1) the aggregate amount of all payments made, as of the date of the liquidation,

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES dissolution or winding up, to the Company by JEDI pursuant to the JEDI Earn Up Agreement by (2) $9,600,000, plus (ii) all accrued and unpaid dividends thereon (Liquidation Preference). The holders of the shares of Series A Preferred Stock will not be entitled to participate further in the distribution of the assets of the Company.

     The Series A Certificate of Designation will provide that an Event of Default will be deemed to have occurred if the Company fails to comply with any of its covenants in the JEDI Purchase Agreement; provided, that the Company will have a 30-day cure period with respect to the non-compliance with certain covenants.

     Upon the occurrence but only during the continuance of an Event of Default, the holders of Series A Preferred Stock are entitled to receive, in addition to other dividends payable to holders of Series A Preferred Stock, when, as, and if declared by the Board of Directors, out of funds legally available therefore, cumulative preferential cash dividends accruing from the date of the Event of Default in an amount per share per annum equal to 6% of the Liquidation Preference in effect at the time of accrual of such dividends, payable quarterly in arrears on or before the 15th day after the last day of each calendar quarter during which such dividends are payable. Unless full cumulative dividends accrued on shares of Series A Preferred Stock have been or contemporaneously are declared and paid, no dividend may be declared or paid or set aside for payment on the Common Stock or any other junior securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock or any other junior securities), nor shall any Common Stock nor any other junior securities be redeemed, purchased or otherwise acquired for any consideration nor may any monies be paid to or made available for a sinking fund for the redemption of any shares of any such securities.

     Upon the occurrence and during the continuance of an Event of Default resulting from the failure to comply with certain covenants, the holders of shares of Series A Preferred Stock have the right, acting separately as a class, to elect a number of persons to the Board of Directors of the Company, that along with any members of the Board of Directors who are serving at the time of such action, will constitute a majority of the Board of Directors.

     Upon the occurrence of an Event of Default resulting from the failure to comply with certain covenants, each holder of shares of Series A Preferred Stock has the right, by written notice to the Company, to require the Company to repurchase, out of funds legally available therefor, such holder's shares of Series A Preferred Stock for an amount in cash equal to the Liquidation Preference in effect at the time of the Event of Default.

SERIES B PREFERRED STOCK

     The Series B Certificate of Designation authorizes the issuance of up to 9,600,000 shares of Series B Preferred Stock. The terms of the Series B Preferred Stock are substantially similar to those of the Series A Preferred Stock, except that the holders of Series B Preferred Stock will not (i) have class voting rights except as required under Delaware corporate law, (ii) be entitled to any remedies upon an event of default or (iii) be entitled to elect any directors of the Company, voting separately as a class.

WARRANTS

     Pursuant to the JEDI Purchase Agreement, the Company issued the JEDI Warrants for the purchase of Common Stock of the Company. The JEDI Warrants will be exercisable commencing on October 1, 1998 and ending on December 31, 1998. At the time of exercisability, the JEDI Warrants shall be exercisable for the number of shares of Common Stock (or amount of other property) equal to the number of shares of Common Stock (or amount of other property), as adjusted from time to time pursuant to the JEDI Warrants, which would have been received upon the exercise on the Election Date (as defined in the Forseti Earn Up Agreement) of the Forseti Warrants that are deliverable by Forseti to the Company pursuant to the Forseti Earn Up Agreement. The JEDI Warrants may be exercised in full or in part by means of payment of the

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES exercise price (initially $2.50 per share of Common Stock in cash). The JEDI Warrants provide for customary adjustments to the exercise price and number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations and mergers.

     Pursuant to the JEDI Purchase Agreement, the Company also issued the Robertson Warrants for the purchase of 409,839 shares of Common Stock. The Robertson Warrants are exercisable for a period of one year, commencing on the date of issuance. The Robertson Warrants may be exercised in full or in part by means of payment of the exercise price (initially $1.85 per share of Common Stock in cash). The Robertson Warrants provide for customary adjustments to the exercise price and number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations and mergers.

     Pursuant to the Forseti Purchase Agreement, the Company issued the Forseti Warrants to Forseti, consisting of the Class A Warrants (exercisable for an aggregate of 1,000,000 shares of Common Stock) and the Class B Warrants (exercisable for 2,200,000 shares of Common Stock). The Forseti Warrants are exercisable from their date of issuance and expire December 31, 1998; provided, that any of the Forseti Warrants held by Forseti on the Election Date will expire on the Election Date (as defined in the Forseti Earn Up Agreement) unless Forseti elects to retain the Forseti Warrants under the Forseti Earn Up Agreement. The Forseti Warrants may be exercised in full or in part by means of payment of the exercise price (initially $2.50 per share of Common Stock) in cash. If the Forseti Warrants are exercised only in part, they must be exercised for the purchase of at least 100,000 shares of Common Stock. The Forseti Warrants provide for customary adjustments to the exercise price and/or number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits or combinations and reclassifications. The Forseti Warrants also make provision for warrant holders to receive certain items in exchange for the Class A Warrants in the event of certain combinations, mergers, consolidations, substantial asset sales and similar transactions.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of those instruments. The estimated fair value of the Company's long-term obligations is estimated based on the current rates offered to the Company for similar maturities. At June 30, 1997 and 1996, the carrying value of long-term obligations approximates their fair values.

7. RELATED PARTY TRANSACTIONS

     The Company is charged a monthly fee by Capital House A Finance and Investment Corporation (Capital House) (owned by certain officers of the Company) for general and administrative costs. Such fee covers the services provided to the Company by certain employees of Capital House and amounted to $440,000 and $480,000 for the years ended June 30, 1997 and 1996, respectively. The Company also reimburses Capital House for certain direct general and administrative costs incurred by Capital House on behalf of the Company. The Company reimbursed Capital House $128,880 and $163,772 for such costs for the years ended June 30, 1997 and 1996, respectively. The Company capitalized $120,000 and $128,717 of the management fees and general and administrative costs paid to Capital House which were directly associated with oil and gas property acquisitions, exploration, and development for the years ended June 30, 1997 and 1996, respectively. The agreement with Capital House was terminated effective May 31, 1997.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

8. INCOME TAXES

     The Company's effective tax rate differs from the U.S. statutory rate due to losses without tax benefit. The tax effects of the primary temporary differences giving rise to the deferred federal income tax assets and liabilities as determined under Statement of Accounting Standards No. 109, "Accounting for Income Taxes," at June 30, 1997 and 1996, follow:

                                                                 1997         1996
                                                              -----------   ---------
Deferred income tax assets (liabilities):
  Reverse acquisition costs.................................  $    87,967   $ 127,343
  Net operating loss carryforwards..........................    1,160,646     457,985
  Statutory depletion carryforward..........................      125,983      11,412
  Oil and gas properties, principally due to differences in
     depreciation, depletion, and amortization..............     (273,789)     40,499
  Other.....................................................      (20,774)         --
                                                              -----------   ---------
                                                                1,080,033     637,239
          Less valuation allowance..........................   (1,080,033)   (637,239)
                                                              -----------   ---------
          Net deferred income tax asset.....................  $        --   $      --
                                                              ===========   =========

     The net changes in the total valuation allowance for the years ended June 30, 1997 and 1996, were increases of $442,794 and $402,233, respectively. The Company's net operating loss carryforwards begin expiring in 2010.

9. SUPPLEMENTARY OIL AND GAS DATA

     The following tables set forth supplementary disclosures for oil and gas producing activities in accordance with Statement of Financial Accounting Standards No. 69.

RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES

     The following sets forth certain information with respect to results of operations from oil and gas producing activities for the years ended June 30, 1997 and 1996:

                                                                1997          1996
                                                             -----------   -----------
Oil and gas sales..........................................  $ 4,381,035   $ 2,079,413
Production expenses........................................   (2,506,759)   (1,175,639)
Depreciation, depletion, and amortization..................     (915,000)     (590,000)
                                                             -----------   -----------
Results of operations (excludes corporate overhead and
  interest expense)........................................  $   959,276   $   313,774
                                                             ===========   ===========

CAPITALIZED COSTS

     The following table summarizes capitalized costs relating to oil and gas producing activities and related amounts of accumulated depreciation, depletion, and amortization at June 30, 1997 and 1996:

                                                                1997          1996
                                                             -----------   -----------
Oil and gas properties -- proved...........................  $17,540,805   $10,158,954
Accumulated depreciation, depletion, and amortization
                                                              (1,627,000)     (712,000)
                                                             -----------   -----------
          Net capitalized costs............................  $15,913,805   $ 9,446,954
                                                             ===========   ===========

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

COSTS INCURRED

     The following sets forth certain information with respect to costs incurred, whether expensed or capitalized, in oil and gas activities for the years ended June 30, 1997 and 1996:

                                                                 1997         1996
                                                              ----------   ----------
Property acquisition costs..................................  $7,381,851   $5,057,292
                                                              ==========   ==========
Development costs...........................................  $1,237,832   $1,177,807
                                                              ==========   ==========

RESERVE QUANTITY INFORMATION (UNAUDITED)

     The following table presents the Company's estimate of its proved oil and gas reserves, all of which are located in the United States. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates have been prepared by independent petroleum reservoir engineers.

                                                              OIL (BBLS)    GAS (MCF)
                                                              ----------    ----------
Proved reserves:
  Balance at June 30, 1995..................................   6,189,896       419,855
  Purchase of reserves in place.............................     787,531    12,781,385
  Revisions in previous estimates and other.................      56,909       (63,741)
  Production................................................    (102,536)     (153,833)
                                                              ----------    ----------
  Balance at June 30, 1996..................................   6,931,800    12,983,666
  Purchases of reserves in place............................     916,000     7,730,000
  Revisions of previous estimates and other.................    (988,683)      805,156
  Production................................................    (150,546)     (546,282)
                                                              ----------    ----------
  Balance at June 30, 1997..................................   6,708,571    20,972,540
                                                              ==========    ==========
Proved developed reserves:
  Balance at June 30, 1996..................................   2,264,962     9,373,888
                                                              ==========    ==========
  Balance at June 30, 1997..................................   2,187,576    12,412,008
                                                              ==========    ==========

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL
  AND GAS RESERVES (UNAUDITED)

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

     The Standardized Measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the Company's oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

     Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production and development costs based on period-end costs to determine pretax cash inflows. Future income taxes are computed by applying the statutory tax rate to the excess of pretax cash inflows over the Company's tax basis in the associated properties. Tax credits, net

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES operating loss carryforwards, and permanent differences are also considered in the future tax calculation. Future net cash inflows after income taxes are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

     The Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves as of June 30, 1997 and 1996, are as follows:

                                                               1997           1996
                                                           ------------   ------------
Future cash inflows......................................  $164,119,700   $167,229,130
Future costs and expenses:
  Production expenses....................................   (59,954,366)   (62,264,762)
  Development costs......................................   (23,569,020)   (32,208,222)
Future income taxes......................................   (21,649,362)   (21,525,125)
                                                           ------------   ------------
Future net cash flows....................................    58,946,952     51,231,021
10% annual discount for estimated timing of cash flows...   (28,800,643)   (27,260,416)
                                                           ------------   ------------
Standardized measure of discounted future net cash
  flows..................................................  $ 30,146,309   $ 23,970,605
                                                           ============   ============

     The weighted average price of oil and natural gas at June 30, 1997 were $17.43 per barrel and $2.25 per MCF, respectively.

     Changes in the Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves for the years ended June 30, 1997 and 1996, are as follows:

                                                                1997          1996
                                                            ------------   -----------
Beginning balance.........................................  $ 23,970,605   $10,875,671
Purchases of minerals in place............................    14,530,677    12,247,552
Developed during the period...............................     1,237,832       232,685
Net change in prices and costs............................     5,055,460     9,356,834
Revisions of previous estimates...........................   (13,404,571)   (5,369,349)
Accretion of discount.....................................     2,397,061     1,444,413
Net change in income taxes................................    (1,766,479)   (3,913,427)
Sales of oil and gas produced, net of production
  expenses................................................    (1,874,276)     (903,774)
                                                            ------------   -----------
          Balance at June 30, 1997 and 1996...............  $ 30,146,309   $23,970,605
                                                            ============   ===========

     The future cash flows shown above include amounts attributable to proved undeveloped reserves requiring approximately $21,300,000 of future development costs. If these reserves are not developed, the standardized measure of discounted future net cash flows as of June 30, 1997, shown above would be reduced by approximately $7,243,000.

     Estimates of economically recoverable natural gas and oil reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development, and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties, and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas and oil may differ materially from the amounts estimated.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

10. HEDGING ACTIVITIES

     Subsequent to June 30, 1997, the Company entered into agreements with an affiliate of JEDI to hedge 50,000 MMBtu of natural gas production and 10,000 barrels of oil production monthly. The agreements, which are effective September 1, 1997, and terminate August 31, 1998, call for a natural gas and oil ceiling and floor price of $2.66 and $1.90 per MMBtu and $20.40 and $18.00 per barrel, respectively. If the average market price of oil and natural gas per month, as defined in the agreements, exceeds the ceiling price, the Company must pay the counterparty an amount equal to one-half of the amount of the hedged quantities multiplied by the difference between the ceiling price and the market price. If the average market price, as defined, falls below the floor price, the counterparty will pay the Company an amount equal to the amount of the hedged quantities multiplied by the difference in the floor price and the market price.

                        PART I -- FINANCIAL INFORMATION

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                               MARCH 31,      JUNE 30,
                                                                 1998           1997
                                                              -----------    -----------
Current assets:
  Cash......................................................  $ 1,136,695    $   309,695
  Accounts receivable and other current assets..............    1,416,366        756,092
                                                              -----------    -----------
          Total current assets..............................    2,553,061      1,065,787
Deposit on oil and natural gas properties...................   15,000,000             --
Net property and equipment..................................   30,466,047     16,187,209
Other assets................................................      304,388             --
                                                              -----------    -----------
                                                              $48,323,496    $17,252,996
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and other................................  $ 2,490,970    $ 1,588,668
  Current portion of long-term debt.........................      120,138      2,080,897
                                                              -----------    -----------
          Total current liabilities.........................    2,611,108      3,669,565
Long-term obligations, net of current portion...............   23,309,967      7,151,881
                                                              -----------    -----------
          Total liabilities.................................   25,921,075     10,821,446
                                                              -----------    -----------
Commitments
Stockholders' equity:
  Preferred stock, $.01 par value...........................       96,104         96,000
  Common stock, $.0015 par value............................       49,812         45,635
  Additional paid-in capital................................   32,579,720     14,474,844
  Accumulated deficit.......................................   (5,323,215)    (3,184,929)
  Treasury stock............................................   (5,000,000)    (5,000,000)
                                                              -----------    -----------
          Total stockholders' equity........................   22,402,421      6,431,550
                                                              -----------    -----------
                                                              $48,323,496    $17,252,996
                                                              ===========    ===========

                            See accompanying notes.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                     MARCH 31,                 MARCH 31,
                                              -----------------------   ------------------------
                                                 1998         1997         1998          1997
                                              ----------   ----------   -----------   ----------
Oil and Natural Gas Revenues................  $1,507,387   $1,338,179   $ 4,849,281   $3,118,022
Expenses:
  Production expenses.......................   1,108,734      648,318     3,182,642    1,632,129
  Depreciation, depletion and
     amortization...........................     469,250      290,000     1,340,000      747,000
  General and administrative expenses.......     427,759      362,130     1,645,927      911,148
  Interest and financing costs..............     259,635      230,149       898,791      655,677
Foreign currency exchange gains.............     (64,664)    (178,899)      (79,793)    (200,917)
                                              ----------   ----------   -----------   ----------
Net Loss....................................  $ (693,327)  $  (13,519)  $(2,138,286)  $ (627,015)
                                              ==========   ==========   ===========   ==========
Net Loss per Common Share...................  $    (0.03)  $    (0.00)  $     (0.09)  $    (0.02)
                                              ==========   ==========   ===========   ==========
Weighted average number of common shares
  outstanding...............................  22,400,009   29,007,546    23,610,660   27,796,918
                                              ==========   ==========   ===========   ==========

                            See accompanying notes.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED MARCH 31,
                                                              ---------------------------
                                                                  1998           1997
                                                              ------------    -----------
OPERATING ACTIVITIES
  Net loss..................................................  $ (2,138,286)   $  (627,015)
  Depreciation, depletion and amortization..................     1,340,000        747,000
  Issuance of common stock for services rendered............       300,000              0
  Unrealized gains on foreign exchange obligations..........       (51,009)      (151,543)
  Net changes in operating assets and liabilities...........       (62,360)       101,476
                                                              ------------    -----------
          Net cash provided (used) in operating
            activities......................................      (608,608)        45,231
                                                              ------------    -----------
INVESTING ACTIVITIES
  Additions to property and equipment.......................   (25,788,818)    (3,727,469)
FINANCING ACTIVITIES
  Proceeds from long-term obligations.......................    16,291,054        779,134
  Payments on short-term notes..............................    (2,008,056)      (850,000)
  Payments on capital lease obligations.....................       (52,078)       (44,379)
  Proceeds from the sale of capital stock...................    12,996,553      3,485,500
                                                              ------------    -----------
          Net cash provided by financing activities.........    27,227,473      3,370,255
                                                              ------------    -----------
Net increase (decrease) in cash.............................       827,000       (287,296)
Cash at beginning of period.................................       309,695        599,621
                                                              ------------    -----------
Cash at end of period.......................................  $  1,136,695    $   312,325
                                                              ============    ===========

                            See accompanying notes.

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                  (UNAUDITED)

(1) GENERAL

     The information furnished reflects all adjustments (consisting solely of normal recurring accruals) which are, in the opinion of management, necessary to a fair presentation of the consolidated financial position of Queen Sand Resources, Inc. (the "Company") as of June 30, 1997 and March 31, 1998 and the results of operations for the three and nine month periods ended March 31, 1998 and 1997 respectively, and the cash flows for the nine month periods ended March 31, 1998 and 1997. The results of operations for the three and nine months ended March 31, 1998 are not necessarily indicative of the operating results for the full fiscal year ending June 30, 1998. Moreover, these financial statements do not purport to contain complete disclosure in conformity with generally accepted accounting principles and should be read in conjunction with the Company's audited financial statements at, and for the fiscal year ended June 30, 1997.

(2) COMMON STOCK

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share. Statement 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods presented have been, where necessary, restated to conform to the Statement 128 requirements.

     During the nine months ended March 31, 1998 the Company issued 350,000 and 200,000 shares of common stock pursuant to Regulation S for $1,067,500 and $700,000 ($3.05 and $3.50 per share), respectively. The Company issued 500,000 shares of common stock pursuant to Regulation S for $1,250,000 ($2.50 per share) as a result of the exercise of 500,000 "A" Warrants. The Company also issued 247,608 shares of common stock pursuant to Section 4(2) of the Securities Act of 1933 for $619,020 ($2.50 per share) related to the exercise of certain anti-dilution rights by Joint Energy Development Investments Limited Partnership ("JEDI") arising from the exercise of the 500,000 "A" Warrants. The Company issued 1,000,000 shares of common stock valued at $3,125,000 ($3.125 per share) as partial consideration for the acquisition of oil and natural gas producing properties in New Mexico, Oklahoma and Texas (see Note 4). The Company issued 337,500 shares of common stock valued at $1,687,500 ($5.00 per share) as partial consideration for the acquisition of natural gas producing properties in Kentucky (see Note 4). The Company issued 150,000 restricted shares of common stock in consideration of services rendered, which it valued at $2.00 per share ($300,000).

(3) HEDGING ACTIVITIES

     The Company has entered into agreements with Enron Capital & Trade Resources Corp. ("Enron"), an affiliate of JEDI, the holder of 9,600,000 million shares of the Company's Series A Participating Convertible Preferred Stock, to hedge 50,000 MMBtu of natural gas production and 10,000 barrels of oil production monthly. The agreements, which were effective September 1, 1997, and terminate August 31, 1998, call for a gas and oil ceiling and floor price of $2.66 and $1.90 per MMBtu of natural gas and $20.40 and $18.00 per barrel of crude oil, respectively. If the average market price of oil and natural gas per month, as defined in the agreements, exceeds the ceiling price, the Company must pay Enron an amount equal to one-half of the amount of the hedged quantities multiplied by the difference between the ceiling price and the market price. If the average market price, as defined, falls below the floor price, Enron will pay the Company an amount equal to the amount of the hedged quantities multiplied by the difference in the floor price and the market price. Pursuant to these hedging agreements, the Company received cumulative net payments from Enron of

                  QUEEN SAND RESOURCES, INC. AND SUBSIDIARIES

$74,000 as a result of crude oil prices below the floor price in the agreement during the three months ended March 31, 1998.

(4) ACQUISITIONS

     On August 1, 1997 (with an effective date of February 1, 1997) the Company acquired from Collins and Ware, Inc. 77 productive wells (12.35 net productive wells) located in various counties in New Mexico, Oklahoma and Texas. In consideration for these properties the Company paid, subject to standard industry adjustments at closing, approximately $6,000,000 in cash and issued 1,000,000 restricted shares of its common stock which it valued, for purposes of this transaction, at $3.125 per share ($3,125,000).

     On March 9, 1998 (with an effective date of January 1, 1998) the Company acquired 21 productive wells (12.6 net productive wells) and 61,421 acres (36,858 net acres) in Kentucky. In consideration for these properties the Company paid, subject to standard industry adjustments at closing, approximately $450,000 in cash and issued 337,500 shares of its common stock which it valued, for purposes of this transaction, at $5.00 per share ($1,687,500).

     On March 20, 1998 the Company provided a $15 million deposit pursuant to the pending acquisition of certain oil and natural gas properties. This acquisition was completed on April 20, 1998 (see Note 5).

(5) SUBSEQUENT EVENTS

     On April 17, 1998 the Company amended and restated its Senior Credit Agreement with Bank of Montreal to provide for a maximum borrowing of $125 million. The borrowing base is set at $96 million. On April 17, 1998 the Company entered into a Variable Rate Senior Second Secured Note Purchase Agreement in the amount of $30 million and a Variable Rate Senior Third Secured Equity Bridge Note Purchase Agreement with three Lenders, also in the amount of $30 million.

     On April 20, 1998 the Company acquired certain non-operated net profits interests and royalty interests for gross cash consideration of $150 million plus related costs of approximately $4 million (currently estimated to be approximately $130 million after adjustments for production and capital expenditures since October 1, 1997, the effective date of the purchase) from pension funds managed by J.P. Morgan Investments (the "Morgan Property Acquisition"). The oil and natural gas properties are primarily located in East Texas, South Texas and the Mid-Continent region of the United States. The Company used $92 million of the proceeds of the Senior Credit Agreement, $30 million under the Variable Rate Senior Second Secured Note Purchase Agreement and $30 million under the Variable Rate Senior Third Secured Equity Bridge Note Purchase Agreement to fund this acquisition.

     On April 22, 1998 the Company entered into a commodity price swap contract with Enron, an affiliate of a Company shareholder, JEDI, for approximately 25% of the Company's expected natural gas production between May 1, 1998 and December 31, 2003, at a price of $2.40 per MMBTU. The Company also entered into a floor contract with Enron for approximately 10% of the Company's expected natural gas production between May 1, 1998 and December 31, 2003 at a floor price of $1.90 per BTU. On April 23, 1998 the Company entered into a non-participating collar contract with Bank of Montreal for approximately 40% of its expected natural gas production between May 1, 1998 and December 31, 2003, with a floor price of $2.00 per MMBTU and ceiling prices ranging from $2.70 to $2.90 per MMBTU.

     On May 8, 1998 the Company entered into a ten year LIBOR swap transaction with Bank of Montreal at 6.30% on $125 million effective June 30, 1998.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Queen Sand Resources, Inc.

     We have audited the accompanying statements of operating revenues and direct operating expenses of the Collins and Ware Properties (as defined in Note 1 to the accompanying statements) for the years ended June 30, 1997 and 1996. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of operating revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operating revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements of operating revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenues and expenses of the Collins and Ware Properties.

     In our opinion, the statements of operating revenues and direct operating expenses referred to above present fairly, in all material respects, the operating revenues and direct operating expenses of the Collins and Ware Properties for the years ended June 30, 1997 and 1996 in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Dallas, Texas
September 16, 1997

                          COLLINS AND WARE PROPERTIES

         STATEMENTS OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES

                                                                YEAR ENDED JUNE 30,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
Oil and natural gas sales...................................  $2,635,277   $2,740,442
Direct operating expenses...................................     686,164      732,883
                                                              ----------   ----------
Excess of revenues over direct operating expenses...........  $1,949,113   $2,007,559
                                                              ==========   ==========

See accompanying notes to statements of operating revenues and direct operating expenses.

                          COLLINS AND WARE PROPERTIES

                 NOTES TO STATEMENTS OF OPERATING REVENUES AND
                           DIRECT OPERATING EXPENSES

1. BASIS OF PRESENTATION

     On August 1, 1997 Queen Sand Resources, Inc. ("the Company") acquired from an unaffiliated entity 77 gross productive wells (12.35 net productive wells) and 8 developmental properties located in New Mexico, Oklahoma, and Texas (the "Collins and Ware Properties"). The purchase price consisted of cash of approximately $6,000,000 and 1,000,000 shares of restricted common stock of the Company, valued at $3.125 per share.

     The cash portion of this acquisition was funded through borrowings made under the Company's credit facility with Bank of Montreal.

     The accompanying financial statements present the operating revenues and direct operating expenses of the Collins and Ware Properties. The operating revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties acquired and do not represent all of the oil and gas operations of the sellers. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation, and amortization; federal and state income taxes; interest; or general and administrative expenses. Presentation of complete historical financial statements for the years ended June 30, 1997 and 1996 is not practicable because the Collins and Ware Properties were not accounted for as a separate entity; and therefore, such statements are not available. The operating revenues and direct operating expenses for the periods presented may not be representative of future operations.

     Revenues in the accompanying statements of operating revenues and direct operating expenses are recognized on the sales method. Direct operating expenses are recognized on an accrual basis.

2. SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE
   INFORMATION (UNAUDITED)

     During the fiscal years ended June 30, 1996 and 1997, development costs of $773,000 and $437,000, respectively, were incurred on the properties. There were no exploratory costs or incremental general and administrative costs incurred.

RESERVE QUANTITY INFORMATION

     The following table presents the Company's estimate of the proved oil and natural gas reserves of the Collins and Ware Properties, all of which are located in the United States, as of June 30, 1997. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates have been prepared by independent petroleum reservoir engineers.

                                                                OIL        GAS
                                                              (BBLS)      (MCF)
                                                              -------   ---------
Proved reserves.............................................  850,805   1,476,139
                                                              =======   =========
Proved developed reserves...................................  632,825   1,228,483
                                                              =======   =========

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

                          COLLINS AND WARE PROPERTIES

                 NOTES TO STATEMENTS OF OPERATING REVENUES AND
                    DIRECT OPERATING EXPENSES -- (CONTINUED)

     The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the Collins and Ware Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

     Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine net cash inflows. The Collins and Ware Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the Collins and Ware Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

     The Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves of the Collins and Ware Properties at June 30, 1997 follows:

Future cash inflows.........................................   $18,929,090
Future production and development...........................     6,031,055
                                                               -----------
Future net cash flows.......................................    12,898,035
10% annual discount for estimated timing of cash flows           4,932,053
                                                               -----------
Standardized Measure........................................   $ 7,965,982
                                                               ===========

     Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas and oil may differ materially from the amounts estimated.

     The weighted average prices of oil and natural gas at June 30, 1997 used in the calculation of the Standardized Measure were $19.24 per barrel and $1.74 per Mcf, respectively.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Queen Sand Resources, Inc.

     We have audited the accompanying statements of net profits interests and royalty interests revenues of certain oil and gas producing properties acquired from pension funds managed by J.P. Morgan Investments (the "Morgan Properties") by Queen Sand Resources, Inc. (the "Company") for the years ended June 30, 1997, 1996 and 1995. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the accompanying statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accompanying statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the revenues and expenses of certain oil and gas producing properties acquired from pension funds managed by J.P. Morgan Investments.

     In our opinion, the statements referred to above present fairly, in all material respects, the net profits interests and royalty interest revenues of the Morgan Properties for the years ended June 30, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.

                                                  /s/ ERNST & YOUNG LLP

Dallas, Texas
April 17, 1998

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
         ACQUIRED FROM PENSION FUNDS MANAGED BY J.P. MORGAN INVESTMENTS

       STATEMENTS OF NET PROFITS INTERESTS AND ROYALTY INTERESTS REVENUES
                                 ($ THOUSANDS)

                                                                         YEAR ENDED JUNE 30,
                                                 NINE MONTHS ENDED   ---------------------------
                                                   MARCH 31,1998      1997      1996      1995
                                                 -----------------   -------   -------   -------
                                                    (UNAUDITED)
Net profits interests and royalty interests
  revenues.....................................       $23,460        $31,953   $21,759   $18,657
                                                      =======        =======   =======   =======

                             See accompanying notes

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
         ACQUIRED FROM PENSION FUNDS MANAGED BY J.P. MORGAN INVESTMENTS

                  NOTES TO STATEMENTS OF NET PROFITS INTERESTS
                         AND ROYALTY INTERESTS REVENUES

NOTE A -- BASIS OF PRESENTATION

     In March, 1998, the Queen Sand Resources, Inc. (the "Company") completed the acquisition of certain oil and natural gas producing properties, primarily located in East and South Texas and the Mid-Continent region of the United States, from pension funds managed by J.P. Morgan Investments (the "Morgan Properties"). The Company's interest in the Morgan Properties primarily takes the form of non-operated net profits overriding royalty interests, whereby the Company is entitled to a percentage of the net profits from the operations of the properties.

     The net profits interests and royalty interests revenues presented herein relate only to the interests in the certain oil and gas producing properties acquired and do not represent all of the costs of oil and gas operations of the acquired interests. In determining the overriding royalties and net profits interest revenues, revenues are recognized on the sales method and production expenses are recognized on the accrual method. Presentation of complete historical financial statements is not practicable because these properties were not accounted for as a separate entity during the past three years. The net profits interests and royalty interests revenues for the periods presented may not be indicative of the results of future operations of the acquired interests.

     Presented below are the oil and natural gas sales and associated production expenses from which the overriding royalties and net profits interests revenues presented in the accompanying statements are derived:

                                                                 YEAR ENDED JUNE 30,
                                        NINE MONTHS ENDED    ---------------------------
                                         MARCH 31, 1998       1997      1996      1995
                                        -----------------    -------   -------   -------
                                           (UNAUDITED)   ($ THOUSANDS)
Oil and natural gas sales.............       $30,747         $43,243   $35,283   $28,569
Production expenses...................         7,287          11,290    13,524     9,912
                                             -------         -------   -------   -------
Net profits interests and royalty
  interests revenues..................       $23,460         $31,953   $21,759   $18,657
                                             =======         =======   =======   =======

NOTE B -- SUPPLEMENTARY OIL AND NATURAL GAS DATA (UNAUDITED)

OIL AND NATURAL GAS OPERATIONS

     During the years ended June 30, 1997, 1996 and 1995, development costs of $8.2 million, $14.9 million and $19.2 million, respectively, were incurred. No exploration or incremental general and administrative costs were incurred.

RESERVE QUANTITY INFORMATION

     The following table presents the Company's estimate of the proved oil and natural gas reserves of the Morgan Properties, all of which are located in the United States. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
         ACQUIRED FROM PENSION FUNDS MANAGED BY J.P. MORGAN INVESTMENTS

                  NOTES TO STATEMENTS OF NET PROFITS INTERESTS
                 AND ROYALTY INTERESTS REVENUES -- (CONTINUED)

information becomes available. The estimates have been prepared by independent petroleum reservoir engineers.

                                                               OIL       NATURAL
                                                              (BBLS)    GAS (MCF)
                                                              ------    ---------
                                                                (IN THOUSANDS)
Proved reserves:
  Balance at June 30, 1994..................................   3,680     157,934
  Acquisitions of reserves..................................   1,362          --
  Development and revisions of previous estimates...........     157      (1,620)
  Production................................................    (473)    (12,808)
                                                              ------     -------
  Balance at June 30, 1995..................................   4,726     143,506
  Sales of reserves in place................................     (46)         --
  Development and revisions of previous estimates...........  (1,069)     12,662
  Production................................................    (490)    (13,714)
                                                              ------     -------
  Balance at June 30, 1996..................................   3,121     142,454
  Sales of reserves in place................................     (16)     (2,694)
  Development and revisions of previous estimates...........     960      (2,445)
  Production................................................    (475)    (13,188)
                                                              ------     -------
  Balance at June 30, 1997..................................   3,590     124,127
                                                              ======     =======
Proved developed reserves:
  Balance at June 30, 1995..................................   4,227     121,934
                                                              ======     =======
  Balance at June 30, 1996..................................   2,960     118,950
                                                              ======     =======
  Balance at June 30, 1997..................................   3,220     115,915
                                                              ======     =======

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL
  AND GAS RESERVES

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

     The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and gas reserves of the Morgan Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

     Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine net cash inflows. The Morgan Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the Morgan Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
         ACQUIRED FROM PENSION FUNDS MANAGED BY J.P. MORGAN INVESTMENTS

                  NOTES TO STATEMENTS OF NET PROFITS INTERESTS
                 AND ROYALTY INTERESTS REVENUES -- (CONTINUED)

     The Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves of the Morgan Properties at June 30, 1997, 1996 and 1995 follows:

                                                      1997        1996        1995
                                                    ---------   ---------   ---------
                                                              ($ THOUSANDS)
Future cash inflows...............................  $ 358,833   $ 380,027   $ 324,223
Future costs and expenses:
  Production expenses.............................   (123,525)   (121,690)   (115,797)
  Development expenses............................     (9,012)     (9,572)     (9,209)
                                                    ---------   ---------   ---------
Future net cash flows.............................    226,296     248,765     199,217
10% annual discount...............................    (99,400)   (119,838)   (103,611)
                                                    ---------   ---------   ---------
Standardized measure..............................  $ 126,896   $ 128,927   $  95,606
                                                    =========   =========   =========

     The weighted average prices of oil and natural gas at June 30, 1997, 1996 and 1995 used in the calculation of the Standardized Measure were $19.26, $18.48 and $18.59 per barrel and $2.32, $2.26 and $1.65 per Mcf, respectively.

     Changes in the Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves for the years ended June 30, 1997, 1996 and 1995 are as follows:

                                                         1997       1996       1995
                                                       --------   --------   --------
                                                               ($ THOUSANDS)
Balance beginning of year............................  $128,927   $ 95,606   $123,935
  Sales of minerals in place.........................    (2,510)      (133)        --
  Net change in prices and costs.....................    (4,567)    73,425    (63,781)
  Accretion of discount..............................     9,697      7,385     10,528
  Sales of oil and gas produced, net of production
     expenses........................................   (31,953)   (21,759)   (18,657)
  Development and revisions of previous estimates....    27,302    (25,597)    43,581
                                                       --------   --------   --------
Balance end of year..................................  $126,896   $128,927   $ 95,606
                                                       ========   ========   ========

     Estimates of economically recoverable oil and gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of gas and oil may differ materially from the amounts estimated.

================================================================================

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein or therein is correct as of any time subsequent to its date.

                                 ---------------

                                TABLE OF CONTENTS

Available Information....................................................4
Incorporation of Certain Documents
 by Reference............................................................4
Forward-Looking Statements...............................................5
Summary..................................................................6
Risk Factors............................................................18
Recent Developments.....................................................28
The Exchange Offer; Registration Rights.................................33
Use of Proceeds.........................................................41
Capitalization..........................................................42
Selected Consolidated Financial Information.............................43
Unaudited Pro Forma Condensed
 Consolidated Financial Information.....................................45
Management's Discussion and Analysis of
  Financial Condition and Results of Operations.........................53
Business................................................................61
Management..............................................................78
Security Ownership of Certain Beneficial
  Owners and Management.................................................80
Description of Notes....................................................82
Description of Other Indebtedness......................................114
Description of Capital Stock...........................................117
Certain U.S. Federal Income Tax
 Considerations........................................................122
Legal Matters..........................................................125
Experts................................................................125
Plan of Distribution...................................................125
Engineers..............................................................126
Independent Auditors...................................................126
Glossary...............................................................127
Index to Financial Statements..........................................F-1



                                  $125,000,000






                           QUEEN SAND RESOURCES, INC.



                         12 1/2% SENIOR NOTES DUE 2008






                                 ---------------

                                   PROSPECTUS

                                 ---------------





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the General Corporation Law of the State of Delaware ("Delaware Code") nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Company or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

        The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by the Delaware Code. Pursuant to the provisions of Section 145 of the Delaware Code, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

        The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)    Exhibits:


1.1 Purchase Agreement, dated June 30, 1998 by and among Queen Sand Resources, Inc. (the "Company") and certain of its subsidiaries, and Nesbitt Burns Securities Inc., CIBC Oppenheimer Corp. and Societe Generale Securities Corporation, as Placement Agents, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
3.1 Restated Certificate of Incorporation of the Company, filed as an Exhibit to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1998, which Exhibit is incorporated herein by reference.

3.2 Certificate of Designation of Series C Convertible Preferred Stock of the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.
3.3 Amended and Restated Bylaws of the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 27, 1997, which Exhibit is incorporated herein by reference.
4.1 Stockholders' Agreement dated as of May 6, 1997, among the Company, Bruce I. Benn, Edward J. Munden, Ronald I. Benn, Robert P. Lindsay, EIBOC Investments Ltd. and Joint Energy Development Investments Limited Partnership ("JEDI"), filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.
4.2 Indenture, dated July 1, 1998, in regard to 12 1/2% Senior Notes due 2008 by and among the Company and certain of its subsidiaries and Harris Trust and Savings Bank, as Trustee, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
4.3 Form of 12% Notes due July 15, 2001, filed as an Exhibit to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 12, 1996, which Exhibit is incorporated herein by reference.
4.4 Common Stock Purchase Warrant Representing Right to Purchase 100,000 Shares of Common Stock of the Company issued to Forseti Investments Ltd. on May 6, 1997 and assigned to CSM GmbH, filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.
4.5 Common Stock Purchase Warrant Representing Right to Purchase 1,000,000 Shares of Common Stock of the Company issued to Forseti Investments Ltd. on May 6, 1997 and assigned to CSM GmbH, filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.
4.6* Common Stock Purchase Warrant Representing Right to Purchase 28,066 Shares of Common Stock of the Company dated July 22, 1998 issued to JEDI.
4.7* Common Stock Purchase Warrant Representing Right to Purchase 1,697,881 Shares of Common Stock of the Company dated July 22, 1998 issued to JEDI.
4.8 Form of Common Stock Purchase Warrant dated December 24, 1997 and issued to certain institutional investors, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.
4.9 Form of Common Stock Purchase Warrant issued to certain investors effective July 8, 1998, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
4.10* Registration Rights Agreement between the Company and Collins & Ware, Inc., dated August 1, 1997.
4.11* Registration Rights Agreement between the Company and Riata Energy, et. al dated April 9, 1998.
4.12 Registration Rights Agreement among the Company and certain institutional investors named therein, dated December 24, 1997, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.
4.13 Registration Rights Agreement by and between the Company and JEDI dated May 6, 1997, filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.

4.14 Registration Rights Agreement dated as of December 29, 1997 among the Company, the ECT Agent and JEDI, filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.
4.15 Registration Rights Agreement dated as of July 8, 1998 among the Company and the buyers signatory thereto, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
4.16 Registration Rights Agreement, dated July 8, 1998, by and among the Company and certain of its subsidiaries and Nesbitt Burns Securities Inc., CIBC Oppenheimer Corp. and Societe Generale Securities Corporation, as Placement Agents, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
5.1*    Opinion of Haynes and Boone, LLP, regarding legality of the New Notes issued.
8.1*    Opinion of Haynes and Boone, LLP, as to certain tax matters.
10.1 Purchase and Sale Agreement between Eli Rebich and Southern Exploration Company, a Texas corporation, and Queen Sand Resources, Inc., a Nevada corporation, dated April 10, 1996, filed as an Exhibit to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 12, 1996, which Exhibit is incorporated herein by reference.
10.2 Purchase and Sale Agreement dated June 20, 1997 between Queen Sand Resources, Inc., a Nevada corporation, and Collins & Ware, Inc., filed as an Exhibit to the Company's Current Report on Form 8-K dated August 1, 1997, which Exhibit is incorporated herein by reference.
10.3 Purchase and Sale Agreement dated March 19, 1998 among the Morgan commingled pension funds and Queen Sand Resources, Inc., a Nevada corporation, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 19, 1998, which Exhibit is incorporated herein by reference.
10.4 Securities Purchase Agreement dated as of March 27, 1997 between JEDI and the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 27, 1997, which Exhibit is incorporated herein by reference.
10.5 Securities Purchase Agreement dated as of March 27, 1997 between Forseti Investments Ltd, a Barbados corporation, and the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 27, 1997, which Exhibit is incorporated herein by reference.
10.6 Securities Purchase Agreement among the Company and certain institutional investors named therein, dated December 22, 1997, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.
10.7*   Queen Sand Resources 1997 Incentive Equity Plan.**
10.8* Employment Agreement dated December 15, 1997 between the Company and Robert P. Lindsay.**
10.9* Employment Agreement dated December 15, 1997 among the Company, Queen Sand Resources (Canada) Inc. and Bruce I. Benn.**
10.10* Employment Agreement dated December 15, 1997 among the Company, Queen Sand Resources (Canada) Inc. and Ronald Benn.**
10.11* Employment Agreement dated December 15, 1997 among the Company, Queen Sand Resources (Canada) Inc. and Edward J. Munden.**

10.12 Subordinated Revolving Credit Loan Agreement dated as of December 29, 1997, executed by Queen Sand Resources, Inc., certain lenders now or hereafter parties thereto, and Enron Capital & Trade Resources Corp. ("ECT"), as agent ("ECT Agent") for the lenders ("ECT Lenders"), filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.
10.13* First Amendment to Loan Agreement among Queen Sand Resources, Inc. as borrower, ECT Agent, and ECT Lenders, effective as of June 30, 1998.
10.14 Guaranty dated as of December 29, 1997, executed by Queen Sand Resources, Inc., a Delaware corporation, in favor of ECT Agent and the ECT Lenders, filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.
10.15 Guaranty dated as of December 29, 1997, executed by Corrida Resources, Inc., a Nevada corporation, and Northland Operating Co., a Nevada corporation, in favor of ECT Agent and the ECT Lenders, filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.
10.16* Subordination Agreement dated as of December 29, 1997, executed by the Agent in favor of the Bank of Montreal as agent for the senior lenders, Queen Sand Resources, Inc. and the Guarantors.
10.17* Amended and Restated Credit Agreement, dated as of April 17, 1998, among the Company, Queen Sand Resources, Inc., a Nevada corporation, the Bank of Montreal and the lenders signatory thereto.
10.18* First Amendment to Amended and Restated Credit Agreement executed effective as of July 1, 1998, among the Company, Queen Sand Resources, Inc., a Nevada corporation, the Bank of Montreal and the lenders signatory thereto.
10.19* Amended and Restated Guaranty Agreement executed by the Company, in favor of the Bank of Montreal, as agent, dated as of April 17, 1998.
10.20* Amended and Restated Guaranty Agreement executed by Northland Operating Co. in favor of the Bank of Montreal, as agent, dated as of April 17, 1998.
10.21* Amended and Restated Guaranty Agreement dated as of August 1, 1997 executed by Corrida Resources, Inc., a Nevada corporation, in favor of the Bank of Montreal.
10.22* Amended and Restated Security Agreement dated as of April 17, 1998 executed by Queen Sand Resources, Inc., a Nevada corporation, in favor of the Bank of Montreal.
10.23*  Form of Qualified Stock Option Agreement.**
12.1*   Statement of computation of ratio of earnings to fixed charges.
12.2*   Statement of computation of ratio of EBITA to interest expense.
16.1 Letter regarding change in certifying accountant, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 19, 1997, which
        Exhibit is incorporated herein by reference.
21.1*   Subsidiaries of the Registrant.
23.1*   Consent of Ernst & Young LLP.
23.2*   Consent of KPMG Peat Marwick LLP.
23.3 Consent of Haynes and Boone, LLP (contained in legal opinions filed as Exhibits 5.1 and 8.1).
23.4*   Consent of Ryder Scott Company.
23.5*   Consent of H.J. Gruy and Associates, Inc.
23.6*   Consent of Joe C. Neal and Associates.
23.7*   Consent of Harper and Associates.
24.1* The power of attorney of officers and directors of the Company (found on signature page).

24.2* The power of attorney of officers and directors of Queen Sand Resources, Inc., a Nevada corporation (found on signature page).
24.3* The power of attorney of officers and directors of Northland Operating Co. (found on signature page).
24.4* The power of attorney of officers and directors of Corrida Resources, Inc. (found on signature page).
25.1* Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank.
99.1* Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange Offer.

----------

*       Filed herewith.
**      Denotes management contract.


(b)     II Financial Statement Schedule and Auditors' Report on Schedule:

        No schedules filed.


        No other financial statement schedules are filed as part of this Registration Statement since the required information is included in the financial statements, including the notes thereto, or circumstances requiring the inclusion of such schedules are not present.

ITEM 22.  UNDERTAKINGS.

        Each of the undersigned Registrants hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

        Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 13th day of August, 1998.

                                       QUEEN SAND RESOURCES, INC.,
                                         a Delaware corporation


                                       By:  /s/ Bruce I. Benn
                                            ------------------------------------
                                            Name: Bruce I. Benn
                                            Title: Executive Vice President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ronald I. Benn and William W. Lesikar, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-4 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

Signature                               Title                                                             Date
---------                               -----                                                             ----

/s/ Edward J. Munden                    Chairman of the Board, President, Chief Executive                 August 13, 1998
-----------------------------           Officer and Director (principal executive officer)
Edward J. Munden


/s/ Bruce I. Benn                       Executive Vice President, Secretary and Director                  August 13, 1998
-----------------------------
Bruce I. Benn


/s/ Ronald I. Benn                      Chief Financial Officer (principal financial officer              August 13, 1998
-----------------------------             and accounting officer)
Ronald I. Benn


/s/ Robert P. Lindsay                   Chief Operating Officer, Executive Vice President                 August 13, 1998
-----------------------------             and Director
Robert P. Lindsay


/s/ Ted Collins, Jr.                    Director                                                          August 13, 1998
-----------------------------
Ted Collins, Jr.


/s/ Eli Rebich                          Director                                                          August 13, 1998
-----------------------------
Eli Rebich

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 13th day of August, 1998.

                                          QUEEN SAND RESOURCES, INC.,
                                            a Nevada corporation


                                          By: /s/ Bruce I. Benn
                                              ----------------------------------
                                              Name:   Bruce I. Benn
                                              Title:  Vice President


               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ronald I. Benn and William W. Lesikar, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-4 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

Signature                               Title                                                             Date
---------                               -----                                                             ----

/s/ Edward J. Munden                    President and Director (principal executive officer)              August 13, 1998
-----------------------------
Edward J. Munden


/s/ Bruce I. Benn                       Vice President, Secretary and Director                            August 13, 1998
-----------------------------
Bruce I. Benn


/s/ Ronald I. Benn                      Vice President and Treasurer (principal financial                 August 13, 1998
-----------------------------             officer and accounting officer)
Ronald I. Benn


/s/ Robert P. Lindsay                   Vice President                                                    August 13, 1998
-----------------------------
Robert P. Lindsay

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 13th day of August, 1998.

                                         NORTHLAND OPERATING CO.,
                                           a Nevada corporation


                                         By: /s/ Bruce I. Benn
                                             -----------------------------------
                                             Name: Bruce I. Benn
                                             Title: Vice President


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ronald I. Benn and William W. Lesikar, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-4 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.


Signature                               Title                                                             Date
---------                               -----                                                             ----

/s/ Edward J. Munden                    President and Director (principal executive officer)              August 13, 1998
-----------------------------
Edward J. Munden


/s/ Bruce I. Benn                       Vice President, Secretary and Director                            August 13, 1998
-----------------------------
Bruce I. Benn


/s/ Ronald I. Benn                      Vice President and Treasurer (principal financial                 August 13, 1998
-----------------------------             officer and accounting officer)
Ronald I. Benn


/s/ Robert P. Lindsay                   Vice President                                                    August 13, 1998
-----------------------------
Robert P. Lindsay

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 13th day of August, 1998.

                                               CORRIDA RESOURCES, INC.,
                                                 a Nevada corporation


                                          By:  /s/ Robert P. Lindsay
                                               ---------------------------------
                                               Name: Robert P. Lindsay
                                               Title: Vice President


               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ronald I. Benn and William W. Lesikar, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-4 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.


Signature                               Title                                                             Date
---------                               -----                                                             ----

/s/ Edward J. Munden                    President and Director (principal executive officer)              August 13, 1998
---------------------------------
Edward J. Munden


/s/ Bruce I. Benn                       Secretary and Director                                            August 13, 1998
---------------------------------
Bruce I. Benn


/s/ Ronald I. Benn                      Treasurer (principal financial officer and                        August 13, 1998
---------------------------------         accounting officer)
Ronald I. Benn


/s/ Robert P. Lindsay                   Vice President, Director                                          August 13, 1998
---------------------------------
Robert P. Lindsay

                               INDEX TO EXHIBITS


1.1 Purchase Agreement, dated June 30, 1998 by and among Queen Sand Resources, Inc. (the "Company") and certain of its subsidiaries, and Nesbitt Burns Securities Inc., CIBC Oppenheimer Corp. and Societe Generale Securities Corporation, as Placement Agents, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
3.1 Restated Certificate of Incorporation of the Company, filed as an Exhibit to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1998, which Exhibit is incorporated herein by reference.
3.2 Certificate of Designation of Series C Convertible Preferred Stock of the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.
3.3 Amended and Restated Bylaws of the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 27, 1997, which Exhibit is incorporated herein by reference.
4.1 Stockholders' Agreement dated as of May 6, 1997, among the Company, Bruce I. Benn, Edward J. Munden, Ronald I. Benn, Robert P. Lindsay, EIBOC Investments Ltd. and Joint Energy Development Investments Limited Partnership ("JEDI"), filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.
4.2 Indenture, dated July 1, 1998, in regard to 12 1/2% Senior Notes due 2008 by and among the Company and certain of its subsidiaries and Harris Trust and Savings Bank, as Trustee, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
4.3 Form of 12% Notes due July 15, 2001, filed as an Exhibit to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 12, 1996, which Exhibit is incorporated herein by reference.
4.4 Common Stock Purchase Warrant Representing Right to Purchase 100,000 Shares of Common Stock of the Company issued to Forseti Investments Ltd. on May 6, 1997 and assigned to CSM GmbH, filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.
4.5 Common Stock Purchase Warrant Representing Right to Purchase 1,000,000 Shares of Common Stock of the Company issued to Forseti Investments Ltd. on May 6, 1997 and assigned to CSM GmbH, filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.
4.6* Common Stock Purchase Warrant Representing Right to Purchase 28,066 Shares of Common Stock of the Company dated July 22, 1998 issued to JEDI.
4.7* Common Stock Purchase Warrant Representing Right to Purchase 1,697,881 Shares of Common Stock of the Company dated July 22, 1998 issued to JEDI.
4.8 Form of Common Stock Purchase Warrant dated December 24, 1997 and issued to certain institutional investors, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.
4.9 Form of Common Stock Purchase Warrant issued to certain investors effective July 8, 1998, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
4.10* Registration Rights Agreement between the Company and Collins & Ware, Inc., dated August 1, 1997.

4.11* Registration Rights Agreement between the Company and Riata Energy, et. al dated April 9, 1998.
4.12 Registration Rights Agreement among the Company and certain institutional investors named therein, dated December 24, 1997, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.
4.13 Registration Rights Agreement by and between the Company and JEDI dated May 6, 1997, filed as an Exhibit to the Company's Current Report on Form 8-K dated May 6, 1997, which Exhibit is incorporated herein by reference.
4.14 Registration Rights Agreement dated as of December 29, 1997 among the Company, the ECT Agent and JEDI, filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.
4.15 Registration Rights Agreement dated as of July 8, 1998 among the Company and the buyers signatory thereto, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
4.16 Registration Rights Agreement, dated July 8, 1998, by and among the Company and certain of its subsidiaries and Nesbitt Burns Securities Inc., CIBC Oppenheimer Corp. and Societe Generale Securities Corporation, as Placement Agents, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 8, 1998, which Exhibit is incorporated herein by reference.
5.1*    Opinion of Haynes and Boone, LLP, regarding legality of the New Notes issued.
8.1*    Opinion of Haynes and Boone, LLP, as to certain tax matters.
10.1 Purchase and Sale Agreement between Eli Rebich and Southern Exploration Company, a Texas corporation, and Queen Sand Resources, Inc., a Nevada corporation, dated April 10, 1996, filed as an Exhibit to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 12, 1996, which Exhibit is incorporated herein by reference.
10.2 Purchase and Sale Agreement dated June 20, 1997 between Queen Sand Resources, Inc., a Nevada corporation, and Collins & Ware, Inc., filed as an Exhibit to the Company's Current Report on Form 8-K dated August 1, 1997, which Exhibit is incorporated herein by reference.
10.3 Purchase and Sale Agreement dated March 19, 1998 among the Morgan commingled pension funds and Queen Sand Resources, Inc., a Nevada corporation, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 19, 1998, which Exhibit is incorporated herein by reference.
10.4 Securities Purchase Agreement dated as of March 27, 1997 between JEDI and the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 27, 1997, which Exhibit is incorporated herein by reference.
10.5 Securities Purchase Agreement dated as of March 27, 1997 between Forseti Investments Ltd, a Barbados corporation, and the Company, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 27, 1997, which Exhibit is incorporated herein by reference.
10.6 Securities Purchase Agreement among the Company and certain institutional investors named therein, dated December 22, 1997, filed as an Exhibit to the Company's Current Report on Form 8-K dated December 24, 1997, which Exhibit is incorporated herein by reference.
10.7*   Queen Sand Resources 1997 Incentive Equity Plan.**
10.8* Employment Agreement dated December 15, 1997 between the Company and Robert P. Lindsay.**
10.9* Employment Agreement dated December 15, 1997 among the Company, Queen Sand Resources (Canada) Inc. and Bruce I. Benn.**

10.10* Employment Agreement dated December 15, 1997 among the Company, Queen Sand Resources (Canada) Inc. and Ronald Benn.**
10.11* Employment Agreement dated December 15, 1997 among the Company, Queen Sand Resources (Canada) Inc. and Edward J. Munden.**
10.12 Subordinated Revolving Credit Loan Agreement dated as of December 29, 1997, executed by Queen Sand Resources, Inc., certain lenders now or hereafter parties thereto, and Enron Capital & Trade Resources Corp. ("ECT"), as agent ("ECT Agent") for the lenders ("ECT Lenders"), filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.
10.13* First Amendment to Loan Agreement among Queen Sand Resources, Inc. as borrower, ECT Agent, and ECT Lenders, effective as of June 30, 1998.
10.14 Guaranty dated as of December 29, 1997, executed by Queen Sand Resources, Inc., a Delaware corporation, in favor of ECT Agent and the ECT Lenders, filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.
10.15 Guaranty dated as of December 29, 1997, executed by Corrida Resources, Inc., a Nevada corporation, and Northland Operating Co., a Nevada corporation, in favor of ECT Agent and the ECT Lenders, filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 1997, which Exhibit is incorporated herein by reference.
10.16* Subordination Agreement dated as of December 29, 1997, executed by the Agent in favor of the Bank of Montreal as agent for the senior lenders, Queen Sand Resources, Inc. and the Guarantors.
10.17* Amended and Restated Credit Agreement, dated as of April 17, 1998, among the Company, Queen Sand Resources, Inc., a Nevada corporation, the Bank of Montreal and the lenders signatory thereto.
10.18* First Amendment to Amended and Restated Credit Agreement executed effective as of July 1, 1998, among the Company, Queen Sand Resources, Inc., a Nevada corporation, the Bank of Montreal and the lenders signatory thereto.
10.19* Amended and Restated Guaranty Agreement executed by the Company, in favor of the Bank of Montreal, as agent, dated as of April 17, 1998.
10.20* Amended and Restated Guaranty Agreement executed by Northland Operating Co. in favor of the Bank of Montreal, as agent, dated as of April 17, 1998.
10.21* Amended and Restated Guaranty Agreement dated as of August 1, 1997 executed by Corrida Resources, Inc., a Nevada corporation, in favor of the Bank of Montreal.
10.22* Amended and Restated Security Agreement dated as of April 17, 1998 executed by Queen Sand Resources, Inc., a Nevada corporation, in favor of the Bank of Montreal.
10.23*  Form of Qualified Stock Option Agreement.**
12.1*   Statement of computation of ratio of earnings to fixed charges.
12.2*   Statement of computation of ratio of EBITA to interest expense.
16.1 Letter regarding change in certifying accountant, filed as an Exhibit to the Company's Current Report on Form 8-K dated March 19, 1997, which
        Exhibit is incorporated herein by reference.
21.1*   Subsidiaries of the Registrant.
23.1*   Consent of Ernst & Young LLP.
23.2*   Consent of KPMG Peat Marwick LLP.
23.3 Consent of Haynes and Boone, LLP (contained in legal opinions filed as Exhibits 5.1 and 8.1).
23.4*   Consent of Ryder Scott Company.
23.5*   Consent of H.J. Gruy and Associates, Inc.

23.6*   Consent of Joe C. Neal and Associates.
23.7*   Consent of Harper and Associates.
24.1* The power of attorney of officers and directors of the Company (found on signature page).
24.2* The power of attorney of officers and directors of Queen Sand Resources, Inc., a Nevada corporation (found on signature page).
24.3* The power of attorney of officers and directors of Northland Operating Co. (found on signature page).
24.4* The power of attorney of officers and directors of Corrida Resources, Inc. (found on signature page).
25.1* Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank.
99.1* Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange Offer.

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*       Filed herewith.
**      Denotes management contract.